------------------------------------------------------------------------------





                      -------------------------------------
                          SECURITIES PURCHASE AGREEMENT
                      -------------------------------------



    up to (pounds sterling)22.6 Million Aggregate Principal Amount of Senior
                               Subordinated Notes
                              Due December 15, 2008

                                       of

                        TRANSWORLD HOLDINGS (UK) LIMITED


             up to 22,600,000 Warrants to Purchase Ordinary Shares,

                                       and


        up to (pounds sterling)22.6 Million Aggregate Principal Amount of
                            Senior Subordinated Notes
                              Due December 15, 2008

                                       of

                       TRANSWORLD HEALTHCARE (UK) LIMITED





                             Dated December 17, 1999

-----------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS..................................................................................2
        1.1    Definitions........................................................................................2
        1.2    Accounting Terms..................................................................................21

ARTICLE II
SUBSCRIPTION FOR AND ISSUANCE OF THE SECURITIES..................................................................21
        2.1    Issuance of Subordinated Notes, Mirror Notes, Warrants and Special Share..........................21
        2.2    Issuance of and Subscription for Purchasers' Securities...........................................23
        2.3    Issuance of and Subscription for Mirror Note......................................................23
        2.4    Issuance of and Subscription for Special Share....................................................23
        2.5    Closing of Subscription for the Securities and Special Share......................................23
        2.6    Option to Subscribe...............................................................................24
        2.7    No Set-Off; Taxes.................................................................................25
        2.8    Closing Expenses..................................................................................26
        2.9    Purchasers' Representative........................................................................26

ARTICLE III
CONDITIONS TO CLOSING OF THE SECURITIES..........................................................................27
        3.1    Conditions Precedent to Obligations of Purchasers on the Closing Date.............................27
        3.2    Conditions Precedent to Obligations of the Companies Regarding the
               Purchasers' Securities on the Closing Date........................................................31
        3.3    Conditions Precedent to Obligations of TW UK Regarding the Mirror Notes
               on the Closing Date...............................................................................31

ARTICLE IV
WARRANTIES OF TW UK..............................................................................................32
        4.1    Organization and Qualification; Authority.........................................................32
        4.2    Subsidiaries......................................................................................32
        4.3    Licenses..........................................................................................33
        4.4    Organizational and Governmental Authorization; Contravention......................................34
        4.5    Validity and Binding Effect.......................................................................34
        4.6    Capitalization....................................................................................34
        4.7    Litigation; Compliance with Laws; Breaches........................................................35
        4.8    Outstanding Debt..................................................................................35
        4.9    No Material Adverse Change........................................................................35
        4.10   Benefit and Pension Plans.........................................................................35
        4.11   Brokers' Fees.....................................................................................36







        4.12   Disclosure........................................................................................36
        4.13   Environmental Regulation, Etc.....................................................................36
        4.14   Properties and Assets.............................................................................37
        4.15   Insurance.........................................................................................37
        4.16   Employment Practices..............................................................................37
        4.17   Financial Statements..............................................................................39
        4.18   Intellectual Property.............................................................................39
        4.19   Taxes.............................................................................................40
        4.20   Transactions with Affiliates......................................................................41
        4.21   Solvency..........................................................................................41
        4.22   Limitations.......................................................................................41

ARTICLE V
WARRANTIES OF THE PURCHASERS.....................................................................................43
        5.1    Authority.........................................................................................43
        5.2    Organization and Qualification....................................................................43

ARTICLE VI
REDEMPTION OF NOTES..............................................................................................44
        6.1    Optional Redemption of Subordinated Notes by UK Parent............................................44
        6.2    Mandatory Redemption of Mirror Notes..............................................................44
        6.3    Optional Redemption of PIK Notes by UK Parent.....................................................45
        6.4    Mandatory Redemption of PIK Notes.................................................................45
        6.5    Mandatory Redemption of Mirror PIK Notes..........................................................45
        6.6    Redemption Procedures for Subordinated Notes and PIK Notes........................................45
        6.7    Deposit of Subordinated Note and PIK Note Redemption Price........................................46
        6.8    Redemption Securities Payable on Redemption Date..................................................46
        6.9    Payment of Mirror Note and Mirror PIK Note Redemption Price.......................................46

ARTICLE VII
PUT OF NOTES.....................................................................................................47
        7.1    Put of Subordinated Notes and PIK Notes Pursuant to Purchasers' Election..........................47
        7.2    Put Offer Procedures..............................................................................47
        7.3    Mandatory Redemption of Mirror Notes and Mirror  PIK Notes........................................48
        7.4    Obligations of UK Parent and TW UK Upon Purchasers' Put...........................................48
        7.5    Redemption Prohibited.............................................................................48
        7.6    Failure of UK Parent and TW UK to Honor Purchasers' Put...........................................49
        7.7    TW UK Guaranty....................................................................................50

ARTICLE VIII
PUT OF WARRANTS AND WARRANT SHARES...............................................................................51
        8.1    Put of Warrants...................................................................................51
        8.2    Warrant Put Offer Procedures......................................................................52







        8.3    Put of Ordinary Shares; Share Put Offer Procedures................................................53
        8.4    Mandatory Redemption of Mirror Notes..............................................................54
        8.5    Obligations of UK Parent and TW UK Upon Purchasers' Put...........................................55
        8.6    Warrant Put or Share Put Prohibited...............................................................55
        8.7    Failure of UK Parent and TW UK to Honor Purchasers' Warrant Put or
               Share Put.........................................................................................56
        8.8    TW UK Guaranty....................................................................................56
        8.9    Further Action....................................................................................58

ARTICLE IX
COVENANTS........................................................................................................59
        9.1    General Covenants of the Companies................................................................59
        9.2    Covenants of the Companies Applicable to the Purchasers' Securities...............................60

ARTICLE X
PROVISION OF INFORMATION.........................................................................................73
        10.1   Provision of Information.  .......................................................................73
        10.2   Communication of Information......................................................................73

ARTICLE XI
CONDUCT OF THE GROUP AND MANAGEMENT..............................................................................74
        11.1   Conduct of the Group Companies Following Closing.  ...............................................74
        11.2   Management of the Companies.......................................................................75

ARTICLE XII
DRAG ALONG RIGHTS................................................................................................75
        12.1   Drag Along Rights.................................................................................75
        12.2   Notification......................................................................................76
               12.3   Appointment of Agent.......................................................................76

ARTICLE XIII
CO-SALE RIGHTS...................................................................................................76
        13.1   Co-Sale Rights....................................................................................76
        13.2   Sale Notice.......................................................................................77
        13.3   Co-Sale Notice....................................................................................78
        13.4   Procedures........................................................................................79
        13.5   Adjustments.......................................................................................79
        13.6   Registration Rights...............................................................................80
               13.7 Termination..................................................................................80








ARTICLE XIV
PRE-EMPTION......................................................................................................80
        14.2   Notice............................................................................................81
        14.3   Offer.............................................................................................81
        14.4   Additional Offer..................................................................................82

ARTICLE XV
TRANSFERS........................................................................................................83
        15.1   Limitations.  ....................................................................................83
        15.2   Transfer Instrument...............................................................................85
        15.3   Transfers in Violation of this Agreement..........................................................85

ARTICLE XVI
SUCCESSORS.......................................................................................................86
        16.1   Merger or Consolidation...........................................................................86
        16.2   Surviving Person Substituted......................................................................88

ARTICLE XVII
BREACHES AND REMEDIES............................................................................................88
        17.1   Covenant Breaches.................................................................................88
        17.2   Defaults on Insolvency............................................................................90
        17.3   Remedies..........................................................................................90
        17.4   Rights and Remedies of the Purchaser, its Securities and Assigns..................................91
        17.5   Waiver of Breach..................................................................................92
        17.6   Other Remedies....................................................................................92

ARTICLE XVIII
AMENDMENTS.......................................................................................................92
        18.1   Amendments and Supplements Requiring Consent of Purchasers; Other
        Consents.................................................................................................92
        18.2   Revocation and Effect of Consents.................................................................93
        18.3   Notation on or Exchange of Securities.............................................................94
        18.4   Board Approval....................................................................................94

ARTICLE XIX
THE SECURITIES...................................................................................................94
        19.1   Restrictive Legends...............................................................................94

ARTICLE XX
INDEMNIFICATION..................................................................................................95
        20.1   Indemnification; Expenses, Etc....................................................................95








ARTICLE XXI
MISCELLANEOUS....................................................................................................96
        21.1   Survival of Warranties; Severability..............................................................96
        21.2   Notices, Etc......................................................................................97
        21.3   Successors and Assigns............................................................................98
        21.4   Descriptive Headings..............................................................................98
        21.5   Satisfaction Requirement..........................................................................98
        21.6   Governing Law and Jurisdiction....................................................................99
        21.7   Agent for Service of Process......................................................................99
        21.8   Counterparts......................................................................................99
        21.9   No Adverse Interpretation of Other Agreements.....................................................99
        21.10  Merger............................................................................................99
        21.11  Expenses..........................................................................................99
        21.12  Conflict.........................................................................................100
        21.13  Parties in Interest..............................................................................100

                                    EXHIBITS

Exhibit A     --      Form of Joinder Agreement
Exhibit B     --      Form of Warrant Instrument
Exhibit C     --      Form of Subordinated Note
Exhibit D     --      Form of PIK Note
Exhibit E     --      Form of Mirror Note
Exhibit F     --      Form of Mirror PIK Note
Exhibit G     --      Form of Voting Trust Agreement
Exhibit H     --      Form of Registration Rights Agreement
Exhibit I     --      Form of Intercreditor Agreement
Exhibit J     --      Form of Purchaser's Rights Letter
Exhibit K     --      Form of Transworld Rights Letter
Exhibit L     --      Form of Articles of Association of TW UK
Exhibit M     --      Form of Articles of Association of UK Parent
Exhibit N     --      Form of Expenses Sharing Letter Agreement

                        TRANSWORLD HOLDINGS (UK) LIMITED
                       TRANSWORLD HEALTHCARE (UK) LIMITED


        THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated December 17, 1999, is entered into by and among Transworld Holdings (UK) Limited, a company incorporated in England and Wales with registered number 3890177 ("UK Parent"), Transworld Healthcare (UK) Limited, a company incorporated in England and Wales with registered number 3370146 and a wholly-owned subsidiary of UK Parent ("TW UK"), each of the purchasers listed on Schedule 1.2 hereto who executed a signature page hereto and any other purchaser who becomes a party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (each, a "Purchaser," and collectively, the "Purchasers") and Transworld Healthcare, Inc., a New York corporation and sole shareholder of UK Parent ("Transworld"), who is a party to this Agreement solely for the purposes of Articles X, XI, XII, XIII, XIV, XV and XXI and Sections 8.9 and 18.1(c) hereof. For purposes of the definitions, conditions and warranties, and covenants set forth in this Agreement, UK Parent and TW UK, collectively are referred to herein as the "Companies." Unless otherwise defined, capitalized terms used in this Agreement are defined in Article I hereof; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "section," a "subsection" or a "clause" are, unless otherwise specified, to a section, a subsection or a clause of this Agreement.

                               W I T N E S S E T H

        WHEREAS, UK Parent wishes to issue and the Purchasers wish to subscribe for senior subordinated promissory notes in an aggregate principal amount of up to (pounds sterling)22.6 million due December 15, 2008, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Agreement, and each note delivered in substitution or exchange for any such note pursuant to and in accordance with the terms hereof ("Subordinated Notes");

        WHEREAS, TW UK wishes to issue and the Purchasers wish to subscribe for warrants (the "Warrants") representing the right to subscribe for up to 22,600,000 Ordinary Shares of TW UK at the exercise price set forth in, and in accordance with the terms of, and having the rights and being subject to the obligations in, the warrant instrument (the "Warrant Instrument") set forth as Exhibit B hereto;

        WHEREAS, TW UK wishes to issue and UK Parent wishes to subscribe for senior subordinated promissory notes in an aggregate principal amount of up to (pounds sterling)22.6 million due December 15, 2008, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Agreement, and each note delivered in substitution or exchange for any such note pursuant to and in accordance with the terms hereof ("Mirror Notes"); and

        WHEREAS, TW UK wishes to issue and the Purchasers' Representative wishes to subscribe for a Special Share of TW UK.

        NOW, THEREFORE, each of UK Parent and TW UK, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agrees with the Purchasers as follows and vice versa:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

        1.1 Definitions. In addition to any terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

        "Acceleration" has the meaning ascribed thereto in Section 17.3 hereof.

        "Accountants' Report" means the long form report by PricewaterhouseCoopers dated December 17, 1999 in relating to the business and operations of the Group Companies in the form provided to the Purchasers.

        "Accrued Earnout" means, as of any date and with respect to any Earnout, an amount equal to the greater of (a) the product of (1) the Maximum Earnout with respect to such Earnout and (2)(A) the Actual Measure (as defined below) minus the Base Measure (as defined below) divided by (B) the Target Measure (as defined below) minus the Base Measure and (b) zero. "Actual Measure" means, with respect to any Earnout, the amount of the financial performance measure of the acquired business or assets on which such Earnout is based as of the end of TW UK's most recently ended fiscal quarter. "Base Measure" means, with respect to any Earnout, the amount of the financial performance measure of the acquired business or assets on which such Earnout is based on the date of the acquisition in connection with which such Earnout was created. "Target Measure" means, with respect to any Earnout, the minimum amount of the financial performance measure of the acquired business or assets that, if attained, would result in the Maximum Earnout becoming due.

        "Acquired Person" means, with respect to any specified Person, any other Person, or the assets of any other Person, acquired by such specified Person, whether by acquisition, merger, consolidation, other business combination or otherwise.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling (including, but not limited to, each director and executive officer of such Person), controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to control a company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such company whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, in no event shall the initial Purchasers be considered Affiliates of the Companies for purposes of this Agreement.

        "Affiliate Transaction" has the meaning ascribed thereto in Section 9.2(c) hereof.

        "Agreement" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits and schedules hereto.

        "Applicable Laws" means, with respect to any Person, property, transaction or event, all applicable laws (including, without, limitation, Environmental Laws), statutes, legislation, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, licenses, recognitions, grants, confirmations, permissions, determinations, certifications, approvals, authorizations, guidelines, orders and policies of any Governmental Entity having authority over such Person.

        "Approvals" means each and every approval, clearance or consent of, or filing or registration by or with, any Governmental Entity or any third party with whom any of the Group Companies have entered into contractual arrangements or any creditor or shareholder of any of the Group Companies necessary (a) to authorize or permit the execution, delivery or performance by either of the Companies of the Transaction Documents, and (b) for the validity or enforceability of any of such Transaction Documents against either of the Companies.

        "Asset Disposition" means any sale, lease, transfer, conveyance or other disposition (in one or a series of related transactions), including any such disposition by means of a merger, consolidation or similar transaction, of Capital Shares of a Subsidiary (other than directors' qualifying shares), Property or other assets (each referred to for the purposes of this definition as a "disposal") by any Group Company, but excluding the following: (a) a disposition by a Subsidiary of TW UK to TW UK or by TW UK or a Subsidiary of TW UK to a Wholly- Owned Subsidiary of TW UK, as the case may be, (b) a disposition of tangible Property or assets in the ordinary course of business, and (c) a disposition of Property or other assets in the ordinary course of business, in each case so long as not effected in violation of any applicable provisions of this Agreement.

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the average interest rate borne by the Credit Agreements, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Bank Indebtedness" means any and all amounts payable by TW UK under or in respect of the Credit Facility and any Refinancing Indebtedness of TW UK with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any Insolvency Proceedings relating to TW UK whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Banks" means Paribas, as arranger of the Credit Facilities, and Barclays Bank, as agent.

        "Board of Directors" means, with respect to any Person, the Board of Directors or other governing body of such Person or any committee thereof duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors or other governing body of such Person. When used without any reference to a specific Person, the term "Board of Directors" shall be deemed to mean the Board of Directors of TW UK.

        "Board Resolution" means a resolution of the Board of Directors of TW UK which has been (i) duly passed at a meeting duly convened and held with the affirmative vote of not less than a majority of all members of the Board of Directors then serving as such, whether or not all such directors are present and voting at the meeting, or (ii) adopted by written consent in lieu of a meeting of the Board of Directors signed by each of the members of the Board of Directors then serving as such.

        "Breach" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Budget" means the annual operating budget referred to in Section 10.1 hereof.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Shares" of any Person means any and all shares, interests, participations, and/or other equivalents of or in (however designated) shares or equity securities of such Person, including each class of ordinary shares and preferred shares of such Person, and partnership or limited liability company interests, whether general or limited, of such Person, and including any securities convertible into or exercisable or exchangeable for rights to subscribe for, and any options, warrants or other rights to acquire, any such shares or equity securities of such Person, including for the avoidance of doubt, the Warrants. When used without any reference to a specific Person, the term "Capital Shares" shall be deemed to mean the Capital Shares of TW UK.

        "Charter Documents" has the meaning ascribed thereto in Section 4.1 hereof.

        "Closing" has the meaning ascribed thereto in Section 2.5 hereof.

        "Closing Date" has the meaning ascribed thereto in Section 2.5 hereof.

        "Closing Price" means the last sale price or the closing mid-price (whichever shall be the usual method of reporting for the relevant market) reported for the publicly traded Ordinary Shares on the NYSE, the NASDAQ National Market or a Designated Offshore Securities Market, or if the context so requires, any other established securities market including over-the-counter markets.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, and any regulations promulgated thereunder.

        "Companies" means collectively, UK Parent and TW UK considered as a single enterprise, until a successor replaces UK Parent or TW UK and thereafter includes the successor or successors, as the case may be.

        "Consolidated" or "consolidated", when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with Applicable Law and in accordance with accounting principles, standards and practices generally accepted at the relevant date in the United Kingdom consistently applied, after elimination of intercompany items

        "Covenant Breach" has the meaning ascribed thereto in Section 17.1 hereof.

        "Credit Agreements" means the Credit Facility and the Mezzanine
Facility.

        "Credit Facility" means the credit agreement dated as of the date of this Agreement among the Group Companies named therein, the Banks and the other lenders, if any, parties thereto from time to time, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured, or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring, or other modification thereto would be prohibited by Section 9.2(h) of this Agreement unless otherwise agreed by a Majority in Interest of the Purchasers).

        "Designated Indebtedness" means: (a) Bank Indebtedness so long as such Indebtedness was not Incurred in violation of Section 9.2(h) of this Agreement;
(b) Mezzanine Indebtedness so long as such Indebtedness was not Incurred in violation of Section 9.2(h) of this Agreement;

or (c) Refinancing Indebtedness with respect thereto, so long as in each case such Indebtedness was not Incurred in violation of Section 9.2(h) of this Agreement.

        "Designated Offshore Securities Market" means the London Stock Exchange, the New Market of the Frankfurt Stock Exchange or, if approved in writing by a Majority in Interest of the Purchasers, any other recognized investment exchange (as such term is used in the Financial Services Act of 1986).

        "Disclosure Letter" means the letter of today's date from TW UK to the Purchasers.

        "Disposition" means, with respect to any Person, any disposal, merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets in one transaction or a series of related transactions.

        "Disqualified Capital Shares" means, with respect to any Person, any Capital Shares of such Person that, by their terms, by the terms of any agreement related thereto or by the terms of any security into which they are convertible or exchangeable, are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or have, or upon the happening of an event or passage of time would have, a sinking fund or similar payment due, on or prior to the Stated Maturity of the Subordinated Notes (but excluding for this purpose, the Warrants and the Ordinary Shares issued upon exercise of the Warrants.

        "Due Diligence Report" means the legal due diligence report prepared by Ashurst, Morris & Crisp dated December 17, 1999, relating to the business and operations of the Group Companies in the form provided to the Purchasers.

        "Earnout" means, with respect to any acquisition, any arrangement pursuant to which any of the Group Companies is, or may become, obligated to make one or more payments to the seller of an Acquired Person or acquired Property or assets based upon the financial performance of the company, business or assets being acquired by any of the Group Companies.

        "Employee Representative" means any and all appropriate representatives, trade union, association of trade unions, European Works Council, works council, staff association, staff council, shop steward committees or other organization or body of employees.

        "Environment" means soil, surface waters, groundwater, land, sediments, surface or subsurface strata, air or any environmental medium.

        "Environmental Consent" means any statutory, municipal, governmental or other consent (excluding any planning consent), approval, permit, certificate, qualification, specification, authorization, license, order, permission, filing, reporting or notice requirement, exemption, recording or registration, whether in each case, national, supra-national, federal, state, municipal, regional or local (and references to obtaining Consents shall be constructed accordingly and shall include the giving or making of notices, reports or filings).

        "Environmental Law(s)" means and includes any federal, state, local, municipal or foreign statute, law (including, without limitation, common law), ordinance, rule, regulation, code, order, writ, judgment, permit, authorization, approval, consent, concession, grant, franchise, license, agreement, injunction, decree or other government restriction or judicial or agency interpretation, policy or guidance, in each case having the force of law, relating to the Environment, pollution, chemical use, health, occupational health, health protection, safety or natural resources.

        "Event of Default" has the meaning ascribed thereto in Section 17.2 hereof.

        "Exercise Price" means the exercise price of the Warrants, as adjusted from time to time in accordance with the terms of the Warrant Instrument.

        "Expense Sharing Letter Agreement" means the letter, dated as of the date hereof, to be issued by Transworld Healthcare, Inc. to TW UK in the form set forth in Exhibit N.

        "Fair Market Value" or "fair market value" means the per share value of the Ordinary Shares, determined as follows: (i) if the Ordinary Shares are listed on any recognized investment exchange (as such term is defined in the Financial Services Act of 1986) as of the date as of which the Fair Market Value shall be determined (the "Determination Date"), the Fair Market Value per Ordinary Share shall be deemed to be the average of the Closing Prices per Ordinary Share thereon over the 30 calendar-day period ending on the Business Day immediately preceding the Determination Date (provided that if no Closing Prices are reported during such period, the Fair Market Value per Ordinary Share shall be determined pursuant to clause (ii)); (ii) if the Ordinary Shares are not so listed as of the Determination Date: (A) the Board of Directors of TW UK (with neither the Purchasers' Director nor any director who is a Purchaser or an Affiliate of a Purchaser taking any part in, or being given any information relating to, such determination) and a Majority in Interest of the Purchasers shall independently determine the Fair Market Value per Ordinary Share in good faith on the basis of an assumed sale of TW UK as a whole based on the following assumptions: (1) the Ordinary Shares are fully distributed as a single homogeneous class; (2) no difference in value per share derives from any difference in the voting or other rights among the various classes of Ordinary Shares, if any; (3) there is no discount due to lack of marketability, illiquidity, minority interest or the lack of control; and (4) all "in the money" warrants, options, or other rights to subscribe for Capital Shares are exercised as of the Determination Date, and all "in the money" convertible or exchangeable securities are converted or exchanged as of the Determination Date and the full exercise, conversion or exchange price, if any, is received; (B) each of the Board of Directors of TW UK (with neither the Purchasers' Director nor any director who is a

Purchaser or an Affiliate of a Purchaser taking any part in, or being given any information relating to, such determination) and a Majority in Interest of the Purchasers shall deliver to the other simultaneously a sealed report stating their determination of Fair Market Value as of the Determination Date and setting forth a brief statement as to the nature and scope of the examination or investigation upon which the determination was made; (C) in the event that the two reports set forth values which are within 10% of the lower value, the Fair Market Value shall be the average of the two values; (D) in the event that either the Board of Directors or the Purchasers are not prepared or refuse to deliver a report on or before the tenth (10th) day following the Determination Date, or the two reports set forth values which are outside 10% of the lower value, the Board of Directors of TW UK (with the representative of the Purchasers abstaining) and a Majority in Interest of the Purchasers shall promptly choose an Independent Financial Advisor which shall determine Fair Market Value and shall deliver to each party not later than ninety (90) days following the Determination Date a valuation report with respect to such determination. All costs and expenses of such Independent Financial Advisor shall be borne by TW UK.

        "Finance Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property owned by or used by such Person which is required to be classified and accounted for as a finance lease or a liability on the face of a balance sheet of such Person prepared in accordance with Applicable Law and in accordance with accounting principles, standards and practices generally accepted at the date of this Agreement in the United Kingdom consistently applied. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Financial Statements" has the meaning ascribed thereto in Section 4.17 hereof.

        "Flotation" means a successful application being made for any part of the Capital Shares of one of the Companies to be listed on any stock exchange or the grant of permission to deal in any such Capital Shares on any recognized exchange.

        "Former Employee" means any employee who was employed by any of the Group Companies at any time within the period of 12 months preceding the date of this Agreement, but who is not employed by any of the Group Companies as of the date of this Agreement.

        "Governmental Entity" means any governmental or quasi-governmental authority or regulatory authority including, without limitation, the National Health Service, any federal, state, provincial, territorial, county, municipal or other governmental or quasi-governmental agency, board, parliament, legislature, regulatory authority, local health authority, agency, tribunal, commission, branch, bureau, commission, court, arbitrator, department or other law, regulation or rule-making entity or other instrumentality or political unit or subdivision having or purporting to have jurisdiction on behalf of any nation, state, province, municipality, district or any subdivision thereof.

        "Group Assets" means the Consolidated assets of the Group Companies.

        "Group Companies" means UK Parent, TW UK and their respective Subsidiaries.

        "Group Revenues" means the Consolidated revenues (turnover) of the Group Companies.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (a) to purchase or pay (or advance or supply funds, for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial statement, condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

        "Hazardous Materials" means oil, petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, and any other chemicals, materials, substances, or waste of any description whatsoever designated, classified or regulated in any way or in any manner whatsoever as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

        "Hedging Obligations" means, with respect to any Person, any interest rate option agreement, interest rate collar agreement, interest rate swap agreement, interest rate cap agreement, cross currency rate swap agreement, currency swap agreement, interest rate protection agreement or other financial agreement or arrangement designed to protect any of the Group Companies against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to Indebtedness being hedged thereby.

        "holding company" bears the meaning set out in Section 736 of the Companies Act 1985.

        "Incur" or "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee, including by way of merger with, or acquisition of, another Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

        "Indebtedness" means, with respect to any Person on any date of determination, (a) all liabilities, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and whether short-term or long-term, secured or unsecured), (ii) evidenced by bonds, notes, debentures, drafts accepted or other similar instruments or letters of credit (including (A) liabilities representing the deferred or contingent purchase price of, or the balance deferred and unpaid of the purchase price of any Property, except for trade accounts payable in the ordinary course of business, and (B) Earnouts in an amount equal to the Accrued Earnout), (iii) for the payment of money relating to Finance Lease Obligations; (iv) for payment of money relating to all Attributable Debt with respect to Sale/Leaseback Transactions or (v) under the terms of any amendment, renewal, extension or refunding of any liability of the types referred to in the preceding clauses (i), (ii), (iii) or (iv); (b) the maximum fixed repurchase price of all Disqualified Capital Shares of such Person or, if there is no such maximum fixed repurchase price, the liquidation preference of such Disqualified Capital Shares, plus accrued but unpaid dividends; (c) reimbursement obligations of such Person with respect to letters of credit or bankers' acceptances issued for the benefit of such Person; (d) Hedging Obligations, on a net basis, of such Person; (e) all liabilities of others of the kind described in the preceding clauses (a), (b), (c) and (d) that such Person has Guaranteed or that is otherwise such Person's legal liability; and (f) all obligations of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, the amount of Indebtedness of such Person shall be deemed to be the lesser of: (1) the fair market value of such asset at such date of determination, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution and (2) the amount of such Indebtedness of such other Persons. For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Shares that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Shares as if such Disqualified Capital Shares were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Shares (or any equity security for or into which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person.

        "Indemnified Party" or "Indemnified Parties" has the meaning ascribed thereto in Section 20.1(a) hereof.

        "Independent Financial Advisor" means a reputable accounting, appraisal or a nationally recognized investment banking firm that is, in the reasonable judgment of the Board of

Directors of TW UK (evidenced by a certified copy of a Board Resolution of TW UK in this regard), qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to TW UK and its Affiliates.

        "Insolvency Event" means, with respect to any Person, the commencement of proceedings taken with a view to liquidation, bankruptcy, winding-up, administration, administrative receivership, dissolution or any other insolvency proceedings of that Person or analogous proceedings under the laws of any other jurisdiction (other than for purposes of a solvent reorganization).

        "Insolvency Proceedings" means, with respect to any Person, any corporate action or other steps are taken or formal insolvency proceedings are started (whether by way of voluntary arrangement, scheme of arrangement or otherwise, save for any solvent reorganization previously approved in writing by the Purchasers) for the enforcement of a Lien over all or any of such Person's revenues or assets or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues or assets (or any event occurs or proceedings are taken with respect to any such Person which has a similar or equivalent effect to any of the foregoing).

        "Insolvent" shall mean (i) with respect to Transworld, if all the liabilities of Transworld, as of the Closing Date, exceed the fair market value of all the assets of Transworld and (ii) with respect to any of the Group Companies or any other Person unable to pay its debts as they fall due and/or that the value of the relevant Person's assets is less than its liabilities (taking into account contingent and prospective liabilities).

        "Intellectual Property" has the meaning ascribed thereto in Section 4.18 hereof.

        "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Banks and the Purchasers and any other Intercreditor Agreement as contemplated by Section 3.1 thereof.

        "Investment" means any investment by any Person in any other Person, whether by a purchase of assets, in any transaction or series of related transactions, individually or in the aggregate, subscription for Capital Shares, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, and other similar expenses incurred, in each case in the ordinary course of business consistent with past practice) and any Guarantee of Indebtedness of such other Person.

        "Joinder Agreement" means the Joinder Agreement to be executed by the Persons who become Purchasers as a result of subscribing for Subordinated Notes and Warrants during the Option Period, in the form set forth as Exhibit A.

        "License" or "Licenses" has the meaning ascribed thereto in Section 4.3 hereof.

        "Lien" means any mortgage, pledge, lien, encumbrance, option, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or right of preemption, right of first refusal, retention of title or a security interest of any kind, whether or not filed, recorded or otherwise perfected under applicable law; provided that in no event shall an operating lease (as opposed to a Finance Lease Obligation) be deemed to constitute a Lien hereunder.

        "Legal Holiday" means a Saturday, Sunday or a day on which banking institutions in London, England, are not required to be open.

        "Liquidity Event" means (i) a sale, assignment, transfer, lease, conveyance or other disposal of 90% or more of the Capital Shares of either UK Parent or TW UK to a Person who is not a Purchaser or an Affiliate of a Purchaser, including by way of scheme of arrangement or other business combination (whether or not UK Parent or TW UK is the Surviving Person), whether in one transaction or a series of related transactions, (ii) a sale, assignment, transfer, lease, conveyance or disposal of Property or assets of the Group Companies representing in the aggregate 90% or more of the total value of all Group Assets or generating in the aggregate 90% or more of all Group Revenues, whether voluntary or involuntary, in one transaction or a series of related transactions, or (iii) the insolvency, winding-up, liquidation or dissolution of UK Parent or TW UK, other than by reason of action taken by or on behalf of the Purchasers' Representative or the Purchasers as a group.

        "Losses" has the meaning ascribed thereto in Section 20.1(a) hereof.

        "Majority in Interest of the Purchasers" means the holders of greater than 50% of the sum of (i) all Ordinary Shares issuable upon exercise of all Warrants that remain outstanding as of the time of determination and (ii) Ordinary Shares issued as of the time of determination pursuant to the exercise of the Warrants.

        "Material Adverse Effect" means a material adverse effect on the business, Property, operations or condition (financial or otherwise) of the Group Companies taken as a whole.

        "Maximum Earnout" means, with respect to any Earnout, the maximum amount that may (without regard to the likelihood of such an occurrence) become payable under such Earnout.

        "Mezzanine Facility" means the credit agreement dated as of the date of this Agreement among TW UK, the Subsidiaries of TW UK named therein, the lenders named therein, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by Section 9.2(h) of this Agreement unless otherwise agreed by a Majority in Interest of the Purchasers)

        "Mezzanine Indebtedness" means any and all amounts payable by TW UK under or in respect of the Mezzanine Facility, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any Insolvency Proceedings relating to TW UK whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Mezzanine Warrants" means the warrants representing the right to subscribe for Ordinary Shares of TW UK at the exercise price set forth in, and in accordance with the terms of, the warrant instrument to be issued to the lenders in connection with the Mezzanine Facility.

        "Mirror Notes" has the meaning ascribed thereto in the recitals hereof.

        "Mirror PIK Notes" means senior subordinated promissory notes issued by TW UK to UK Parent in lieu of the interest due on the Mirror Notes in the manner provided in the Mirror Notes.

        "Obligations" with respect to any instrument or agreement means any and all principal, interest, penalties, premiums, fees, indemnifications, reimbursements, damages and other charges, obligations and liabilities existing from time to time under such instrument or agreement, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any obligations or liabilities to repay, redeem, repurchase, retire, acquire or defease any Indebtedness under such instrument or agreement, or any obligation to establish a sinking fund for any such purpose.

        "Officer" means, with respect to either of the Companies, the chief executive officer, the president, the chief financial officer, or group managing director of such Company.

        "Officers' Certificate" means a certificate executed on behalf of TW UK by two Officers of TW UK.

        "Ordinary Shares" means (i) the ordinary shares of TW UK, (ii) any other Capital Shares of any class or classes (however designated) of TW UK, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and (iii) any other securities of TW UK into which or for which any of the securities described in (i)-(ii) above may be converted or exchanged pursuant to a plan of recapitalization, consolidation, reorganization, merger, sale of assets or otherwise.

        "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation or operation of the terms of its memorandum and articles of association, on the ability of (a) such Subsidiary to
(i) pay dividends or make other distributions on its Capital Shares or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary or holding company of such Person, (ii) make loans or advances to such Person or any other Subsidiary or holding company of such Person, or
(iii) transfer any of its properties or assets to such Person or any other Subsidiary or holding company of such Person, or (b) such Person or any other Subsidiary or holding company of such Person to receive or retain any such (i) dividends, distributions or payments, (ii) loans or advances, or (iii) transfers of properties or assets.

        "Permitted Liens" shall mean (a) Liens for Taxes, assessments, and similar governmental charges to the extent (1) not delinquent or (2) being contested in good faith by appropriate proceedings and as to which reserves have been set aside on the books of the Companies to the extent required by Applicable Law and in accordance with accounting principles, standards and practices generally accepted in the United Kingdom consistently applied; (b) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other similar voluntary or involuntary (whether statutory or non-statutory) Liens arising in the ordinary course of business;
(c) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment or other social security benefits; (d) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature; (e) zoning restrictions, easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Group Companies as a whole incurred in the ordinary course of business; (f) Liens in respect of purchase money Indebtedness or Finance Lease Obligations Incurred to acquire furniture, fixtures, equipment or other operating assets, provided that such Indebtedness was not Incurred in violation of this Agreement and the principal amount of the Indebtedness secured by such Lien does not exceed the acquisition cost of such assets.

        "Permitted Transfer" has the meaning ascribed thereto in Section 15.1 hereof.

        "Person" means any individual, corporation, limited or general partnership, company, business trust, firm, or other association or business entity created and/or recognized under Applicable Law, or any Governmental Entity.

        "PIK Notes" means senior subordinated promissory notes issued by UK Parent to the Purchasers in lieu of interest due on the Subordinated Notes in the manner provided in the Subordinated Notes.

        "Principal" of a debt security means the principal of the security including the premium, if any, on the security.

        "Property" or "property" means any assets or property of any kind or nature whatsoever, real, personal, or mixed (including fixtures), whether tangible or intangible.

        "Purchase Date" has the meaning ascribed thereto in Section 7.2 hereof.

        "Purchasers" has the meaning ascribed thereto in the introduction hereof.

        "Purchasers' Director" means the person who the Majority in Interest of the Purchaser is entitled to appoint to the Board of Directors of TW UK in accordance with the Voting Trust Agreement.

        "Purchaser's Rights Letter" means the letter, dated as of the date hereof, to be issued by each of UK Parent and TW UK to the Purchasers' Representative in the form set forth in Exhibit J.

        "Purchasers' Representative" means Triumph Partners III, L.P.

        "Purchasers' Securities" has the meaning ascribed thereto in Section 2.2 hereof.

        "Purchasers' Special Counsel" means Goodwin, Procter & Hoar LLP, a partnership including professional corporations, and/or Linklaters, acting as special counsel to the Purchasers in connection with the transactions contemplated hereunder, or such other counsel as a Majority in Interest of the Purchasers shall select and as is reasonably acceptable to TW UK.

        "Qualified Average Price" means the Closing Price per Ordinary Share as reported by the principal securities exchange on which the Ordinary Shares are listed for trading, so long as such exchange is the NYSE, the NASDAQ National Market, or a Designated Offshore Securities Market, for 30 consecutive Trading Days, provided that (i) on each one of such Trading Days the Closing Price is equal to or higher than the minimum price required to achieve the Qualified Public Value and (ii) throughout such 30-day period at least 20% of the Ordinary Shares outstanding are held by Persons who are not Affiliates of Transworld, any Group Company or any Purchaser and are freely transferable in the public trading market.

        "Qualifying Liquidity Event" means a Liquidity Event if the following condition is satisfied (with the applicable condition being the greater of (a) or (b) as at the time of such Liquidity Event): (a) the gross proceeds to be received on account of the Purchasers' Securities with respect to the Liquidity Event exceed 2.5 times the Total Investment or (b) the disposal of the Purchasers' Securities in the Liquidity Event would realize or exceed the Target IRR.

        "Qualified Public Offering" means TW UK's first flotation or underwritten offering to the public of the Ordinary Shares pursuant to an effective application to be listed, application for grant of permission to deal or registration statement, as the case may be, in accordance with Applicable Law and/or the rules of any applicable securities or investment exchange, provided that (i) immediately after such flotation or offering at least 20% of the Ordinary Shares outstanding are held by Persons who are not Affiliates of Transworld, any Group Company or any Purchaser and are freely transferable in the public trading markets (ii) after such flotation or offering the Ordinary Shares are listed for trading on the NYSE, the NASDAQ National Market or a Designated Offshore Securities Market, and (iii) the initial public offering price of the Ordinary Shares offered to the public in such flotation or offering, gross of any selling or underwriting commissions, is such that the product of such price times the aggregate number of Ordinary Shares issued pursuant to or issuable upon exercise of the Warrants is equal to or greater than 2.5 times the Total Investment.

        "Qualified Public Value" means a Qualified Average Price such that the product of such Qualified Average Price times the aggregate number of Ordinary Shares issued pursuant to or issuable upon exercise of the Warrants is equal to or greater than 2.5 times the Total Investment.

        "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Agreement and such Security.

        "Redemption Security" has the meaning ascribed thereto in Section 6.6 hereof.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Group Companies existing on the Closing Date or Incurred in compliance with this Agreement (including Indebtedness of the Group Companies that Refinances Refinancing Indebtedness); provided, however, that: such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accredited value) then outstanding of the Indebtedness, plus accrued and unpaid, interest thereon (if any) being Refinanced.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and between the Purchasers and TW UK.

        "Related Business" means the businesses conducted (or proposed to be conducted) by TW UK and its Subsidiaries as of the date hereof, as disclosed to the Purchasers, and any and all businesses that in good faith judgment of the Board of Directors of TW UK are materially related businesses.

        "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, contaminating, discharging, injecting, escaping, leaching, migrating, depositing, exhausting, disposing, or dumping into the Environment in breach of Environmental Laws.

        "Relevant Employees" means those individuals who are employed by or otherwise work for any of the Group Companies as of the date of this Agreement under a contract of employment.

        "Sale" means any sale, lease, conveyance, exchange, transfer, assignment, pledge, hypothecation or other disposition of any Property.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Group Companies whereby a Group Company transfers such property to a Person and such Group Company leases it from such Person, other than leases between the Companies and a Wholly- Owned Subsidiary or between Wholly-Owned Subsidiaries.

        "Securities" mean, collectively, the Subordinated Notes, the PIK Notes, the Warrants, the Ordinary Shares issuable upon exercise of the Warrants, the Mirror Notes and the Mirror PIK Notes.

        "Special Share" means the special share of TW UK having the rights set out in the articles of association of TW UK to be issued to the Purchasers' Representative at the Closing.

        "Stated Maturity" means, with respect to any Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer, unless such contingency has occurred).

        "Subordinated Note Redemption Price" has the meaning ascribed thereto in
Section 6.1 hereof.

        "Subordinated Notes" has the meaning ascribed thereto in the recitals hereof.

        "Subsidiary" of any Person means any other Person with respect to which either (i) more than 50% of the interests having voting power (a) generally exercisable at a general meeting of shareholders or (b) to elect a majority of the directors or individuals having similar functions of such other Person (irrespective of whether at the time interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency), or (ii) more than 50% of the equity interests of such other Person, is at the time directly or indirectly owned or controlled by such Person, by such Person and/or one or more of its other Subsidiaries and/or any holding company of such Person or of any of its Subsidiaries or by one or more of such Person's other Subsidiaries. When used herein without reference to any Person, Subsidiary means a Subsidiary of TW UK.

        "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

        "Target IRR" means a 35% cash-on-cash internal rate on return to the Purchasers calculated using the following methodology:

          (a) determine the date and amount of the following (i) the Total Investment made by the Purchasers pursuant to this Agreement in Purchasers' Securities plus (ii) all other monies subsequently invested, subscribed or paid in cash by the Purchasers or their successors and assigns in respect of the Purchasers' Securities ("Cash Inflows") plus (iii) all unpaid or unreimbursed amounts due pursuant to Articles IV and XIX of the Purchase Agreement; and

          (b) determine the date and amount of all cash receipts by the Purchasers or their successors and assigns with respect to the Purchasers' Securities, in each case on a gross receipt basis before any deduction or withholding therefrom on account of taxes payable by the Purchasers or their successors and assigns, from the following: (i) cash interest payments on Subordinated Notes or PIK Notes from time to time outstanding (excluding, for the avoidance of doubt, interest paid through the issuance of PIK Notes rather than in cash unless such PIK Notes has been or in connection with a Liquidity Event are to be repaid); plus (ii) repayments of principal of Subordinated Notes or PIK Notes, whether at maturity or by way of redemption or repurchase by TW UK or UK Parent; plus (iii) cash dividends and other cash distributions in respect of Ordinary Shares issued upon exercise of the Warrants; plus (iv) any other dividends or other distributions that are actually paid in cash from the Group Companies with respect to any put of the Securities; plus (v) cash payments on account of repurchases of Warrants or Ordinary Shares issued upon the exercise of the Warrants by TW UK or UK Parent; plus (vi) as applicable either: (A) in the case of a determination of Target IRR in respect of an impending Liquidity Event, the aggregate cash consideration to be received on account of the sale or disposition of Subordinated Notes, PIK Notes, Warrants or Ordinary Shares issuable upon exercise of the Warrants upon completion of such Liquidity Event (assuming that all outstanding Warrants have been exercised in full immediately prior to the date of completion of such Liquidity Event); or (B) in the case of a determination of Target IRR in respect of a Qualified Public Offering, the initial public offering price of the Ordinary Shares offered to the public in such flotation or offering, gross of any selling or underwriting commissions, times the aggregate number of Ordinary Shares issued pursuant to or issuable upon exercise of the Warrants; or (C) in the case of a determination of Target IRR in respect of a calculation of Qualified Public Value, the product of the Qualified Average Price times the aggregate number of Ordinary Shares issued pursuant to or issuable upon exercise of the Warrants ("Cash Outflows").

Then, the Purchasers shall be deemed to have realized the Target IRR when (x) the present value of the Cash Outflows, based on the date of each individual Cash Outflow, equals (y) the present value of the Cash Inflows, based on the date of each individual Cash Inflow, using a discount rate in determining present value equal to 35%. The present value of (a) and (b) above shall each be determined as of December 17, 1999 (the "Calculation Date") and discounting such Cash Inflows and Cash Outflow, as the case may be, on a monthly convention basis (compounded monthly).

        "Tax" and "Taxes" means all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imports, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Entity, including without limitation any ad valorem, property, production, excise, severance, windfall profit and similar taxes and assessments payable with respect to the Properties and based on or measured by the ownership of property or the receipt of proceeds therefrom, together with any fines, interest, penalties or other additions on, to, in lieu, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

        "Tax Legislation" means, collectively, where applicable, the Code and the statutes, laws, rules, regulations, interpretation bulletins and releases, orders and decrees of any Governmental Entity which may impose a Tax.

        "Tax Returns" means all reports, estimates, information statements, forms and returns relating to, or required to be filed in connection with, any Taxes pursuant to or under the provisions of any applicable Tax Legislation and any tax forms required to be filed, whether in connection with a Tax Return or not, pursuant to or under any provisions of any applicable Tax Legislation, and "Tax Return" shall mean any one thereof.

        "Threat of Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release in breach of Environmental Laws.

        "Total Investment" shall mean the sum of (pounds sterling)19.0 million plus the total of any additional amounts paid to UK Parent by those Persons who execute a Joinder Agreement within ten calendar days of the date hereof, but not to exceed (pounds sterling)22,600,000 in the aggregate.

        "Trading Day" means with respect to the Ordinary Shares listed on NYSE, NASDAQ National Market or a Designated Offshore Securities Market, days on which trades may be made on such system and on which a trade occurs.

        "Transaction Documents" means, collectively, this Agreement, the Subordinated Notes, the PIK Notes, the Warrant Instrument, the Warrants, the Mirror Notes, the Mirror PIK Notes, the Registration Rights Agreement, the Voting Trust Agreement, the Intercreditor Agreement, the Transworld Rights Letter, the Purchaser's Rights Letter, the Joinder Agreement, the Expenses Sharing Letter Agreement, the Charter Documents of UK Parent and TW UK and any and all agreements, certificates, instruments and other documents contemplated hereby or thereby or executed and delivered in connection herewith or therewith.

        "Transfer" means any sale, gift, transfer (whether voluntary or otherwise) or other disposition of (including the granting of any security encumbrance over) any security (including, for the avoidance of doubt, any Subordinated Notes or Warrants) or any option, right, beneficial interest, derivative interest or other interest (legal or equitable) therein.

        "Transworld Director" means the person who UK Parent is entitled to appoint to the Board of the Directors of TW UK in accordance with the Voting Trust Agreement.

        "Transworld Rights Letter" means the letter, dated as of the date hereof, to be issued by each of UK Parent and TW UK to Transworld in the form set forth as Exhibit K.

        "Trustee" shall mean Richard Green under the Voting Trust Agreement.

        "Voting Securities" means those securities issued by a corporation, company or other business entity, that carry a right to vote, (i) either under all circumstances or under certain circumstances that have occurred and are continuing, for the election of such corporation's Board of Directors or (ii) generally at the general meeting of the Company or other Person in question. References in this Agreement to voting power of securities and other like expressions shall be construed accordingly.

        "Voting Trust Agreement" means the Voting Trust Agreement, dated as of the date hereof, by and among TW UK, UK Parent, Transworld, the Purchasers' Representative and the Trustee.

        "Voting Trust Certificate" shall have the meaning set forth in the Voting Trust Agreement.

        "Warrant" has the meaning ascribed thereto in the recitals hereof.

        "Warranties" means the warranties set forth in Section 4 hereof.

        "Warrant Instrument" has the meaning ascribed in the recitals hereof.

        "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary, 100% of the equity interests in which (however measured) are owned by such Person or a Wholly-Owned Subsidiary of such Person or such Person and one or more Wholly-Owned Subsidiaries of such Person taken together.

        1.2 Accounting Terms. All accounting terms used and not defined in this Agreement shall be construed in accordance with Applicable Law and in accordance with accounting principles, standards and practices generally accepted at the relevant date in the United Kingdom, consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles, standards and practices.

        1.3 Interest in Shares. References in this Agreement to an interest in Ordinary Shares shall include any interest within the meaning given to such term in Section 208 of the Companies Act 1985 (ignoring for these purposes the provisions of Section 209 thereof).


                                   ARTICLE II
                 SUBSCRIPTION FOR AND ISSUANCE OF THE SECURITIES

        2.1 Issuance of Subordinated Notes, Mirror Notes, Warrants and Special Share.

               (a) UK Parent, by a resolution of its Board of Directors passed on December 17, 1999, has constituted up to (pounds sterling)22.6 million aggregate principal amount of Subordinated Notes of UK Parent, to be issued to the Purchasers, subject to Section 2.6 hereof, pursuant to and in accordance with the terms of the Subordinated Note and this Agreement. Each Subordinated Note will be in the form set forth in Exhibit C hereto and subject to the rights and obligations set forth therein.

               (b) UK Parent, by a resolution of its Board of Directors passed on December 17, 1999, has authorized the issue of such amount of PIK Notes of UK Parent, to be issued to the Purchasers on each Interest Payment Date pursuant to and in accordance with the terms of the Subordinated Notes and this Agreement, as is required for UK Parent to satisfy its maximum liability to make interest payments on the Subordinated Notes whenever the payment of interest in cash on the Subordinated Notes is prohibited under the Intercreditor Agreement. Each PIK Note will be in the form set forth in Exhibit D hereto and subject to the rights and obligations set forth therein and in this Agreement. Each PIK Note shall be designated by reference to the specific quarterly interest payment with respect to which it is issued (for example, PIK Notes issued on the first Interest Payment Date in the year 2000 shall be designated as PIK Notes 2000-1 plus an appropriate certificate number).

               (c) TW UK, by a resolution of its Board of Directors passed on December 17, 1999, has created and authorized the issuance of up to 22,600,000 Warrants of TW UK, each exercisable for the subscription of one (1) Ordinary Share of TW UK (subject to adjustment in accordance with the terms and conditions of the Warrant Instrument), to be subscribed for by the Purchasers, subject to Section 2.6 hereof, pursuant to and in accordance with the terms of this Agreement and the Warrant Instrument. The Warrants will be in the form of the Warrant set forth in Appendix 1 to the Warrant Instrument and subject to the rights and obligations set forth in the Warrant Instrument.

               (d) TW UK, by a resolution of its Board of Directors passed on December 17, 1999, has constituted up to (pounds sterling)22.6 million aggregate principal amount of Mirror Notes of TW UK, to be issued to UK Parent, subject to
Section 2.6 hereof, pursuant to and in accordance with the terms of this Agreement and the Mirror Notes. Each Mirror Note will be in the form set forth in Exhibit E hereto and subject to the rights and obligations set forth therein.

               (e) TW UK, by a resolution of its Board of Directors passed on December 17, 1999, has authorized the issue of such amount of Mirror PIK Notes of TW UK, to be issued to UK Parent on each Interest Payment Date pursuant to and in accordance with the terms of the Mirror Notes and this Agreement, as is required for TW UK to satisfy its maximum liability to make interest payments on the Mirror Notes, and TW UK agrees that it shall issue Mirror PIK Notes whenever PIK Notes are issued to satisfy the amount of interest outstanding on the Mirror Notes at that time. Each Mirror PIK Note will be in the form set forth in Exhibit F hereto and subject to the rights and obligations set forth therein. Each Mirror PIK Note shall bear a matching designation as the PIK Notes as provided in Section 2.1(b) above.

               (f) TW UK, by a resolution of its shareholders and a resolution of its Board of Directors, each passed on December 17, 1999, has created and authorized the allotment and issuance of one (1) Special Share of TW UK, to the Purchasers' Representative. The rights attaching to the Special Share are set forth in the Charter Documents of TW UK.

               (g) Transworld, the Companies and the Purchasers hereby agree that for U.S. income tax purposes, including for purposes of determining original issue discount and the issue price of the Subordinated Notes under each (pounds sterling)1,000 of issue price of the Purchasers' Securities issued to the Purchasers shall be allocated (pounds sterling)990 to each (pounds sterling)1,000 of principal amount of the Subordinated Notes and (pounds sterling)10 to each 1,000 Warrants. In addition, (pounds sterling)1.0 of the investment of the Purchasers' Representative will be allocated to the Special Share. Each of Transworld, UK Parent, TW UK and the Purchasers hereby further agree (i) that the allocation of the issue price pursuant to the preceding sentence shall be binding on Transworld, UK Parent and TW UK for purposes of any determination of the Subordinated Notes under Section 1271-1275 of the Code and the regulations issued thereunder and (ii) to treat for all U.S.

income tax purposes the Subordinated Notes and PIK Notes as debt issued by UK Parent and the Warrants as options issued by TW UK.

        2.2 Issuance of and Subscription for Purchasers' Securities. Upon the terms and subject to the conditions herein, at the Closing, subject to Section
2.6 hereof, (i) UK Parent will issue to the Purchasers and the Purchasers will subscribe for from UK Parent, the Subordinated Notes set forth opposite the name of such Purchaser in Schedule 2.2 or the Joinder Agreement, as the case may be, credited as fully paid and (ii) TW UK will issue to the Purchasers and the Purchasers will subscribe for from TW UK, the Warrants (the Subordinated Notes together with the Warrants are referred to herein as the "Purchasers' Securities") set forth opposite the name of such Purchaser in Schedule 2.2 or the Joinder Agreement, as the case may be, credited as fully paid, for a subscription price equal to (pounds sterling)1 for each (pounds sterling)1 of principal amount of Subordinated Notes and one Warrant subscribed for, payable in cash by wire transfer of immediately available funds.

        2.3 Issuance of and Subscription for Mirror Note. Upon the terms and subject to the conditions herein, at the Closing, immediately after the consummation of the issuance of and subscription for the Purchasers' Securities, TW UK will issue credited as fully paid to UK Parent and UK Parent will subscribe for from TW UK, the Mirror Notes at par payable in cash by wire transfer of immediately available funds.

        2.4 Issuance of and Subscription for Special Share. Upon the terms and subject to the conditions herein, at the Closing, TW UK will allot and issue to the Purchasers' Representative, and the Purchasers' Representative will subscribe for, credited as fully paid the Special Share for (pounds sterling)1.

        2.5 Closing of Subscription for the Securities and Special Share. The subscription for and delivery of the Securities and the Special Share to be subscribed for by the Purchasers, the Purchasers' Representative and UK Parent, as applicable, shall take place at the offices of Ashurst Morris Crisp, 5 Appold Street, London, at a closing (the "Closing") on the date hereof or at such other place or on such other date as the Purchasers' Representative and the Companies may agree upon (such date on which the Closing shall have actually occurred, the "Closing Date"). At the Closing, subject to Section 2.6 hereof, (i) UK Parent and TW UK will deliver or cause to be delivered to the Purchasers certificates in respect of the Purchasers' Securities to be subscribed for by it against payment of the subscription price therefor, (ii) TW UK will deliver or cause to be delivered to UK Parent certificates in respect of the Mirror Notes to be subscribed for by it against payment of the subscription price therefor and
(iii) TW UK shall deliver or cause to be delivered to the Purchasers' Representative a certificate in respect of the Special Share to be subscribed for by it. If at the Closing either of TW UK or UK Parent shall fail to tender to the Purchasers any or all of the Purchasers' Securities to be subscribed for by them as provided in this Article II, TW UK shall fail to tender to the Purchasers' Representative the Special Share, TW UK shall fail to tender to UK Parent the Mirror Notes or any of the conditions specified in Article III for the benefit of the Purchasers or each of UK Parent and TW UK, as the case may be, shall not have been satisfied or waived in writing by the Purchasers' Representative or each of UK Parent and TW UK, as applicable, the Purchasers or each of UK Parent and TW UK, as the case may be, shall, at their or its election, be relieved of all further obligations to the other under this Agreement, without thereby waiving any other rights they or it may have by reason of such failure or such non- fulfillment.

        2.6 Option to Subscribe.

               (a) Each of the Purchasers whose names are set forth in Schedule
2.2 shall subscribe for the Warrants and the Subordinated Notes in accordance with the provisions of this Article 2. Any remaining Warrants and Subordinated Notes shall be open for subscription (the "Option") by an Affiliate of Paribas or any director or employee of any member of the Group Companies or any other Person acceptable to the Board of Directors of TW UK (as evidenced by a Board Resolution), who shall be entitled to subscribe for such Warrants and Subordinated Notes by delivering to Transworld, the Board of Directors of TW UK and the Purchasers' Representative (i) a written notice to that effect on or by Friday, January 7, 2000 (the "Option Period") agreeing to be bound by the provisions of this Agreement as if their names were set out in Schedule 2.2 as a Purchaser and (ii) an executed Joinder Agreement setting forth the number of Warrants and amount of Subordinated Notes subscribed for.

               (b) In the event that any Person subscribes for Warrants and Subordinated Notes as provided in clause (a) above, TW UK shall issue to UK Parent an aggregate principal amount of Mirror Notes of TW UK equal to the total amount of Subordinated Notes subscribed for pursuant to such clause (a).

               (c) The delivery of the Subordinated Notes and Warrants subscribed for pursuant to clause (a) above shall take place at the offices of Ashurst Morris Crisp, 5 Appold Street, London at a closing (the "Option Closing") on the close of business on the last day of the Option Period. At the Option Closing, (i) UK Parent and TW UK will deliver or cause to be delivered to those Persons who elect to subscribe for Subordinated Notes and Warrants pursuant to the Option certificates in respect of the Subordinated Notes and Warrants so subscribed for by them against payment of the subscription price therefor and (ii) TW UK will deliver or cause to be delivered to UK Parent certificates in respect of the Mirror Notes to be subscribed for by it pursuant to clause (b) above against payment of the subscription price therefor. Upon such subscription, such Persons shall be deemed, for all purposes, to be a Purchaser who had subscribed in full for their Warrants and Subordinated Notes at the Closing.

               (d) At the Option Closing, TW UK shall have delivered to the Purchasers a capitalization table that sets forth the number of shares of each of the Group Companies outstanding as of the date of the Option Closing (after giving effect to the transactions contemplated by the Option), and identifies the legal and beneficial owner thereof.

        2.7 No Set-Off; Taxes

               (a) Any and all payments by the Companies under this Agreement, the Subordinated Notes, the PIK Notes, the Warrants, the Mirror Notes, and the Mirror PIK Notes, shall be made in full, without set-off or counterclaim and, except as may be required by Applicable Laws, free and clear of and without withholding or deduction for any present or future Taxes (excluding Taxes imposed on or measured by the net income of the Purchasers by the jurisdictions under the laws of which it is organized or in which it is residing or any political subdivision thereof). If the Companies shall be required by Applicable Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the Subordinated Notes, the PIK Notes, the Warrants, the Mirror Notes or the Mirror PIK Notes, to the Purchasers or UK Parent, as the case may be, (1) to the extent that the same would not have arisen but for a change in any Applicable Law (including, without limitation, an interpretation or classification thereof) after the date of this Agreement, the sum payable shall be increased, as may be necessary, so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.7 and taking into account all Taxes on and arising by reason of the payment of additional sums payable under this
Section 2.7), the Purchasers or UK Parent, as the case may be, receives an amount equal to the sum that it would have received had no such deductions or withholdings been made, (2) the Companies shall make such deductions or withholdings, and (3) the Companies shall pay the full amount deducted or withheld to the relevant taxing or other authority in accordance with Applicable Law.

               (b) In addition, the Companies agree to pay, to the extent that the same would not have arisen but for a change in any Applicable Law (including, without limitation, an interpretation or classification thereof) after the date of this Agreement, any present or future Taxes that arise from any payment made under this Agreement, the Subordinated Notes, the PIK Notes, the Warrants, the Mirror Notes or the Mirror PIK Notes, or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement, the Subordinated Notes, the Warrants, the Mirror Notes, the other Transaction Documents and any other agreements and instruments contemplated hereby or thereby (except for Taxes on the overall net income of the Purchasers).

               (c) The Companies shall indemnify and hold harmless the Purchasers for the full amount of the Taxes referred to in this Section 2.7 paid by the Purchasers and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days after the date the applicable Purchaser makes written demand therefor. Such demand shall be accompanied by the original or a certified copy of a receipt or other reasonably satisfactory document evidencing payment therefor.

               (d) Within 30 days after the date of any payment of Taxes referred to in this Section 2.7, the Companies shall furnish to the Purchasers, at its address referred to in Section

15.2, the original or a certified copy of a receipt or other reasonably satisfactory document evidencing payment thereof.

               (e) Without prejudice to the survival of any Transaction Document or of any other agreement of the Companies under this Agreement, the agreements and obligations of the Companies contained in this Section 2.7 shall survive the payment and satisfaction in full of the Obligations hereunder or under each of the Securities.

               (f) The Companies undertake to cooperate fully with the Purchasers and to provide promptly upon request any documentation required in connection with any claim to any Tax authority by or on behalf of any Purchaser in respect of any Taxes withheld (whether in kind, in currency or otherwise) from any amount payable to such Purchaser in accordance with this Section 2.7.

               (g) If TW UK shall be required by Applicable Law to deduct or withhold any Taxes from or in respect of any sum payable to UK Parent under the Mirror Notes or the Mirror PIK Notes, the sum payable shall be increased, as may be necessary, so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.7(g) and taking into account all Taxes on and arising by reason of the payment of additional sums payable under this Section 2.7(g)), UK Parent receives an amount equal to the sum that it would have received had no such deductions or withholdings been made.

        2.8 Closing Expenses. The Companies agree to pay, prior to or on the Closing Date, to the Purchasers an amount equal to all reasonable documented fees, expenses and disbursements of the Purchasers and the Purchasers' Special Counsel reflected in statements of the Purchasers and such counsel rendered prior to or on the Closing Date; provided, however, that such statements provided prior to or on the Closing Date may be a good faith estimate of such expenses and the Purchasers and their Special Counsel reserve the right to balance such statements within thirty (30) days following the Closing Date.

        2.9 Purchasers' Representative. Each of the Purchasers hereby irrevocably designates Triumph Partners III, L.P. as their representative (the "Purchasers' Representative") and authorize it (i) to take all action necessary in connection with the transactions contemplated hereby and in any of the other Transaction Documents and the rights hereunder, or the settlement of any dispute related thereto and (ii) to give and receive all notices required to be given under this Agreement. All decisions and actions by the Purchasers' Representative shall be binding upon all of the Purchasers, and no Purchaser shall have the right to object, dissent, protest or otherwise contest the same. The Companies shall be able to rely conclusively on the instructions and decisions of the Purchasers' Representative as to any actions required or permitted to be taken by the Purchasers or the Purchasers' Representative hereunder, and no Purchaser shall have any cause of action against the Companies for any action taken by the Companies in reliance upon the instructions or decisions of the Purchasers' Representative.

No Purchaser shall have any cause of action against the Purchasers' Representative for any action taken, decision made or instruction given by the Purchasers' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Purchasers' Representative.

                                   ARTICLE III
                     CONDITIONS TO CLOSING OF THE SECURITIES

        3.1 Conditions Precedent to Obligations of Purchasers on the Closing Date. Each of the Purchasers' obligation to subscribe for and pay for the Purchasers' Securities to be issued to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions, provided that any or all of the following conditions may be waived, in whole or in part, in writing by a Majority in Interest of the Purchasers in its or their sole and absolute discretion:

               (a) Warranties. The warranties of TW UK contained in this Agreement shall be true and correct in all material respects at the time of the Closing, after giving effect to the issuance of the Purchasers' Securities to the Purchasers and the other transactions contemplated to be consummated at the Closing by this Agreement, except that any warranties that relate to a particular date or period shall be true and correct in all respects only as of such date or for such period.

               (b) Performance; No Breach. Each of UK Parent and TW UK shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Transaction Documents required to be performed or complied with prior to or at the Closing.

               (c) Authorization. The Board of Directors and, to the extent required by law (including, without limitation, the approval of the shareholders of TW UK required under Sections 164 and 165 of the Companies Act 1985 to the Purchasers' Put to TW UK of the Ordinary Shares issuable upon exercise of the Warrants as provided for in this Agreement) or the terms of each of the Companies' governing documents, the shareholders of each of the Companies shall have duly adopted resolutions in form reasonably satisfactory to the Purchasers authorizing, and shall have taken all action necessary for the purpose of, consummating the transactions contemplated hereby and in the other Transaction Documents in accordance with the terms hereof and thereof, respectively.

               (d) Compliance Certificate. Each of UK Parent and TW UK shall have delivered to the Purchasers an Officers' Certificate, dated the Closing Date, certifying on behalf of each of UK Parent and TW UK that the conditions specified in Sections 3.1(a), (b) and (c) hereof have been fulfilled together with any such other certificates, instruments and other documents as the Purchasers may reasonably require.

               (e) Compliance With Applicable Laws. The issuance of the Purchasers' Securities under this Agreement and the terms of the Purchasers' Securities shall have complied with all Applicable Laws, including, without limitation, compliance with the financial assistance procedures set out in Chapter VI of the Companies Act 1985 of the guarantees by TW UK of the puts of the Purchasers' Securities as set forth in Article VII and VIII of this Agreement and the payment by TW UK of outstanding interest on the Subordinated Notes upon an exercise of the Warrants in accordance with Section 6.1 hereof and the Purchasers shall have received evidence, if, requested in writing, of such compliance in form and substance reasonably satisfactory to the Purchasers.

               (f) Proceedings and Documents. All corporate, organizational and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, the other Transaction Documents, and all of the other documents and instruments incident hereto and thereto, shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as the Purchasers may reasonably request.

               (g) Delivery of Certain Documents. UK Parent and TW UK (as relevant) shall have executed and delivered to the Purchasers the Subordinated Notes and the Warrant Certificates against payment thereof at the Closing. TW UK shall have executed and delivered to UK Parent the Mirror Notes against payment thereof at the Closing.

               (h) Completion of Other Transactions. Simultaneously with or prior to the issuance to the Purchasers of the Purchasers' Securities to be subscribed for by the Purchasers at the Closing:

                      (1) each of UK Parent, TW UK, Transworld and the Trustee shall have duly entered into and delivered the Voting Trust Agreement substantially in the form of Exhibit G hereto, UK Parent and Transworld shall have duly transferred all of their shares in TW UK and UK Parent, respectively, to the Trustee in accordance with Section 1 of the Voting Trust Agreement and the Trustee shall have been entered in the register of members of each of UK Parent and TW UK as the legal owner of the shares so transferred;

                      (2) each of TW UK and the Purchasers shall have duly entered into and delivered the Registration Rights Agreement substantially in the form of Exhibit H hereto;

                      (3) each of UK Parent, TW UK, the Purchasers, and the Banks shall have duly entered into and delivered the Intercreditor Agreement substantially in the form of Exhibit I hereto;

                      (4) TW UK shall have issued and delivered the Special Share to the Purchasers' Representative against payment thereof and shall have entered the Purchasers' Representative in the register of members of TW UK as the legal owner of the Special Share;

                      (5) each of UK Parent, TW UK and the Purchasers' Representative shall have duly entered into and delivered the Purchaser's Rights Letter in the form of Exhibit J attached hereto;

                      (6) each of the UK Parent, TW UK and the Transworld shall have duly entered into and delivered the Transworld Rights Letter in the form of Exhibit K attached hereto; and

                      (7) each of Transworld and TW UK shall have duly entered into and delivered the Expenses Sharing Letter Agreement in the form of Exhibit N attached hereto.

               (i) Fairness Opinion. Transworld shall have received, on or before the Closing Date, an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc., an Independent Financial Advisor, that the consideration to be received by the Companies pursuant to the terms of this Agreement and the Credit Agreements is fair to the shareholders of Transworld from a financial point of view, which opinion has been addressed to the Purchasers, among others.

               (j) Related Matters. As of the Closing, new Articles of Association of TW UK shall have been adopted in substantially the form of Exhibit L and the Articles of Association of UK Parent shall have been adopted in substantially the form of Exhibit M.

               (k) Governmental and Third Party Permits, Consents, Etc. The Companies shall have duly applied for and obtained all Approvals from each Governmental Entity, or pursuant to any agreement to which the Companies are a party or to which they or any of their assets is subject, which are required in connection with this Agreement, the other Transaction Documents or any other agreements and documents contemplated thereby and in connection therewith and any other necessary consents; and such Approvals shall remain in effect upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents and no law or regulation shall be applicable which, in the judgment of the Purchasers, restrains, prevents, or imposes adverse conditions upon, such contemplated transactions.

               (l) Secretary's Certificate. The Purchasers shall have received a certificate, dated the Closing Date, of the Secretary of each of UK Parent and TW UK, on behalf of UK Parent and TW UK, respectively, (i) certifying as true, complete and correct its Charter Documents and resolutions relating to the transactions contemplated hereby attached thereto,

(ii) as to the absence of proceedings or other action in relation to Insolvency Proceedings relating to UK Parent or TW UK, as the case may be, (iii) as to the incumbency and specimen signatures of officers who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby, (iv) as to the effect that certain agreements, instruments and other documents are in the form approved in the resolutions referred to in clause (i) above, and (v) covering such other matters, and with such other attachments thereto, as the Purchasers' Special Counsel may reasonably request at least one (1) Business Day before the Closing Date, which certificates and attachments thereto shall be reasonably satisfactory in form and substance to the Purchasers.

               (m) Payment of Out-of Pocket Expenses and Arrangement Fee. TW UK shall have paid contemporaneously with the Closing, the fees and expenses actually incurred by the Purchasers in connection with the transactions and other matters contemplated by this Agreement and the other Transaction Documents (including without limitation the fees, expenses and disbursements of Purchasers' Special Counsel, accountants and other advisors and professional consultants) and shall have paid the arrangement fee ("Arrangement Fee") to Triumph Corporate Finance Group, Inc. in the amount of (pounds sterling)555,000, which is equal to 1% of the maximum total amount available for borrowings under the Credit Agreements.

               (n) Credit Agreements. TW UK shall have entered into the Credit Agreements, all on terms reasonably satisfactory to the Purchasers.

               (o) Solvency Certificate. The Purchasers shall have received certificates, dated as of the Closing Date, of the Chief Financial Officer of each of Transworld, UK Parent and TW UK certifying that each of Transworld, UK Parent and TW UK, respectively, is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, Insolvent.

               (p) Use of Proceeds. UK Parent shall use all of the proceeds from issuance of the Purchasers' Securities to subscribe for the Mirror Notes from TW UK. TW UK shall use the proceeds from the issuance of the Mirror Notes as provided in the funds flow statement described in the Intercreditor Agreement.

               (q) Capitalization Table. TW UK shall have delivered to the Purchasers a capitalization table that sets forth the number of shares of each of the Group Companies outstanding as of the date hereof (after giving effect to the transactions contemplated hereby) and identifies the legal and beneficial owner thereof.

        3.2 Conditions Precedent to Obligations of the Companies Regarding the Purchasers' Securities on the Closing Date. The Companies' obligation to issue to the Purchasers the Purchasers' Securities at the Closing is subject to the fulfillment to their satisfaction, prior to or at the Closing, of the following conditions, provided that any or all of the following conditions may be waived, in whole or in part, in writing by the Companies in their sole and absolute discretion:

               (a) Warranties. The warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects at the time of the Closing, after giving effect to the issuance of the Purchasers' Securities to the Purchasers and the other transactions contemplated to be consummated at the Closing by this Agreement, except that any warranties that relate to a particular date or period shall be true and correct in all respects only as of such date or for such period.

               (b) Performance; No Breach. The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Transaction Documents required to be performed or complied with prior to or at the Closing.

               (c) Authorization. The Purchasers shall deliver to the Companies evidence satisfactory to the Companies that the Purchasers duly authorized, and took all action necessary for the purpose of, consummating the transactions contemplated hereby and in the other Transaction Documents in accordance with the terms hereof and thereof, respectively.

               (d) Compliance Certificate. The Purchasers shall have delivered to the Companies a General Partner's Certificate, dated the date of the Closing, certifying on behalf of the Purchasers that the conditions specified in Sections 3.2(a), (b) and (c) hereof have been fulfilled together with any such other certificates, instruments and other documents as the Companies may reasonably require.

               (e) Related Matters. At the Closing, the Purchasers shall procure that UK Parent and TW UK shall have received payment in full for the Purchasers' Securities to be issued to the Purchasers pursuant to this Agreement.

               (f) Governmental and Third Party Permits, Consents, Etc. The Purchasers shall have duly applied for and obtained all Approvals from each Governmental Entity, or pursuant to any agreement to which the Purchasers is a party or to which its assets are subject, which may be required in connection with this Agreement, the other Transaction Documents or any other agreements and documents contemplated thereby and in connection therewith.

        3.3 Conditions Precedent to Obligations of TW UK Regarding the Mirror Notes on the Closing Date. TW UK's obligation to issue to UK Parent the Mirror Notes at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions, provided that any or all of the following conditions may be waived, in whole or in part, in writing by TW UK in its sole and absolute discretion:

               (a) Consummation of the Purchase and Sale of the Purchasers' Securities. The Companies shall have issued and the Purchasers shall have subscribed for the Purchasers' Securities as provided for in this Agreement at the Closing.

               (b) Related Matters. Contemporaneously with the Closing, TW UK shall have received payment in full for the Mirror Notes to be issued to UK Parent pursuant to this Agreement.


                                   ARTICLE IV
                               WARRANTIES OF TW UK

        As a material inducement for the Purchasers to enter into this Agreement and subscribe for the Purchasers' Securities, TW UK hereby warrants to the Purchasers that the statements contained in this Article IV are correct and complete as of the date of this Agreement. In this Article IV, where any statement is qualified by the awareness or knowledge of TW UK or other similar expression, TW UK shall be deemed to have the knowledge it would have had if it had made reasonable inquiries to ascertain whether the Warranties in question were correct in all material respects and not misleading in any material respect, including reasonable inquiry of the Officers of and such management personnel of each of the Group Companies as they deemed appropriate.

        4.1 Organization and Qualification; Authority. Each of the Group Companies is a limited liability company duly incorporated and validly existing under the laws of England and Wales, has the legal right, full power and authority to own and lease its properties and carry on its business as presently conducted, is duly qualified, registered or licensed to do business in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify would not have a Material Adverse Effect. TW UK has heretofore delivered to the Purchasers complete and correct copies of the Memorandum and Articles of Association and any other applicable constitutional documents of the Companies, each as amended to date and as presently in effect (collectively, with respect to particular Company, the "Charter Documents").

        4.2 Subsidiaries. UK Parent has no Subsidiaries other than TW UK. Except as referred to in the Disclosure Letter, TW UK has no Subsidiaries.

        4.3 Licenses.

               (a) Each of the Group Companies has such licenses, franchises, authorizations, permits, consents, registrations, certificates, approvals, orders, authorities, exemptions and other rights and privileges as are necessary to permit it to own its properties and to conduct its business and operations as presently conducted (individually, a "License" and collectively,

"Licenses"), except where the failure to have such Licenses would not have a Material Adverse Effect. To the knowledge of TW UK, each License was duly and validly issued by the issuer thereof pursuant to procedures which complied in all material respects with the requirements of Applicable Law. Each License is valid and current and each of the Group Companies is, and has been, in compliance with the terms thereof, with no known conflict with the valid rights of others, except where non-compliance or the existence of such conflict would not have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation, suspension, material modification or termination of any License, except where such event would not have a Material Adverse Effect. There is no investigation, inquiry or proceeding which has been notified to any of the Group Companies or, to the knowledge of TW UK, threatened which is likely to result in the suspension, cancellation, material modification, or revocation of any such License. To the extent necessary, each of the Group Companies has filed all applications for renewal or extension of the Licenses and any required renewal or extensions have been granted, except where such non-renewals or non-extensions would not have a Material Adverse Effect. TW UK does not know of any fact that is likely to result in the revocation, material modification, non-renewal, cancellation or suspension of any of the Licenses which would have a Material Adverse Effect.

               (b) The statements set forth in Schedule 4.3(b) with respect to the Licenses and regulatory consents required by each of the Group Companies (the "Regulatory Information") are true, correct and complete in all material respects and not misleading in any material respect, and no fact or matter with respect to the Group Companies has been omitted from the Regulatory Information which renders the statements set forth in Schedule 4.3(b) untrue, inaccurate or misleading in any material respect.

               (c) To the knowledge of TW UK, each of the Relevant Employees and Contractors has obtained all licenses, authorizations, permits, consents, registrations, certificates, approvals, exemptions and other rights and privileges necessary to permit him or her to perform his or her duties as presently performed (individually, a "Personal License" and collectively, "Personal Licenses"), except where the failure to have such Personal License would not have a Material Adverse Effect. To TW UK's knowledge, each Personal License is valid and current and each of such Persons is in compliance in all material respects with the terms thereof, with no known conflict with the valid rights of others, except where non-compliance or the existence of such conflict would not have a Material Adverse Effect. To TW UK's knowledge, no event has occurred which is likely to result in the denial of an application or renewal, or the revocation, material modification, non-renewal or suspension of any of the Personal Licenses.

        4.4 Organizational and Governmental Authorization; Contravention. The execution, delivery and performance by each of the Companies of the Transaction Documents and their obligations thereunder and all other instruments or agreements to be executed at the Closing in connection therewith, the issuance to the Purchasers of the Purchasers' Securities (including the PIK Notes), the issuance to the Purchasers' Representative of the Special Share and the issuance to UK Parent of the Mirror Notes and the Mirror PIK Notes pursuant to this Agreement, the authorization, issuance and delivery by TW UK of the Ordinary Shares issuable upon the exercise of the Warrants and the performance by each of the Companies with respect to the redemption and put of the Subordinated Notes, the PIK Notes, the Mirror Notes, the Mirror PIK Notes, the Ordinary Shares and the Warrants in accordance with the terms thereof and of this Agreement are (i) within each of the Companies' legal right and corporate power, having been duly authorized by all necessary corporate action (including, without limitation, obtaining shareholder approval) on the part of each of the Companies and if required their respective Subsidiaries; (ii) do not require any License, authorization, approval, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration or registration with, any court, Governmental Entity, agency or official or other Person (except such as have been obtained); (iii) do not contravene or constitute a default under or violation of (a) any provision of Applicable Law or regulation of any Governmental Entity, (b) the respective Charter Documents of the Group Companies, (c) any agreement (or require the consent of any Person under any agreement that has not been obtained) to which any of the Group Companies is a party, or (d) any judgment, injunction, order, decree or other instrument binding upon any of the Group Companies or any of their respective properties or assets; (iv) and do not and will not result in the creation or imposition of any Lien on any asset of the Group Companies, other than Permitted Liens and the Liens contemplated by the Credit Agreements.

        4.5 Validity and Binding Effect. Each of the Transaction Documents has been duly executed and delivered by each of the Companies and is a valid and binding agreement of each of the Companies, enforceable against each of the Companies in accordance with its respective terms.

        4.6 Capitalization. Except as set forth in the Disclosure Letter or as expressly provided for herein, no shares of or other equity interests in each of the Group Companies are allotted, issued or outstanding, and currently there are no outstanding conversion rights, subscriptions, contracts, options, rights, warrants, convertible or exchangeable securities, or other rights of pre-emption, obligations or commitments of any kind whatsoever to allot, issue, sell or otherwise dispose of, or over, any shares of or other equity interests in any of the Group Companies. None of the Group Companies is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its shares except as expressly provided for herein. Except as contemplated by the Voting Trust Agreement, there are no voting trusts or other agreements or understandings to which any of the Group Companies is a party with respect to the voting of its respective shares and there are no Liens on or over the shares of the Group Companies or any arrangements or obligations to create any Liens other than Permitted Liens or the Liens contemplated by the Credit Agreements.

        4.7 Litigation; Compliance with Laws; Breaches. There is no action, suit, proceeding, investigation, inquiry, under decree, decision or judgment, which has been notified to any of the Group Companies or, to the knowledge of TW UK, threatened against or affecting any of the Group Companies, before or by any court or arbitrator or any Governmental Entity which (individually or in the aggregate) (i) has impaired or could reasonably be expected to impair the ability of the Companies to perform fully on a timely basis any obligation which the Companies have or will have under any Transaction Document to which the Companies are a party, or
(ii) otherwise has or could reasonably be expected to have a Material Adverse Effect. None of the Group Companies is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would or is likely to constitute such a default under), any term of its respective Charter Documents, or of any term of any agreement, instrument, judgment, decree, order, statute, exemption, injunction, Applicable Laws, Environmental Law or other governmental regulation, rule or ordinance applicable to the Group Companies or to which the Group Companies are bound, or to any Properties of the Group Companies, except where such violation or default would not have a Material Adverse Effect.

        4.8 Outstanding Debt. Except as set forth in the Disclosure Letter or as contemplated by the Credit Agreements or this Agreement, as of the Closing Date, the Group Companies do not have outstanding any Indebtedness.

        4.9 No Material Adverse Change. Since September 30, 1999, there has been no material adverse change in the condition (financial or other), assets, business, prospects, or results of operations of the Group Companies.

        4.10 Benefit and Pension Plans. The Amcare Limited Group Personal Pension Plan and the personal pension arrangements for Stephen Gullick, Charles Kernahan, Roland Ellmer, Peter Nuttall, Charles Murphy, Michael Stothard and David Johnson (collectively, the "Benefit Schemes") are the only schemes to which any of the Group Companies make, or could become liable to make, payments for providing retirement, death, disability or life assurance benefits. The Amcare Limited Group Personal Pension Plan is an approved personal pension scheme within the meaning of Chapter IV of Part XIV of the Income and Corporation Taxes Act 1988. The Amcare Limited Group Personal Pension Plan is an appropriate pension scheme for contracting-out purposes. None of the Group Companies have ever undertaken, and there is no obligation under the Benefit Schemes, to provide a minimum level of benefits or any defined level of benefits in respect of any Person. All amounts due to the Benefit Schemes have been paid. To the knowledge of TW UK, all taxes and expenses relating to the Benefit Schemes and payable by the Group Companies have been paid. To the knowledge of TW UK, there is no dispute about the benefits payable to Relevant Employees or Former Employees of the Group Companies under the Benefit Schemes, no claim by or against the Benefit Scheme's administrators or the Group Companies has been made.

        4.11 Brokers' Fees. Except for the Arrangement Fee, as described in
Section 3.1(o), none of the Group Companies has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fees in connection with any Transaction Document or the transactions contemplated therein.

        4.12 Disclosure.

               (a) There is no material fact specific to TW UK (as opposed to the industry in which the Group Companies operate), in general, not in the Accountant's Report or the Due Diligence Report and known to TW UK which the Group Companies which has or, insofar as TW UK can reasonably foresee, will have a Material Adverse Effect. Without limiting the foregoing, TW UK does not have any knowledge or belief that there exists or there is pending or planned statute, rule, law, regulation, standard or code which could have a Material Adverse Effect. TW UK does not have any reason to believe that the Franchise Agreement between Amcare Limited and RMS Homecare Limited previously in place will not be renewed on terms substantially similar to those previously in existence.

               (b) The books of account, ledger, order books, records, lists and documents of the Group Companies have been kept in accordance with Applicable Law and fairly reflect the financial position of the Group Companies.

               (c) Each of the Accountants' Report and Due Diligence Report has been prepared after due and careful consideration. TW UK (i) is not aware of any material inaccuracy or misstatement as to factual matters relating to the business or operations of the Group Companies set forth in either the Accountant's Report or the Due Diligence Report, (ii) is not aware of any facts or matters not stated in either of the Accountant's Report or the Due Diligence Report, the omission of which make any statements contained therein misleading or inaccurate in any material respect, and (iii) has made full disclosure of all material facts known to it (having made all reasonable inquiries) to all of the Persons responsible for preparing either of the Accountant's Report or the Due Diligence Report in relation to the Group Companies.

        4.13 Environmental Regulation, Etc. Each of the Group Companies (i) has conducted its business and operated its Properties in compliance with Environmental Law, except where non-compliance would not have a Material Adverse Effect; (ii) has not entered into or been subject to any judgment, voluntary remediation agreement, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter; (iii) has not received any notice, demand letter, administrative inquiry, complaint or claim from any Person with respect to the enforcement of any Environmental Law; (iv) has not been subject to or threatened with inspection by any Governmental Entity with respect to any environmental or health and safety matter which would have a Material Adverse Effect; and (v) has no reason to believe that any of the items enumerated in clauses (i) - (iv) of this Section 4.13 will be forthcoming. None of the Group Companies has any knowledge of any Release or Threat of

Release of a Hazardous Material at, on, in or under any Property presently or formerly owned, operated, leased, or used by any of the Group Companies or neighboring or other property. None of the Group Companies has ever had Hazardous Materials transported from any Property presently or formerly owned, operated, leased, or used by the Group Companies for treatment, storage, or disposal at any other place, except in accordance with applicable Environmental Laws.

        4.14 Properties and Assets. The Group Companies own, lease or otherwise have the right to use all Property and assets, whether tangible or intangible, used by them in the conduct of the business of the Group Companies which are material in and for the conduct of such business. There are no outstanding actions, disputes, claims or demands between any of the Group Companies and any other party affecting any such Property or assets. All of the leases under which the Group Companies hold any material Property or assets, real or personal, are valid, subsisting and enforceable, and no default by the Group Companies exists under any of the provisions thereof, except where such default would not have a Material Adverse Effect. No compulsory purchase, appropriation or similar proceeding has been notified to any of the Group Companies or, to the knowledge of TW UK threatened against any of the Group Companies. The Group Companies' Property and assets as a whole are adequate for the conduct of their business.

        4.15 Insurance. There is no claim by any of the Group Companies existing under any insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors under which the Group Companies may derive any material benefit as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or their agents, except for individual claims not in excess of (pounds sterling)25,000, which in the aggregate do not exceed (pounds sterling)150,000. All premiums due and payable under all such policies have been paid, and the Group Companies are not aware they are not otherwise in full compliance with the terms and conditions of all such policies. To the knowledge of TW UK, such policies of insurance are of the type and in amounts customarily carried by Persons conducting business similar to that presently conducted by the Group Companies. To the knowledge of TW UK, such policies of insurance are in full force and effect and none of the Group Companies know of any threatened termination of any such policies.

        4.16 Employment Practices.

               (a) No Relevant Employee is the subject of any disciplinary proceedings and no Relevant Employee has raised or threatened to raise a grievance under any grievance procedure which has not been resolved in accordance with any relevant grievance procedure other than each case in the ordinary course consistent with past experience. The Group Companies have maintained current, adequate and suitable records regarding the service of each Relevant Employee.

               (b) There is not outstanding any threats of claims in connection with the employment of any Relevant Employee or Former Employee or engagement of any Contractor or former Contractor or the breach or termination of any contract of employment with any Relevant Employee or any Former Employee or the breach or termination of any contract with any Contractor or former Contractor, including, without limitation, liability for redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for reinstatement or re-engagement or for sex, race or disability discrimination or equal pay under any Applicable Laws which would have a Material Adverse Effect. None of the Group Companies has been (and has been withing the period of 12 months preceding the date of this Agreement) involved in any dispute or negotiation regarding the dismissal, suspension or discipline of any Relevant Employee or Former Employee and there are no fact known, or which would on reasonable inquiry be known, which would indicate that there may be any such dispute which would have a Material Adverse Effect. The Group Companies have, with respect to each Relevant Employee, Former Employee, Contractor or former Contractor, complied in all material respects with the following: (i) all obligations imposed upon them by all Applicable Laws, regulations, bye-laws and codes of conduct and practice relevant to the relations between them and any such Relevant Employee, Former Employee, Contractor or former Contractor or any trade union or other Employee Representative; and (ii) all orders, declarations and awards made under any Applicable Laws, regulations, bye-laws or code of conduct or practice affecting the conditions of service of any Relevant Employee or Former Employee.

               (c) There is no investigation or inquiry, which has been notified to any of the Group Companies, or to the knowledge of TW UK threatened by the Health and Safety Executive, the Commission for Racial Equality, the Equal Opportunities Commission or other Governmental Entity or regulatory body, the outcome of which may have a Material Adverse Effect.

               (d) None of the Group Companies have entered into any security of employment, union membership, recognition or other collective agreement (whether legally binding or not) with any Employee Representative or done any act which might be construed as recognition of any Employee Representative for any purpose.

               (e) There is no claim by or on behalf of any Relevant Employee or Former Employee which has been notified to any of the Group Companies, or to the knowledge of TW UK threatened, with respect to any accident, injury or disease.

        4.17 Financial Statements.

               (a) TW UK has delivered to the Purchasers (i) balance sheets of TW UK for the fiscal year ended on September 30, 1998 and statements of profit and loss and cash flows for such year then ended, with appropriate footnotes, reported on by PricewaterhouseCoopers, TW UK's auditors, and (ii) balance sheets of TW UK for the fiscal year ended on September

30, 1999 and statements of profit and loss and cash flows for such year then ended, each certified by TW UK's Chief Financial Officer (collectively with the financial statements referred to in the foregoing clause (a), the "Financial Statements"). The Financial Statements have been prepared in accordance with Applicable Law and in accordance with accounting principles, standards and practices generally accepted at the relevant date in the United Kingdom, applied consistently during the periods covered thereby, present a true and fair view of the assets, liabilities and state of affairs of TW UK and its Subsidiaries at the dates of said statements and of the profits and losses for the periods covered therein and the results of their operations and their cash flows for the periods covered thereby and disclose all liabilities (contingent or otherwise) and all unrealized or anticipated losses of TW UK and its Subsidiaries to the extent required by the accounting principles, standards, and practices referred to above.

               (b) Since September 30, 1999 no material liabilities or claims relating to the Group Companies of any nature, whether accrued, absolute, contingent or otherwise, asserted or, to TW UK's knowledge, unasserted, which in accordance with accounting principles, standards and practices generally accepted at the relevant date in the United Kingdom, applied consistently, and Applicable Law would have to be stated or adequately reserved against in the appropriate Financial Statements (had such Financial Statements been prepared at the date of this Agreement) have arisen other than liabilities or claims incurred in the ordinary course of the Group Companies' operations. Nothing has come to the attention of the Group Companies since the date of the Financial Statements which would indicate that the Financial Statements did not present a true and fair view of the financial position of the Group Companies as of the respective dates thereof.

        4.18 Intellectual Property. Except as described in the Disclosure Letter, the Group Companies have ownership of, or license to use, all material patents, registered and unregistered decision rights, copyright, database rights, trade secrets, trademarks, service marks, trade names, logos, get-up or other proprietary rights, including, without limitation, Know-how (as defined below), necessary for the operation of the business of the Group Companies and in any jurisdiction in which the Group Companies conduct business (collectively, "Intellectual Property"). There are no claims or demands of any other Person pertaining to any of such Intellectual Property and no proceedings have been instituted, or notified to any of the Group Companies or, to the knowledge of TW UK, threatened, which challenge the rights of the Group Companies in respect thereof. The Group Companies have the right to use, free and clear of claims or rights of other Persons, all confidential and proprietary industrial and commercial information and techniques in any form (including, without limitation, paper, electronically stored data, magnetic media, film and microfilm), including, without limitation, drawings, formulae, reports, project reports and testing procedures, institution and training manuals, tables of operations, market forecasts, lists and particulars of customers and suppliers, lists, designs, manufacturing, billing systems or other processes, computer software systems, data compilations, research results and other information (collectively "Know-how") required to conduct their business as presently conducted or contemplated. In the case of such Intellectual Property that is registered or the subject of an application for registration, all renewal fees which are due and steps which are required for their maintenance and protection have been paid or taken. All of the licenses or other agreements under which the Group Companies is granted rights in Intellectual Property are in full force and effect and no notice having been given on either side to terminate them, the obligations of all parties to such licenses and agreements have been performed and complied with in all material respects, no disputes have arisen or, to the knowledge of TW UK, are threatened with respect to the ownership or use of any Intellectual Property or Know-how.

        The Group Companies have taken all steps considered reasonable by them to establish and preserve their ownership of Intellectual Property and Know-how.

        To the best of TW UK's knowledge, the present business, activities and products of the Group Companies do not infringe any Intellectual Property of any other Person. No proceeding charging the Group Companies with infringement of any adversely held Intellectual Property is, to the knowledge of TW UK, threatened. The Group Companies are not making unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employee of the Group Companies. No moral rights have been asserted which would affect the use of any of the Intellectual Property in the business or operations of any of the Group Companies.

        TW UK and each of its Subsidiaries have each obtained and maintained in force any registration under the Data Protection Act 1984 necessary and appropriate in relation to its business and operations. Each of the Group Companies, with respect to any personal data relating to its business and operations, at all times, has complied with the Data Protection Principles contained in Schedule 1 to the Data Protection Act 1984. None of the records, systems, data or information of any of the Group Companies is recorded, stored, maintained, operated or otherwise wholly or partially dependent on or held or accessible by any means, which are no under the ownership and control of the Group Companies.

        4.19 Taxes. The Group Companies, and any predecessors to the Group Companies, have filed or obtained extensions of all Tax Returns heretofore required by law to be filed by any of them and have paid all Taxes shown as due on such returns in full. All Taxes required by law to be withheld with respect to Taxes constituting employees' income withholding taxes, have been duly made, withheld, collected or provided for and have been paid over to the proper federal, provincial, state, municipal or local authority, or are held by the applicable Person for such payment. None of the Group Companies, including any predecessors thereto, has executed or filed with any taxing authority any agreement or document extending, or having the effect of extending, the period for assessment or collection of any Taxes. None of the Group Companies is a party to any tax sharing agreement or arrangement. No audits or investigations have been notified to any of the Group Companies or, to the knowledge of TW

UK, threatened with respect to any tax returns or taxes of the Group Companies, or any predecessor thereto.

        4.20 Transactions with Affiliates. Other than as disclosed to the Purchasers, there are no transactions, agreements or understandings, existing or presently contemplated between or among the Group Companies and any of their respective officers or directors or shareholders or any of their respective Affiliates or associates.

        4.21 Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Transaction Documents, each of the Group Companies is not Insolvent and there is no Event of Breach or Event of Default.

        4.22 Limitations.

               (a) Notwithstanding anything to the contrary contained herein, TW UK shall be under no liability with respect to any claim under this Article IV to the extent that the facts giving rise thereto are fairly disclosed in the Disclosure Letter. No liability shall attached to TW UK with respect to any claim under this Article IV to the extent that: (i) the claim or the events giving rise to the claim would not have arisen but for a voluntary act, omission or transaction of the Purchasers outside the ordinary course of business; (ii) the claim is based upon a liability which is contingent only, unless and until such contingent liability becomes an actual liability provided that this sub-clause shall not operate to avoid a claim made with respect to a contingent liability within the applicable time limit specified in this Section 4.22; (iii) provision or reserve with respect to the matter giving rise to the claim shall have been made, and as of the date of this Agreement shall not have been released, in the Financial Statements; (iv) the claim occurs out of or the amount thereof is increased as a result of (A) any increase in the rates of taxation made after the date hereof; or (B) any change in law or regulation not actually, or prospectively, in effect at the date of this Agreement; and (v) the loss or damage giving rise to the claim is recovered by the Purchasers under any policy of insurance, after deduction of any increase in premium and all expenses of recovery including, if applicable, taxation costs incurred by the Purchasers in making the insurance claim.

               (b) TW UK shall be under no liability with respect to any claim under this Article IV unless written notice of such claim setting out reasonable details (so far as the same are known to the Purchasers) of the relevant claim shall have been served upon TW UK by the Purchasers: (i) in the case of a claim under the warranties (other than those relating to Tax), by no later than 5:00 p.m. on the second anniversary of the date hereof; and (ii) in the case of a claim under the warranties relating to Tax, by no later than 5:00 p.m. on the seventh anniversary of the date hereof. The liability of TW UK for any claim specified in such notice shall cease (unless the amount payable with respect to a relevant claim has been agreed by TW UK within twelve months of the date of such written notice) if legal proceedings have not been instituted with respect to such claim by the service of process on TW UK within twelve months of the date of such written notice. For purposes of this Section 4.22, legal proceedings shall not be deemed to have been commenced unless they shall have been issued and served upon TW UK.

               (c) TW UK shall be under no liability with respect to any claim under this Article IV unless and until the aggregate amount of all claims against TW UK exceed (pounds sterling)250,000, but if liability exceeds that figure then all claims, including claims previously notified, shall accrue against TW UK. The aggregate liability of TW UK with respect to all claims under this Article IV shall not exceed (pounds sterling)22.0 million, plus all outstanding and accrued interest on the Subordinated Notes and the PIK Notes.

               (d) Notwithstanding any other provision of this Agreement, none of the limitations set forth in this Section 4.22 shall apply to any claim which arises or is increased or to the extent to which it arises or is increased or delayed as a result of fraud, wilful misconduct or wilful concealment by any of the Group Companies or any of their respective officers, directors, employees or agents.

               (e) The Purchasers shall (i) promptly inform TW UK in writing of any fact, matter, event or circumstance which comes to their notice whereby it appears that TW UK are or will be liable to make any payment with respect to any claim under this Article IV and (ii) subject to the legal privilege and confidentiality, thereafter keep TW UK informed of all material developments in relation thereof; provided, however, that the failure of the Purchasers to comply with this provision shall no in any way prejudice their rights to make a claim under this Article IV.

               (f) The only remedies available to the Purchasers with respect to the Warranties set forth in this Article IV shall be for damages for breach of contract (subject to limitation set out in this Agreement) and, for the avoidance of doubt, the Purchasers shall not have any right to rescind or terminate this Agreement for breach of contract or for negligent or innocent misrepresentations or otherwise; provided that the provisions of this Section 4.22(f) shall not (i) exclude any liability which any of the parties would otherwise have to any other party or any right which any of them may have to rescind this Agreement in respect of any statements made fraudulently by any of them prior to the execution of this Agreement or any rights which any of them may have in respect of fraudulent concealment by any of them or (ii) limit any of the Purchasers' rights to seek an injunction against a violation of any breach of the covenants set forth in Article IX hereof.

               (g) In the event that TW UK at any time after the date hereof shall wish to take out insurance against their liability hereunder, the Purchasers undertake (subject to any concerns that they may have regarding confidentiality) to provide such information, at the cost of TW UK, as the prospective insurer may reasonably require before effecting such insurance.

               (h) The Purchasers hereby acknowledge that they have not entered into this Agreement or any of the other Transaction Documents in reliance on any warranty, except the Warranties.

               (i) In assessing any liabilities, damages or other amounts recoverable by the Purchasers as a result of any claims under this Article IV, there shall be taken into account any Taxes for which the claiming Purchaser is liable in respect of the same or any Tax Benefit to the claiming Purchaser so that the Purchaser is in no better and no worse position after such Tax than he, she or it would have been had no claim arisen under this Article IV. For purposes of this Section 4.22(i), "Tax Benefit" shall mean (i) an amount equal to the cash value of the amount by which the Taxes payable by a Purchaser are actually reduced simultaneously with or immediately prior to the liabilities, damages or other amounts incurred by such Purchaser or (ii) an amount equal to any cash refund such Purchaser receives in the taxable period in which such liability, damage or amount was incurred or in a prior relevant taxable period; provided, however, that any such amount will not be included in this determination if it is subject to forfeiture in future periods; and, provided, further that any such amount shall be adjusted for any Tax detriment established to be associated with the payment of any liabilities or damages hereunder.


                                    ARTICLE V
                          WARRANTIES OF THE PURCHASERS

        As a material inducement for TW UK to enter into this Agreement and issue the Purchasers' Securities, the Purchasers hereby warrants to TW UK that the statements contained in this Article V are correct and complete as of the date of this Agreement.

        5.1 Authority. Each of the Purchasers has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement and all other Transaction Documents and other documents or instruments contemplated hereby or thereby. This Agreement and the other Transaction Documents are the legal, valid and binding obligation of the Purchasers, and are enforceable in accordance with their terms.

        5.2 Organization and Qualification. Each of the Purchasers is an individual or corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has full power and authority as a corporation, limited liability company or partnership to own the Subordinated Notes, PIK Notes, Warrants and Special Share, as the case may be.

                                   ARTICLE VI
                               REDEMPTION OF NOTES

        6.1 Optional Redemption of Subordinated Notes by UK Parent.

               (a) The Subordinated Notes may be redeemed by UK Parent at its option, in whole, but not in part, at the Subordinated Note Redemption Price, subject to the Purchasers' Exercise Right, after the later to occur of (i) the third anniversary of the Closing Date or (ii) payment in full of the Bank Indebtedness and the Mezzanine Debt. Notwithstanding the foregoing, UK Parent shall not have the right to redeem the Subordinated Notes unless and until either (i) TW UK consummates a Qualified Public Offering or (ii) a Qualified Public Value is achieved. In the event UK Parent elects to redeem the Subordinated Notes pursuant to this Section 6.1(a), it shall promptly notify the Purchasers and TW UK in writing of such proposed redemption. The Purchasers will have the right (which right if exercised, will take priority over UK Parent's right of redemption) to exercise the Warrants, in whole or in part, at any time on or before the redemption date (such date shall be referred to herein as the "Redemption Date") of the Subordinated Notes by tendering cash or Subordinated Notes in the appropriate principal amount to satisfy the exercise price of the Warrants to TW UK in exchange for (A) the Ordinary Shares issuable pursuant to the exercise of the Warrants and (B) a cash payment from TW UK equal to all accrued and unpaid interest on the tendered Subordinated Notes as of the date of such tender (the "Purchasers' Exercise Right"). In the event that any Purchaser elects to exercise any Warrants by tendering Subordinated Notes, UK Parent shall cause TW UK to, and TW UK shall, issue to such Purchaser the Ordinary Shares issuable upon exercise of his, her or its Warrants and pay the cash amount referred to in clause (B) in the foregoing sentence; provided, however, that if for any reason such cash payment is not paid by TW UK, it will remain the sole and absolute obligation of UK Parent to pay such accrued and unpaid interest. Notwithstanding anything to the contrary contained herein, in the event that any Purchaser elects to exercise any Warrants by tendering cash, UK Parent shall have the right, at its option, to redeem from such Purchaser the aggregate principal amount of Subordinated Notes held by such Purchaser equal to the number of Warrants so exercised multiplied by the Warrant Exercise Price.

               (b) If the Purchasers do not exercise some or all of the Warrants prior to the Redemption Date, subject to and upon actual receipt by the Purchasers of payment in full in cash of the Subordinated Note Redemption Price and the PIK Note Redemption Price (as provided in Section 6.4), the Warrants shall automatically lapse without further action by UK Parent or TW UK.

               (c) The "Subordinated Note Redemption Price" shall mean a price equal to the principal amount of the Subordinated Notes outstanding plus any and all accrued and unpaid interest on the Subordinated Notes up to and including the Redemption Date.

        6.2 Mandatory Redemption of Mirror Notes.

               (a) Upon written notice to TW UK of UK Parent's election to redeem the Subordinated Notes pursuant to Section 6.1(a) above, TW UK shall, immediately prior to such redemption by UK Parent, redeem the Mirror Notes at the Mirror Note Redemption Price. UK Parent shall use the funds it receives from such redemption of the Mirror Notes to redeem the Subordinated Notes.

               (b) "Mirror Note Redemption Price" shall mean, with respect to the Mirror Notes being redeemed, a price equal to the principal amount of the Mirror Notes outstanding plus any and all accrued and unpaid interest on the Mirror Notes up to and including the Redemption Date.

        6.3 Optional Redemption of PIK Notes by UK Parent. If permitted under the terms of the Intercreditor Agreement or anytime after the Bank Indebtedness and the Mezzanine Indebtedness have been paid in full, the PIK Notes shall be subject to redemption by UK Parent at its option, in whole or in part, at any time after issuance thereof at the PIK Note Redemption Price. The "PIK Note Redemption Price" shall mean the aggregate principal amount of the PIK Notes called for redemption by UK Parent, plus a cash payment equal to the sum of any and all accrued and unpaid interest on the PIK Notes to be redeemed up to and including the date of redemption. If less than all outstanding PIK Notes are to be redeemed, UK Parent may select specific PIK Notes for redemption in its sole discretion.

        6.4 Mandatory Redemption of PIK Notes. Upon any optional redemption of the Subordinated Notes by UK Parent pursuant to Section 6.1 hereof, UK Parent shall be obligated, on such Redemption Date, to redeem all outstanding PIK Notes at the PIK Note Redemption Price.

        6.5 Mandatory Redemption of Mirror PIK Notes. Upon written notice to TW UK of UK Parent's election to redeem any PIK Notes pursuant to Section 6.3 above or upon a mandatory PIK Note redemption pursuant to Section 6.4 above, TW UK shall, immediately prior to such redemption by UK Parent, redeem the Mirror PIK Notes, at the Mirror PIK Note Redemption Price. UK Parent shall use the funds it receives from such redemption of the Mirror PIK Notes to redeem the PIK Notes. The "Mirror PIK Note Redemption Price" shall mean, with respect to the Mirror PIK Notes being redeemed, the aggregate principal amount of such Mirror PIK Notes plus a cash payment equal to the sum of any and all accrued and unpaid interest on such Mirror PIK Notes.

        6.6 Redemption Procedures for Subordinated Notes and PIK Notes. The election of UK Parent to redeem Subordinated Notes or PIK Notes pursuant to
Section 6.1(a) or 6.3 hereof shall be evidenced by a Board Resolution. Notice of redemption of the Subordinated Notes or any of the PIK Notes ("Redemption Securities") shall be mailed, at UK Parent's expense, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Purchaser with a copy to TW UK, at its address appearing on the signature page hereto. All notices of redemption shall include the following information: (1) the Redemption

Date; (2) the Redemption Price for the Redemption Securities and the amount of unpaid and accrued interest on such Redemption Securities as of the Redemption Date; (3) the place or places where such Redemption Securities are to be surrendered for payment of the Redemption Price; (4) that the Purchasers may exercise the Warrants prior to the Redemption Date of the Subordinated Notes; and (5) a copy of the Board Resolution, certified by the Secretary of UK Parent.

        6.7 Deposit of Subordinated Note and PIK Note Redemption Price. Prior to any Redemption Date with respect to the Subordinated Notes or any PIK Note, UK Parent shall deposit with a paying agent, or into a segregated account of UK Parent, an amount of money sufficient to pay the Subordinated Note Redemption Price and PIK Note Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, in which case, UK Parent shall pay the interest due as of such Interest Payment Date in cash on the Redemption Date) any and all accrued and unpaid interest on all the Subordinated Notes and any of the PIK Notes which are to be redeemed. The Purchasers' obligation to tender the Subordinated Notes or the PIK Notes called for redemption by UK Parent or the exercise of the Purchasers' Exercise Right shall not arise until such time as sufficient funds have been deposited to pay the Subordinated Note Redemption Price and the PIK Note Redemption Price for the Redemption Securities to be redeemed.

        6.8 Redemption Securities Payable on Redemption Date. Notice of redemption having been given as provided in Section 6.6 hereof, the Redemption Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless UK Parent shall default in the payment of the Redemption Price and any unpaid and accrued interest) such Redemption Securities shall cease to bear interest and any other rights shall cease, other than the right to receive the payment of the Redemption Price, whether pursuant to this Agreement, the instrument representing the Redemption Securities or otherwise. Upon surrender of any such Redemption Security for redemption in accordance with said notice, such Redemption Security shall be paid by UK Parent at the applicable Redemption Price, together with any unpaid and accrued interest up to and including the Redemption Date. If any Redemption Security called for redemption by UK Parent shall not be paid upon surrender thereof by the Purchasers for the Redemption Price, the principal and interest, until paid, shall bear interest from the Redemption Date at the rate borne by the Redemption Security. Interest shall cease to run on any Redemption Security not validly tendered in accordance with the notice of redemption and no interest shall accrue on any amount payable thereon.

        6.9 Payment of Mirror Note and Mirror PIK Note Redemption Price. Upon the mailing of a notice pursuant to Section 6.6 hereof, TW UK promptly shall deliver to UK Parent cash sufficient to pay the Mirror Note Redemption Price and the Mirror PIK Note Redemption Price on the Redemption Date in accordance with the terms of this Article VI such as to allow UK Parent to deposit the amounts required by Section 6.7 hereof.

                                   ARTICLE VII
                                  PUT OF NOTES

        7.1 Put of Subordinated Notes and PIK Notes Pursuant to Purchasers' Election. The Subordinated Notes and the PIK Notes, subject to the terms and provisions of the Intercreditor Agreement, shall be subject to redemption, in whole or in part, at the Subordinated Note Redemption Price and the PIK Note Redemption Price at the option of a Majority in Interest of the Purchasers ("Purchasers' Put") upon and after the occurrence of a Put Event; provided, however, that the Purchasers' Put cannot be exercised on more than three (3) separate occasions or for an aggregate Subordinated Note Redemption Price plus PIK Note Redemption Price equal to less than (i) (pounds sterling)5.0 million on any occasion or (ii) 100% of the remaining Subordinated Notes and PIK Notes outstanding at the time if exercise of the Purchasers' Put would result in less than (pounds sterling)5.0 million in the aggregate remaining outstanding. Notwithstanding the foregoing, the Purchasers may not elect such redemption unless they also exercise their right to require UK Parent to purchase the Warrants pursuant to Section 8.1 hereof. The date on which such Put Event occurs is referred to as the "Put Event Trigger Date." A "Put Event" shall mean, with respect to the Subordinated Notes and the PIK Notes elected to be redeemed ("Put Securities"): (1) any Liquidity Event; or (2) a date subsequent to the eighth anniversary of the Closing Date if the Bank Indebtedness and the Mezzanine Indebtedness have been paid in full on or before such date.

        7.2 Put Offer Procedures. Within five (5) Business Days after UK Parent becomes aware of the occurrence of a Put Event and in any event not later than the Put Event Trigger Date, UK Parent shall mail a notice (the "Offer") to each of the Purchasers notifying them that the Subordinated Notes and the PIK Notes will be redeemable at the election of the Purchasers in accordance with this
Article VII. If a Majority in Interest of the Purchasers elect to exercise their redemption rights pursuant to this Article VII, they shall give notice to UK Parent setting forth the amount of Put Securities to be redeemed and the redemption date shall be the earlier of (i) a date selected by UK Parent, but not be later than 30 days from the date such notice is given, or (ii) if such notice relates to a Liquidity Event and is given prior to the occurrence of the Liquidity Event, the date of completion of the Liquidity Event (the "Purchase Date"). An election to exercise redemption rights pursuant to this Article VII in connection with a Liquidity Event shall in all circumstances be conditional upon the completion of the Liquidity Event and no obligation to redeem Put Securities shall arise if the Liquidity Event cannot be completed. In the event of a Purchaser's Put exercised with respect to a Liquidity Event, the Purchaser will be entitled to withdraw his or its election to tender the Put Securities by delivering to UK Parent, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter to that effect. Any Subordinated Note or PIK Note not tendered in accordance with this Section 7.2 will continue to accrue interest. Upon a Purchaser's election to tender any Put Securities, the Purchasers will be required to surrender such Put Securities with a form requiring redemption completed to UK Parent at the address specified in the signature page hereto prior to the close of business on the Business Day preceding the Purchase Date. On the Purchase Date, UK

Parent will redeem the Put Securities tendered for cash in an amount equal to the aggregate principal amount of all Subordinated Notes and PIK Notes tendered for redemption plus all accrued and unpaid interest thereon up to and including the Purchase Date. If not all of the Put Securities can be redeemed by UK Parent for any reason, UK Parent shall select, on or prior to the Purchase Date, the specific Put Securities or portions thereof to be redeemed pro rata among the Purchasers and interest shall continue to accrue on all Subordinated Notes and PIK Notes not redeemed; provided, however, that nothing in this Article VII shall be deemed a waiver or contractual impairment of the right of the Purchasers to have all Put Securities redeemed in full pursuant to Section 7.1 and UK Parent shall not be relieved of its obligation to redeem any unredeemed Put Securities in full. Promptly after the Purchase Date UK Parent shall, with respect to any Put Securities not redeemed in whole, return to the appropriate Purchaser the unredeemed Put Securities or a new Subordinated Note or PIK Note, as the case may be, equal in principal amount to the unredeemed portion of the Put Securities, as the case may be.

        7.3 Mandatory Redemption of Mirror Notes and Mirror PIK Notes. Upon written notice to TW UK of UK Parent's redemption of the Put Securities and the accompanying purchase by UK Parent of the Warrants referred to in Section 7.1 above (which notice UK Parent will be required to serve as soon as possible), TW UK shall, immediately prior to such redemption and/or purchase by UK Parent, redeem the Mirror Notes and the Mirror PIK Notes, at the Mirror Note Redemption Price and the Mirror PIK Note Redemption Price, respectively. UK Parent shall use the funds it receives from such redemption of the Mirror Notes and the Mirror PIK Notes to redeem the Subordinated Notes and the PIK Notes tendered by the Purchasers and accepted for redemption by UK Parent.

        7.4 Obligations of UK Parent and TW UK Upon Purchasers' Put. Prior to the Purchase Date in connection with a Liquidity Event, UK Parent will, and UK Parent shall cause TW UK to, in good faith seek to obtain any required consent of the holders of the Bank Indebtedness and/or Mezzanine Indebtedness the terms of which prohibit UK Parent from redeeming the Subordinated Notes or PIK Notes, as the case may be, or TW UK from redeeming the Mirror Notes or the Mirror PIK Notes, as the case may be, so as to permit the making of the Offer and the redemption of all Put Securities pursuant to Section 7.1 hereof, including repayment out of the proceeds of such Liquidity Event of all Obligations under such Bank Indebtedness and/or Mezzanine Indebtedness to the extent necessary to permit the making of the Offer and the redemption of Subordinated Notes and PIK Notes pursuant to Section 7.1 hereof.

        7.5 Redemption Prohibited. Subject to compliance with Section 7.4 hereof, if, at a Purchase Date, UK Parent is prohibited under Applicable Laws or under any other contractual or other arrangement, including, without limitation, the Credit Agreements or the Intercreditor Agreement, or other legal restriction whatsoever from redeeming all Subordinated Notes and PIK Notes for which redemption is elected hereunder pursuant to the Purchasers' Put, then UK Parent shall redeem such Subordinated Notes and PIK Notes to the extent permissible and shall redeem the remaining Subordinated Notes or PIK Notes to be redeemed as soon as UK Parent is not so prohibited. UK Parent shall use all reasonable endeavors to take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to redeem the Subordinated Notes and PIK Notes under the circumstances contemplated by Section 7.1 hereof other than the Credit Agreements and the Intercreditor Agreement; provided, however, that this provision shall not require the repayment of Designated Indebtedness other then upon the occurrence of a Liquidity Event. In the event that UK Parent fails for any reason to redeem any Subordinated Notes or PIK Notes for which redemption is required pursuant to Section 7.1 hereof, then during the period from the applicable Purchase Date through to the date on which such Subordinated Notes or PIK Notes are redeemed the Subordinated Notes and PIK Notes which remain outstanding and shall continue to accrue interest at the rate provided therein, plus two percent (2%). Nothing in this Section 7.5 shall impair or be deemed to limit, modify or affect the rights of the Purchasers (unless otherwise restricted, including, without limitation, under the Intercreditor Agreement) to pursue any available remedy, at law or in equity, to enforce or seek to enforce, in any manner whatsoever, UK Parent's obligations under this Article VII, including without limitation filing any suit or complaint or seeking to file a suit or complaint with any court of competent jurisdiction to obtain injunctive or other equitable relief and/or damages arising from a breach of UK Parent's obligation to redeem the Subordinated Notes and the PIK Notes and enforcing any judgment obtained in any such suit in any manner available under Applicable Law to judgment creditors in general.

        7.6 Failure of UK Parent and TW UK to Honor Purchasers' Put. In the event that UK Parent fails to perform in full its obligations following the Purchasers' election to exercise the Purchasers' Put pursuant to Section 7.1 hereof and TW UK fails to perform its obligations as a guarantor of such obligations pursuant to Section 7.7 hereof, then a Majority in Interest of the Purchasers shall have the right, at their or its option, to: (i) exercise the Purchaser's Put against TW UK to the same extent and with the same effect as such exercise against UK Parent and TW UK hereby agrees that it shall be fully bound by this Article VII as if it were UK Parent, except that (A) to the extent that any deductions and withholdings on account of Taxes are required under Applicable Law or of any Taxes imposed on any Purchaser as a result of failure of UK Parent to fulfill its obligations under Section 7.1 above and TW UK to fulfill its obligations under Section 7.7 below which would not have been required had no such failure occurred and taking into account all such Taxes (unless such failure was directly attributable to a prohibition against such fulfillment by UK Parent or TW UK, as the case may be, under Applicable Law), the Subordinated Note Redemption Price and PIK Note Redemption Price shall be increased, as may be necessary, so that after making all such deductions and withholdings and taking into account all such Taxes (whether applicable to the original redemption price payable or to additional sums payable under this
Section 7.6 and taking into account all Taxes on and arising by reason of the payment of additional sums payable under this Section 7.6), the Purchasers receive an amount equal to the sum that it would have received had no such deductions or withholdings been made or Taxes imposed, (B) the Companies shall make required deductions or withholdings, and (C) the Companies shall pay the full amount deducted or withheld to the relevant taxing or other Governmental Entity; or

(ii) exercise directly through instructions to the Trustee under the Voting Trust Agreement the "drag-along rights" set forth in the Charter Documents of TW UK without any requirement that the Board of Directors of UK Parent or TW UK first take any action and, on such election by a Majority in Interest of the Purchasers, all of the parties hereto undertake to take all such action and give all such instructions as may be necessary to effect in full such drag-along rights.

        7.7 TW UK Guaranty.

               (a) TW UK hereby unconditionally, irrevocably and absolutely guarantees payment in full of the obligations of UK Parent to the Purchasers upon the election of the Purchasers to exercise the Purchasers' Put with respect to the Subordinated Notes and the PIK Notes. To the extent that UK Parent defaults on such obligations, TW UK shall be absolutely and unconditionally obligated to pay the Subordinated Note Redemption Price and the PIK Note Redemption Price in immediately available funds in full on the Purchase Date and shall not be entitled to set off any claim of any kind which UK Parent or TW UK may have against anyone whether arising under or by reason of this Agreement, the other Transaction Documents or for any other reason of any kind. In the event that the Purchasers shall not for any reason receive on the Purchase Date the full payment of the Subordinated Note Redemption Price and the PIK Note Redemption Price, including, without limitation, any accrued and unpaid interest, for the Subordinated Notes and/or the PIK Notes being redeemed, then in any proceeding instituted by the Purchasers, no defense by TW UK to its obligation to pay the Subordinated Note Redemption Price and the PIK Note Redemption Price, whether by counterclaim, affirmative defense or new matter, that is not also available to UK Parent with respect to the primary obligation to redeem the Put Securities, shall be interposed or shall be of any force or effect, said defenses being waived for purposes of such proceeding.

               (b) Subject to compliance in full with this Article VII by the Purchasers, TW UK waives any and all notice of the creation, renewal, extension or accrual of any component of the Subordinated Note Redemption Price and the PIK Note Redemption Price and notice of or proof of reliance by the Purchasers upon this Section 7.7 or acceptance of this Section 7.7; the obligation to pay the Subordinated Note Redemption Price and the PIK Note Redemption Price shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 7.7; and all dealings between UK Parent or TW UK, on the one hand, and the Purchasers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Section 7.7. TW UK waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon TW UK with respect to the Subordinated Note Redemption Price and the PIK Note Redemption Price. TW UK's obligations under this Section
7.7 shall be construed as a continuing, absolute and unconditional guarantee of payment to pay the Subordinated Note Redemption Price and the PIK Note Redemption Price and shall not be diminished or impaired by (i) any defense, set-off or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by UK Parent or TW UK against the Purchasers, or
(ii) any other circumstance
whatsoever (with or without notice to or knowledge of UK Parent or TW UK) which constitutes, or might be construed to constitute, an equitable or legal discharge of UK Parent from the obligation to pay the entire Subordinated Note Redemption Price and the PIK Note Redemption Price, or of TW UK under this
Section 7.7, on the occurrence of any Insolvency Proceedings or in any other instance.

               (c) This Section 7.7 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subordinated Note Redemption Price and the PIK Note Redemption Price is rescinded or must otherwise be restored or returned by the Purchasers upon the occurrence of any Insolvency Proceedings relating to UK Parent or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, UK Parent or any substantial part of its property, or otherwise, all as though such payments had not been made.

               (d) Any provision of this Section 7.7 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               (e) No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchaser would otherwise have on any future occasion. The rights and remedies provided in this Section 7.7 are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.


                                  ARTICLE VIII
                       PUT OF WARRANTS AND WARRANT SHARES

        8.1 Put of Warrants. The Warrants, subject to the terms of the Intercreditor Agreement, shall be subject to purchase by UK Parent, in whole or in part, at the Warrant Purchase Price, at the option of a Majority in Interest of the Purchasers ("Purchasers' Warrant Put") upon and after the occurrence of a Warrant Put Event; provided, however, that the Purchasers' Warrant Put cannot be exercised on more than three (3) separate occasions or for an aggregate Warrant Purchase Price equal to less than (i) (pounds sterling)5.0 million on any occasion or (ii) 100% of the remaining Warrants outstanding at the time if exercise of the Purchasers' Warrant Put would result in less than (pounds sterling)5.0 million of Warrant Purchase Price being owed with respect to all remaining outstanding Warrants in the aggregate. Notwithstanding the foregoing, the Purchasers may not elect such purchase unless they also exercise their right to require UK

Parent to redeem Subordinated Notes pursuant to Section 7.1 hereof having a principal amount equal to the aggregate exercise price of the Warrants the subject of the Purchasers's Warrant Put, and in such event UK Parent shall be required to redeem such Subordinated Notes in the manner provided in Article VII hereof and TW UK shall be required to redeem the Mirror Notes in the manner provided in Article VII hereof. The date on which such Warrant Put Event occurs is referred to as the "Warrant Put Event Trigger Date." A "Warrant Put Event" shall mean, with respect to the Warrants elected to be purchased by the Purchasers, (i) any Liquidity Event, (ii) a date subsequent to the eighth anniversary of the Closing Date if the Bank Indebtedness and the Mezzanine Indebtedness have been paid in full on or before such date or (iii) a date subsequent to the Stated Maturity of the Subordinated Notes. The "Warrant Purchase Price" shall be equal to: (i) the Fair Market Value of the Ordinary Shares which the Purchasers have the right to acquire upon exercise of the Warrants which are the subject of the Purchasers' Warrant Put, minus (ii) the product of (x) the exercise price of each Warrant, as provided therein, multiplied by (y) the number of Ordinary Shares which correspond to the Warrants for which such Purchasers' Warrant Put is exercised.

        8.2 Warrant Put Offer Procedures. Within five (5) Business Days after UK Parent becomes aware of the occurrence of a Warrant Put Event and in any event not later than the Warrant Put Event Trigger Date, UK Parent shall mail a notice (the "Warrant Put Offer") to each of the Purchasers notifying them that the Warrants and Subordinated Notes will be purchased and redeemed, respectively, at the election of the Purchasers in accordance with this Article VIII. If a Majority in Interest of the Purchasers elect to exercise their redemption rights pursuant to this Article VIII, they shall give notice to UK Parent setting forth the number of Warrants to be purchased and the aggregate amount of Subordinated Notes to be redeemed and the purchase date shall be the earlier of (i) a date selected by UK Parent, but not later than 30 days from the date such notice is given, or (ii) if such notice relates to a Liquidity Event and is given prior to the occurrence of the Liquidity Event, the date of completion of the Liquidity Event (the "Warrant Purchase Date"). An election to exercise purchase and redemption rights pursuant to this Article VIII in connection with a Liquidity Event shall in all circumstances be conditional upon the completion of the Liquidity Event and no obligation to purchase or redeem, as the case may be, Purchasers' Securities shall arise if the Liquidity Event cannot be completed. In the event a Warrant Put is exercised with respect to a Liquidity Event, the Purchasers will be entitled to withdraw their election to tender the Warrants and the Subordinated Notes by delivering to UK Parent, not later than the close of business on the second Business Day preceding the Warrant Purchase Date, a telegram, telex, facsimile transmission or letter to that effect. Upon a Purchaser's election to tender any Warrant or Subordinated Note, the Purchaser will be required to surrender such Warrant and Subordinated Note with a form requiring purchase and redemption completed to UK Parent at the address specified in the signature page hereto prior to the close of business on the Business Day preceding the Warrant Purchase Date. On the Warrant Purchase Date, UK Parent will (i) purchase the Warrants tendered pursuant to Section 8.1 hereof for cash in an amount equal to the aggregate Warrant Purchase Price for all Warrants tendered for purchase and (ii) redeem the Subordinated Notes tendered pursuant to Section 8.1 hereof for cash in an amount equal to the aggregate Subordinated Note Redemption Price for all Subordinated Notes tendered for redemption. If not all of the Warrants and Subordinated Notes tendered pursuant to a Warrant Put Offer can be purchased or redeemed, respectively, by UK Parent for any reason, UK Parent shall select, on or prior to the Warrant Put Date, the Warrants and Subordinated Notes (or portions thereof, provided, that, UK Parent shall select for purchase the same proportion of the Warrants as Subordinated Notes) to be purchased and redeemed, as the case may be, pro rata among the Purchasers and interest shall continue to accrue on all Subordinated Notes not redeemed, provided, however, that nothing in this
Article VIII shall be deemed a waiver or contractual impairment of the right of the Purchasers to have all Warrants purchased and all Subordinated Notes redeemed in full pursuant to Section 8.1 hereof and UK Parent shall not be relieved of its obligations to purchase unpurchased Warrants and redeem unredeemed Subordinated Notes in full. Promptly after the Warrant Put Date, UK Parent shall, with respect to any Warrants and Subordinated Notes not purchased or redeemed, respectively, in whole, return to the appropriate Purchaser, the unpurchased Warrants and the unredeemed Subordinated Notes or a new Warrant certificate and Subordinated Note, as the case may be, equal in number and principal amount, as the case may be, to the unpurchased portion of the tendered Warrants and unredeemed portion of the tendered Subordinated Notes.

        8.3 Put of Ordinary Shares; Share Put Offer Procedures.

               (a) The Ordinary Shares issued to the Purchasers upon exercise of the Warrants, subject to the terms and provisions of the Intercreditor Agreement, shall be subject to purchase by UK Parent, in whole or in part, at the Share Purchase Price, at the option of a Majority in Interest of the Purchasers ("Purchasers' Share Put") upon and after the occurrence of a Share Put Event; provided, however, that the Purchasers' Share Put cannot be exercised on more than three (3) separate occasions or for an aggregate Share Purchase Price equal to less than (i) (pounds sterling)5.0 million on any occasion or
(ii) 100% of the remaining Ordinary Shares held by the Purchasers at the time if exercise of the Purchasers' Share Put would result in less than (pounds sterling)5.0 million of Share Purchase Price being owed with respect to all Ordinary Shares which are the subject of the Purchasers' Share Put held by the Purchasers in the aggregate. In the event the Purchasers exercise the Purchasers' Share Put, UK Parent shall be required to purchase such Ordinary Shares in the manner provided in this Article VIII. The date on which a Share Put Event occurs is referred to as the "Share Put Event Trigger Date." A "Share Put Event" shall mean (i) any Liquidity Event or (ii) if TW UK has not consummated a Qualified Public Offering and the Qualified Public Value has not been achieved, the earlier of (A) a date subsequent to the eighth anniversary of the Closing Date if the Bank Indebtedness and the Mezzanine Indebtedness have been paid in full, on or before such date or (B) a date subsequent to the Stated Maturity of the Subordinated Notes. The "Share Purchase Price" shall be equal to the Fair Market Value of the Ordinary Shares which are the subject of the Purchasers' Share Put.

               (b) Within five (5) Business Days after UK Parent becomes aware of the occurrence of a Share Put Event and in any event not later than the Share Put Event Trigger Date, UK Parent shall mail a notice (the "Share Put Offer") to each of the Purchasers, notifying them that the Ordinary Shares which are the subject of the Purchasers' Share Put will be purchased at the election of the Purchasers in accordance with this Article VIII. If a Majority in Interest of the Purchasers elect to exercise their purchase rights pursuant to this Article VIII, they shall give notice to UK Parent setting forth the amount of Ordinary Shares to be purchased and the purchase date shall be the earlier of (i) a date selected by UK Parent, but not later than 30 day from the date such notice is given, or (ii) if such notice relates to a Liquidity Event and is given prior to the occurrence of the Liquidity Event, the date of completion of the Liquidity Event (the "Share Put Purchase Date"). An election to exercise purchase rights pursuant to this
Article VIII in connection with a Liquidity Event shall in all circumstances be conditional upon the completion of the Liquidity Event and no obligation to purchase Ordinary Shares shall arise if the Liquidity Event cannot be completed. In the event a Purchasers' Share Put is exercised with respect to a Liquidity Event, the Purchasers will be entitled to withdraw their election to tender the Ordinary Shares by delivering to UK Parent, not later than the close of business on the second Business Day preceding the Share Put Purchase Date, a telegram, telex, facsimile transmission or letter to that effect. Upon a Purchaser's election to tender any Ordinary Shares, the Purchaser will be required to surrender such Ordinary Shares with a form requiring purchase completed, to UK Parent at the address specified in the signature page hereto prior to the close of business on the Business Day preceding the Share Put Purchase Date. On the Share Put Purchase Date UK Parent will purchase the Ordinary Shares tendered for cash in an amount equal to the aggregate Share Purchase Price for all the Ordinary Shares tendered for purchase. If not all of the Ordinary Shares can be purchased by UK Parent for any reason, UK Parent shall select, on or prior to the Share Put Purchase Date, the specific Ordinary Shares or portions thereof to be purchased pro rata among the Purchasers; provided, however, that nothing in this Article VIII shall be deemed a waiver or contractual impairment of the right of the Purchasers to have all Ordinary Shares which are the subject of the Purchasers' Share Put purchased in full pursuant to Section 8.3(a) hereof and UK Parent shall not be relieved of its obligations to purchase unpurchased Ordinary Shares in full. Promptly after the Share Put Purchase Date, UK Parent shall, with respect to any Ordinary Shares which are the subject of the Purchasers' Share Put not redeemed in whole, return to the appropriate Purchaser the unpurchased Ordinary Shares or a new Ordinary Share certificate equal in number to the unpurchased portion of the tendered Ordinary Shares.

        8.4 Mandatory Redemption of Mirror Notes. Upon written notice to TW UK of UK Parent's purchase of (i) the Warrants and accompanying redemption of the Subordinated Notes pursuant to Section 8.1 above and (ii) the Ordinary Shares pursuant to Section 8.3 above (which notice UK Parent will be required to serve as soon as practical), TW UK shall, immediately prior to such purchase and redemption by UK Parent, redeem the Mirror Notes. UK Parent shall use the funds it receives from such redemption of the Mirror Notes to purchase the Warrants accepted for purchase by UK Parent and redeem the Subordinated Notes or PIK Notes tendered by the Purchasers and accepted for redemption by UK Parent pursuant to Section 8.2 hereof or to purchase the Ordinary Shares tendered by the Purchasers and accepted for purchase by UK Parent pursuant to Section 8.3 hereof.

        8.5 Obligations of UK Parent and TW UK Upon Purchasers' Put. Prior to the Warrant Purchase Date or the Share Purchase Date, as the case may be, in connection with a Liquidity Event, UK Parent will, and UK Parent shall cause TW UK, in good faith, to seek to obtain any required consent of the holders of the Bank Indebtedness and/or the Mezzanine Indebtedness the terms of which prohibit UK Parent from purchasing the Warrants or the Ordinary Shares, as the case may be, so as to permit the making of the Warrant Put Offer or the Share Put Offer and the purchasing of the Warrants and accompanying redemption of the Subordinated Notes pursuant to Section 8.1 hereof and the Ordinary Shares pursuant to Section 8.3 hereof, respectively, including repayment out of the proceeds of such Liquidity Event of all Obligations under such Bank Indebtedness and/or Mezzanine Indebtedness to the extent necessary to permit the making of the Warrant Put Offer or the Share Put Offer and the purchase of Warrants and accompanying redemption of the Subordinated Notes pursuant to Section 8.1 hereof or the purchase of the Ordinary Shares pursuant to Section 8.3 hereof, respectively.

        8.6 Warrant Put or Share Put Prohibited. Subject to compliance with
Section 8.5 hereof, if, at a Warrant Put Purchase Date or a Share Put Purchase Date, as the case may be, UK Parent is prohibited under Applicable Laws or under any other contractual or other arrangement, including, without limitation, the Credit Agreements or the Intercreditor Agreement, or other legal restriction whatsoever from purchasing all Warrants or Ordinary Shares for which purchase is elected hereunder pursuant to the Purchasers' Warrant Put or the Purchasers' Share Put, as the case may be, then UK Parent shall purchase such Warrants or Ordinary Shares, as the case may be, to the extent permissible and shall purchase the remaining Warrants or Ordinary Shares as the case may be, as soon as UK Parent is not so prohibited. UK Parent shall use all reasonable endeavors to take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to purchase the Warrants or the Ordinary Shares under the circumstances contemplated by Section 8.1 hereof or 8.3 hereof, respectively, other than the Credit Agreements and the Intercreditor Agreement; provided, however, that this provision shall not require the repayment of Designated Indebtedness other then upon the occurrence of a Liquidity Event. In the event that UK Parent fails for any reason to purchase any Warrants or Ordinary Shares for which purchase is required pursuant to Section 8.1 hereof or
Section 8.3 hereof, then (i) the Purchasers shall have the right to revoke their exercises of the Purchasers' Warrant Put or the Purchasers' Share Put at any time and (ii) if the Purchasers do not elect to so revoke such exercise, during the period from the applicable Warrant Put Purchase Date through to the date on which such Warrants are purchased or from the applicable Share Put Purchase Date through to the date on which such Ordinary Shares are purchased, UK Parent shall pay, in addition to such amounts due pursuant to exercise of the Purchasers' Warrant Put or the Purchasers' Share Put, as the case may be, to the Purchasers an amount equal to two percent (2%) of the Warrant Purchase Price for any of the Warrants not purchased hereunder or the Share Purchase Price for any of the Ordinary Shares not purchased hereunder, as the case may be. Nothing in this
Section 8.6 shall impair or be deemed to limit, modify or affect the rights of the Purchasers (unless otherwise restricted, including, without limitation, under the Intercreditor Agreement) to pursue any available remedy, at law or in equity, to enforce or seek to enforce, in any manner whatsoever, UK Parent's obligations under this Article VIII, including without limitation filing any suit or complaint or seeking to file a suit or complaint with any court of competent jurisdiction to obtain injunctive or other equitable relief and/or damages arising from a breach of UK Parent's obligation to purchase the Warrants or the Ordinary Shares and enforcing any judgment obtained in any such suit in any manner available under Applicable Law to judgment creditors in general.

        8.7 Failure of UK Parent and TW UK to Honor Purchasers' Warrant Put or Share Put. In the event that UK Parent fails to perform in full its obligations following the Purchasers' election to exercise the Purchasers' Warrant Put pursuant to Section 8.1 hereof or the Purchasers' Share Put pursuant to Section
8.3 hereof, as the case may be, and TW UK fails to perform its obligations as a guarantor of the obligations of UK Parent pursuant to Section 8.8 hereof, then a Majority in Interest of the Purchasers shall have the right, at their option, to: (i) exercise the Purchasers' Warrant Put or Purchasers' Share Put, as the case may be, against TW UK to the same extent and with the same effect as such exercise against UK Parent and TW UK hereby agrees that it shall be fully bound by this Article VIII as if it were UK Parent, except that (A) to the extent that any deductions and withholdings on account of Taxes are required under Applicable Law or of any Taxes imposed on any Purchaser as a result of failure of UK Parent to fulfill its obligations under Sections 8.1 or 8.3 hereof and TW UK to fulfill its obligations under Section 8.8 below which would not have been required had no such failure occurred (unless such failure was directly attributable to a prohibition against such fulfillment by UK Parent or TW UK, as the case may be, under Applicable Law), the Warrant Purchase Price and the Share Purchase Price, as the case may be, shall be increased, as may be necessary, so that after making all such deductions and withholdings and taking into account all such Taxes (whether applicable to the original redemption price payable or to additional sums payable under this Section 8.7 and taking into account all Taxes on and arising by reason of the payment of additional sums payable under this Section 8.7), the Purchasers receive an amount equal to the sum that it would have received had no such deductions or withholdings been made or Taxes imposed, (B) the Companies shall make required deductions or withholdings, and
(C) the Companies shall pay the full amount deducted or withheld to the relevant taxing or other Governmental Entity; or (ii) exercise directly through instructions to the Trustee under the Voting Trust Agreement the "drag-along rights" set forth in the Charter Documents of TW UK without any requirement that the Board of Directors of UK Parent or TW UK first take any action and, on such election by a Majority in Interest of the Purchasers, all of the parties hereto undertake to take all such action and give all such instructions as may be necessary to effect in full such drag along rights.

        8.8 TW UK Guaranty.

               (a) TW UK hereby unconditionally, irrevocably and absolutely guarantees payment in full of the obligations of UK Parent to the Purchasers upon the election of the Purchasers to exercise (i) the Purchasers' Warrant Put with respect to the Warrants and (ii) the Purchasers' Share Put with respect to the Ordinary Shares. To the extent that UK Parent defaults on such obligations, TW UK shall be absolutely and unconditionally obligated to pay the Warrant Purchase Price and the accompanying Subordinated Note Redemption Price or the Share Purchase Price, as the case may be, in immediately available funds in full on the Warrant Put Purchase Date or the Share Purchase Date, as the case may be, and shall not be entitled to set off any claim of any kind which UK Parent or TW UK may have against anyone whether arising under or by reason of this Agreement, the other Transaction Documents or for any other reason of any kind. In the event that the Purchasers shall not for any reason receive (i) on the Warrant Put Purchase Date the full payment of the Warrant Purchase Price and the accompanying Subordinated Note Redemption Price for the Warrants being purchased and the Subordinated Notes being redeemed, as the case may be, or (ii) on the Share Put Purchase Date, the full payment of the Share Purchase Price for the Ordinary Shares being purchased, then in any proceeding instituted by the Purchasers, no defense by TW UK to its obligation to pay the Warrant Purchase Price, the Subordinated Note Redemption Price or the Share Purchase Price, as the case may be, whether by counterclaim, affirmative defense or new matter, that is not also available to UK Parent with respect to the primary obligation to purchase or redeem the Purchasers' Securities pursuant to the Purchasers' Warrants Put and the Purchasers' Share Put, shall be interposed or shall be of any force or effect, said defenses being waived for purposes of such proceeding.

               (b) Subject to compliance in full with this Article VIII by the Purchasers, TW UK waives any and all notice of the creation, renewal, extension or accrual of any component of the Warrant Purchase Price or the Share Purchase Price and notice of or proof of reliance by the Purchasers upon this Section 8.8 or acceptance of this Section 8.8; the obligation to pay the Warrant Purchase Price and the accompanying Subordinated Note Redemption Price shall conclusively be deemed to have been created, contracted or incurred in reliance upon this
Section 8.8; the obligation to pay the Share Purchase Price conclusively shall be deemed to have been created, contracted or incurred in reliance upon this
Section 8.8; and all dealings between UK Parent or TW UK, on the one hand, and the Purchasers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Section 8.8. TW UK waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon TW UK with respect to the Warrant Purchase Price and the accompanying Subordinated Note Redemption Price or the Share Purchase Price, as the case may be. TW UK's obligations under this Section 8.8 shall be construed as a continuing, absolute and unconditional guarantee of payment to pay the Warrant Purchase Price and the accompanying Subordinated Note Redemption Price or the Share Purchase Price, as the case may be, and shall not be diminished or impaired by (i) any defense, set-off or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by UK Parent or TW UK against the Purchasers, or (ii) any other circumstance whatsoever (with or without notice to or knowledge of UK Parent or TW UK) which constitutes, or might be construed to constitute, an equitable or legal discharge of UK Parent from the obligation to pay the entire Warrant Purchase Price and accompanying Subordinated Note Redemption Price or the Share Purchase Price, or of TW UK under this Section 8.8, upon the occurrence of any Insolvency Proceedings or in any other instance.

               (c) This Section 8.8 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Warrant Purchase Price and accompanying Subordinated Note Redemption Price or the Share Purchase Price, as the case may be, is rescinded or must otherwise be restored or returned by the Purchasers upon the occurrence of any Insolvency Proceedings relating to UK Parent or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, UK Parent or any substantial part of its property, or otherwise, all as though such payments had not been made.

               (d) Any provision of this Section 8.8 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               (e) No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchaser would otherwise have on any future occasion. The rights and remedies provided in this Section 8.8 are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

        8.9 Further Action. Subject to the requirements of law, each of Transworld and UK Parent (or their successors or assigns or any Person to whom they transfer any of their shares in UK Parent or TW UK, respectively) shall exercise or direct the exercise of their voting rights (whether at a general or extraordinary meeting of shareholders or by consent in lieu of a meeting of shareholders) and where appropriate to give effect to such matters, shall convene any necessary shareholders meeting, for the purpose of passing (and, unless pursuant to an amending resolution required for the purpose of authorizing and giving effect to the Purchasers' Share Put against TW UK under this Article VIII, not revoking) such resolutions as may be required by law to approve or authorize any purchase of Securities pursuant to Articles VII and VIII hereof, including, without limitation, any special resolutions required under sections 165 and/or 171 of the Companies Act 1985 in connection with a purchase by TW UK of its own shares (whether out of distributable profits or out of the proceeds of a new issue of shares or otherwise).

                                   ARTICLE IX
                                    COVENANTS

        9.1 General Covenants of the Companies. As a material inducement for the Purchasers to enter into this Agreement and subscribe for the Purchasers' Securities, each of the Companies hereby makes the following covenants and agreements for so long as the Purchasers hold any Ordinary Shares, Subordinated Notes, PIK Notes or Warrants; provided, however, that all such covenants and agreements shall lapse upon the earlier of (i) TW UK consummating a Qualified Public Offering or (ii) the Ordinary Shares achieving a Qualified Public Value:

               (a) Payment of Securities. UK Parent and TW UK, respectively, shall pay, subject to the terms of the Intercreditor Agreement, when due all principal of, interest on, and redemption price of the Subordinated Notes and the PIK Notes, respectively, deliver Ordinary Shares upon the exercise of the Warrants, and pay when due the redemption and purchase price of Warrants and Ordinary Shares in the manner provided herein. Other than as provided in or contemplated by the Intercreditor Agreement or the Credit Agreements as in effect on the date hereof, the Companies shall not, or permit any of their respective Subsidiaries to, enter into any agreement with any party which by its express terms: (a) restricts payments due the Purchasers hereunder; or (b) otherwise conflicts with or impairs any of the express rights or privileges granted to the Purchasers hereunder or under any other Transaction Document.

               (b)    Accounting Methods; Organizational Existence.

                      (i) Unless consistent with Applicable Law and with accounting principles, standards and practices generally accepted at the relevant date in the United Kingdom consistently applied, the Companies will not, and they will not permit any Subsidiary to, change or introduce any new method of accounting which differs in any substantive respect from the accounting as reflected in the audited financial statements delivered to the Purchasers hereunder.

                      (ii) The Companies will do or cause to be done all things necessary to preserve and keep in full force and effect their respective and their respective Subsidiaries' organizational existence as limited liability companies and the rights (charter and statutory), licenses and franchises of the Companies and their respective Subsidiaries; provided, however, that the Companies shall not be required to preserve any such right, license or franchise, or the corporate, organizational or similar existence of any Subsidiary, if the Board of Directors of TW UK shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Group Companies taken as a whole.

               (c) Indemnification of Directors; Payment of Directors' Expenses. Each of the Companies shall (i) at all times maintain provisions in its Charter Documents indemnifying any member of the Board of Directors of such Company chosen by the Purchasers pursuant to the terms of the Charter Documents of such Company against liability and limiting such liability, both to the maximum extent permitted under the laws of England and (ii) promptly reimburse any such member of the Board of Directors of such Company for his reasonable out-of-pocket expenses in accordances with the regular policies of the Companies incurred in attending each meeting of the Board of Directors of such Company or any committee thereof of which he or she is a member.

        9.2 Covenants of the Companies Applicable to the Purchasers' Securities. As a material inducement for the Purchasers to enter into this Agreement and subscribe for the Purchasers' Securities, each of the Companies hereby makes the following covenants and agreements; provided, however, that all such covenants and agreements shall lapse upon the earlier of (i) TW UK consummating a Qualified Public Offering or (ii) the Ordinary Shares achieving a Qualified Public Value:

        (a) Compliance Certificate and Opinion.

                      (i) UK Parent and TW UK shall deliver to the Purchasers, within one hundred and twenty (120) days after the end of each fiscal year of UK Parent and TW UK, and within forty five (45) days after the end of each of the first three quarters of each fiscal year of UK Parent and TW UK, an Officers' Certificate on behalf of each of UK Parent and TW UK stating that (i) a review of the activities of UK Parent and TW UK during the preceding fiscal year or quarter, as the case may be, has been made to determine whether the Companies have kept, observed, performed and fulfilled all of their respective obligations under this Agreement and the Securities, (ii) such review was supervised by the Officers of the Companies signing such certificate, and (iii) to the best knowledge of each Officer signing such certificate, (A) the Companies have kept, observed, performed and fulfilled each and every covenant contained in this Agreement and are not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Covenant Breach or Event of Default occurred, describing all such Covenant Breaches or Events of Default of which each such Officer may have knowledge and what action the Companies have taken or proposes to take with respect thereto), and (B) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on (or the Subordinated Note Redemption Price of, when applicable) any Security, or issuances of Ordinary Shares upon the exercise of Warrants, are prohibited or if such event has occurred, a description of the event and what action the Companies are taking or proposes to take with respect thereto.

                      (ii) The Companies shall deliver to the Purchasers, promptly after any Officer of the Companies becomes aware of (i) any Covenant Breach or Event of Default, or (ii) any default or event of default under any other mortgage, agreement or instrument that could result in an Event of Default under Section 17.2(a), an Officers' Certificate specifying such Breach, Event of Breach or default and what action the Companies are taking or proposes to take with respect thereto.

                      (iii) To the extent not disclosed in the reports provided under this Section 9.2(a), the Companies shall promptly advise the Purchasers of any event (including without limitation each suit or proceeding commenced or threatened against the Companies, assuming for purposes of this Section 9.2(a)(iii) that such action is or will be adversely determined) which, in the reasonable judgment of the Companies, has resulted in or, insofar as the Companies can reasonably foresee, may result or will result in: (i) a Material Adverse Effect or
        (ii) a material adverse effect on the ability of the Companies to perform their respective obligations under any of the Transaction Documents or in respect of the Purchasers' Securities or any document contemplated hereby or thereby.

                      (iv) The Companies shall deliver to the Purchasers, as soon as available but in no event more than one hundred and twenty (120) days after the close of each of UK Parent's and TW UK's fiscal years, a letter from the independent certified public accountant who examined such annual financial statements relating to UK Parent and TW UK, stating whether anything in such certified public accountant's examination has revealed the occurrence of an event which constitutes a Breach or an Event of Breach, and, if so, stating the facts with respect thereto.

               (b) Restrictive Covenants. The Companies shall not, and shall procure that each of the Subsidiaries shall not, without the consent of a Majority in Interest of the Purchasers:

                      (i) approve an annual budget and financial forecast of results of operations and sources and uses of cash for each of the Companies or their Subsidiaries or any material deviations from any such approved annual budget;

                      (ii) amend, alter or repeal any provision of, or add any provision to, any of the Charter Documents;

                      (iii) except as explicitly permitted herein, create, obligate itself to create, authorize, reclassify or issue any Capital Shares of the Companies or of any of the Subsidiaries (other than the issue of Ordinary Shares pursuant to the exercise of the Warrants and the Mezzanine Warrants or the employee options described below in this
        Section 9.2(b)); or

                      (iv) declare or pay any dividends or make any distributions of cash, Property or securities in respect of their respective Capital Shares, or apply any of their assets to the redemption, retirement, purchase or other acquisition of their respective Capital Shares, directly or indirectly, or otherwise, except for the redemption of Purchaser Securities pursuant to and as provided in Articles VI, VII and VIII of this Agreement or as may be necessary to provide UK Parent with sufficient funds to settle any applicable assessment of taxation or any professional fees and administration costs in the ordinary course of business (including any interest paid on the Subordinated Notes or the PIK Notes incurred by it pursuant to the terms of the Transaction Documents) and the parties shall exercise or direct the exercise of their voting rights for the purpose of passing or authorizing and giving effect to such redemption and any related dividend or distribution.

        Notwithstanding anything to the contrary contained herein, TW UK may grant options to employees of the Group Companies at an exercise price that is equal to or greater than the Warrant Exercise Price (as defined in the Warrant Instrument, currently (pounds sterling)1) of the Warrants as of the date hereof and issue Ordinary Shares upon the exercise of such options; provided, that, such grants do not in the aggregate exceed 9,850,000 Ordinary Shares.

               (c) Limitation on Transactions with Affiliates.

                      (i) Neither UK Parent nor TW UK shall, nor shall the Companies permit any of their respective Subsidiaries to, enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to or to purchase any property or assets from, or for the direct or indirect benefit of, any Purchaser (other than relating to this Agreement and the transactions contemplated hereby) or any Affiliate of any Purchaser, Transworld, UK Parent or TW UK, make any Investment in or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the direct or indirect benefit of, any Purchasers (other than relating to this Agreement and the transactions contemplated hereby) or any Affiliate of any Purchaser, Transworld, UK Parent or of TW UK (each, including any series of transactions with one or more Purchasers or Affiliates, an "Affiliate Transaction"), unless:

                             (1) the Board of Directors of TW UK determines, as
               evidenced by a Board Resolution, that the terms of such Affiliate Transaction are fair and reasonable to the Group Companies, and no less favorable to the Group Companies than those that could have been obtained at that time in a comparable arms-length transaction by the applicable Group Company with an unrelated Person; and

                             (2) such transaction has been approved by a
               majority of members of the Board of Directors of TW UK who have no direct or indirect interest in the Affiliate Transaction itself or in the Affiliate that is a party to the Affiliate Transaction, or in any other party that is an Affiliate of any such Affiliate, and TW UK shall have delivered to the Purchasers and Transworld an Officers' Certificate certifying that the conditions of this clause (2) have been satisfied; and

                             (3) with respect to an Affiliate Transaction
               involving or having a potential aggregate value of more than (pounds sterling)1,000,000, the Board of Directors of TW UK shall first have received a written opinion from an Independent Financial Advisor for the benefit of Transworld, TW UK and the Purchasers, which firm is not receiving any contingent fee or other consideration directly or indirectly related to the successful completion of the Affiliate Transaction, to the effect that the proposed Affiliate Transaction is fair to the Group Companies from a financial point of view.

                      (ii) The provisions of this Section 9.2(c) shall not apply to (i) the reasonable and customary fees and compensation paid to or indemnity provided on behalf of, officers, directors, employees or consultants of the Group Companies, as determined by the Board of Directors of TW UK (with respect to officers and directors of TW UK) or the senior management of TW UK in good faith (with respect to other employees and consultants of the Group Companies), (ii) transactions exclusively between or among UK Parent and TW UK and any Wholly-Owned Subsidiary or exclusively between or among Wholly-Owned Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement, (iii) any Affiliate Transaction in existence as of the date hereof, or (iv) any amendment, restructuring or modification of the terms of the Securities or the rights and obligations of the Purchasers under this Agreement or the other Transaction Documents which is approved by a majority of the members of the Board of Directors other than the Purchaser Director.

                      (iii) Notwithstanding anything to the contrary contained herein, neither UK Parent nor TW UK shall enter into, or permit any of their respective Subsidiaries to enter into any transaction or series of transaction, whatever the form or consideration, with Transworld without the prior written consent of a Majority in Interest of the Purchasers.

               (d) Intentionally Omitted.

               (e) Intentionally Omitted.

               (f) Restrictions Against Limitations on Upstream Payments. Neither UK Parent nor TW UK shall, nor shall it permit any Subsidiary to, create or otherwise cause or to become effective any Payment Restriction, except for such Payment Restrictions existing under or by reason of: (i) Applicable Law;
(ii) the terms of the Transaction Documents; (iii) the terms of the Credit Agreements as in existence on the date hereof and any other document entered into in connection therewith; (iv) any instrument governing Indebtedness or Capital Shares of an Acquired Person as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in contemplation of or in connection with such acquisition), provided, that such restriction is not applicable to any Person, or the Property or assets of any Person, other than the Acquired Person; (v) non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (vi) instruments governing purchase money Indebtedness for Property acquired in the ordinary course of business that only impose restrictions on the Property so acquired; or (vii) Refinancing Indebtedness approved by the Board of Directors of TW UK, with respect to Indebtedness described in clauses (ii),
(iii) or (iv), provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instrument governing the Indebtedness being refinanced immediately prior to such refinancing.

               (g) Limitation on Sales of Assets. Other than as contemplated in the Charter Documents of the Companies, the Companies shall not, and shall not permit any of their respective Subsidiaries to undertake any Asset Disposition unless (i) the Board of Directors of TW UK (evidenced by a certified copy of a Board Resolution), approves such Asset Disposition and (ii) no Covenant Breach or Event of Default exists at the time, or would occur as a consequence, of (after giving effect, on a pro forma basis, to) such Asset Disposition.

               (h) Limitation on Indebtedness.

        (i) Each of the Companies will not, and will not permit any of its Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that TW UK and its Subsidiaries may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Net Leverage Ratio would be 7.0:1 or less. For purposes of this Section 9.2(h) the following terms shall have the following meaning:

        "Acquisition Costs" means all fees, out-of-pocket costs and expenses, stamp, registration and other taxes incurred by any Group Company in connection with the Credit Agreements, the Transaction Documents, the Securities, the Designated Indebtedness and any documentation and transactions contemplated thereby, as well as in connection with a Permitted Acquisition (as defined in the Credit Facility).

        "Agreed Pro Forma Adjustments" means in respect of any Permitted Acquisition or Permitted Equity Funded Acquisition (each as defined in the Credit Agreements) adjustments made to EBIT relating to such acquisition which:
(a) add back any non-recurring costs and expenses of the vendors and any overall reduction in operating expenses arising as a result of such acquisition; (b) deduct any new operational costs and expenses including amounts payable to any superintendent or similar person; and (c) in respect of any calculation of EBIT or EBITDA for any Relevant Period where such Permitted Acquisition or Permitted Equity Funded Acquisition did not occur at the commencement of such Relevant Period, annualizes actual EBIT or, as the case may be, EBITDA of the Relevant Business or Restricted Subsidiary (each as defined in the Credit Agreements) since the date of such acquisition.

        "Available Cash" means cash from time to time, standing to the credit of the Acquisition Expenditure Account (as defined in the Credit Facility) in the name of any Borrower (as defined in the Credit Agreements).

        "Cash" means, at my time, cash at bank denominated in sterling and credited to an account in the name of a Group Company that is a Borrower (as defined in the Credit Facility) under the Credit Facility with an Eligible Deposit Bank (as defined in the Credit Facility) and to which such Group Company is alone beneficially entitled and for so long as (a) such cash is repayable on demand and (b) repayment of such cash is not contingent on the prior discharge of any other Indebtedness of any Group Company or of any other person whatsoever or on the satisfaction of any other condition.

        "EBIT" means, in respect of any Relevant Period, the Consolidated profit of the Group Companies for such period:

          (a) before any deduction of corporation tax or other taxes on income or gains for such Relevant Period;

          (b) before any deduction of Interest Payable in respect of such Relevant Period and before amortization of Acquisition Costs, to the extent amortized;

          (c) after deducting (to the extent included) Interest Receivable in respect of such Relevant Period;

          (d)  excluding extraordinary items relating to such Relevant Period;

          (e) after deducting (to the extent otherwise included) the amount of profit (or adding back the loss) for such Relevant Period of any Group Company which is attributable to any third party (not being a Group Company) which is a shareholder in such Group Company;

          (f) after deducting (to the extent otherwise included) any gain over book value arising in favor of a Group Company on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such Relevant Period and any gain arising on any revaluation of any asset during such period;

          (g) after adding back (to the extent otherwise deducted) any loss against book value incurred by any of the Group Companies on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such Relevant Period;

          (h) after deducting any depreciation on fixed assets relating to such Relevant Period.

        "EBITDA" means, in respect of any Relevant Period, EBIT for such period adding back depreciation and amortization during that period, to the extent deducted in calculating EBIT and taking into account any applicable Agreed Pro Forma Adjustments. In relation to any Relevant Period ending on or before September 30, 2000, EBITDA shall be determined on a rolling 12 month basis and shall be calculated by annualizing actual EBITDA, in respect of the period from January 1, 2000 to the last day of the Relevant Period.


        "Financial Indebtedness" means all Indebtedness of the Group Companies determined on a Consolidated basis in respect of or arising under or in connection with:

          (a)  monies borrowed (including overdrafts); or

          (b) indebtedness under any debenture, bond (other than a performance: bond issued in respect of the trade obligations), note or loan stock or other similar instrument; or

          (c) any acceptance or documentary credit (other than in respect of trade obligations), or

          (d) receivables sold or discounted (otherwise than on a non-recourse basis); or

          (e) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the person liable as principal obligor for the payment thereof where the deferred payment is arranged primarily as a method of raising finance or financing or refinancing the acquisition of the asset acquired (excluding, for the avoidance of doubt, trade credit with a term of 180 days or less on customary terms); or

          (f) the sale price of any asset to the extent paid before the time of sale or delivery by the Person liable to effect such sale or delivery where the advance payment is arranged primarily as a method of raising finance or financing or refinancing the manufacture, assembly, acquisition or holding of the asset to be sold (excluding, for the avoidance of doubt, trade credit with a term of 180 days or less on customary terms); or

          (g) Finance Leases, credit sale or conditional sale agreements (whether in respect of land, buildings, plant, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing or refinancing the acquisition of the relevant asset (but not including liabilities under operating leases); or

          (h) the net amount from time to time due pursuant to any agreement for managing or hedging currency and/or interest rate and/or commodity risk whether by way of forward exchange, cap, collar, swap, forward rate agreement or otherwise or the net amount from time to time due under any other derivative contract; or

          (i) the amount payable under any put option or other arrangement (excluding, until exercisable, the Warrants) whereby any Group Company is liable, at the request of a third party, to purchase share capital or other securities issued by it or any other Group Company prior to December 17, 2006; or

          (j) the amount payable by any Group Company in respect of the redemption of any share capital or other securities issued by it prior to December 17, 2006; or

          (k) the amount of any guarantee or indemnity of any Person in respect of any Indebtedness falling within paragraphs (a) to (j) inclusive of this definition;

and so that, where the amount of Financial Indebtedness falls to be calculated, no amount shall be taken into account more than once in the same calculation.

For the avoidance of doubt, Financial Indebtedness shall not include Indebtedness Incurred in relation to any Earnouts payable at the date hereof.

        "Financial Quarter" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

        "Indebtedness for Borrowed Money" means any Indebtedness in respect of or arising under or in connection with Financial Indebtedness (save for Indebtedness falling within paragraph (h) of the definition of Financial Indebtedness).

        "Interest" means in respect of any Relevant Period, amounts payable pursuant to Clause 14 of the Credit Agreements (Taxes) and interest and amounts in the nature of interest paid or payable in respect of any Indebtedness for Borrowed Money of any Group Company, excluding any interest paid or payable on Indebtedness for Borrowed Money between any Group Company and any other Group Company, but including:

        (a)    the interest element of finance leases;

        (b) discount and acceptance fees payable (or deducted) in respect of any Indebtedness for Borrowed Money excluding any income or expense received or incurred in connection with any sales through factoring or leasing transactions but only to the extent that such amounts have been taken into account in the cost of sales for the purposes of calculating EBIT;

        (c) the net amount (expressed as a positive or negative amount, as appropriate) due to or from any of the Group Companies pursuant to interest rate hedging or similar agreements; and

        (d) commitment, utilization and non-utilization fees payable or incurred in respect of Indebtedness for Borrowed Money.

        "Interest Payable" means, in respect of any Relevant Period, Interest accrued (whether or not paid or capitalized) during that Relevant Period as an obligation of any Group Company during that period and calculated on the basis that amortization of Acquisition Costs, to the extent amortized, will be excluded.

        "Interest Receivable" means, in respect of any Relevant Period, the amount of Interest (which for this purpose shall include all payments of the type described in the definition of Interest above (except for paragraph (c) thereof)) received by Group Companies (other than by other Group Companies) during such period whether or not paid.

        "Net Cash Interest" means, in respect of any Relevant Period, Interest Payable less Interest Receivable to the extent actually received in cash during that period.

        "Net Leverage Ratio" means, as of any date of determination, the ratio of Total Net Leverage at such date to EBITDA for the Relevant Period.

        "Quarter Date" means each of 31 March, 30 June, 30 September and 31 December.

        "Relevant Period" means (notwithstanding that such period commenced prior to the date hereof) the four consecutive Financial Quarters ended on the last day of the Fiscal Quarter most recently ended.

        "Total Leverage" means at any time the aggregate amount of Indebtedness for Borrowed Money (including all Indebtedness incurred in relation to the Subordinated Notes, but excluding any Indebtedness in relation to the PIK Notes) of the Group Companies at such time.

        "Total Net Leverage" means with respect to any Relevant Period, Total Leverage less the aggregate amount of all cash balances (including Available
Cash).

        A Majority in Interest of the Purchasers may at any time if they have reasonable grounds for believing that the figures prepared by the Companies are incorrect, inaccurate or incomplete, at the Companies' expense, require the auditors of the Group Companies to verify the figures supplied by the Companies in connection with the financial conditions set out in this Section 9.2(h). If such auditors fail to verify such figures to the reasonable satisfaction of a Majority in Interest of the Purchasers after being requested to do so, a Majority in Interest of the Purchasers may appoint an independent firm of accountants to carry out an appropriate investigation and give a certificate in a form and content reasonably satisfactory to a Majority in Interest of the Purchasers certifying or verifying the relevant figures and satisfaction of the above financial conditions shall be determined be reference to the figures so verified or certified, even if the audited or management accounts for the same date or period have not yet been published.

                      (ii) Notwithstanding the foregoing paragraph (i), TW UK or its Subsidiaries may Incur the following Indebtedness:

                             (1) Bank Indebtedness in an aggregate principal
                      amount not to exceed (pounds sterling)45.5 million, less the aggregate amount of all mandatory prepayments of principal applied to permanently reduce any such Indebtedness;

                             (2) Mezzanine Indebtedness in an aggregate
                      principal amount not to exceed (pounds sterling)10.0 million, less the aggregate amount of all mandatory prepayments of principal applied to permanently reduce any such Indebtedness;

                             (3) Indebtedness evidenced by the Mirror Notes and
                      any Mirror PIK Notes required to be issued from time to time in lieu of cash payments of interest on the Mirror Notes and any Mirror PIK Notes already outstanding;

                             (4) Indebtedness owed to and held by any
                      Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Shares or any other event that results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to TW UK or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                             (5) Indebtedness (A) outstanding on the Closing
                      Date (other than the Indebtedness described in clauses
                      (1), (2) and (3) above), (B) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses (1), (2), (3), (7) or (8) of this
                      Section 9.2(h)(ii) (including Refinancing Indebtedness) and (D) consisting of Guarantees of any Indebtedness permitted under clauses (1), (2), (3), (5), (6), (7) and
                      (8) of this Section 9.2(h)(ii);

                             (6) Indebtedness (A) in respect of performance
                      bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by TW UK for itself or for the benefit of its Subsidiaries in the ordinary course of their business, and (B) under Hedging Obligations entered into for bona fide hedging purposes of the Group Companies in the ordinary course of business; provided, however, that such Hedging Obligations do not increase the Consolidated Indebtedness of the Group Companies outstanding at any time other than as a result of fluctuations in interest rates or currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                             (7) Indebtedness represented by Finance Lease
                      Obligations in an aggregate principal amount not to exceed (pounds sterling)250,000 outstanding at any one time;

                             (8) Indebtedness (other than Indebtedness permitted
                      to be incurred pursuant to Section 9.2(h)(i) hereof or any other clause of this Section 9.2(h)(ii)) of TW UK in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred by TW UK pursuant to this Section 9.2(h)(ii)(8) and then outstanding, shall not exceed (pounds sterling)20.0 million outstanding at any one time; or

                             (9) Indebtedness in respect of interest payments
                      accruing on Indebtedness which is otherwise permitted.

                      (iii) Notwithstanding the foregoing Section 9.2(h)(i), UK
               Parent may Incur Indebtedness with respect to the Subordinated Notes, the PIK Notes and Guarantees of Designated Indebtedness and other Indebtedness of any Group Company permitted hereby.

                      (iv) Notwithstanding any other provision of this Section
               9.2(h), the maximum amount of Indebtedness that the Companies or any Subsidiary may Incur pursuant to this Section 9.2(h) shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

                             (1) Indebtedness Incurred pursuant to the Credit
                      Agreements prior to or on the Closing Date shall be treated as Incurred pursuant to Section 9.2(h)(ii)(1);

                             (2) Indebtedness permitted by this Section 9.2(h)
                      need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in cart by one or more other provisions of this covenant permitting such Indebtedness; and

                             (3) in the event that Indebtedness meets the
                      criteria of more than one of the types of Indebtedness described in this Section 9.2(h), TW UK, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

                      (v) For purposes of determining compliance with any
               Sterling-denominated restriction on the Incurrence of Indebtedness the Sterling-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that (1) the Sterling-equivalent principal amount of any such Indebtedness outstanding or committed on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, and (2) if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Sterling-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Sterling-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

                      (i) Protection of Purchasers' Rights Generally.

                      (i) Neither UK Parent nor TW UK shall, or shall permit any of its Subsidiaries to, by amendment of any Charter Document or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by UK Parent and TW UK.

                      (ii) Upon request by the Purchasers, the Companies shall
               do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such reasonable further act, deed, conveyance, transfer and assurance necessary to better assure their compliance with the terms, provisions, purposes and intents of this Agreement and the other Transaction Documents, and all other agreements, securities and instruments contemplated hereby and thereby, and the effectiveness of the rights, benefits and remedies provided for hereby and thereby.

               (j) Amendments and Supplements Requiring Consent of Purchasers.

                      (i) Except as otherwise provided in this Section
               9.2(j)(i), the Mirror Notes and Mirror PIK Notes may be amended or supplemented only with the written consent of a Majority in Interest of the Purchasers, and any existing Covenant Breach or Event of Default or compliance with any provision of the Mirror Notes and/or Mirror PIK Notes may be waived only with the consent of a Majority in Interest of the Purchasers.

                      (ii) Without the written consent of each Purchaser
               affected, no amendment, supplement or waiver to the Subordinated Notes or PIK Notes shall: (A) amend this Section 9.2(j), (B) reduce the principal of or change the fixed maturity of any Subordinated Note or any PIK Note, or alter the provisions with respect to the redemption of the Subordinated Notes or PIK Notes in a manner adverse to the Purchasers, (C) reduce the rate of or change the time for payment of interest on any Subordinated Note or any PIK Note, (D) waive a Covenant Breach or Event of Default in the payment of principal of, or premium, if any, or interest on, the Subordinated Notes or PIK Notes (except that a Majority in Interest of the Purchasers may (1) rescind an acceleration of the Subordinated Notes that resulted from a Covenant Breach or an Event of Default, and (2) waive the payment default that resulted from such acceleration), (E) make any Subordinated Note or PIK Note payable in money other than that stated in the Subordinated Notes or PIK Notes, respectively.

                      (iii) It shall not be necessary for the consent of the
               Purchasers under this Section 9.2(j) to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.2(j) becomes effective, the Companies shall mail to each Purchaser a notice briefly describing the amendment, supplement or waiver. Any failure of the Companies to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

               (k) Conduct of Business of UK Parent. Notwithstanding anything to the contrary in this Agreement. UK Parent shall not: (i) own any Properties other than Ordinary Shares of TW UK, cash or other assets incidental to its status as a holding company of TW UK or necessary to discharge the obligations under the Transaction Documents (ii) Incur any Indebtedness as primary obligor or principal borrower other than the Subordinated Notes, the PIK Notes and any Indebtedness permitted by the Credit Agreements, provided, that, UK Parent may Guarantee Indebtedness of its Subsidiaries or Guarantees of the Designated Indebtedness, or
        (iii) conduct any business operations of any kind whatsoever other than serving as the holding company of TW UK and discharging its obligations under the Credit Agreements and the Transaction Documents.

               (l) US Tax Status. TW UK shall qualify as a corporation, as defined under Treasury Regulation Section 301.7701-2(b) for U.S. federal income tax purposes, at all times subsequent to the Closing.

               (m) Prohibitions Against UBTI. UK Parent shall not own any assets other than the Capital Shares of TW UK, the Mirror Notes and the Mirror PIK Notes. UK Parent shall not own debt-financed property within the meaning of
Section 514(b) of the Code and the Treasury Regulations promulgated thereunder. UK Parent shall not incur gross income that would, if UK Parent were any entity exempt from taxation pursuant to Section 501(a) of the Code, constitute unrelated business taxable income as defined in Section 512 of the Code and the Treasury Regulations promulgated thereunder.



                                    ARTICLE X
                            PROVISION OF INFORMATION

        10.1 Provision of Information. Until the earlier of (i) TW UK consummating a Qualified Public Offering or (ii) the Ordinary Shares achieving a Qualified Public Value, TW UK shall:

               (a) prepare at the cost of TW UK and deliver to the Purchasers and Transworld:

                      (i) within 25 days of the end of each month consolidated monthly management accounts of the Group Companies including a profit and loss account and a balance sheet, cash flow statement and 12 month cash flow forecast in each case with a comparison against the Budget together with a commentary on the trading and prospects of the Group Companies; and

                      (ii) such other information as the Purchasers and Transworld may reasonably require;

               (b) despatch the audited accounts of the Group Companies for each financial period of TW UK to members of TW UK and the Purchasers and Transworld not later than 120 days after the end of each financial period;

               (c) procure that not later than the beginning of each financial accounting reference period there is prepared and delivered to the Purchasers and Transworld a detailed operating budget for such financial accounting reference period (including a schedule of all forecast capital expenditure and cash flow forecast for the Group Companies in respect of such financial accounting reference period) of the Group Companies; and

               (d) procure that all material developments regarding any of the Group Companies' affairs are communicated to the Purchaser Director and the Transworld Director at meetings of the Board of Directors (or through Board of Directors papers) or in writing to the Purchasers and Transworld and that the Purchasers and Transworld are given such information and such access to the officers, employees and premises of the Group Companies as they may reasonably require.

        The Companies shall enter into and deliver to Transworld at the Closing the Transworld Rights Letter.

        10.2 Communication of Information. The Purchaser Director and the Transworld Director may communicate any information received by them pursuant to this Agreement or otherwise in their capacity as director of UK Parent or TW UK to any Purchaser and Transworld, respectively. Each of the Purchasers and Transworld may communicate any such information to any company or other entity which is its subsidiary or holding company or a subsidiary of its ultimate holding company or to its manager or investment or other professional adviser or any Person or Persons on behalf of whom it holds Securities; provided, that it shall use its reasonable endeavors to procure that such recipient is aware of the confidential nature of such information and does not use any such information other than for the purpose of reviewing its or clients' investment in TW UK or UK Parent.

                                   ARTICLE XI
                       CONDUCT OF THE GROUP AND MANAGEMENT

        11.1 Conduct of the Group Companies Following Closing. Until the earlier of (i) UK consummating a Qualified Public Offering or (ii) the Ordinary Shares achieving a Qualified Public Value, TW UK shall:

        (a) send to the Purchaser Director and the Transworld Director:

                      (i) reasonable advance notice of each meeting of the Board of Directors or committee of the Board of Directors or of a meeting of the Directors of any member of the Group Companies of which that Person is a director (such notice to be not less than seven days' notice unless otherwise agreed by the Purchaser Director) and an agenda of the business to be transacted at such meeting (together with all papers circulated or presented to the same);

                      (ii) as soon as practicable after each such meeting of the Board of Directors or of a committee of the Board of Directors, a copy of the draft minutes thereof;

               (b) procure that at least four Board of Directors meetings of TW UK shall be held each year (at not more than sixteen weekly intervals) in London or such other venue as the Board of Directors may determine (or such other venue as is approved by the Purchaser Director and the Transworld Director);

               (c) procure that if the Purchasers or Transworld have not for the time being appointed an Purchaser Director or a Transworld Director pursuant to this Agreement, they shall be entitled themselves to send a representative to any such meeting of the Board of Directors and Board of Directors meetings of all members of the Group Companies;

               (d) procure that if the Purchasers or Transworld have not for the time being appointed a Purchaser Director or a Transworld Director, respectively, pursuant to the Voting Trust Agreement they shall be entitled themselves to send a representative to any such meeting of the Board of Directors and Board of Directors meetings of all members of the Group Companies;


        11.2 Management of the Companies. The management of TW UK and UK Parent shall be carried out by the Officers and the Officers shall not be subject to any significant day to day responsibilities to Transworld.

                                   ARTICLE XII
                                DRAG ALONG RIGHTS

        12.1 Drag Along Rights.

               (a) If Transworld, UK Parent, TW UK or any of the Purchasers receives an offer from any Person, or themselves make an offer, which, if accepted in full, would result in a Qualifying Liquidity Event ("Qualifying Offer"), then such person receiving or so making the offer shall immediately notify the Board of Directors of such offer.

               (b) In the event of:

                    (i) a Qualifying Offer being so received or made, and the
               Board of Directors so requesting in writing; or

                    (ii) a Qualifying Offer being so received or made and an
               Extraordinary Event (as defined in the Voting Trust Agreement) having occurred, and the Purchasers' Representative so requesting in writing; or

                      (iii) a Put Breach having occurred or being continuing and any of Transworld, TW UK, UK Parent or any of the Purchasers having received a bona fide offer from any Person who is not an Affiliate of TW UK or of the Purchasers' Representative, which if accepted in full would constitute a Liquidity Event, and the Purchasers' Representative so requesting in writing;

        each of Transworld, UK Parent, TW UK and each Purchaser, in the case of each of (i), (ii) and (iii) above, whichever is applicable, shall be obliged to and shall:

                             (1) sell, transfer and deliver, or cause to be
                      sold, transferred and delivered, to the purchaser or acquirer (the "Buyer"), all Capital Shares of TW UK and Subordinated Notes of UK Parent then held by each of them on substantially identical terms (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities, as well as the relative preferences and priorities of any preferred securities then outstanding); and

                             (2) execute and deliver such instruments of
                      transfer, and take such other action, including voting such Ordinary Shares or Voting Trust
                      Certificates, as the case may be, of TW UK held by such party in favor of any such transaction and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Board of Directors and/or the Buyer may reasonably require in order to carry out the terms and provisions of this
                      Article 12,
provided that no party hereto shall be required to execute any indemnity or similar agreement rendering such party personally liable for any amount in excess of the proceeds to be received by such Person from such transaction.

        12.2 Notification. Not less than 20 Business Days prior to the date proposed for the completion of any transaction described in Section 12.1 hereof, the Board of Directors (or in the circumstances set forth in Section 12.1(b)(ii) and (iii) above, the Purchasers' Representative) shall cause TW UK to give (and TW UK shall give) written notice to Transworld, UK Parent and the Purchasers, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the transaction and the proposed completion date.

        12.3 Appointment of Agent. Transworld, UK Parent and the Purchasers (other than the Purchasers' Representative) hereby: (a) irrevocably appoint the Chief Executive Officer of TW UK as his, her or its agent and attorney (the "Agent") (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to give effect to the provisions of this Article 12; and (b) subject to the provisions of the Voting Trust Agreement grant to the Agent a proxy (which shall be irrevocable) to vote all voting Capital Shares of TW UK owned by such Person and exercise any consent rights applicable thereto to give effect to the provisions of this Article 12, provided that the Agent shall not exercise such power of attorney or proxy with respect to any Person unless such Person is in breach of its obligations under this Article XII.

        12.4 Termination. The drag along rights provided for in this Article XII shall terminate automatically upon the effective date of an amendment to the Articles of Association of TW UK that deletes, eliminates or otherwise terminates such rights in the Articles of Association of TW UK.


                                  ARTICLE XIII
                                 CO-SALE RIGHTS

        13.1 Co-Sale Rights. Except for any transfer of Capital Shares expressly authorized by the provisions of the Voting Trust Agreement, this Agreement, the Warrant Instrument or the Charter Documents of TW UK (other than transfers specifically authorized under Article 7 of the Articles of Association of TW UK to which the provisions of this Article XIII shall apply), with respect to any proposed transfer of Capital Shares or Subordinated Notes by any holder thereof (the "Transferor") to any person ("Proposed Purchaser") prior to the consummation of a Qualified Public Offering or achievement of a Qualified Public Value, each of UK Parent, Transworld and the other Purchasers, or their transferees and assigns (the "Other Shareholders"), shall have the right ("Co-Sale Rights") to require the Proposed Purchaser to purchase from it a portion of its Capital Shares (including Ordinary Shares issued or issuable upon exercise of Warrants) and Subordinated Notes (such Other Shareholder's "Pro Rata Share") which is equal to the product obtained by multiplying:

          (i) the total number of Capital Shares that the Proposed Purchaser is prepared to purchase; by

          (ii) a fraction, the numerator of which is the total number of Capital Shares (including Ordinary Shares issued or issuable upon exercise of Warrants) owned by such Other Shareholder, and the denominator of which is the total number of Capital Shares issued and outstanding immediately before the transfer (including Ordinary Shares issued or issuable upon exercise of Warrants);

or such greater number of Capital Shares which is determined in accordance with the remainder of this Article XIII.

        The price per Ordinary Share and, subject to Section 13.4 hereof, the terms and conditions, shall be the same as those of such proposed transfer by the Transferor, with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of any preferred securities then outstanding (it being understood that such terms and conditions may include the execution and delivery of such instruments of transfer as are executed and delivered by the Transferor to the Proposed Purchaser, provided that the Other Shareholders shall not be required to execute any indemnity or similar agreement rendering such Other Shareholder personally liable for any amount in excess of the proceeds to be received by such Other Shareholder from such transfer).

        13.2 Sale Notice. The Transferor shall notify, or cause to be notified, each Other Shareholder in writing of each such proposed transfer. Such notice (the "Sale Notice") shall set forth:

        (a) the number of Capital Shares and principal amount of Subordinated Notes proposed to be transferred;

        (b) the maximum number of Capital Shares and principal amount of Subordinated Notes that such Other Shareholder can sell to such Proposed Purchaser;

        (c) the name and address of the Proposed Purchaser;


        (d) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser;

               (e) that the Proposed Purchaser has been informed of the Co-Sale Rights provided for in this Article XIII and has agreed to purchase Capital Shares and principal amount of Subordinated Notes in accordance with the terms hereof; and

               (f) that, with respect to the Capital Shares and principal amount of Subordinated Notes to be purchased by the Proposed Purchaser, the Proposed Purchaser agrees to enter into a Deed of Adherence in accordance with this Agreement.

        At the request of the Transferor, TW UK shall provide to the Transferor any information available to TW UK, to the extent such information is required for the delivery of a Sale Notice by the Transferor, and each Other Shareholder shall provide to the Transferor information concerning such Other Shareholder's name and address and the number of Capital Shares and principal amount of Subordinated Notes held by such Other Shareholder (including Ordinary Shares issuable upon exercise of the Warrants).

        13.3 Co-Sale Notice. The Co-Sale Rights may be exercised by any Other Shareholder by delivery of a written notice to the Transferor giving a Sale Notice (the "Co-Sale Notice") within 10 Business Days following their receipt of the Sale Notice. The Co-Sale Notice shall constitute an agreement, binding on the Other Shareholder delivering it, to sell up to the number of Capital Shares and principal amount of Subordinated Notes specified in the Co-Sale Notice to the Proposed Purchaser in the event the proposed sale to the Proposed Purchaser can, as modified by the inclusion of such Other Shareholder(s), still be consummated as originally proposed, and is so consummated. In such event, the number of Capital Shares and principal amount of Subordinated Notes to be sold by each Other Shareholder giving a Co-Sale Notice shall be determined as follows:

               (a) each such Other Shareholder shall be entitled to sell at least the lesser of the number of Capital Shares and principal amount of Subordinated Notes specified in such Other Shareholder's Co-Sale Notice or such Shareholder's Pro Rata Share. Such amount is referred to as such Other Shareholder's "Basic Sale Amount" and, in the case of any Other Shareholder who requested the sale of a number of Capital Shares and principal amount of Subordinated Notes in excess of such Other Shareholders Pro Rata Share, the amount of such excess is referred to as such Other Shareholder's "Excess Sale Request." If not all Other Shareholders requested the sale of at least their Pro Rata Share, the excess of the total of the Pro Rata Shares of all Other Shareholders over the total of the Basic Sale Amount of the Other Shareholders who gave Co-Sale Notices is referred to as the "Undersubscribed Amount."

               (b) If there is an Undersubscribed Amount, it shall be allocated between the Other Shareholders who gave Co-Sale Notices, as a class, and the Transferor pro rata as follows:

                      (i) an amount equal to the Undersubscribed Amount multiplied by a fraction, the numerator of which is the total of the Basic Sales Amounts of such Other

        Shareholders and the denominator of which is the total amount of Capital Shares and Subordinated Notes to be purchased by the Proposed Purchaser, shall be allocated to such Other Shareholders, as a class (such amount is referred to as the "Excess Allocable Amount") in accordance with Section 13.3(c); and

                      (ii) the remainder of the Undersubscribed Amount shall be allocated to the Transferor.

               (c) If there is an Excess Allocable Amount, each Other Shareholder who had an Excess Sale Request shall also be entitled to sell an amount equal to the lesser of such Other Shareholder's Excess Sale Request or the Excess Allocable Amount multiplied by a fraction, the numerator of which is such Other Shareholder's Excess Sale Request and the denominator of which is the total of the Excess Sale Requests of all Other Shareholders having Excess Sale Requests.

        13.4 Procedures. In the event that the Proposed Purchaser does not purchase all Capital Shares and Subordinated Notes to be sold by all Other Shareholders giving Co-Sale Notices (as determined pursuant to Section 13.3(a),
(b) and (c) hereof), on the terms and conditions stated in the Sale Notice or on terms and conditions no less favorable to the Transferor, then the Transferor may not make the proposed sale to such Proposed Purchaser without renewed compliance with this Article XIII. After expiration of the 10 Business Day period referred to above, the Transferor shall have the right during the following 120 calendar day period to transfer, or to enter into a binding agreement to transfer, any of the Capital Shares and Subordinated Notes not subject to a Co-Sale Notice to the Proposed Purchaser or subject to the remainder of this Article XIII, to a different purchaser, on the terms and conditions stated in the Sale Notice or on terms and conditions no more favorable to the Transferor, so long as the Capital Shares subject to Co-Sale Notices are also purchased or agreed to be purchased at the same time, provided that the Transferor may not, without renewed compliance with this Article XIII:

               (a) make a sale pursuant to a previously executed agreement to transfer Capital Shares or Subordinated Notes on a date which is more than 180 days after the date of the applicable Sale Notice; or

               (b) make a sale to a different purchaser on terms and conditions (including the financial standing and creditworthiness of such different purchaser) more favorable to the Transferor than those set forth in the applicable Sale Notice.

        13.5 Adjustments. All numbers in this Article XIII which refer to Capital Shares shall be subject to appropriate adjustment in the event of any share dividend, share split, reverse share split, consolidation or similar transaction.

        13.6 Registration Rights. For the purpose of this Article XIII if: (a) the Transferor has agreed to sell any Capital Shares or Subordinated Notes for consideration which includes securities; (b) such non-cash consideration includes securities (other than notes, debentures or similar instruments evidencing indebtedness) which are not readily marketable on a public market providing regularly maintained price quotations and a regular flow of transactions; and (c) after giving effect to the proposed transfer of Capital Shares or Subordinated Notes by the Transferor and any related transactions, the Proposed Purchaser or the issuer of such securities would be an Affiliate of the Transferor, then the Proposed Purchaser's offer to the Other Shareholders shall include registration rights for the benefit of the Other Shareholders accepting such offer and covering any such securities, upon terms and conditions no less favorable to the Other Shareholders than those set forth in the Registration Rights Agreement.

        13.7 Termination. The rights set forth in this Article XIII shall terminate automatically upon the effective date of an amendment to the Articles of Association of TW UK that deletes, eliminates or otherwise terminates such rights in the Charter Documents of TW UK.

                                   ARTICLE XIV
                                   PRE-EMPTION

        14.1 Limitations. Until the earlier of (i) the consummation of a Qualified Public Offering or (ii) the achievement of a Qualified Public Value, except in the case of a Permitted Transfer (to which the provisions of this Article XIV shall not apply), any Person who wishes to transfer Capital Shares of TW UK or Securities (the "Seller") shall give notice in writing (the "Transfer Notice") to TW UK of his, her or its wish specifying:

        (a) the number and class(es) of Capital Shares of TW UK and the Securities which he, she or it wishes to transfer (the "Sale Securities");

        (b) the name of any third party to whom he, she or it proposes to sell or transfer the Sale Securities;

        (c) the price at which he, she or it wishes to transfer the Sale Securities (which shall be deemed to be the Fair Market Value if no price is specified) (the "Transfer Price"); and

        (d) whether or not the Transfer Notice is conditional upon all, and not part only, of the Capital Shares of TW UK or Securities so specified being sold pursuant to the offer hereinafter mentioned and, in the absence of such stipulation, it shall be deemed not be so conditional.

        Where any Transfer Notice is deemed to have been given in accordance with this Section 14.1, the deemed Transfer Notice shall be treated as having specified: (i) that all the Sale Securities registered in the name of the Seller shall be included for transfer; (ii) that the price for the Sale Securities shall be as agreed between the Board of Directors and the Seller or, failing agreement, shall be the Fair Market Value; and (iii) that no condition as referred to in Section 14.1(d) shall apply.

        Unless otherwise agreed by Transworld, the Purchasers and TW UK in writing, no Transfer Notice once given or deemed to have been given in accordance with this Section 14 shall be withdrawn. The Transfer Notice shall constitute TW UK the agent of the Seller (other than the Purchasers' Representative) for the sale of the Sale Securities specified therein at the Transfer Price.

        14.2 Notice. TW UK shall as soon as practicable following receipt of a Transfer Notice or, where later, upon the determination of the Transfer Price give notice in writing to each of the holders of Sale Securities (the "Members") (for which purpose all of the Warrants shall be deemed to have been exercised immediately prior to such notice and holders of Warrant shall be treated as members in respect of all the Ordinary Shares which are the subject of the Warrants) informing them that the Sale Securities are available and of the Transfer Price. Such notice shall invite each of the Members to state, in writing within 42 days from the date of such notice (which date shall be specified therein), whether he, she or it is willing to purchase any and, if so, how many of the Sale Securities.

        14.3 Offer.

        (a) The Sale Securities shall be offered to each Member on terms that, in the event of competition, the Sale Securities offered shall be sold to the Members accepting the offer in proportion (as nearly as may be) to their existing holdings of Sale Securities to which the offer is made (the "Proportionate Entitlement"). It shall be open to each such Member to specify if he, she or it is willing to purchase Sale Securities in excess of his Proportionate Entitlement ("Excess Shares") and, if the Member does so specify, he shall state the number of Excess Shares.

        (b) After the expiration of the offers to be made pursuant to Section 14.3(a) (or sooner if all the Sale Securities offered shall have been accepted in the manner provided in Section 14.3(a)), the Board shall allocate the Sale Securities in the following manner:

               (i) if the total number of Sale Securities applied for is equal to or less than the available number of Sale Securities, TW UK shall allocate the number applied for in accordance with the applications; or

               (ii) if the total number of Sale Securities applied for is more than the available number of Sale Securities, each of Transworld and the Purchasers shall be allocated his, her or its Proportionate Entitlement (or such lesser number of Sale Securities for which he, she or it may have applied); applications for Excess Shares shall be allocated in accordance with such applications or, in the event of competition, (as nearly as may be) to each Member applying for Excess Shares in the proportion which shares of the relevant class held by such Member bears to the total number of shares of that class held by all such Members applying for Excess Shares; provided, that, such Member shall not be allocated more Excess Shares than he shall have stated himself, herself or it willing to take, and in either case, TW UK shall forthwith give notice of each such allocation (an "Allocation Notice") to the Seller and each of the persons to whom Sale Securities have been allocated (a "Member Applicant") and shall specify in the Allocation Notice the place and time (being not later than 14 days after the date of the Allocation Notice) at which the sale of the Sale Shares shall be completed.

               (c) Subject to Section 14.4 upon such allocations being made as aforesaid, the Seller shall be bound, on payment of the Transfer Price, to transfer the Sale Securities comprised in the Allocation Notice to the Member Applicants named therein at the time and place therein specified. If he, she or it makes default in so doing the Chairman for the time being of TW UK or, failing him, one of the Directors, or some other person duly nominated by a resolution of the Board of Directors for that purpose, shall forthwith be deemed to be the duly appointed attorney of the Seller with full power to execute, complete and deliver in the name and on behalf of the Seller a transfer of the relevant Sale Securities to the Member Applicant and any Director may receive and give a good discharge for the purchase money on behalf of the Seller and (subject to the transfer being duly stamped) enter the name of the Member Applicant in the register of members as the member or members by transfer of the Sale Securities so purchased by him or them, The Board of Directors shall forthwith pay the purchase money into a separate bank account in TW UK's name and shall hold money on trust (but without interest) for the Seller until he, she or it shall deliver up his, her or its certificate or certificates for the relevant shares (or an indemnity, in a form reasonably satisfactory to the Board of Directors, in respect of any lost certificate) to TW UK when he shall thereupon be paid the purchase money.

        14.4 Additional Offer. If the Seller shall have included in the Transfer Notice a provision that unless all the Sale Securities are sold, none shall be sold and if the total number of Sale Securities applied for by Member Applicants is less than the number of Sale Securities then the Allocation Notice shall refer to such provision and shall contain a further invitation, open for 28 days, to those Persons to whom the Sale Securities have been allocated to apply for further Sale Securities and completion of the sales in accordance with this Section 14.4 hereof shall be conditional upon such provision as aforesaid being complied with in full.

        In the event all of the Sale Securities not being sold under the preceding paragraph of this Section 14.4 the Seller may, at any time within six calendar months after receiving confirmation from TW UK that the pre-emption provisions herein contained have been exhausted, transfer any Sale Securities (which have not been sold) to any Person or Persons at any price not less than the Transfer Price, provided, that:

     (a) if the Seller stipulated in the Transfer Notice that unless all the Sale Securities were sold none should be sold, the Seller shall not be entitled, save with the written consent of the Members holding Capital Shares (for which purpose all of the Warrants shall be deemed to have been exercised immediately prior to such Transfer Notice and the holders of Warrants shall be treated as members in respect of all Ordinary Shares which are the subject of the Warrants) carrying 80 percent of voting rights which may for the time being be cast at a general meeting of TW UK, to sell hereunder only some of the Sale Securities comprised in the Transfer Notice to such Person or Persons;

     (b) any such sale shall be a bona fide sale and the Board of Directors may require to be satisfied in such manner as it may reasonably require that the Sale Securities are being sold in pursuance of a bona fide sale for not less than the Transfer Price without any deduction, rebate or allowance whatsoever to the buyer and, if not so satisfied, may refuse to register the instrument of transfer.

        The costs of determining the Fair Market Value shall be borne by TW UK unless, in the case of a determination required pursuant to the provisions of
Section 14.1, the Fair Market Value so determined is less than that suggested by the Board of Directors, in which event the costs of determining the Fair Market Value shall be borne by the Seller.


                                   ARTICLE XV
                                    TRANSFERS

        15.1 Limitations. Until the consummation of a Flotation, no Transfer of any Securities, any Capital Shares of TW UK, any Capital Shares of UK Parent or any rights contained herein, either in whole or in part, directly or indirectly, shall be made at any time by any Purchasers, Transworld or UK Parent; provided, that:

               (a) a Purchaser which is a corporation, limited or general partnership, company or other business entity may Transfer for any consideration whatsoever all of the Securities registered in its name to any other company (an "Associated Company") which is an Affiliate of that Purchaser, a holding company of that Purchaser or which is a subsidiary of that Purchaser or which is another subsidiary of such a holding company (the expressions "subsidiary" and "holding company" having the meanings given to them respectively in section 736 of the Companies Act 1985) provided that if at any time the transferor and transferee cease to be so associated for any reason other than a change in general partner, manager or advisor, the transferee shall forthwith Transfer to the original Purchaser the Securities then registered in its name;

               (b) a Purchaser which is a corporation, limited or general partnership, company or other business entity may Transfer for any consideration whatsoever any of the Securities held in its name to any limited partner or other constituent owner of such Purchaser;

               (c) Transworld and UK Parent may Transfer any Capital Shares of UK Parent or Ordinary Shares of TW UK, respectively, with the prior written consent of the Board of Directors of TW UK (evidenced by a Board Resolution);

               (d) each of the Purchasers may Transfer any Purchasers' Securities with the prior written consent of the Board of Directors of TW UK (evidenced by a Board Resolution);

               (e) any Transfer of Securities pursuant to Articles VI, VII or VIII hereof is permitted if effected in accordance therewith;

               (f) any Transfer of Voting Trust Certificates or Capital Shares pursuant to the provisions of the Voting Trust Agreement is permitted if effected in accordance therewith and with the Charter Documents;

               (g) any Transfer of Securities or Capital Shares pursuant to the provisions of the Charter Documents of UK Parent or TW UK is permitted if effected in compliance therewith; and

               (h)    after the consummation of a Flotation

                    (i) any Purchaser other than the Purchaser's Representative may Transfer any Purchasers' Securities,

                    (ii) the Purchasers' Representative may Transfer Securities
               without the loss of any of its rights set out herein and in the other Transaction Documents (including the Voting Trust Agreement) so long as the Purchaser's Representative continues to hold at least a majority of the Purchasers' Securities acquired by it on the date hereof under this Agreement (for the avoidance of doubt, if after a Flotation the Purchasers' Representative Transfers more than a majority of the Purchasers' Securities acquired by it under this Agreement, such Transfer will have the same consequences as a Transfer in compliance with Section 15.1(d) hereof as described in Section 15.3(b)(ii)), and

                      (iii) UK Parent may Transfer Ordinary Shares without the
               loss of its rights set out herein or in the Voting Trust Agreement so long as UK Parent continues to hold at least a majority of the Ordinary Shares held by it on the date hereof (for the avoidance of doubt, if after a Flotation UK Parent Transfers more than a majority of the Ordinary Shares held by it, such Transfer will have the same consequences as described in
               Section 15.3(a) hereof) (each of the events in clauses (a) through (h) above is referred to herein as, a "Permitted Transfer").

        Prior to the consummation of a Flotation, no Transfer shall be made unless the transferee shall have entered into an enforceable written agreement satisfactory to the Board of Directors of TW UK agreeing to be bound by the terms of this Agreement and any other applicable Transaction Documents (including the Voting Trust Agreement) and the transferor complies with the obligation under the Intercreditor Agreement to procure that the transferee agrees to be bound by the terms of the Intercreditor Agreement.

        Notwithstanding any other provisions of this Agreement, the Purchaser's Representative may transfer all of the Securities and the Special Share registered in its name to its partners in connection with a winding up of its affairs.

        15.2 Transfer Instrument. Every Transfer of Securities hereunder shall be made by an instrument of Transfer in the usual or common form or in any other form which may be approved by the Board of Directors. Every instrument of Transfer must be signed by the transferor or where the transferor is a corporation given under its common seal or signed on its behalf by a duly authorized officer or agent and the transferor shall remain the owner of the Securities to be transferred until the name of the transferee is entered in the Register in respect thereof. Every instrument of Transfer must be lodged for registration at the place where the Register shall for the time being be kept accompanied by the certificate for the Securities all or part of the nominal amount of which is to be transferred and such other evidence as the Directors or other officers of UK Parent or TW UK, as the case may be, authorized to deal with transfers may require to prove the title of the transferor or his right to Transfer the Securities and, if the instrument of Transfer is executed by some other person on his behalf, the authority of the person signing the same. All instruments of Transfer which shall be registered may be retained by UK Parent or TW UK, as the case may be.

        15.3 Transfers in Violation of this Agreement.

               (a) Subject to Section 5.1(h), Transworld's and UK Parent's rights set out in Articles X, XI, XII, XIII and XIV and Section 18.1(c) hereof and their right to direct the voting of shares held under the Voting Trust Agreement shall absolutely terminate forthwith upon any Transfer of any Capital Shares of UK Parent held by Transworld or Ordinary Shares held by UK Parent, in each case, both if such Transfer is in violation of
Section 15.1 hereof and if such Transfer is in compliance with Section 15.1(c) hereof.

               (b) Subject to Section 5.1(h), a Purchaser's rights set out in
(i) Articles IV, VIII, IX, X, XI, XII, XIII, XIV and XVI hereof and, in the event the Purchasers' Representative is the transferring Purchaser, such Purchasers' Representative's right to direct the voting of shares held under the Voting Trust Agreement shall absolutely terminate forthwith upon any transfer of any of his, her or its Purchaser's Securities held by such transferring Purchaser in violation of Section 15.1 hereof and (ii) Articles IV, XII, XIII and XVIII and, in the event the Purchasers' Representative is the transferring Purchaser, such Purchasers' Representative's right to direct the voting of shares held under the Voting Trust Agreement shall absolutely terminate forthwith upon any Transfer of any Purchaser's Securities held by such transferring Purchaser in compliance with Section 15.1(d) hereof.

               (c) Any transfer by the Purchasers' Representative of its Securities, (i) in violation of Section 15.1 hereof or (ii) in accordance with
Section 15.1(d), also shall be deemed an automatic transfer of the Special Share by the Purchasers' Representative to TW UK for no consideration.

               (d) In the event Hyperion Capital Transfers, whether in one transaction or in a series of transactions, Capital Shares in Transworld such that after giving effect thereto, Hyperion Capital would no longer own beneficially and of record 50.1% or more of all Capital Shares of Transworld, Transworld's and UK Parent's rights set out in Articles X, XI, XII, XIII, XIV, XV, XVI and XXI and Section 18.1(c) hereof and their right to direct the voting of shares held under the Voting Trust Agreement shall absolutely terminate forthwith upon such Transfer.

        15.4 Additional Transfer. Notwithstanding any other provision of this Agreement, no Transfer of Subordinated Notes or of Warrants shall be effected unless any Transfer of Subordinated Notes is accompanied by a Transfer (to the same transferee) of Warrants having an aggregate Warrant Exercise Price (as defined in the Warrant Instrument) equal to the aggregate principal amount of the Subordinated Notes the subject of the Transfer, and vice versa.


                                   ARTICLE XVI
                                   SUCCESSORS

        16.1 Merger or Consolidation.

               (a) The Companies shall not directly or indirectly, by operation of law or otherwise (i) be acquired by any other Person; (ii) permit substantially all of their assets to be acquired by any other Person; (iii) consolidate, merge, or otherwise combine with or into any other Person; (iv) permit any other Person to acquire, consolidate, merge, or otherwise combine with or into the Companies; (v) permit any other Person to acquire, consolidate, merge, or otherwise combine with or into or be consolidated, merged, or otherwise combined with or into by, any Subsidiary (in a transaction in which such Subsidiary (or successor Person) remains (or becomes) a Subsidiary); and (vi) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of any of the Subsidiaries as an entirety or permit any of the Subsidiaries to do any of the foregoing (except for any Permitted Disposition, or the merger, consolidation or other combination of any Subsidiary of the Companies with or into, or the disposition of all or substantially all of the assets of any Subsidiary of the Companies to, the Companies or any Wholly-Owned Subsidiary of the Companies), unless:

                      (i) in any such transaction in which the Person acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Companies as an entirety (for purposes of this Article X, "Successor Companies"), such Successor Companies shall be a corporation or limited liability company, shall be organized, duly incorporated and validly existing under the laws of England and shall expressly assume pursuant to the terms and conditions of this Agreement, in form reasonably satisfactory to a Majority in Interest of the Purchasers, the due and punctual payment of the principal of and interest on all the Subordinated Notes and PIK Notes then outstanding, all obligations with respect to the Warrants then outstanding, and the performance of every covenant and obligation set forth in this Agreement on the part of the Companies to be performed or observed and shall take all such action and pass all such resolutions as may be necessary to enable it to assume all such obligations, including, without limitation, the obligations with respect to the guarantee of the Purchasers' Puts and the purchase of Warrants and Ordinary Shares under Articles VII and VIII hereof;

                      (ii) immediately before and after giving effect to such transaction, no Breach or Event of Breach shall have occurred and be continuing;

                      (iii) the Companies have delivered to the Purchasers an Officers' Certificate and a written opinion from legal counsel, each stating that such consolidation, merger, amalgamation, combination, conveyance, transfer, lease or acquisition and, if the assumption of the obligations of the Companies under this Agreement is required in connection with such transaction, such documents effecting such assumption, complies with this Article XVI and that all conditions precedent herein for relating to such transaction have been complied with and satisfied; and

                      (iv) any of the Group Companies ceases or suspends generally payment of its debts or publicly announces an intention to do so (or is deemed for the purposes of any Applicable Law to be) or is unable to pay its debts as they fall due or commences negotiations with or makes a proposal to any one or more of its creditors with a view to the readjustment or rescheduling of all or a substantial part of its Indebtedness or makes a general assignment for the benefit of or a composition with its creditors or a moratorium is declared in respect of all or a substantial part of the Indebtedness of any of the Group Companies.

               (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Shares of which constitutes all or substantially all of the properties and assets of the Companies, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Companies.

        16.2 Surviving Person Substituted. Upon any acquisition, disposal, consolidation, merger or other combination, or any transfer of assets in accordance with Section 16.1, the Surviving Person (if other than the Companies) following such transaction or formed by such consolidation or into which the Companies is merged or otherwise combined or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Companies under this Agreement with the same effect as if such Surviving Person had been named as the Companies herein. When, and only when, a Successor Companies assumes all of the obligations of the Companies hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.


                                  ARTICLE XVII
                              BREACHES AND REMEDIES

        17.1 Covenant Breaches. Each of the following constitutes a "Covenant Breach":

          (a) the Companies shall fail to make any payment in respect of (A) the principal of the Subordinated Notes, the PIK Notes, the Mirror Notes or the Mirror PIK Notes as the same shall become due, whether at maturity, upon acceleration, redemption or otherwise, (B) interest on or in respect of any of the Subordinated Notes, the PIK Notes, the Mirror Notes or the Mirror PIK Notes as the same shall become due where UK Parent or TW UK, as applicable, had the ability to make such interest payments under the Credit Agreements or otherwise, and such failure shall relate to two quarterly interest payments or more; or (C) the Subordinated Note Redemption Price, the PIK Note Redemption Price, the Mirror Note Redemption Price, the Mirror PIK Note Redemption Price, the Warrant Purchase Price and/or the Share Purchase Price as the same shall become due upon redemption or purchase; or

          (b) failure by the Companies for thirty (30) days after receipt of notice from the Purchasers representing at least one-half of a Majority in Interest of the Purchasers to comply with Section 9.2(b), 9.2(c) or 9.2(h) hereof or Article XVI hereof; provided, however, that in respect of Section 9.2(h), even though TW UK and its Subsidiaries are permitted to incur Indebtedness pursuant to
               Section 9.2(h)(i) so long as on the date of such Incurrence and after giving effect thereto the Net Leverage Ratio would be 7.0:1 or less and pursuant to Section 9.2(h)(ii)(8) regardless of Net Leverage Ratio in an aggregate principal amount not exceeding(pounds sterling)20.0 million outstanding at any one time, for purposes of the remedies set forth in Section 17.3 hereof and in Section 6 of the Voting Trust Agreement a "Covenant Breach" shall be deemed to occur either if:

                             (i) TW UK or any of its Subsidiaries incur
                      Indebtedness pursuant to Section 9.2(h)(i) in such an amount that on the date of such Incurrence and after giving effect thereto the Net Leverage Ratio would be 6.5:1 or more, except that the Net Leverage Ratio for this purpose shall be calculated with the inclusion of Indebtedness in relation to all PIK Notes outstanding in Total Leverage (even though such definition as written excludes such Indebtedness); or

                             (ii) TW UK or any of its Subsidiaries Incur
                      Indebtedness pursuant to Section 9.2(h)(ii)(8) which exceeds (pounds sterling)5.0 million outstanding at any one time;

                      provided that under no circumstances will Incurrence of the following Indebtedness trigger the foregoing deemed Covenant Breach:

                             (A)    Indebtedness represented by PIK Notes, and

                             (B) increases in the amount of Earnouts after the initial date of Incurrence of the Earnout obligation due to the occurrence or removal of contingencies or similar events.

                      For the avoidance of doubt, the parties' intent in respect to the preceding sentence is that (x) TW UK and its Subsidiaries be allowed to incur Indebtedness pursuant to
                      Section 9.2(h)(i) and Section 9.2(h)(ii)(8) above the amounts set forth in Clauses (i) and (ii) of this Section 17.1(c), but (y) if and to the extent that Indebtedness is Incurred above the amounts set forth in Clauses (i) or
                      (ii) of this Section 17.1(c), the Purchasers will have the remedies provided in Section 17 hereof and in Section 6 of the Voting Trust Agreement upon the occurrence of a Covenant Breach and such Covenant Breach shall be deemed to continue for so long as such Indebtedness remains outstanding at a level in excess of the amounts set forth in Clauses (i) or (ii) of this Section 17.1.

        17.2 Defaults on Insolvency. Each of the following constitutes an "Event of Default":

               (a) a default under any Designated Indebtedness if such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity and such acceleration has not been cured or waived within 30 days of such default; or

               (b) an Insolvency Event occurs with respect to either of the Companies which is not discharged or discontinued within 14 days of the commencement of the relevant proceedings save that such 14 day period shall not apply or shall cease to apply forthwith in the event of any of the following occurring in connection with either of the Companies:

                    (i) an administrative receiver or liquidator being appointed;

                    (ii) an order being made for the appointment of an
                         administrator;

                    (iii) an order being made for the liquidation, bankruptcy, winding-up, dissolution or any other insolvency proceedings or analogous proceedings under the laws of any jurisdiction; or

                    (iv) a corporate voluntary arrangement or scheme of
                         arrangement (other than a solvent members' scheme of arrangement under Section 425 of the Companies Act
                         1985) being made by either of the Companies or any other Person in relation to either of the Companies.

        17.3 Remedies.

               (a) If a Covenant Breach arising under Section 17.1 above occurs, then beginning upon such occurrence and for so long as the Covenant Breach is continuing:

               (i) the interest rate accruing on the Subordinated Notes, the PIK Notes, the Mirror Notes and the Mirror PIK Notes, commencing from (and including) the date of such Covenant Breach, shall be increased each quarter by 0.5% (for the avoidance of doubt, from 9.375% per annum to 9.875% upon the occurrence of the Covenant Breach, to 10.375% one quarter after such date, to 10.875% two quarters after such date, etc.) (the "Breach Interest Rate") and interest shall continue to accrue at the Breach Interest Rate while such Covenant Breach is continuing; provided, that the Breach Interest Rate shall forthwith be reduced back to the interest rate set forth in the Subordinated Notes, the PIK Notes, the Mirror Notes and the Mirror PIK Notes if, and when, the original

        Covenant Breach and all other Covenant Breaches that may have arisen while such original Covenant Breach was continuing have been eliminated or waived in writing by a Majority in Interest of the Purchasers and are no longer continuing; and

               (ii) the number of directors of the Companies shall be increased as provided in Sections 6(a)(ii)(D) and 6(c) of the Voting Trust Agreement.

               (b) If an Event of Default under Section 17.2 above occurs, a Majority in Interest of the Purchasers may declare an "Acceleration." Upon such declaration of Acceleration, the respective Subordinated Note Redemption Price, PIK Note Redemption Price, Mirror Note Redemption Price, Mirror PIK Note Redemption Price, Warrant Purchase Price and/or Share Purchase Price (each calculated to the date of actual payment) of all outstanding Subordinated Notes, PIK Notes, Mirror Notes, Mirror PIK Notes, Warrants and Ordinary Shares issuable upon exercise of the Warrants, respectively, in addition to all accrued unpaid interest thereon (collectively the "Accelerated Claims"), shall be due and payable immediately. In the event of a declaration of Acceleration under this Agreement because an Event of Default set forth in Section 17.2(a) has occurred and is continuing, such declaration of Acceleration shall be automatically rescinded and annulled if either (i) the holders of the Designated Indebtedness have waived such failure to pay at maturity or have rescinded the Acceleration in respect of such Indebtedness, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured.

               (c) In the event of a breach of warranties under Article IV or a Breach of Covenant that results in a judgment as determined by an appropriate court or other administrative body in favor of the Purchasers in an amount equal to or greater than (pounds sterling)5.0 million and such amount due to the Purchasers is not permitted to be paid by the terms of the Intercreditor Agreement, then in such event (i) interest on such entire amount due the Purchasers shall accrue at a rate of 9.375% per annum and such rate of interest shall be increased each quarter by 0.5% (same as described in Section 17.3(a)(i) above) until such time as the full amount due to the Purchasers has been paid by the Companies and (ii) the number of directors of the Companies shall be increased as provided in Sections 6(a)(ii)(D) and 6(c) of the Voting Trust Agreement.

        17.4 Rights and Remedies of the Purchaser, its Securities and Assigns. The Purchases agree that any right to receive money damages or other monetary compensation on account of breaches by the Companies of any of their respective warranties, covenants, obligations or other agreements made or contained in this Agreement ("Monetary Relief Claims") shall be subordinated in right of payment to the Senior Liabilities and the Mezzanine Liabilities (as defined in the Intercreditor Agreement) to the same extent as the Subordinated Liabilities under the terms of the Intercreditor Agreement. Notwithstanding anything to the contrary herein, neither this Section 17.4 nor the Intercreditor Agreement shall restrict the right and ability of the Purchasers to file any suit or complaint or to seek to file any suit or complaint with any court of competent jurisdiction, or otherwise enforce or seek to enforce, in any manner whatsoever, including by way of equitable remedies such as injunctive relief, their rights on account of any breach by any Group Companies of any covenants set forth in this Agreement or the other Transaction Documents or (b) impair or be deemed to limit, modify or affect the rights of the Purchasers as shareholders of TW UK.

        17.5 Waiver of Breach. To the extent permitted under Section 18.1(b), a Majority in Interest of the Purchasers by notice to the Companies may on behalf of all Purchasers waive any existing Covenant Breach or Event of Default and its consequences under this Agreement and rescind any declaration of Acceleration and its consequences. Upon any such waiver, such Covenant Breach shall cease to exist be deemed to have been cured for every purpose of this Agreement; provided that no such waiver shall extend to any subsequent or other Covenant Breach or Event of Default.

        17.6 Other Remedies. The Purchasers may pursue any available remedy to collect the payments owing hereunder or under the Subordinated Notes or PIK Notes, as each becomes due and payable, or to enforce the performance of any provision of this Agreement or the other Transaction Documents. A delay or omission by any Purchasers in exercising any right or remedy shall not impair such right or remedy or constitute a waiver of or acquiescence in the applicable breach. All remedies are cumulative to the extent permitted by law. A Majority in Interest of the Purchasers may direct the time, method and place of conducting any proceeding for any remedy available to the Purchasers.


                                  ARTICLE XVIII
                                   AMENDMENTS

        18.1 Amendments and Supplements Requiring Consent of Purchasers; Other Consents.

               (a) Except as otherwise provided in Section 18.1(b) or 18.1(c) hereof, as applicable, this Agreement and the Securities may be amended or supplemented with the written consent of, and any existing Breach or Event of Breach or compliance with any provision of this Agreement or the Securities may be waived only with the written consent of a Majority in Interest of Purchasers.

               (b) Without the consent of every affected Purchaser who is a registered owner of (pounds sterling)500,000 or more in aggregate principal amount of Subordinated Notes, no amendment, supplement or waiver to this Agreement shall: (i) reduce the principal amount or value of the Subordinated Notes, the PIK Notes, the Mirror Notes or the Mirror PIK Notes; (ii) reduce the number of Ordinary Shares issuable upon exercise of any Warrant (except pursuant to adjustment provisions as provided therein), change the fixed maturity of any Subordinated Note, PIK Note, Mirror Note or Mirror PIK Note or the expiration date of any Warrant, or alter the provisions with respect to the redemption of the Subordinated Notes, the PIK Notes, the Mirror Notes or the Mirror PIK Notes or the purchase of the Warrants or the Ordinary Shares issuable upon exercise of the Warrants in a manner adverse to the Purchasers; (iii) reduce the rate of or change the time for payment of interest on any Subordinated Note, PIK Note, Mirror Note or Mirror PIK Note;
(iv) waive a Breach or Event of Breach in the payment of principal of, or interest on, any Subordinated Note, PIK Note, Mirror Note or Mirror PIK Note or on the payment of the Subordinated Note Redemption Price, the PIK Note Redemption Price, the Mirror Note Redemption Price, the Mirror PIK Note Redemption Price, the Warrant Purchase Price or the Share Purchase Price (except that a Majority in Interest of the Purchasers may (A) rescind an Acceleration that resulted from a non-payment default, and (B) waive the payment default that resulted from such Acceleration); (v) make any Subordinated Note, PIK Note, Mirror Note or Mirror PIK Note payable in consideration other than that stated in such instruments; (vi) waive a payment of the Subordinated Note Redemption Price, the PIK Note Redemption Price, the Mirror Note Redemption Price, the Mirror PIK Note Redemption Price, the Warrant Purchase Price or the Share Purchase Price upon redemption or purchase of the relevant Security; or (vii) make any change in this Section 17.1(b).

               (c) Articles X, XI, XII, XIII, XIV, XV and XXI and Sections 8.9 and 18.1(c) of this Agreement may not be amended except with the written consent of Transworld, but, for the avoidance of doubt, any other provisions of the Agreement may be amended without its written consent.

               (d) After an amendment, supplement or waiver under this Section
18.1 becomes effective, the Companies shall mail to the Purchasers a notice briefly describing the amendment, supplement or waiver. Any failure of the Companies to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Agreement or waiver.

        18.2 Revocation and Effect of Consents.

               (a) Until an amendment, supplement or waiver becomes effective, a consent to it by the Purchasers is a continuing consent by such Purchasers and every subsequent holder of Securities (whether subsequently holding in whole or in part), even if notation of the consent is not made on any Security.

               (b) The Companies may, but shall not be obligated to, fix a record date for the purpose of determining the subsequent holders of Securities entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of such Securities after such record date.

               (c) After an amendment or waiver becomes effective it shall bind the Purchasers and any subsequent holder.

        18.3 Notation on or Exchange of Securities. The Companies may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter issued in exchange for any Security issued and outstanding as of the date of such amendment, supplement or waiver. The Companies in exchange for such issued and outstanding Securities may issue all new Securities that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

        18.4 Board Approval. The Companies may not sign an amendment, supplement or waiver with respect to this Agreement until the Board of Directors of TW UK approves it.


                                   ARTICLE XIX
                                 THE SECURITIES

        19.1 Restrictive Legends. Except as otherwise permitted by this Section 19.1, each Security (or Ordinary Share certificate issued on exercise of the Warrants) issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

               ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED DECEMBER 17, 1999, A VOTING TRUST AGREEMENT December 17, 1999 AND INTERCREDITOR AGREEMENT DATED DECEMBER 17, 1999, A COMPLETE AND CORRECT COPY OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

        The Companies shall maintain a copy of this Agreement and the other Transaction Documents and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to the Purchasers upon its request.

        Whenever the legend requirement imposed by this Section 19.1 shall terminate, the respective holders of Securities for which such legend requirements have terminated shall be entitled to receive from the Companies, at the Companies' expense, new Subordinated Notes,

PIK Notes, Warrant certificates (or Ordinary Share certificates issued on exercise thereof), Mirror Notes or Mirror PIK Notes, as applicable, without such legend.


                                   ARTICLE XX
                                 INDEMNIFICATION

        20.1 Indemnification; Expenses, Etc.

               (a) In addition to any and all obligations of the Companies to indemnify the Purchasers hereunder or under the other Transaction Documents, the Companies agree, without limitation as to time, to indemnify and hold harmless the Purchasers, its Affiliates, and the employees, officers, directors, and agents of the Purchasers and its Affiliates (individually, an "Indemnified Party" and, collectively the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, reasonable expenses, charges and costs (including the reasonable costs of preparation and attorneys' fees, including without limitation, the Purchasers' Special Counsel) and expenses (including reasonable expenses of investigation) (collectively, "Losses") incurred or suffered by an Indemnified Party in connection with any proceeding against any Group Company or any Indemnified Party brought by any third party arising out of or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any proceeding; provided, however, that (i) this Section 20.1(a) shall not apply to third party, claims or proceedings made or brought by Affiliates of the Purchasers, or shareholders, partners, directors, employees, or agents of the Purchasers or any of their Affiliates (it being understood and agreed that under no circumstances will any Group Company be deemed an Affiliate of the Purchasers for purposes of the foregoing sentence) and (ii) the Companies shall not be liable for any Losses resulting from action on the part of any Indemnified Party which is finally determined in such proceeding to be an act of gross negligence or willful misconduct by such Indemnified Party. The Companies agree promptly to reimburse any Indemnified Party for all such Losses as they are incurred or suffered by such Indemnified Party. Except as otherwise provided herein, the Companies agree (for the benefit of each Purchaser) to pay, and to hold each Purchaser harmless from and against, all costs and expenses (including, without limitation, reasonable documented attorneys' fees, expenses and disbursements), if any, in connection with the enforcement against the Companies of this Agreement and the other Transaction Documents to which the Purchasers are parties in any action in which any Purchaser attempting to enforce any of the foregoing shall prevail or in any action in which a Purchaser shall successfully assert any provision of any of the foregoing as a defense.

               (b) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the Companies of any claim or of the commencement of any proceeding against the Companies or brought by any Indemnified Party or third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; provided, however, that the failure so to notify the Companies shall not relieve the Companies from any obligation or liability except to the extent the Companies are prejudiced by such failure. The Companies shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Companies, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party (except that if such Indemnified Party has reasonable grounds for believing that counsel engaged by the Companies will have a conflict of interest in representing the Companies and such Indemnified Party, then such Indemnified Party, together with all similarly situated Indemnified Parties, may engage, at the Companies' expense, one lead counsel and not more than one local counsel in each relevant local jurisdiction). The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Companies shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

               (c) The Companies will pay or reimburse, and will hold and save each Purchaser and each other holder of any of the Securities harmless from liability for the payment of, all expenses arising in connection with any future amendment, restructuring or modification of or proposed consent under any Transaction Documents or the transactions contemplated thereby, whether or not such proposed amendment, restructuring or modification is effected or such proposed consent is granted, including the negotiation, preparation, execution and delivery of any required agreements or documents to be executed and delivered in connection therewith, including, without limitation: (i) all document production and duplication charges and the reasonable documented fees, charges and expenses of Purchaser' Special Counsel; and (ii) the cost of delivering to such Purchaser's principal office, insured to its satisfaction, the Securities delivered to such Purchaser hereunder and any Securities delivered to such Purchaser upon any substitution, exchange or conversion of any of the Securities pursuant to the terms of this Agreement or the other Transaction Documents to which the Purchasers are parties and of such Purchaser's delivering any certificates representing Securities, insured to its satisfaction, upon any such substitution, exchange or conversion.

               (d) Any indemnification or reimbursement with respect to costs and expenses shall include any value added tax payable with respect to such costs and expenses.

                                   ARTICLE XXI
                                  MISCELLANEOUS

        21.1 Survival of Warranties; Severability. All Warranties contained in this Agreement or the other Transaction Documents or made in writing by or on behalf of the Companies in connection with the transactions contemplated by this Agreement or the other Transaction Documents shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, the subscription for the Purchasers' Securities by the Purchasers under this Agreement and any disposition of or payment on the Purchasers' Securities. All statements contained in any certificate or other instrument delivered to the Purchasers by or on behalf of the Group Companies pursuant to this Agreement or the other Transaction Documents at the Closing shall be deemed warranties of TW UK under this Agreement. If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

        21.2 Notices, Etc. Any notice or communication under this Agreement shall be duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

         If to the Companies:     Transworld Holdings UK, Ltd.
                                  c/o Omnicare plc
                                  Balderton Hall - South Drive
                                  Balderton, Newark
                                  Nottingham NG24 3JR
                                  Attn:  President
                                  Fax: 44-163-661-0659
                                  Tel: 44-163-661-0101

         With a copy to:          Ashurst Morris Crisp
                                  5 Appold Street
                                  London, EC2A 2HA
                                  Attn: David MacFarlane and Paul Gadd
                                  Fax: 0207 972-7990
                                  Tel: 0207 638-1111

         If to the Purchasers'
         Representative:           Triumph Partners III, L.P.
                                   28 State Street, 37th Floor
                                   Boston, MA  02109
                                   Attn:  Frederick S. Moseley IV
                                   Fax: (617) 557-6014
                                   Tel:  (617) 557-6000

         With a copy to:           Goodwin, Procter & Hoar  LLP
                                   Exchange Place
                                   Boston, Massachusetts 02109
                                   Attn: Ettore Santucci, P.C.
                                   Fax: (617) 570-8150
                                   Tel: (617) 570-1000

If to the other Purchasers:        the address set forth below his, her or
                                   its name on the signature pages hereto

        The Companies or the Purchasers by notice to the other may designate additional or different addresses for subsequent notices or communications.

        All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; the next Business Day, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        21.3 Successors and Assigns. Except as otherwise expressly set forth herein, none of the rights and obligations of any party may be assigned or transferred. Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. The terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchasers and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchasers shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to the Purchasers' Securities, this Agreement, the other Transaction Documents, the Companies, any other Persons referred to herein or any of the business of any of the foregoing entities.

        21.4 Descriptive Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        21.5 Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchasers or to the Purchasers of a specified portion of the Securities, the determination of such satisfaction shall be made by the Purchasers or such Purchasers, as the case may be, in the sole and exclusive judgment (exercised in good faith and acting reasonably) of the Person or Persons making such determination.

        21.6 Governing Law and Jurisdiction. This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation) shall be governed by and construed in accordance with English law. Each of the parties to this Agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or settle any disputes, which may arise out of or in connection with this Agreement and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England. Each of the parties to this Agreement irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide and/or settle any such matter and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such matter and further irrevocably agrees that a judgment in any such matter brought in any court referred to in this Section 21.6 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction. Without prejudice to any other permitted mode of service the parties agree that service of any claim form, notice or other document for the purpose of any suit, action or proceeding begun in England shall be duly served upon him or it if delivered personally or sent by registered post, in the case of: TW UK to [INSERT ADDRESS] (marked for the attention of [INSERT NAME OF THE PERSON OR OFFICER TO WHOM THE DOCUMENTS ARE TO BE SENT]).

        21.7 Agent for Service of Process. The Purchasers' Representative hereby appoints Hackwood Secretaries Limited, as its registered office for the time being, (being the date hereof at One Silk Street, London, EC2Y 8HQ), to act as it is agents to accept service of process out of the English Courts in relation to all matters arising out of this Agreement.

        21.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        21.9 No Adverse Interpretation of Other Agreements. Except as otherwise expressly provided herein, this Agreement may not be used to interpret another agreement, indenture, loan or debt agreement of the Companies or any Subsidiary. Any such agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

        21.10 Merger. This Agreement, the Subordinated Notes, the PIK Notes, the Warrant Instrument, the Mirror Notes, the Mirror PIK Notes and the other Transaction Documents collectively constitute the entire agreement of the Companies and the Purchasers and express the entire understanding of the Companies and the Purchasers with respect to the Securities.

        21.11 Expenses. The Companies agrees to pay, on demand, all reasonable out-of-pocket expenses incurred by the Purchasers, including, without limitation, legal and accounting fees, in connection with the collection of amounts upon the occurrence of an Event of Breach hereunder, and the revision, protection or enforcement of the Purchasers' rights against the Companies under this Agreement and the Securities.

        21.12 Conflict. If there is a conflict between the provisions of (i) this Agreement or the Voting Trust Agreement and (ii) the Charter Documents of TW UK or UK Parent or any of the other Group Companies during the continuance of this Agreement or the Voting Trust Agreement (as the case may be), it is the intention of the parties hereto that the provisions of this Agreement or the Voting Trust Agreement (as the case may be) shall prevail over such Charter Documents during such period and accordingly Transworld, the Companies and the Purchasers shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement or the Voting Trust Agreement (as the case may be) and shall further if necessary procure any required amendment to the Charter Documents of the Group Companies.

        21.13 Parties in Interest. The operation of The Contracts (Rights of Third Parties) Act 1999 is hereby excluded in relation with this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person who is not a party to this Agreement any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, except as expressly set forth in Articles X, XI, XII, XIII, XIV, XV, XVII and XXI and Sections 8.9 and 18.1(c) hereof, Transworld shall not have any rights, benefits or remedies of any nature whatsoever under any provision of this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Companies and the Purchasers have executed and delivered this Security Purchase Agreement as a Deed on the date first written above.

                                     COMPANIES:

                                     Signed as a deed for and on behalf of
                                     TRANSWORLD HEALTHCARE (UK) LIMITED
                                     acting as its duly authorized attorney:

                                     By: /s/ Wayne A. Palladino
                                        ---------------------------------------
                                          Name:


                                     Signed as a deed for and on behalf of
                                     TRANSWORLD HOLDINGS (UK) LIMITED
                                     acting as its duly authorized attorney:

                                     By: /s/ Wayne A. Palladino
                                        ---------------------------------------
                                          Name:

                                   PURCHASERS:

                                   Signed as a deed for and on
                                   behalf of TRIUMPH PARTNERS III, L.P.

                                   By: Triumph III Advisors, L.P., its general
                                   partner

                                   By: Triumph III Advisors, Inc., its general
                                   partner


                                   By: /s/ John H. Turner
                                      ---------------------------------------
                                        Name:  John H. Turner
                                        Title: Principal


                                   By: /s/ Frederick S. Moseley, IV
                                      ---------------------------------------
                                        Name:  Frederick S. Moseley, IV
                                        Title: President

                                   Signed as a deed for and on
                                   behalf of TRIUMPH III INVESTORS, L.P.

                                   By: Triumph III Investors, Inc., its general
                                   partner


                                   By: /s/ John H. Turner
                                      ---------------------------------------
                                       Name:   John H. Turner
                                        Title: Principal


                                   By: /s/ Frederick S. Moseley IV
                                      ---------------------------------------
                                        Name:  Frederick S. Moseley IV
                                        Title: President

                                     Signed as a Deed by
                                     PARIBAS
                                     acting by its duly authorized attorney

                                     /s/ Patrick Fox
                                     ---------------------------------------
                                     Name: Patrick Fox

                                       Solely for the purposes of
                                       Article X, XI, XII, XIII,
                                       XIV, XV and XXI and
                                       Sections 8.9 and 18.1(c)

                                       Signed as a Deed by
                                       TRANSWORLD HEALTHCARE, INC.
                                       acting by its duly authorized attorney

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT B

                           Form of Warrant Instrument

                                                                       EXHIBIT B


                             DATED DECEMBER 17, 1999



                       TRANSWORLD HEALTHCARE (UK) LIMITED




                               WARRANT INSTRUMENT

                               WARRANT INSTRUMENT

     THIS DEED is executed on December 17, 1999 by TRANSWORLD HEALTHCARE (UK) LIMITED a company incorporated in England and Wales ("TW UK").

     WHEREAS:
     (A) By a resolution of the Board of Directors of TW UK passed on December 17, 1999, TW UK determined to issue Warrants conferring the right upon the holders thereof to subscribe for every Warrant held (subject to adjustment as referred to herein) for one Ordinary Share; and
     (B) TW UK has determined to execute this Instrument to set out the rights and interests of the Warrantholders.

     NOW THIS INSTRUMENT WITNESSETH as follows:

1. DEFINITIONS. In this Instrument, except to the extent that the context otherwise requires:

     "ARTICLES" means the Articles of Association of TW UK for the time being;

     "INSTRUMENT" means this deed and its Appendix (as from time to time modified in accordance with the terms hereof and thereof), and includes any instrument which is executed in accordance with the provisions hereof and thereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

     "REGISTER" means the register of Warrantholders required to be maintained pursuant to Section 10 of the Appendix;

     "WARRANTS" means the rights created by this Instrument entitling the holders thereof to subscribe for Ordinary Shares on the terms set out in this Instrument.

         Other words and expressions defined in the Appendix shall have the same meaning herein.

2.       CREATION OF WARRANTS.

         2.1 Creation of Rights. TW UK hereby creates, pursuant to a resolution of the Board of Directors dated December 17, 1999, the right, subject to the provisions of this Instrument, to subscribe for Ordinary Shares in such number as may for the time being be applicable in accordance with the provisions hereof on the basis that one Warrant (subject to adjustment as referred to herein) entitles the Warrantholder to subscribe for one Ordinary Share at the Initial Warrant Exercise Price (as defined in the Appendix hereto) per Warrant.

         2.2 Issue of Warrants. TW UK shall grant the Warrants in accordance with the provisions of the Purchase Agreement. Upon the grant of any Warrant TW UK shall cause the person or persons to whom the Warrant is granted to be entered on the Register in respect of such Warrant.

         2.3 Allotment and issue of Ordinary Shares. TW UK shall, upon exercise of all or any of the Warrants allot and issue the number of Ordinary Shares required to give effect to the terms of this Instrument in accordance with the Appendix hereto.

         2.4 Terms of this Instrument binding on all Warrantholders. The rights to subscribe represented by the Warrants shall be subject to and have the benefit of the terms and conditions set out in this Instrument which shall be binding upon TW UK, the Warrantholders and all persons claiming through or under them respectively.

3. TERMS AND CONDITIONS OF WARRANTS. Warrants shall be issued on the terms and conditions contained in the Appendix hereto.

4.       WARRANT CERTIFICATES.

         4.1 Warrants will be issued in registered form and Warrantholders shall be entitled to certificates in the form contained in the Appendix hereto evidencing the Warrants registered in their name within 5 business days of being registered as a holder thereof. The provisions of Section 10 of the Appendix shall apply to Warrant certificates.

         4.2 TW UK shall maintain a register of Warrantholders in accordance with the provisions of Section 10 of the Appendix.

5.       MODIFICATIONS TO THE INSTRUMENT.

         5.1 Modifications. Any modification to this Instrument may be effected only by deed poll executed by TW UK and expressed to be supplemental hereto, and only if it shall first have been approved in writing by the Warrantholders in accordance with the provisions set out in the Purchase Agreement.

         5.2 Memorandum. A memorandum of every such supplemental deed shall be endorsed on this Instrument.

         5.3 Notice of Modification. Notice of every modification to this Instrument shall be given by TW UK to the Warrantholders in writing.

6. AVAILABILITY OF INSTRUMENT AND NOTIFICATION. Every Warrantholder shall be entitled to inspect a copy of this Instrument at the registered office from time to time of TW UK (or such other address as the Directors of TW UK may from time to time notify the Warrantholders) during normal business hours (Saturdays, Sundays and public holidays excepted), and shall be entitled to receive a copy of this Instrument against payment of such charges as the Directors of TW UK may impose in their absolute discretion.

7. SUIT BY WARRANTHOLDERS.

         7.1 Benefit of Covenants etc. TW UK hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Instrument hereto shall enure to the benefit of each and every Warrantholder.

         7.2 Enforcement. Each Warrantholder shall be entitled to enforce the said covenants, obligations and conditions against TW UK insofar as each of his Warrants is concerned, without the need to join the allottee of any such Warrant or any intervening or other Warrantholder in the proceedings for such enforcement.

8. GOVERNING LAW. This Instrument shall be governed by, and construed in accordance with, English law.

     IN WITNESS WHEREOF this Instrument has been executed as a Deed on the date and first above written.

SIGNED as a DEED by the said
TRANSWORLD HEALTHCARE (UK) LIMITED
acting by its duly authorized attorney:


         ---------------------------
         Name:

                                    APPENDIX

                           FORM OF WARRANT CERTIFICATE

                       TRANSWORLD HEALTHCARE (UK) LIMITED

(Incorporated under the Companies Act 1985 and registered in England number 3370146)


                          ____WARRANTS TO SUBSCRIBE FOR
                                 ORDINARY SHARES

                             -----------------------


         THIS WARRANT CERTIFICATE (the "Warrant Certificate") certifies that _______________ (the "Investor" or sometimes referred to as the "Holder"), for value received and subject to the terms and conditions set forth in an instrument entered into by Transworld Healthcare (UK) Limited, a company incorporated in England and Wales with registered number 3370146 ("TW UK"), on December 17, 1999 (the "Instrument") holds XX Warrants and is entitled to exercise the Warrants represented by this Warrant Certificate to subscribe at any time prior to the Expiration Date (as defined in Section 2 hereof) for XX ordinary shares (the "Ordinary Shares") in the capital of TW UK at a subscription price of (pounds sterling)1 per share (the "Initial Warrant Exercise Price"), subject to the provisions (including the adjustment provisions in Section 3 hereof) and upon the conditions set forth herein and in the Instrument. The Warrants represented by this Warrant Certificate are issued with the benefit of, and subject to the provisions contained herein and in the Instrument. A copy of the Instrument is available for inspection during business hours on any business day at the registered office of TW UK.

         This Warrant Certificate and the Warrants are originally issued in connection with the execution and delivery of the Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among TW UK, Transworld Holdings (UK) Limited, a company incorporated in England and Wales with registered number 3890177 ("UK Parent"), Transworld Healthcare, Inc., a New York corporation, and the other parties identified therein. Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement and the Instrument.

The terms and conditions of the Warrants are as follows:

1. FORM AND TITLE. The Warrants of TW UK will be issued in registered form. Warrants will be evidenced by registered Warrant Certificates. Title to the Warrant passes by registration in the Register (as defined in Section 10.1 hereto). In these conditions, "Warrantholder" and (in relation to a Warrant) "Holder" means a person in whose name a Warrant is registered.

2.       EXERCISE OF WARRANTS.

         2.1 Optional Exercise of Warrant. At any time on or before the Expiration Date (unless and to the extent that some or all of the Warrants have previously lapsed upon redemption of the Subordinated Notes pursuant to the Purchase Agreement), the Holder shall be entitled to cause all or any portion of this Warrant to be exercised for that number of Ordinary Shares which results from multiplying the number of Warrants being exercised by such Holder by the Warrant Exercise Price (as defined in this Section 3.1 hereof) in effect at the time of exercise by surrender of this Warrant Certificate to TW UK (as provided in Section 2.2 below), accompanied by a notice of subscription ("Subscription"), in substantially the form of Exhibit A attached hereto, duly executed by such Holder and by payment as set forth below ("Optional Exercise").

         2.2 Manner of Optional Exercise of Warrant. In order to exercise an Optional Exercise, the Holder shall surrender this Warrant Certificate, duly completed, to TW UK or shall deliver an agreement satisfactory to TW UK to indemnify TW UK from any loss incurred by it in connection therewith (an "Affidavit of Loss") with respect to such Warrant Certificate, at the registered office of TW UK. Upon surrender to TW UK of (i) this Warrant Certificate, or delivery of an Affidavit of Loss; (ii) a Subscription stating the number of Warrants the Holder elects to exercise; and (iii) (a) cash in an amount equal to the product of the number of Ordinary Shares for which the Investor desires to exercise the Warrants, multiplied by the Warrant Exercise Price or (b) the aggregate principal amount of Subordinated Notes equal to the product of the number of Ordinary Shares for which the Investor desires to exercise the Warrants, multiplied by the Warrant Exercise Price, TW UK shall (1) allot and issue to the Holder, at the address designated by such Holder, share certificates for such number of Ordinary Shares to which such Holder shall be entitled upon exercise pursuant to this Section 2; (2) pay to the holder exercising an Optional Exercise in cash all accrued unpaid interest on the tendered Subordinated Notes; and (3) issue to the Holder thereof, at the address designated by such holder, with respect to any Warrants not exercised, a new Warrant Certificate authenticated by TW UK and equal in amount to the unexercised portion of the Warrants that will remain outstanding, if any. The issuance of share certificates for Ordinary Shares upon exercise of Warrants will be made without charge to the Holders of such shares for any issuance tax in respect thereof or other costs incurred by TW UK in connection with such exercise.

         2.3 Automatic Exercise. The Warrants shall, subject to compliance in full by the Holder with Section 2.4, automatically be exercised to subscribe for Ordinary Shares ("Automatic Exercise" and together with an Optional Exercise, an "Exercise") as of, and in all cases subject to, the consummation of a Qualified Public Offering by TW UK (an "Automatic Exercise Event"), provided, that, if an Automatic Exercise Event occurs, all outstanding Warrants shall be deemed to have been exercised pursuant to this Section 2.3 to subscribe for Ordinary Shares immediately prior to the occurrence of such Automatic Exercise Event. Any such Automatic Exercise shall be at the Warrant Exercise Price in effect upon the closing of such Qualified Public Offering.

         2.4 Manner of Automatic Exercise of Warrant. Subject to compliance in full by the Holder with this Section 2.4, as of, and in all cases subject to, the occurrence of an Automatic Exercise Event (the "Automatic Exercise Date"), all outstanding Warrants shall be exercised automatically to subscribe for Ordinary Shares at the Warrant Exercise Price provided that the Warrant Certificate(s) or an Affidavit of Loss in respect of all outstanding Warrants is surrendered to TW UK on or prior to the Automatic Exercise Date. Notwithstanding the foregoing, after an Automatic Exercise Date, each Holder shall retain the right to receive the number of Ordinary Shares to which the Holder is entitled upon such Automatic Exercise in respect of any Warrant Certificate or Affidavit of Loss not surrendered by such Holder on or prior to such Automatic Exercise Date, plus any accrued and unpaid Interest on any Subordinated Notes and PIK Notes held by such Holder, but shall retain no other rights with respect to such Warrants. As of, and in all cases subject to, the occurrence of an Automatic Exercise Event, the Holder shall either (i) pay to TW UK in cash an amount equal to the product of the number of Ordinary Shares for which the Warrants have been exercised multiplied by the Warrant Exercise Price or (ii) tender to TW UK such number of Subordinated Notes with an aggregate face value equal to the product of the number of Ordinary Shares for which the Warrants have been exercised multiplied by the Warrant Exercise Price. In the event that the Investor elects to pay the Warrant Exercise Price by tendering the Subordinated Notes, TW UK shall pay to the Holder, in cash, an amount equal to the sum of all accrued and unpaid interest on the tendered Subordinated Notes plus the principal amount of any issued PIK Notes, plus all accrued an unpaid interest on such PIK Notes. On the Automatic Exercise Date all rights with respect to the Warrants so exercised shall terminate, except any of the rights of the Holder thereof upon surrender of this Warrant Certificate therefor or delivery of an Affidavit of Loss thereof to receive share certificates for the number of Ordinary Shares subscribed for pursuant to the exercise of such Warrants. If so required by TW UK, this Warrant Certificate surrendered for exercise shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to TW UK, duly executed by the Holder or by his, her or its attorney duly authorized in writing. Upon surrender of this Warrant Certificate or Affidavit of Loss, TW UK shall issue and deliver to the Holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such Qualified Public Offering) at such office and in its name as shown on such surrendered Warrant Certificate, a share certificate for the number of Ordinary Shares for which the Holder exercised the Warrants on the Automatic Exercise Date.

         2.5 Tender of Subordinated Notes and Mirror Notes. Simultaneous with the issuance of Ordinary Shares to the Holder, TW UK shall tender any Subordinated Notes and PIK Notes tendered to TW UK upon exercise of the Warrants to UK Parent, and UK Parent immediately shall exchange such tendered Subordinated Notes for such number of Mirror Notes and Mirror PIK Notes with an aggregate face value equal to the aggregate face value of the Subordinated Notes tendered to UK Parent by TW UK, plus all accrued and unpaid interest on such Mirror Notes.

         2.6 Expiration Date. The Warrants shall lapse without further action by TW UK on the earlier of (i) the redemption or repayment at Maturity of all the Subordinated Notes and all of the PIK Notes pursuant to the terms of the Purchase Agreement; (ii) upon an Automatic Exercise provided that if any Holder has not complied in full with
Section 2.4, by surrendering to TW UK the relative Warrant Certificates or Affidavit of Loss and, if relevant, Subordinated Notes in respect of the Warrants registered in his name on or prior to an Automatic Exercise Event, provided that such Holder shall retain only the right to receive Ordinary Shares, plus any accrued and unpaid Interest on any Subordinated Notes and PIK Notes held by such Holder, as set forth in Section 2.4 above; (iii) a purchase of all the outstanding Warrants pursuant to a Purchasers' Warrant Put; or (iv) the date which is nine (9) years after the date of issuance of this Warrant (such date hereinafter referred to as the "Expiration Date"), provided, however, that the Expiration Date shall be no earlier than the date on which the Subordination Notes and the PIK Notes have been paid in full.

         2.7 Reservation of Stock Issuable Upon Exercise. TW UK shall at all times reserve and keep available for issue out of its authorized but unissued share capital free from pre-emptive rights such number of its Ordinary Shares as shall from time to time be sufficient to allow the Holders to exercise all outstanding Warrants pursuant to the terms thereof. If at any time the authorized, or the authorized but unissued share capital shall not be sufficient to allow the Exercise of all then outstanding Warrants, TW UK will take such corporate action as may be necessary to increase its authorized share capital and/or the number of shares available for issue (as the case may be) to such number of Ordinary Shares as shall be sufficient for such purpose, as applicable.

         2.8 Warrant Put. Subject to the terms of Section 8 of the Purchase Agreement, the Warrants shall be purchased in whole or in part, at the election of the Holder, upon the occurrence of a Warrant Put Event, as set forth in
Section 8 of the Purchase Agreement, at the Warrant Purchase Price determined pursuant to and in accordance with the procedures set forth in Section 8 of the Purchase Agreement.

         2.9 Any Warrants which have not been exercised prior to the Expiration Date shall lapse immediately following the Expiration Date.

         2.10 Delivery of the items specified in Section 2.2 to TW UK shall be an irrevocable election by the Holder to exercise the relevant Warrants.

         2.11 Where the Automatic Exercise Event in response to which any automatic exercise of Warrants is made does not occur within 30 Business Days of the proposed date of such Automatic Exercise Event:

                  (a) TW UK shall forthwith deliver to each relevant Holder the Subordinated Notes it had tendered to TW UK in respect of such exercise of Warrants; and

                  (b) the relevant Warrants shall remain exercisable by the relevant Holder in accordance with the provisions of this Warrant as if they had never been exercised.

         2.12 Special Redemption of Notes. In the case of an Optional Exercise, if a Holder elects to effect such Exercise through delivery of cash pursuant to
Section 2.2(iii)(a) hereto, UK Parent shall have the right, at its option, to redeem from such Holder the aggregate principal amount of Subordinated Notes held by such Holder equal to the number of Warrants so exercised multiplied by the Warrant Exercise Price, at the Subordinated Note Redemption Price.

3.       ADJUSTMENT OF ORDINARY SHARES ISSUABLE UPON EXERCISE

         3.1 General; Number of Ordinary Shares; Warrant Exercise Price. The number of Ordinary Shares which the Holder shall be entitled to receive upon the exercise hereof shall be the number of Ordinary Shares originally issuable upon the exercise of this Warrant as adjusted, from time to time, pursuant to this
Section 3. The aggregate exercise price shall be determined by multiplying such number by the Warrant Exercise Price in effect on the date of such exercise. The "Warrant Exercise Price," which shall initially be the Initial Ordinary Share Exercise Price, shall be adjusted and readjusted from time to time as provided in this Section 3 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 3.

         3.2 Adjustments for Dividends and Distributions. In case TW UK at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution including without limitation any distribution of cash, other or additional shares or other securities or property or the right to purchase any such securities or property, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise on the Ordinary Shares of TW UK, other than a dividend permitted by
Section 9.2(b)(iv) of the Purchase Agreement, then:

                    (i) in the case of a distribution in cash, the Warrant Exercise Price shall be reduced (without duplication) by an amount equal to the per share amount of the cash dividend; and

                    (ii) in the case of any other distribution, TW UK shall
                         provide the Holder with ten (10) Business Days' prior written notice of such distribution and make appropriate provisions to ensure that the Holder shall thereafter have the right to receive (without duplication), upon exercise of the Warrants, in addition to the Ordinary Shares immediately theretofore issuable upon exercise of the Warrants, either, at the option of the Holder, (a) such shares or other securities, property or rights as would have been receivable by the Holder had the Warrants been exercised immediately prior to the time TW UK took a record of holders of shares of TW UK for purposes of entitling them to receive such dividend or distribution, or (b) an amount of cash equal to the Fair Market Value of the property described in clause
                         (a) as of
                    the date of such distribution, as determined in good faith by the Board of Directors of TW UK.

         The adjustment provided for in this Section 3.2 shall under no circumstances reduce the Warrant Exercise Price payable in connection with any exercise of this Warrant below the par value per share issuable upon such exercise. Notwithstanding the foregoing, there shall be no adjustment pursuant to this Section 3.2 for any increase in the amounts paid by TW UK due to a change in Applicable Law as set forth in Sections 2.7, 7.6 and 8.7 of the Purchase Agreement.

         3.3 Adjustments for Subdivision or Combination. If TW UK at any time or from time to time subdivides (by any share split, share dividend, recapitalization or otherwise) its outstanding Ordinary Shares into a greater number of Ordinary Shares or consolidates its outstanding shares into a lesser number of Ordinary Shares, immediately after the occurrence of such subdivision or consolidation, the number of Ordinary Shares for which the Warrants are exercisable shall be the number of Ordinary Shares which a record holder of the same number of Ordinary Shares for which the Warrants are exercisable immediately prior to such event would own or be entitled to receive in respect of such shares upon the happening of such event. In the event an adjustment is made to the number of Ordinary Shares for which the Warrants are exercisable, the Warrant Exercise Price shall be adjusted by multiplying (i) the current Warrant Exercise Price by (ii) a fraction where the numerator is (y) the number of Ordinary Shares for which the Warrants were exercisable immediately prior to such adjustment and the denominator is (z) the number of Ordinary Shares for which the Warrants were exercisable immediately following such adjustment.

         3.4 Adjustments for Acquisition, Disposal, Sale of Assets, Etc. In case TW UK after the date hereof (a) is acquired by any other Person or (b) acquires any other Person and, in connection with such acquisition, the Ordinary Shares of TW UK shall be exchanged for shares or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Ordinary Shares, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Exercise Price in effect at the time of such consummation for all Ordinary Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Ordinary Shares issuable upon the exercise prior to such consummation, the greatest amount of securities, cash or other property to which the Holder would actually have been entitled as a shareholder upon such consummation if the Holder had exercised the rights represented by the Warrants immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 3;

         3.5 Assumption of Obligations. Notwithstanding anything contained in this Warrant Certificate to the contrary, TW UK will not effect any of the transactions described in clauses

(a) through (d) of Section 3.4 hereof unless, prior to the consummation thereof, each Person (other than TW UK) which may be required to deliver any shares, securities, cash or property upon the exercise of the Warrants as provided herein shall by written instrument delivered to, and reasonably satisfactory to, the Holder, assume (a) the obligations of TW UK under the Warrants, including without limitation the Guarantees of TW UK as described in the Purchase Agreement (and if TW UK shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release TW UK from, any continuing obligations of TW UK under this Warrant), (b) the obligations of TW UK under the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares, securities, cash or property as, in accordance with the provisions of Section 3.4, the Holder may be entitled to receive.

         3.6 Adjustments for Diluting Issues. In the event TW UK shall at any time or from time to time issue, sell or exchange (i) any Ordinary Shares at a price per share, or (ii) any rights, options, warrants or convertible or exchangeable securities entitling the holders thereof to purchase Ordinary Shares at an exercise price per share (when aggregated with any price payable and actually paid for the grant of such right to purchase an Ordinary Share), less than the Warrant Exercise Price, the Warrant Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of Ordinary Shares outstanding immediately prior to such issuance or exercise price, sale or exchange plus the number of Ordinary Shares which the aggregate offering price of the total number of Ordinary Shares so issued or issuable would purchase at the Warrant Exercise Price per share (prior to adjustment), and of which the denominator shall be the number of Ordinary Shares outstanding immediately prior to such issuance, sale or exchange plus the number of additional Ordinary Shares so issued or issuable. Such adjustment shall be made successively whenever such an issuance, sale or exchange is made. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Warrant Exercise Price then in effect shall be readjusted to the Warrant Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

         3.7 Expiration or Change in Price. If the consideration per share provided for in any options or rights to subscribe for Ordinary Shares or any securities exercisable or exchangeable for or convertible into Ordinary Shares, changes at any time, the Warrant Exercise Price in effect at the time of such change shall be readjusted to the Warrant Exercise Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share, at the time initially granted, issued or sold. No adjustment of the Warrant Exercise Price shall be made under this
Section 3.7 upon the issuance of any additional Ordinary Shares which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Warrant Exercise Price shall be disregarded if, as, and when the rights to acquire

Ordinary Shares upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled, redeemed or repurchased without having been exercised, so that the Warrant Exercise Price effective immediately upon such cancellation or expiration shall be equal to the Warrant Exercise Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Warrant Exercise Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

         3.8 Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, TW UK at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. TW UK shall, upon written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Warrant Exercise Prices before and after such adjustment or readjustment, and
(iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the exercise of such Holder's Warrant.

4. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 3 hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Holder, fairly protect the subscription rights represented by each Warrant in accordance with the essential intent and principles of such Section, then, in each such case, at the request of the Holder, TW UK shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of TW UK and shall be satisfactory to the Holder), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 3 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, TW UK will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

5. NO DILUTION OR IMPAIRMENT. TW UK (a) will not permit the par value of any shares receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that TW UK may validly and legally issue fully paid shares on the exercise of each Warrant from time to time outstanding in accordance with the provisions set forth herein.

6. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the Ordinary Shares issuable upon the exercise of this Warrant, TW UK will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants. In the event of a dispute in connection with such adjustment, TW UK will cause independent chartered accountants of recognized international standing (which may be the regular auditors of TW UK) selected by the Holder to verify such computation (other than any computation of the Fair Market Value of property as determined in good faith by the

Board of Directors of TW UK) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or re-adjustment is based. TW UK will promptly mail a copy of each such report to the Holder and will, upon the written request at any time of the Holder, furnish to the Holder a like report setting forth the Warrant Exercise Price at the time in effect and showing in reasonable detail how it was calculated. TW UK will also keep copies of all such reports at its registered office and will cause the same to be available for inspection at such office during normal business hours by the Holder.

7.       NOTICES OF CORPORATE ACTION.  In the event of

                  (a) any taking by TW UK of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of TW UK, any reclassification, consolidation or recapitalization (or other similar procedure) of the shares of TW UK or any acquisition, disposal or merger involving TW UK and any other Person or any transfer of all or substantially all the assets of TW UK to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of TW UK,

TW UK will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and (ii) the date or the date on which any such reorganization, reclassification, consolidation, recapitalization, acquisition, disposal, merger, transfer, dissolution, liquidation, winding-up or other similar event is to take place, the time, if any such time is to be fixed, as of which the Holder shall be entitled to exchange its Ordinary Shares for the securities or other property deliverable upon such reorganization, reclassification, consolidation, recapitalization, acquisition, disposal, merger, transfer, dissolution, liquidation, winding-up or other similar event and a description in reasonable detail of the transaction. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

8. REGISTRATION OF ORDINARY SHARES. The Ordinary Shares issuable upon exercise of this Warrant shall constitute Registrable Shares (as such term is defined in the Registration Rights Agreement). The Holder shall be entitled to all of the benefits afforded to a Holder of any such Registrable Shares under the Registration Rights Agreement and the Holder, by its acceptance of this Warrant, agrees to be bound by and agrees to the terms and conditions of the Registration Rights Agreement applicable to the Holder as a Holder of such Registrable Securities.

9.       OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

         9.1 Ownership of Warrants. TW UK may treat the person in whose name the Warrants are registered on the register kept at the registered office of TW UK as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary. The Warrants may be exercised by a new Holder without a new Warrant Certificate first having been issued.

         9.2 Transfer of Warrants. A Transfer of this Warrant shall only be made if it is made in compliance with Article XV of the Purchase Agreement and in compliance with this Section 9.

         9.3 Any Transfer of a Warrant permitted under the Purchase Agreement shall be made by an instrument of transfer in the usual or common form or in any other form which may be reasonably approved by the Board of Directors.

         9.4 The instrument of Transfer of a Warrant shall be executed by or on behalf of the transferor and the transferee agreeing to comply with the terms of the Warrant. The transferor shall be deemed to remain the Holder of the Warrant until the name of the transferee is entered in the Register (as herein defined) in respect of the Warrant being Transferred.

         9.5 The Board of Directors may decline to recognize any instrument of Transfer of a Warrant otherwise permitted by clause 9 of this Warrant unless such instrument is deposited at the registered office of TW UK accompanied by the Warrant Certificate to which it relates, and such other evidence as the Board of Directors may reasonably require to show, the right of the transferor to make the Transfer. The Directors shall waive production of any Warrant Certificate upon production to them of an Affidavit of Loss. The Board of Directors shall be bound to register any transfer permitted under the Purchase Agreement within 14 days after the lodging of the instrument of transfer with TW UK and to enter the name of the transferee on the Register (as defined below).

         9.6 No fee shall be charged for any registration of a transfer of a Warrant or for the registration of any other documents which in the opinion of the Board of Directors require registration.

         9.7 The registration of a Transfer shall be conclusive evidence of the approval by the Board of Directors of such a transfer.

         9.8 For the purposes of this instrument, "Transfer" means any sale, transfer (whether voluntary or otherwise except for any transfer required by operation of law) or other disposition of any Warrant or any interest (legal or equitable) therein.

10.      REGISTER AND CERTIFICATES.

         10.1 Register. An accurate register of entitlement to the Warrants (the "Register") will be kept by TW UK at its registered office in which TW UK shall enter:

               (a) the names and addresses of the persons for the time being entitled to be registered as the Holders of the Warrants;

               (b) the number of Warrants held by every registered Holder, and

               (c) the date on which the name of every registered Holder is entered in the Register in respect of the Warrants in his name.

         10.2 Any Holder, and any person authorized by any Holder, may at all reasonable times during office hours inspect the Register and take copies of or extracts from it or any part of it.

         10.3 TW UK may treat the registered Holder as the absolute owner of a Warrant and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by law, be bound to recognize any equitable or other claim to or interest in a Warrant on the part of any other person, whether or not it shall have express or other notice of such a claim.

         10.4 Every Holder will be recognized by TW UK as entitled to its Warrants free from any equity, set-off or cross-claim on the part of TW UK against the original or any intermediate holder of Warrants.

         10.5 Within five (5) Business Days of entering the name of a Holder in the Register, TW UK shall issue to the Holder a Warrant Certificate in respect of the Warrants in respect of which it is recorded in the Register as the Holder.

         10.6 If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed TW UK will replace it provided that:

               (a) the Holder seeking the replacement provides TW UK with such evidence and indemnity in respect of the mutilation, defacement, loss, theft or destruction as TW UK may reasonably require;

               (b) the Holder seeking the replacement pays TW UK's reasonable costs in connection with the issue of the replacement; and

               (c) the mutilated or defaced certificates in respect of which replacements are being sought are surrendered.

11. ROUNDING. If the number of Ordinary Shares falling to be allotted to a Holder (or its direction) on an exercise of Warrants would otherwise require a fraction of an Ordinary

Share to be allotted, the number of Ordinary Shares to be so allotted will be rounded up to the nearest whole number of Ordinary Shares.

12. GOVERNING LAW AND JURISDICTION. This Warrant (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Warrant or its formation) shall be governed by and construed in accordance with English law. Each of the parties to this Warrant irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or settle any disputes, which may arise out of or in connection with this Warrant and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England. Each of the parties to this Warrant irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide and/or settle any such matter and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such matter and further irrevocably agrees that a judgment in any such matter brought in any court referred to in this Section 12 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

13.      NOTICES.

         13.1 Mode of Service. Subject to clause 13.2 any notice, demand or other communication given or made under or in connection with the matters contemplated by this Warrant shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

                  (a)      in the case of TW UK to:

                           c/o Omnicare plc
                           Balderton Hall - South Drive
                           Balderton, Newark
                           Nottingham NG24 3JR
                           Attention: President

                  (b)      in the case of a Holder to:

                           the address of the Holder shown in the Register or, if no address is shown in the Register, to its last known place of business or residence.

         13.2 Procedure if no known address. If no address has been notified to TW UK by a Holder, any notice, demand or other communication given or made under or in connection with the matters contemplated by this Warrant may be given to that Holder by TW UK by exhibiting it for three (3) days at the registered office of TW UK.

         13.3 Deemed Service. Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Warrant in accordance with clause 13.1 or 13 shall be deemed to have been duly given or made as follows:

               (a) if personally delivered, upon delivery at the address of the relevant party;

               (b) if sent by first class post two (2) Business Days after the date of posting;

               (c) if sent by air mail, five (5) Business Days after the date of posting;

               (d) if sent by fax, when despatched; and

               (e) if clause 13.2 applies, at the expiry of the three (3) day period referred to in that clause,

               provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.30 p.m. such notice, demand or other communication shall be deemed to be given or made at 9.30 a.m. on the next Business Day.

         13.4 Joint Registered Holders. All notices and other communications with respect to Warrants standing in the names of joint registered holders shall be given to whichever of such persons is named first in the Register and such notice so given shall be sufficient notice to all the registered holders of such Warrants.

         13.5 Successors. Any person who becomes entitled to any Warrant (whether by operation of law, transfer or otherwise) shall be bound by every notice given in respect of that Warrant before its name and address is entered on the Register.

14. REMEDIES. TW UK stipulates that the remedies at law of the Holder in the event of any default or threatened default by TW UK in the performance of or compliance with any of the terms of this Warrant may not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. NO LIABILITIES AS SHAREHOLDER. Without prejudice to the rights of the Special Share, nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a shareholder of TW UK or as imposing any obligation on the Investor to purchase any securities or as imposing any liabilities on the Investor as a shareholder of TW UK, whether such obligation or liabilities are asserted by TW UK or by creditors of TW UK.

16. ENTIRE AGREEMENT. This Warrant and all other documents delivered in connection with the transactions contemplated by the Purchase Agreement embody the entire agreement and understanding between the Holder and TW UK and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

18. HEADINGS. The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Warrant as a DEED on the day and year first above written.



                                       Signed as a DEED by
                                       TRANSWORLD HEALTHCARE (UK) LIMITED
                                       acting by its duly authorized attorney:


                                       By:
                                          ----------------------------------
                                          Name:

                                                                      Exhibit A

                              FORM OF SUBSCRIPTION


Date:
     ---------------------

Transworld Healthcare (UK) Limited
c/o Omnicare plc
Balderton Hall
South Drive
Balderton, Newark
Nottingham NG24 3JR


         The undersigned registered Holder of the attached Warrant Certificate
hereby irrevocably exercises Warrants to subscribe for         Ordinary Shares
and herewith makes payment of (i) (pounds sterling)        in cash by wire
transfer or certified check or (ii)        Subordinated Notes with an aggregate
face value equal to (pounds sterling)        therefor, and requests that a
certificate for such Ordinary Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.



                                    Signed:

                                             By:
                                                ----------------------------
                                                  Name:
                                                  Title:


                                             Address:

                                   Exhibit C
                            Form of Subordinated Note

                                                                      EXHIBIT C

ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 17, 1999 A COMPLETE AND CORRECT COPY OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THIS SUBORDINATED NOTE IS SUBJECT TO THE TERMS OF THE SUBORDINATION PROVISIONS SET FORTH IN THE INTERCREDITOR AGREEMENT (AS DEFINED HEREIN).

                       SENIOR SUBORDINATED PROMISSORY NOTE


(pounds sterling)[       ]                                     December 17, 1999
                                                                 London, England

         FOR VALUE RECEIVED, the undersigned, Transworld Holdings (UK) Limited, a company incorporated in England and Wales with registered number 3890177 ("UK
Parent"), hereby promises to pay to                or to its registered assigns
("Payee" or "Noteholder") the principal sum of                  Pounds Sterling
((pounds sterling)          ).

         This senior subordinated promissory note ("Subordinated Note") has been created and authorized by UK Parent in accordance with its Memorandum and Articles of Association and by a resolution of the board of directors of UK Parent on December 17, 1999 and is issued pursuant to and is entitled to the benefits of the Securities Purchase Agreement, dated as of the date hereof, by and among UK Parent, Transworld Healthcare (UK) Limited, a company incorporated in England and Wales with registered number 3370146 ("TW UK"), and the purchasers identified therein (the "Purchase Agreement"). Terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

         1. Maturity. This Subordinated Note shall mature and the principal and all accrued but unpaid interest and any other payments due hereunder shall be due and payable, without set-off, deduction or counterclaim, on December 15, 2008 (the "Maturity Date").

         2. Interest. UK Parent promises to pay interest on the principal amount of this Subordinated Note at the rate and in the manner specified below. Interest on the outstanding principal balance of this Subordinated Note will accrue at 9.375% per annum, or such higher rate of Interest as set forth in
Article XVII of the Purchase Agreement in the event of a Covenant Breach or an Event of Default compounded quarterly from the date hereof until maturity and will be payable quarterly in cash, in arrears, on December 31, March 31, and September 30 of each year beginning on March 30, 2000, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), to Payee; provided, however, that interest payments hereunder shall be paid in the manner and at the time provided in the Intercreditor Agreement, dated as of the date hereof, by and among the Banks, the Purchasers, TW UK and the other parties identified therein (the "Intercreditor Agreement"). If UK Parent is unable to pay interest in cash on a given Interest Payment Date, UK Parent shall pay interest on this Subordinated Note in the form of a PIK Note in an amount equal to the amount of interest due, but not paid in cash, on the Interest Payment Date. PIK Notes shall be deemed to have been issued by UK Parent, and its obligations thereunder shall commence, as of the applicable Interest Payment Date, irrespective of the actual date of execution and delivery of the PIK Notes. All PIK Notes issued pursuant to this Section 2 shall be due and payable upon maturity of this Subordinated Note and shall bear interest at the same rate. Interest shall be computed on the basis of a 365 day year and the actual days elapsed. Interest on this Subordinated Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Closing Date. Interest shall be paid net of any withholding of any Taxes which UK Parent shall be required to withhold by Applicable Law, provided that to the extent the same would not have arisen but for a change in applicable tax legislation after the date hereof, UK Parent shall pay such additional sums as set forth in Section 2.7 of the Purchase Agreement.

         3.       Further Provisions Relating to Principal and Interest

         3.1 The "record date" shall mean the thirtieth day before the relevant Interest Payment Date or, if such day is not a Business Day, then the next following Business Day and every Payee shall be deemed for the purposes of this Subordinated Note to be the holder on such date of the Subordinated Notes held by him on such preceding date, notwithstanding any intermediate transfer or transmission of any such Subordinated Notes.

         3.2 The amount of interest payable on a Subordinated Note shall be rounded up to the nearest penny. The calculation of each interest amount shall, in the absence of manifest error, be final and binding.

         3.3 Interest on the Subordinated Notes becoming liable to repayment shall cease to accrue as of the date of actual repayment of such Subordinated Notes.

         3.4 Any interest which remains unclaimed after the period ending on the later of (i) the Maturity Date or (ii) six years from the date of first payment shall revert to UK Parent notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and the other records of UK Parent.

         4. Method of Payment. UK Parent will pay interest on this Subordinated Note to the Person who is the registered Holder of this Subordinated Note at the close of business on the record date for the next Interest Payment Date even if such Subordinated Note is canceled after such record date and on or before such Interest Payment Date. Payee must surrender this Subordinated Note to UK Parent to collect principal payments on such Subordinated Note. Except for the payment of interest in PIK Notes as permitted in certain circumstances by Section 2 above, UK Parent will pay principal, premium, if any, and interest in pounds sterling. UK Parent may pay principal, premium, if any, and interest by bank transfer of funds or other funds transfer, or interest by check payable in such money, and any such check shall be delivered to a Payee's registered address. Every such cheque, warrant or money order shall be made payable to the order of the person to whom it is sent (or to such person as the Payee or joint Payee may in writing direct) and payment of the cheque, warrant or money order shall be a satisfaction of the principal and interest represented thereby. If payment is made by a bank or other funds transfer, UK Parent shall be responsible for amounts lost or delayed in the course of the transfer.

         5. Optional Redemption. Subject to the terms of Section 6 of the Purchase Agreement, this Subordinated Note may be redeemed at the option of UK Parent, in whole but not in part, upon the terms and in accordance with the procedures set forth in Section 6 of the Purchase Agreement. This Subordinated Note may also be redeemed at the option of UK Parent in certain circumstances as set forth in Section 2.12 of the Warrant Instrument.

         6. Noteholder's Put. Subject to the terms of Section 7 of the Purchase Agreement, this Subordinated Note may be redeemed at the option of the Payee, in whole or in part, upon the occurrence of a Put Event, upon the terms and in accordance with the procedures set forth in Section 7 of the Purchase Agreement.

         7. Surrender of Certificate and Prescription. Every Payee any of whose Subordinated Notes are due to be repaid on the Maturity Date under any of the provisions of this Subordinated Note shall, not later than the due date for such repayment, deliver the relevant certificates for such Subordinated Notes or an agreement satisfactory to UK Parent to indemnify UK Parent from any losses incurred by it in connection therewith with respect to such Subordinated Note(s) to the registered office of UK Parent or as it shall direct. Unless payment of the amount due to be repaid has already been made in accordance with Section 4 above, upon such delivery, UK Parent shall pay to the Payee the amount payable to him in respect of such repayment in accordance with condition 4. If part only of any Subordinated Note(s) as evidenced by the relevant certificate so delivered is then due to be repaid, UK Parent shall either endorse such Subordinated Note with a memorandum of the date and amount paid to the holder of such Subordinated Note and return it to the Payee or shall cancel such Subordinated Note and without charge issue to such Payee a new Subordinated Note for the balance of the principal amount due to him.

         8. Subordination. This Subordinated Note shall be subordinated to certain indebtedness of UK Parent and TW UK in accordance with and to the extent provided in the Intercreditor Agreement.

         9. Events of Default; Acceleration. Upon the occurrence of an Event of Default, the principal amount of this Subordinated Note, together with all accrued interest and all other payments due hereunder or under the PIK Notes, if any, or the Purchase Agreement, may be declared to be immediately due and payable in the manner and with the effect provided in the Purchase Agreement. Subject to the terms of the Purchase Agreement, following the occurrence of an Event of Default, the Payee may proceed to enforce and exercise its rights by suit in equity, action at law and/or other appropriate means. UK Parent agrees to pay on demand all reasonable costs of collection and all other reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred or paid by the Payee in enforcing or collecting this Subordinated Note upon the occurrence of an Event of Default.

         10. No Waivers; Amendments. No failure or delay on the part of UK Parent or the Payee in exercising any right, power or remedy hereunder or under the Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the Purchase Agreement are cumulative and are not exclusive of any remedies that may be available to UK Parent or the Payee at law or in equity or otherwise. This Subordinated Note may be amended, and the provisions hereof may be waived only with the express written consent of Payee and UK Parent.

         11. Successor Substituted. Subject to and in accordance with the Agreement, upon the acquisition of, or any merger, consolidation or other business combination involving, UK Parent or upon the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of UK Parent's properties and assets (each a "Disposition"), the Surviving Person (if other than UK Parent) resulting from such Disposition shall, if the Holder so elects, succeed to, and be substituted for, and may exercise every right and power of, UK Parent under the Agreement with the same effect as if such surviving person had been named as UK Parent in the Agreement.

         12.      Register of Subordinated Notes

         12.1 The Company shall cause a register to be maintained at the registered office of UK Parent (the "Register") showing the amount of the Subordinated Notes for the time being issued, the date of issue and the amount of Subordinated Notes for the time being outstanding, the names and addresses of the Noteholders, the nominal amounts of the Subordinated Notes held by them respectively and all transfers or changes of ownership of the Subordinated Notes.

         12.2 Any change of name or address on the part of any holder of Subordinated Notes shall forthwith be notified by the holder to UK Parent and UK Parent shall alter the Register accordingly.

         13.      Notice to Noteholders

         13.1 Any notice or other document (including certificates for Subordinated Notes) may be served on a Payee by sending the same by post in a prepaid letter addressed to such Payee at his registered address.

         13.2 In the case of joint Noteholders a notice or document served on the Payee whose name stands first in the Register shall be sufficient notice to all the joint Noteholders.

         13.3 Any notice or other document may be served on the person entitled to a Subordinated Note in consequence of the death or bankruptcy of any Payee by sending the same by post, in a prepaid letter addressed to him by name or by the title of the representative or trustee of such Payee, at the address supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy had not occurred.

         14.      Notices to UK Parent

                  Any notice, demand or other document (including certificates for Subordinated Notes and transfers of Subordinated Notes) may be served on UK Parent by sending the same by post in a prepaid letter to the registered office of UK Parent or to such other address as UK Parent may from time to time notify Noteholders.

         15.      Service of Notices

                  Any notice or document served by post shall be deemed to have been served on the day after it is posted or, if such day is not a Business Day, then on the next following Business Day and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed, stamped or posted.

         16.      Recognition of Payee as Absolute Owner

         16.1 Except as required by law, UK Parent will recognize the registered holder of any Subordinated Notes as the absolute owner thereof and shall not (except as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust, whether express, implied or constructive, to which any Subordinated Notes may be subject and UK Parent may accept the receipt of the registered holder for the time being of any Subordinated Notes, or in the case of joint registered holders the receipt of any of them, for the principal monies payable in respect thereof or for the interest from time to time accruing due in respect thereof or for any other monies payable in respect thereof as a good discharge to UK Parent notwithstanding any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such Subordinated Notes, interests or monies.

         16.2 No notice of any trust, express, implied or constructive, shall (except as by statute provided or as required by order of a court of competent jurisdiction) be entered in the Register in respect of any Subordinated Notes.

         17. Exclusion of Equities. UK Parent will recognize every holder of Subordinated Notes as entitled to his Subordinated Notes free from any equity, set-off or cross-claim on the part of UK Parent against the original or any intermediate holder of the Subordinated Notes.

         18.      Transferability of Subordinated Notes

         18.1 This Subordinated Note may only be Transferred by a Transfer made in accordance with Article XV of the Purchase Agreement and in compliance with this Section 18.

         18.2 Every transfer of a Subordinated Note permitted under the Purchase Agreement shall be made by an instrument of transfer in the usual or common form or in any other form which may be reasonably approved by the Board of Directors.

         18.3 Every instrument of Transfer must be signed by the transferor or where the transferor is a corporation given under its common seal or signed on its behalf by a duly authorized officer or agent and the transferor shall remain the owner of the Subordinated Notes to be transferred until the name of the transferee is entered in the Register in respect thereof. The Board of Directors shall be bound to register any transfer permitted under the Purchase Agreement within 14 days after the lodging as the instrument of transfer with TW UK and to enter the name of the transferee on the register of TW UK.

         18.4 Every instrument of Transfer must be lodged for registration at the place where the Register shall for the time being be kept accompanied by the certificate for the Subordinated Notes all or part of the nominal amount of which is to be transferred and such other evidence as the Directors or other officers of UK Parent authorized to deal with transfers may reasonably require to prove the title of the transferor or his right to transfer the Subordinated Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person signing the same.

         18.5 No Transfer shall be registered of Subordinated Notes in respect of which a notice requiring repayment has been given.

         18.6 All instruments of Transfer which shall be registered may be retained by UK Parent.

         18.7 UK Parent hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of it or binding on it contained in this Subordinated Note hereto shall enure to the benefit of each and every holder of the Subordinated Notes.

                  Each holder of Subordinated Notes shall be entitled to enforce the said covenants, obligations and conditions against UK Parent insofar as each of his Subordinated Notes is concerned, without the need to join the allottee of any such Subordinated Note or any intervening or other holder of Subordinated Notes in the proceedings for such enforcement.

         19. Receipt of Joint Holders. If several Persons are entered in the Register as joint registered holders of any Subordinated Notes then, without prejudice to paragraph 16 above, the receipt of any one of such Persons for any interest or principal or other monies in respect of such Subordinated Notes shall be as effective a discharge to UK Parent as if the person signing such receipt were the sole registered holder of such Subordinated Notes.

         20. Replacement of Certificates. If the certificate for any Subordinated Notes is lost, defaced or destroyed, it may be renewed, on such terms (if any) as to evidence and indemnity as the board of directors may require, but so that in the case of defacement the defaced certificate shall be surrendered before the new certificate is issued.

         21. Governing Law and Jurisdiction. This Subordinated Note (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Subordinated Note or its formation) shall be governed by and construed in accordance with English law. Each of the parties to this Subordinated Note irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or settle any disputes, which may arise out of or in connection with this Subordinated Note and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England. Each of the parties to this Subordinated
Note irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide and/or settle any such matter and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such matter and further irrevocably agrees that a judgment in any such matter brought in any court referred to in this Section 21 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

         22. Successors. Any person who becomes entitled to any Subordinated Note (whether by operation of law, transfer or otherwise) shall be bound by every notice given in respect of that Subordinated Note before its name and address is entered on the Register.

         23. Entire Agreement. This Subordinated Note and all other documents delivered in connection with the transactions contemplated by the Purchase Agreement embody the entire agreement and understanding between the Holder and UK Parent and supersede all prior agreements and understandings relating to the subject matter hereof.

         IN WITNESS WHEREOF, UK Parent has caused this Subordinated Note to be duly executed and delivered as a Deed at the place and on the date set forth above.



                                          Signed as a DEED by

                                          TRANSWORLD HOLDINGS (UK) LIMITED
                                          Acting by its duly authorized attorney

                                          By:
                                             -----------------------------------
                                             Name:

                                    Exhibit E
                               Form of Mirror Note

                                                                      EXHIBIT E

ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 17, 1999 A COMPLETE AND CORRECT COPY OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THIS MIRROR NOTE IS SUBJECT TO THE TERMS OF THE SUBORDINATION PROVISIONS SET FORTH IN THE INTERCREDITOR AGREEMENT (AS DEFINED HEREIN).

                       MIRROR SUBORDINATED PROMISSORY NOTE

(pounds sterling)[       ]                                     December 17, 1999
                                                                 London, England

         FOR VALUE RECEIVED, the undersigned, Transworld Healthcare (UK) Limited, a company incorporated in England and Wales with registered number 3370146 ("TW UK"), hereby promises to pay to Transworld Holdings (UK) Limited, a company incorporated in England and Wales with registered number 3890177 or to its registered assigns ("Payee" or "Noteholder") the principal sum of
            Pounds Sterling ((pounds sterling)       ).

         This mirror senior subordinated promissory note ("Mirror Note") has been created and authorized by TW UK in accordance with its Memorandum and Articles of Association and by a resolution of the board of directors of TW UK
on December   , 1999 and is issued pursuant to and is entitled to the benefits of the Securities Purchase Agreement, dated as of the date hereof, by and among TW UK, Payee, and the parties identified therein (the "Purchase Agreement"). Terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

         1. Maturity. This Mirror Note shall mature and the principal and all accrued but unpaid interest and any other payments due hereunder shall be due and payable, without set-off, deduction or counterclaim, on December 15, 2008 (the "Maturity Date").

         2. Interest. TW UK promises to pay interest on the principal amount of this Mirror Note at the rate and in the manner specified below. Interest on the outstanding principal balance of this Mirror Note will accrue at
9.376% per annum, or such higher rate of Interest as set forth in Section    of
the Purchase Agreement in the event of a Covenant Breach or an Event of Default compounded quarterly from the date hereof until maturity and will be payable quarterly in cash, in arrears, on December 31, March 31, June 30, and September 30 of each year beginning on March 30, 2000, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), to Payee; provided, however, that interest payments hereunder shall be paid in the manner and at the time provided in the Intercreditor Agreement, dated as of the date hereof, by and among the Banks, the Purchasers, TW UK and certain of its Subsidiaries (the "Intercreditor Agreement"). If TW UK is unable to pay interest in cash on a given Interest Payment Date because TW UK is unable to satisfy such test, TW UK shall pay interest on this

Mirror Note in the form of a Mirror PIK Note in an amount equal to the amount of interest due, but not paid in cash, on the Interest Payment Date. Mirror PIK Notes shall be deemed to have been issued by TW UK, and its obligations thereunder shall commence, as of the applicable Interest Payment Date, irrespective of the actual date of execution and delivery of the Mirror PIK Notes. All Mirror PIK Notes issued pursuant to this Section 2 shall be due and payable upon maturity of this Mirror Note and shall bear interest at the same rate. Interest shall be computed on the basis of a 365 day year and the actual days elapsed. Interest on this Mirror Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Closing Date. If, due to a change in applicable tax legislation, UK Parent shall be required to pay such additional sums ("Additional Tax Payment") as set forth in Section 2.7 of the Purchase Agreement, TW UK shall, prior to the date on which UK Parent shall be required to pay the Additional Tax Payment, pay to UK Parent a sum equal to the Additional Tax Payment.

         3.       Further Provisions Relating to Principal and Interest

         3.1 The "record date" shall mean the thirtieth day before the relevant Interest Payment Date or, if such day is not a Business Day, then the next following Business Day and every Payee shall be deemed for the purposes of this Mirror Note to be the holder on such date of the Mirror Notes held by him on such preceding date, notwithstanding any intermediate transfer or transmission of any such Mirror Notes.

         3.2 The amount of interest payable on a Mirror Note shall be rounded up to the nearest penny. The calculation of each interest amount shall, in the absence of manifest error, be final and binding.

         3.3 Interest on the Mirror Notes becoming liable to repayment shall cease to accrue as of the date of actual repayment of such Mirror Notes.

         3.4 Any interest which remains unclaimed after the period ending on the later of (i) the Maturity Date or (ii) six years from the date of first payment shall revert to TW UK notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and the other records of TW UK.

         4. Method of Payment. TW UK will pay interest on this Mirror Note to the Person who is the registered Holder of this Mirror Note at the close of business on the record date for the next Interest Payment Date even if such Mirror Note is canceled after such record date and on or before such Interest Payment Date. Payee must surrender this Mirror Note to TW UK to collect principal payments on such Mirror Note. Except for the payment of interest in Mirror PIK Notes as permitted in certain circumstances by Section 2 above, TW UK will pay principal, premium, if any, and interest in pounds sterling. TW UK may pay principal, premium, if any, and interest by bank transfer of funds or other funds transfer, or interest by check payable in such money, and any such check shall be delivered to a Payee's registered address. Every such cheque, warrant or money order shall be made payable to the order of the person to whom it is sent (or to such person as the Payee or joint Payee may in writing direct) and payment of the cheque, warrant or money order shall be a satisfaction of the principal and interest represented thereby. If payment is made by a bank or other funds transfer, TW UK shall be responsible for amounts lost or delayed in the course of the transfer.

         5. Optional Redemption. This Mirror Note shall be redeemed by TW UK immediately prior to any redemption by TW UK as set forth in Section 6.2(c) of the Purchase Agreement.

         6. Surrender of Certificate and Prescription. Every Payee any of whose Mirror Notes are due to be repaid on the Maturity Date under any of the provisions of this Mirror Note shall, not later than the due date for such repayment, deliver the relevant certificates for such Mirror Notes or an agreement satisfactory to TW UK to indemnify TW UK from any losses incurred by it in connection therewith with respect to such Mirror Note(s) to the registered office of TW UK or as it shall direct. Unless payment of the amount due to be repaid has already been made in accordance with Section 4 above, upon such delivery, TW UK shall pay to the Payee the amount payable to him in respect of such repayment in accordance with condition 4. If part only of any Mirror Note(s) as evidenced by the relevant certificate so delivered is then due to be repaid, TW UK shall either endorse such Mirror Note with a memorandum of the date and amount paid to the holder of such Mirror Note and return it to the Payee or shall cancel such Mirror Note and without charge issue to such Payee a new Mirror Note for the balance of the principal amount due to him.

         7. Subordination. This Mirror Note shall be subordinated to certain indebtedness of TW UK and TW UK in accordance with and to the extent provided in the Intercreditor Agreement.

         8. Events of Default; Acceleration. Upon the occurrence of an Event of Default, the principal amount of this Mirror Note, together with all accrued interest and all other payments due hereunder or under the Mirror PIK Notes, if any, or the Purchase Agreement, may be declared to be immediately due and payable in the manner and with the effect provided in the Purchase Agreement. Subject to the terms of the Purchase Agreement, following the occurrence of an Event of Default, the Payee may proceed to enforce and exercise its rights by suit in equity, action at law and/or other appropriate means. TW UK agrees to pay on demand all reasonable costs of collection and all other reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred or paid by the Payee in enforcing or collecting this Mirror Note upon the occurrence of an Event of Default.

         9. No Waivers; Amendments. No failure or delay on the part of TW UK or the Payee in exercising any right, power or remedy hereunder or under the Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the Purchase Agreement are cumulative and are not exclusive of any remedies that may be available to TW UK or the Payee at law or in equity or otherwise. This Mirror Note may be amended, and the provisions hereof may be waived only with the express written consent of Payee and TW UK.

         10. Successor Substituted. Subject to and in accordance with the Agreement, upon the acquisition of, or any merger, consolidation or other business combination involving, TW UK or upon the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of TW UK's properties and assets (each a "Disposition"), the Surviving Person (if other than TW UK) resulting from such Disposition shall, if the Holder so elects, succeed to, and be substituted for, and may exercise every right and power of, TW UK under the Agreement with the same effect as if such surviving person had been named as TW UK in the Agreement.

         11.      Register of Mirror Notes

         11.1 The Company shall cause a register to be maintained at the registered office of TW UK (the "Register") showing the amount of the Mirror Notes for the time being issued, the date of issue and the amount of Mirror Notes for the time being outstanding, the names and addresses of the Noteholders, the nominal amounts of the Mirror Notes held by them respectively and all transfers or changes of ownership of the Mirror Notes.

         11.2 Any change of name or address on the part of any holder of Mirror Notes shall forthwith be notified by the holder to TW UK and TW UK shall alter the Register accordingly.

         12.      Notice to Noteholders

         12.1 Any notice or other document (including certificates for Mirror Notes) may be served on a Payee by sending the same by post in a prepaid letter addressed to such Payee at his registered address.

         12.2 In the case of joint Noteholders a notice or document served on the Payee whose name stands first in the Register shall be sufficient notice to all the joint Noteholders.

         12.3 Any notice or other document may be served on the person entitled to a Mirror Note in consequence of the death or bankruptcy of any Payee by sending the same by post, in a prepaid letter addressed to him by name or by the title of the representative or trustee of such Payee, at the address supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy had not occurred.

         13.      Notices to TW UK

                  Any notice, demand or other document (including certificates for Mirror Notes and transfers of Mirror Notes) may be served on TW UK by sending the same by post in a prepaid letter to the registered office of TW UK or to such other address as TW UK may from time to time notify Noteholders.

         14.      Service of Notices

                  Any notice or document served by post shall be deemed to have been served on the day after it is posted or, if such day is not a Business Day, then on the next following Business Day and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed, stamped or posted.

         15.      Recognition of Payee as Absolute Owner

         15.1 Except as required by law, TW UK will recognize the registered holder of any Mirror Notes as the absolute owner thereof and shall not (except as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust, whether express, implied or constructive, to which any Mirror Notes may be subject and TW UK may accept the receipt of the registered holder for the time being of any Mirror Notes, or in the case of joint registered holders the receipt of any of them, for the principal monies payable in respect thereof or for the interest from time to time accruing due in respect thereof or for any other monies payable in respect thereof as a good discharge to TW UK notwithstanding any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such Mirror Notes, interests or monies.

         15.2 No notice of any trust, express, implied or constructive, shall (except as by statute provided or as required by order of a court of competent jurisdiction) be entered in the Register in respect of any Mirror Notes.

         16. Exclusion of Equities. TW UK will recognize every holder of Mirror Notes as entitled to his Mirror Notes free from any equity, set-off or cross-claim on the part of TW UK against the original or any intermediate holder of the Mirror Notes.

         17.      Transferability of Mirror Notes

         17.1 This Mirror Note may be transferred as permitted by the Purchase Agreement and in compliance with this Section 17.

         17.2 Every transfer of a Mirror Note permitted under the Purchase Agreement shall be made by an instrument of transfer in the usual or common form or in any other form which may be reasonably approved by the Board of Directors.

         17.3 Every instrument of Transfer must be signed by the transferor or where the transferor is a corporation given under its common seal or signed on its behalf by a duly authorized officer or agent and the transferor shall remain the owner of the Mirror Notes to be transferred until the name of the transferee is entered in the

                  Register in respect thereof. The Board of Directors shall be bound to register any transfer permitted under the Purchase Agreement within 14 days after the lodging as the instrument of transfer with TW UK and to enter the name of the transferee on the register of TW UK.

         17.4 Every instrument of Transfer must be lodged for registration at the place where the Register shall for the time being be kept accompanied by the certificate for the Mirror Notes all or part of the nominal amount of which is to be transferred and such other evidence as the Directors or other officers of TW UK authorized to deal with transfers may reasonably require to prove the title of the transferor or his right to transfer the Mirror Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person signing the same.

         17.5 No Transfer shall be registered of Mirror Notes in respect of which a notice requiring repayment has been given.

         17.6 All instruments of Transfer which shall be registered may be retained by TW UK.

         17.7 TW UK hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of it or binding on it contained in this Mirror Note hereto shall enure to the benefit of each and every holder of the Mirror Notes.

                  Each holder of Mirror Notes shall be entitled to enforce the said covenants, obligations and conditions against TW UK insofar as each of his Mirror Notes is concerned, without the need to join the allottee of any such Mirror Note or any intervening or other holder of Mirror Notes in the proceedings for such enforcement.

         18. Receipt of Joint Holders. If several Persons are entered in the Register as joint registered holders of any Mirror Notes then, without prejudice to paragraph 16 above, the receipt of any one of such Persons for any interest or principal or other monies in respect of such Mirror Notes shall be as effective a discharge to TW UK as if the person signing such receipt were the sole registered holder of such Mirror Notes.

         19. Replacement of Certificates. If the certificate for any Mirror Notes is lost, defaced or destroyed, it may be renewed, on such terms (if any) as to evidence and indemnity as the board of directors may require, but so that in the case of defacement the defaced certificate shall be surrendered before the new certificate is issued.

         20. Governing Law and Jurisdiction. This Mirror Note (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Mirror Note or its formation) shall be governed by and construed in accordance with English law. Each of the parties to this Mirror
Note irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or settle any disputes, which may arise out of or in connection with this Mirror Note and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England. Each of the parties to this Mirror Note irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide and/or settle any such matter and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such matter and further irrevocably agrees that a judgment in any such matter brought in any court referred to in this Section 21 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

         21. Successors. Any person who becomes entitled to any Mirror Note (whether by operation of law, transfer or otherwise) shall be bound by every notice given in respect of that Mirror Note before its name and address is entered on the Register.

         22. Entire Agreement. This Mirror Note and all other documents delivered in connection with the transactions contemplated by the Purchase Agreement embody the entire agreement and understanding between the Holder and TW UK and supersede all prior agreements and understandings relating to the subject matter hereof.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, TW UK has caused this Mirror Note to be duly executed and delivered as a Deed at the place and on the date set forth above.



                                         Signed as a DEED by

                                         TRANSWORLD HOLDINGS (UK)
                                         LIMITED acting by its duly
                                         authorized attorney:


                                         -----------------------------
                                         Name:

                                    Exhibit I

                        Form of Intercreditor Agreement

                                                                  EXHIBIT I

                                                                  CONFORMED COPY



                                BARCLAYS BANK PLC
                      as Security Agent and as Senior Agent

                                     PARIBAS
                                   as Arranger

                               THE SENIOR LENDERS
                                  named herein

                            THE HEDGE COUNTERPARTIES
                                  named herein

                                     PARIBAS
                               as Mezzanine Agent

                              THE MEZZANINE LENDERS
                                  named herein

                      TRIUMPH PARTNERS III, L.P. AND OTHERS
                           as Subordinated Noteholders

                        TRANSWORLD HOLDINGS (UK) LIMITED
                            as the Mirror Noteholder

                                   and Others

                    ----------------------------------------

                               INTERCREDITOR DEED

                    ----------------------------------------



                                CLIFFORD CHANCE

                                        CONTENTS
CLAUSE                                                                     PAGE

1.    Interpretation And Definitions.........................................2

2.    Consent To The Finance Documents And Security Documents...............10

3.    Subordination And Ranking.............................................10

4.    Undertakings Of The Obligors..........................................12

5.    Undertakings Of The Intra-Group Lenders...............................13

6.    Undertakings Of The Mirror Noteholder.................................13

7.    Undertakings Of The Subordinated Noteholders..........................14

8.    Undertakings Of The Mezzanine Agent And The Mezzanine Lenders.........15

9.    Accession And Undertakings Of Hedge Counterparties....................16

10.   Undertakings In Respect Of The Senior Liabilities.....................19

11.   Consents And Entrenched Provisions....................................21

12.   Permitted Payments....................................................22

13.   Turnover..............................................................24

14.   Suspension Of Permitted Payments......................................25

15.   Subordination.........................................................26

16.   Distributions.........................................................27

17.   Action By Security Agent..............................................29

18.   Restrictions On Enforcement...........................................31

19.   Permitted Enforcement.................................................34

20.   Preservation..........................................................36

21.   Enforcement Of Security...............................................37

22.   Sales By Security Agent Or An Obligor.................................38

23.   Priority Of Security..................................................39

24.   Appropriation.........................................................40

25.   Discharge Of Senior Liabilities.......................................41

26.   Obligors' Acknowledgement.............................................41

27.   Defences..............................................................42

28.   Disclosure............................................................42

29.   Repayments............................................................43

30.   Amendments............................................................44

31.   Reports...............................................................44

32.   New Intra-Group Lenders And Borrowers.................................44

33.   Notices...............................................................45

34.   Miscellaneous.........................................................45

35.   Assignments And Transfers.............................................46

36.   The Security Agent....................................................48

37.   Status Of Obligors....................................................55

38.   Expenses..............................................................55

39.   Governing Law.........................................................55

40.   Jurisdiction..........................................................55


SCHEDULE 1       THE SENIOR LENDERS.........................................57

SCHEDULE 2       THE HEDGE COUNTERPARTIES...................................58

SCHEDULE 3       THE MEZZANINE LENDERS......................................59

SCHEDULE 4       THE SUBORDINATED NOTEHOLDERS...............................60

SCHEDULE 5       ...........................................................61

      Part A     Intra-Group Lenders........................................61
      Part B     Intra-Group Borrowers......................................61
      Part C     Obligors...................................................61

SCHEDULE 6       FORM OF DEED OF ACCESSION.................................62

THIS INTERCREDITOR DEED is made the        day of December, 1999

BETWEEN:

(1)    BARCLAYS BANK PLC as security agent (the "SECURITY AGENT");

(2) BARCLAYS BANK PLC as agent for the Senior Lenders under the Senior Facility Agreement (the "SENIOR AGENT");

(3)    PARIBAS as arranger under the Senior Facility Agreement (the "ARRANGER");

(4) THE FINANCIAL INSTITUTIONS whose names are set out in Schedule 1 (The Senior Lenders) as senior lenders (the "SENIOR LENDERS");

(5) THE FINANCIAL INSTITUTIONS whose names are set out in Schedule 2 (The Hedge Counterparties) as hedge counterparties (the "HEDGE
       COUNTERPARTIES");

(6) PARIBAS as agent for the Mezzanine Lenders under the Mezzanine Facility Agreement (the "MEZZANINE AGENT");

(7) THE FINANCIAL INSTITUTIONS whose names are set out in Schedule 3 (The Mezzanine Lenders) as mezzanine lenders (the "MEZZANINE LENDERS");

(8) TRIUMPH PARTNERS II, L.P. AND OTHERS who names are set out in Schedule 4 (The Subordinated Noteholders) as subordinated noteholders (the "SUBORDINATED NOTEHOLDERS");

(9) TRANSWORLD HOLDINGS (UK) LIMITED as the mirror noteholder (the "MIRROR NOTEHOLDER");

(10)   TRANSWORLD HEALTHCARE (UK) LIMITED as borrower (the "BORROWER");

(11)   THE COMPANIES whose names are set out in Part A (Intra-Group Lenders) of
       Schedule 5 as intra-group lenders (the "INTRA-GROUP LENDERS");

(12) THE COMPANIES whose names are set out in Part B (Intra-Group Borrowers) of Schedule 5 as intra-group borrowers (the "INTRA-GROUP BORROWERS");

(13) THE COMPANIES whose names are set out in Part C (Obligors) of Schedule 5 as obligors (the "OBLIGORS"); and

(14) RICHARD GREEN as trustee under the Voting Trust Agreement (the "VOTING TRUSTEE").

WHEREAS:

(A) By a senior facilities agreement (the "SENIOR FACILITY AGREEMENT") of even date herewith and originally made between the Borrower, the Security Agent, the Senior Agent, the Arranger and the Senior Lenders, the Senior Lenders have agreed to make available to the Borrower term and revolving loan facilities of such amounts and on the terms referred to in the Senior Facility Agreement for the purposes therein mentioned.

(B) The Hedge Counterparties (together with any Approved Affiliate Senior Lender entering into a Hedging Agreement) have entered into or have agreed to or may enter into Hedging Documents with a Borrower pursuant to and in accordance with the terms of the Senior Facility Agreement.

(C) By a mezzanine facility agreement (the "MEZZANINE FACILITY AGREEMENT") of even date herewith originally made between the Borrower, the Mezzanine Agent and the Mezzanine Lenders, the Mezzanine Lenders have agreed to make available to the Borrower a term loan facility of such amount and on the terms referred to in the Mezzanine Facility Agreement for the purposes therein mentioned.

(D) Security (the "SECURITY") is to be granted in favour of the Secured Beneficiaries as security for the obligations of the Borrower under the Senior Documents, the Hedging Documents and the Mezzanine Documents.

(E) Under a securities purchase agreement (the "SECURITIES PURCHASE AGREEMENT") dated of even date herewith made between Transworld Holdings
       (UK) Limited, the Borrower, the Subordinated Noteholders and Transworld Healthcare Inc, the Subordinated Noteholders have agreed to purchase the Subordinated Notes and the Mirror Noteholder has agreed to purchase the Mirror Notes.

NOW THIS DEED WITNESSETH and IT IS HEREBY AGREED AND DECLARED as follows:

1.     INTERPRETATION AND DEFINITIONS

1.1 Terms defined in the Senior Facility Agreement shall, unless otherwise defined herein, bear the same meaning herein and the provisions of clauses 1.2, 1.3, 1.4 and 1.5 of the Senior Facility Agreement shall be deemed to be incorporated into this Deed as if set out herein in full.

1.2 IN THIS DEED: "AGENT" means the Senior Agent and/or the Mezzanine Agent, as the context requires;

       "ANCILLARY LIABILITIES" in relation to any of the Liabilities means:

       (a) any refinancing, novation (not being a transfer permitted by the Senior Documents or the Mezzanine Documents), refunding, deferral or extension of any of those liabilities;

       (b) any further advance which may be made under any agreement supplemental to any relevant facilities agreement plus all interest, fees and costs in connection therewith;

       (c) any claim for damages or injunction in respect of any misrepresentation or breach or anticipated breach of covenant or other obligation;

       (d) any claim for damages or restitution in the event of rescission of any such liabilities or otherwise in connection with any relevant agreement or arrangement;

       (e) any claim flowing from any recovery of a payment or discharge in respect of those liabilities on the grounds of preference or otherwise; and

       (f) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings;

       "APPROVED AFFILIATE SENIOR LENDER" means an affiliate of a Senior Lender which (a) the Senior Agent has agreed may be a Hedge Counterparty and (b) is or has become a party to this Deed pursuant to and in accordance with the provisions hereof;

       "BENEFICIARIES" means each of the Senior Agent, Security Agent, Arranger, Senior Lenders, Hedge Counterparties, Mezzanine Agent, Mezzanine Lenders, Subordinated Noteholders and the Mirror Noteholder;

       "COLLECTION ACCOUNT" means the account in the name of the Security Agent established for the purposes of this Deed;

       "DEED OF ACCESSION" means a deed of accession substantially in the form set out in Schedule 6 (Form of Deed of Accession) executed or to be executed by a person intending to become a party hereto;

       "DEFAULT" means any Senior Event of Default or any Mezzanine Event of Default;

       "FINANCE DOCUMENTS" means the Senior Documents, the Mezzanine Documents, the Hedging Documents, the Subordinated Note Documents, the Mirror Note Documents and the Intra-Group Documents;

       "GUARANTOR" means each of the Senior Guarantors and the Mezzanine Guarantors;

       "HEDGE COUNTERPARTIES" means those financial institutions whose names are set out in Schedule 2 (The Hedge Counterparties) and any other financial institution to whom any Hedging Liabilities become outstanding and who accedes to this Deed by executing a Deed of Accession in the form set out in Schedule 6 (Form of Deed of Accession);

       "HEDGING DOCUMENTS" means the agreements entered into by the Borrower in relation to Treasury Transactions and any transaction or confirmation entered into pursuant thereto or which is subject thereto;

       "HEDGING LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by any Borrower to any Hedge Counterparty pursuant to the terms of any Hedging Agreement together with all Ancillary Liabilities relating thereto, as determined by the relevant Hedge Counterparty and agreed by, prior to the Senior Discharge Date, the Senior Agent and thereafter, the Mezzanine Agent at any given time;

       "INTRA-GROUP BORROWER" means those members of the Group whose names are set out in Part B of Schedule 5 (Intra-Group Borrowers), and any other member of the Group by whom any Intra-Group Liabilities from time to time may be payable or owing, guaranteed or secured, or who may be otherwise actually or contingently liable therefor after the date hereof;

       "INTRA-GROUP DOCUMENTS" means any and all agreements and other instruments under or by which any Intra-Group Liabilities are outstanding, evidenced, secured or guaranteed in each case as, and including any instrument pursuant to which the same is novated, varied, supplemented or amended from time to time;

       "INTRA-GROUP LENDERS" means those members of the Group whose names are set out in Part A of Schedule 5 (Intra-Group Lenders), and any other member of the Group to whom any Intra-Group Liabilities become outstanding after the date hereof and who accedes to this Deed in accordance with Clause 35.2 (Deed of Accession);

       "INTRA-GROUP LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by any Intra-Group Borrower to any Intra-Group Lender (whether pursuant to any intra-group loan or otherwise) together with all Ancillary Liabilities relating thereto (other than the Subordinated Liabilities and the Mirror Note Liabilities);

       "LENDERS" means the Senior Lenders, the Hedge Counterparties, the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder and the Intra-Group Lenders;

       "LIABILITIES" means the Senior Liabilities, the Mezzanine Liabilities, the Hedging Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities and the Intra-Group Liabilities;

       "MAJORITY MEZZANINE LENDERS" means an Instructing Group as defined in the Mezzanine Facility Agreement;

       "MAJORITY SENIOR LENDERS" means an Instructing Group as defined in the Senior Facility Agreement;

       "MATERIAL VARIATION" means in relation to the Senior Documents and the Mezzanine Documents:

       (a) increases in margin or a change in the basis on which interest accrues, is calculated or is payable (not being, for the avoidance of doubt, fluctuations of LIBOR or any Associated Costs Rate or any substitute basis) not provided for by the original terms of the documents (except, in the case of the Senior Documents, any amendment or variation which results in an increase of margin of not more than 1% per annum);

       (b) changes in the basis on which guarantee or other fees, commissions or other like payments are made or calculated;

       (c) alterations of the provisions relating to increasing the amount or changing the currency or accelerating the date of any repayment;

       (d) alterations relating to the deferral of any scheduled or mandatory repayment and/or the extension of any final maturity date;

       (e) increases in the maximum amounts available to be raised from that as at the date hereof as reduced from time to time by any scheduled permanent reduction or cancellation of the relevant facility (excluding any rolled-up or capitalised interest originally provided for);

       (f) any amendment, variation, waiver or release of or supplement in a manner whereby any Obligor becomes liable to make an additional payment (or increase an existing payment);

       (g) any amendment, variation, waiver or release of or supplement in a manner whereby the ranking and/or subordination arrangements provided for herein are adversely affected; and

       (h) any amendment, variation, supplement or additions to any of the representations, warranties, covenants, financial covenants, events of default or put events;

       "MEZZANINE BORROWER" means Transworld Healthcare (UK) Limited;

       "MEZZANINE DISCHARGE DATE" means the date on which all Mezzanine Liabilities have been fully paid and discharged, whether or not as a result of enforcement;

       "MEZZANINE DOCUMENTS" means the Mezzanine Facility Agreement, (where and to the extent capable according to their terms of security any Mezzanine Liabilities) the Security Documents and any documents entered into pursuant thereto;

       "MEZZANINE EVENT OF DEFAULT" means any event specified as an event of default in Clause 21 (Events of Default) of the Mezzanine Facility Agreement;

       "MEZZANINE GUARANTORS" shall have the meaning ascribed to "Guarantors" in the Mezzanine Facility Agreement;

       "MEZZANINE LENDERS" means each of the parties specified in Schedule 3 (The Mezzanine Lenders) and any other party, upon their acquiring by way of subrogation, assignment, transfer or novation any right or interest in the Mezzanine Liabilities;

       "MEZZANINE LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by any Mezzanine Obligor to any of the Mezzanine Agent and the Mezzanine Lenders pursuant to the terms of the Mezzanine Documents together with all Ancillary Liabilities relating thereto;

       "MEZZANINE OBLIGORS" means Mezzanine Borrower and the Mezzanine
       Guarantors;

       "MEZZANINE STANDSTILL PERIOD" has the meaning given to it in Clause 19.3 (Enforcement by Mezzanine Lenders);

       "MIRROR NOTE ISSUER" means Transworld Healthcare (UK) Limited;

       "MIRROR NOTE LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing due or incurred by the Mirror Note Issuer or any other number of the Group pursuant to the terms of the Mirror Note Documents together with all Ancillary Liabilities relating thereto;

       "OBLIGORS" means the Parent, the Borrower, each Guarantor, each Intra-Group Lender and each Intra-Group Borrower;

       "POSTPONED SENIOR LIABILITIES" means any Senior Liabilities (and any Ancillary Liabilities relating thereto) which do not have priority over the Mezzanine Liabilities by reason of Clause 10.2 (Postponed Senior Liabilities);

       "POWERS OF ATTORNEY" means any powers of attorney given to the Security Agent under or pursuant to Clause 17.2 (Powers of Attorney) or Clause
       17.3 (Further Assurance);

       "PURCHASERS' REPRESENTATIVE" shall have the meaning ascribed thereto in the Securities Purchase Agreement;

       "SECURED BENEFICIARIES" means each of the Senior Agent, the Security Agent, the Arranger, the Senior Lenders, the Hedge Counterparties, the Mezzanine Agent and the Mezzanine Lenders;

       "SECURITY" means the security granted pursuant to the Security Documents or otherwise in respect of the Senior Liabilities and/or the Mezzanine Liabilities;

       "SECURITY DOCUMENTS" means:

       (a)    the Security Documents as defined in the Senior Facility
              Agreement;

       (b)    the Security Documents as defined in the Mezzanine Facility
              Agreement;

       (c) any present or future document conferring or evidencing any Encumbrance over the assets of any member of the Group or guarantee given by any member of the Group for or in respect of any of the Senior Liabilities or the Mezzanine Liabilities; and

       (d) any Encumbrance granted over the assets of any member of the Group under any covenant for further assurance in any of those security documents;

       "SECURED PROPERTY" means:

       (a) the assets and rights in respect of which security interests are granted and the rights and powers given under and pursuant to the Security Documents including the covenants given in respect of the obligations under the Security Documents;

       (b) all assets, rights, powers, guarantees, encumbrances or money at any time transferred, paid to or vested in the Security Agent as additions to the Secured Property; and

       (c) all investments, property or money at any time representing the Secured Property or any part thereof, including all income and other sums at any time received or receivable by the Security Agent in respect of the Secured Property (or any part thereof);

       "SENIOR DISCHARGE DATE" means the date on which all Senior Liabilities (other than the Postponed Senior Liabilities) have been fully paid and discharged (or the Senior Agent, the Senior Lenders and the Hedge Counterparties have otherwise received an amount equal to the Senior Liabilities (other than the Postponed Senior Liabilities)), whether or not as a result of an enforcement;

       "SENIOR DOCUMENTS" means the Senior Facility Agreement, the Hedging Documents and (where and to the extent capable according to their terms of securing any Senior Liabilities) the Security Documents and any documents entered into pursuant thereto;

       "SENIOR EVENT OF DEFAULT" means any event specified as an event of default in Clause 24 (Events of Default) of the Senior Facility Agreement;

       "SENIOR GUARANTOR" shall have the meaning ascribed to "Guarantors" in the Senior Facility Agreement;

       "SENIOR FACILITIES" means "Facilities" as defined in the Senior Facility Agreement;

       "SENIOR LENDERS" means each of the banks and financial institutions specified in Schedule 1 (The Senior Lenders) and any other bank or financial institution upon their acquiring by way of subrogation, assignment, transfer or novation any right or interest in the Senior Liabilities;

       "SENIOR LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing due or incurred by any Borrower to any of the Senior Agent or any Senior Lender or Hedge Counterparty under the Senior Documents together with all Ancillary Liabilities relating thereto and the Hedging Liabilities;

       "STOP EVENT" means:

       (a) a notice has been issued under Clause 24.23 (Acceleration and Cancellation) and/or 24.24 (Advances Due on Demand) of the Senior Facility Agreement (which has not been withdrawn); or

       (b) a Senior Event of Default has occurred and is continuing under Clause 24.1 (Failure to Pay) of the Senior Facility Agreement;

       "STOP NOTICE" means a written notice served by the Senior Agent under Clause 14.2 (Right to issue a Stop Notice);

       "STOP NOTICE EVENT" means:

       (a)    a Senior Event of Default has occurred and is continuing;

       (b) any event or circumstance which would become (with the passage of time, the giving of notice, the making of any determination or any combination thereof, in each case as contemplated or required under Clause 24 (Event of Default) of the Senior Facility Agreement) a Senior Event of Default has occurred and is continuing, provided that any such event or circumstance falling within this paragraph (b) shall not be capable of "continuing" for more than 30 days with respect to a particular event or circumstance;

       "SUBORDINATED NOTE DOCUMENTS" means Senior Subordinated Note Documents, the Warrant Documents and any documents entered into pursuant thereto;

       "SUBORDINATED LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by the Subordinated Note Issuer or any other member of the Group to any of the Subordinated Noteholders pursuant to the terms of the Subordinated Note Documents together with all Ancillary Liabilities relating thereto;

       "SUBORDINATED NOTE ISSUER" means Transworld Holdings (UK) Limited;

       "SUBORDINATED NOTE PUT EVENT" shall have the meaning ascribed to "Put Event" in Article 7.1 of the Securities Purchase Agreement;

       "SUBORDINATED NOTES" means the senior subordinated promissory notes constituted by the Securities Purchase Agreement together with any PIK Notes;

       "SUBORDINATED PUT EVENT" means may of a Subordinated Note Put Event, a Subordinated Warrant Put Event or a Subordinated Warrant Shares Put Event;

       "SUBORDINATED WARRANT PUT EVENT" shall have the meaning ascribed to "Warrant Put Event" in Article 8.1 of the Securities Purchase Agreement;

       "SUBORDINATED WARRANT SHARES PUT EVENT" shall have the meaning ascribed to "Shares Put Event" in Article 8.3(a) of the Securities Purchase Agreement;

       "WARRANT DOCUMENTS" means the warrant instrument (the "WARRANT INSTRUMENT") of even date herewith executed by the Warrant Issuer in respect of the warrants to be issued to the Subordinated Noteholders pursuant to the Securities Purchase Agreement and any documents entered into pursuant thereto;

       "WARRANT ISSUER" means Transworld Healthcare (UK) Limited; and

       "WARRANTS" shall have the meaning ascribed thereto in the Warrant Documents.

1.3 Any reference in this Deed to the "SECURITY AGENT", the "SENIOR AGENT" the "Arranger", the "SENIOR LENDERS", the "HEDGE COUNTERPARTIES", the "MEZZANINE AGENT", the "MEZZANINE LENDERS" the "SUBORDINATED NOTEHOLDERS", the "MIRROR NOTEHOLDER", the "BORROWER", the "INTRA-GROUP LENDERS" or the specified "INTRA-GROUP BORROWER" shall be construed so as to include any of their respective successors, permitted transferees and assigns any other person which becomes party to or is entitled to the benefit of this Deed in the specified capacity.

1.4 "Subordinated" means that (i) such liabilities are subject to all of the terms and conditions of this Deed and (ii) without limitation of the foregoing, that in any insolvency proceeding in which any Obligor is a debtor (a "PROCEEDING"), the holders of the Liabilities ("PRIOR LIABILITIES") to which any other Liabilities ("JUNIOR LIABILITIES") are said to be "subordinate" shall be entitled to receive payment in full in cash of all principal of, interest on (including, without limitation, interest accruing after the commencement of such Proceeding, whether or not a claim for such interest is an allowed claim in such Proceeding) and other amounts payable in connection with, such Prior Liabilities before the holders of such Junior Liabilities are entitled to receive any payments or distribution (whether in cash, property or securities) on account of principal of, interest on or other amounts payable in connection with any such Junior Liabilities and to that end the holders of the Prior Liabilities shall be entitled to receive for application (as provided in Clause 22 (Appropriation)) in payment thereof any payment or distribution, whether in cash, property or securities, which may be payable or deliverable in any such Proceeding in respect of such Junior Liabilities, including any such payment or distribution which may be payable or deliverable by virtue of the provisions of any indebtedness which is subordinate and junior in right of payment to such Junior Liabilities.

1.5 For the purposes of the Deed, "fully paid", "payment in full", "paid in full" or "satisfied", as used with respect to the Senior Liabilities, the Mezzanine Liabilities or the Intra-Group Liabilities, means the receipt of cash (including by way of cash collateral) equal to the full amount of the Senior Liabilities, or as the case may be, the Mezzanine Liabilities or the Intra-Group Liabilities, including, without limitation, the principal amount of the Senior Liabilities or, as the case may be, the Mezzanine Liabilities or the Intra-Group Liabilities, interest thereon (including post-petition interest whether or not a claim for such post-petition interest is an allowed claim) to the date of such payment and all other amounts, including, without limitation, fees, costs, expenses and indemnities, payable in connection therewith; provided, however that any such cash that the Senior Lenders or, as the case may be, the Mezzanine Lenders or the Intra-Group Lenders have been required to return or disgorge (or have disgorged through compromise or settlement) shall not be deemed to have been paid to the Senior Lenders or, as the case may be, the Mezzanine Lenders or the Intra-Group Lenders for the purposes of determining whether the Senior Liabilities or, as the case may be, the Mezzanine Liabilities or the Intra-Group Liabilities have been "paid in full" or "satisfied".

2.     CONSENT TO THE FINANCE DOCUMENTS AND SECURITY DOCUMENTS

       Subject to the terms of this Deed and the Security Documents, each of the Senior Agent, the Arranger, the Senior Lenders, the Hedge Counterparties, the Mezzanine Agent, the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder and the Intra-Group Lenders for all purposes hereby consents to the entering into and performance of the Finance Documents and the Security Documents by the parties thereto and to the giving by the Obligors of the security constituted by the Security Documents so that such actions shall not constitute a default or potential default under any of the Finance Documents.

3.     SUBORDINATION AND RANKING

3.1    SUBORDINATION
       Each of the Senior Agent, the Security Agent, the Mezzanine Agent and the Lenders agrees and each of the Obligors hereby acknowledges that:

       (a) the Mezzanine Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities and the Intra-Group Liabilities are subordinated to the Senior Liabilities (other than the Postponed Senior Liabilities);

       (b) the Postponed Senior Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities and the Intra-Group Liabilities are subordinated to the Mezzanine Liabilities;

       (c) the Subordinated Liabilities, the Mirror Note Liabilities and the Intra-Group Liabilities are subordinated to the Postponed Senior Liabilities; and

       (d) the Intra-Group Liabilities are subordinated to the Subordinated Liabilities and the Mirror Note Liabilities.

3.2    RANKING
       Each of the Senior Agent, the Mezzanine Agent and the Lenders hereby agrees and each of the Obligors and the Security Agent hereby acknowledges that:

       (a) the Senior Liabilities, whether secured or unsecured, but subject to Clause 10.2 (Postponed Senior Liabilities), shall rank in priority to the Mezzanine Liabilities, Subordinated Liabilities, the Mirror Note Liabilities and the Intra-Group Liabilities;

       (b) that the Mezzanine Liabilities, whether secured or unsecured, shall rank in priority to the Postponed Senior Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities and the Intra-Group Liabilities;

       (c) that the Postponed Senior Liabilities, whether secured or unsecured shall rank in priority to, the Subordinated Liabilities, the Mirror Note Liabilities and Intra-Group Liabilities; and

       (d) that the Subordinated Liabilities and the Mirror Note Liabilities, whether secured or unsecured shall rank in priority to the Intra-Group Liabilities.

3.3    SUBORDINATION AND PRIORITIES NOT AFFECTED
       Subject to Clause 10.2 (Postponed Senior Liabilities) the priorities referred to in Clauses 3.1 (Subordination) and 3.2 (Ranking) will not be affected by any reduction or increase in the principal amount secured by the Security in respect of the Senior Liabilities or, as the case may be, the Mezzanine Liabilities or by any intermediate reduction or increase in, amendment or variation to any of the Finance Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances.

3.4    EXECUTION AND REGISTRATION
       The provisions of Clause 3.2 (Ranking) shall apply notwithstanding the order in which or dates upon which the Finance Documents and this Deed are executed or any of them are registered or notice of them is given to any person.

3.5    CONSENTS
       In circumstances where the proportion of the proceeds of any disposal which are required to be applied in mandatory prepayment of the Senior Liabilities will be so applied then, no consent is required under the Mezzanine Documents, the Subordinated Note Documents, the Mirror Note Documents or the Intra-Group Documents (and any necessary consent or release of any security over the relevant asset or guarantee issued by any member of the Group being disposed of shall be deemed to be granted thereunder) for such disposal.

3.6    APPLICATION OF PROCEEDS UNDER SECURITY DOCUMENTS
       If under the terms of any of the Senior Documents the proceeds from any disposal of assets the subject of the security constituted by the Security Documents or any part thereof are required to be applied in mandatory prepayment of the Senior Liabilities, other than the Postponed Senior Liabilities, then the prior written consent of the Mezzanine Agent or the Mezzanine Lenders shall not be required for such application and such proceeds shall be applied in or towards payment of the Senior Liabilities, other than the Postponed Senior Liabilities, in accordance with the terms of the Senior Facility Agreement and Clause 24 (Appropriation) of this Deed, without any obligation to apply such amounts in or towards payment of the Mezzanine Liabilities.

3.7    REFINANCING OF SENIOR LIABILITIES AND/OR MEZZANINE LIABILITIES
       In the event that any of the Senior Liabilities and/or the Mezzanine Liabilities are to be refinanced (a "REFINANCING") in whole or in part (it being acknowledged by the Subordinated Noteholders and the Mirror Noteholder that the terms and conditions (including amount and pricing) may be different to those applicable to the Senior Liabilities and/or the Mezzanine Liabilities), each of the Subordinated Noteholders, the Mirror Noteholder and the Voting Trustee undertakes to enter into a further intercreditor deed to provide substantially similar rights and remedies to the providers of such Refinancing as those that are afforded to the Senior Lenders or, as the case may be, the Mezzanine Lenders.

4.     UNDERTAKINGS OF THE OBLIGORS

       Each of the Obligors undertakes that it will not (and in the case of the Parent, that it will procure that each member of the Group will not):

       (a) in respect of Mezzanine Liabilities until the Senior Discharge Date, unless the Majority Senior Lenders otherwise consent in writing:

       (b) in respect of the Intra-Group Liabilities, the Postponed Senior Liabilities, the Subordinated Liabilities and the Mirror Note Liabilities, until the later of the Senior Discharge Date and the Mezzanine Discharge Date, unless the Majority Senior Lenders (or, after the Senior Discharge Date, the Majority Mezzanine Lenders) otherwise consent in writing:

       and subject always to Clause 19 (Permitted Enforcement):

       4.1.1 pay, repay, prepay, redeem, purchase, defease or otherwise acquire or satisfy in any manner the whole or any part of any of the Mezzanine Liabilities or the Postponed Senior Liabilities save to the extent permitted or contemplated by Clause 12 (Permitted Payments);

       4.1.2 discharge any of the Mezzanine Liabilities or the Postponed Senior Liabilities by set-off, any right of combination of accounts or otherwise save to the extent permitted or contemplated by Clause 12 (Permitted Payments);

       4.1.3 pay, repay, prepay, redeem, purchase, defease or otherwise acquire or satisfy in any manner the whole or any part of any of the Intra-Group Liabilities save as permitted or contemplated by Clause 12 (Permitted Payments);

       4.1.4 discharge any of the Intra-Group Liabilities by set-off, any right of combination of accounts or otherwise save to the extent permitted or contemplated by Clause 12 (Permitted Payments);

       4.1.5 pay, repay, prepay, redeem, purchase, defease or otherwise acquire or satisfy in any manner the whole or any part of any of the Subordinated Liabilities or the Mirror Note Liabilities (other than interest payments contemplated by sub-clause 12.1.4 of Clause
              12.1 (Permitted Payments) or discharge any of the Subordinated Liabilities or the Mirror Note Liabilities by set-off, any right of combination of accounts or otherwise;

       4.1.6 create or permit to subsist any Encumbrance over any of its assets for, or any guarantee in respect of, any of the Mezzanine Liabilities, the Postponed Senior Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or the Intra-Group Liabilities except, in the case of the Mezzanine Liabilities and the Postponed Senior Liabilities only, Encumbrances created under the Security Documents, Encumbrances permitted under sub-clause
              8.1.3 of Clause 8 (Undertakings of the Mezzanine Agent and the Mezzanine Lenders) or sub-clause 10.3.2 of Clause 10.3 (Undertakings of Senior Lenders); or

       4.1.7 take or omit any action whereby the ranking or subordination contemplated by this Deed may be impaired.

5.     UNDERTAKINGS OF THE INTRA-GROUP LENDERS

       Each of the Intra-Group Lenders undertakes that it will not, unless the Majority Senior Lenders (or, after the Senior Discharge Date, the Majority Mezzanine Lenders) otherwise consent in writing or require the relevant Intra-Group Lender to take the specified action:

       5.1.1 permit or require any Intra-Group Borrower to pay, repay, prepay, redeem, purchase, defease, issue share capital or otherwise acquire or satisfy in any manner the whole or any part of the Intra-Group Liabilities save to the extent permitted or contemplated by Clause 12 (Permitted Payments) or otherwise take or receive from any member of the Group any payment (whether in cash, by way of set off or otherwise) in respect thereof (other than the conversion of the Intra-Group Liabilities, prior to the occurrence of a Senior Event of Default, or after the Senior Discharge Date, the occurrence of a Mezzanine Event of Default, into ordinary shares of the relevant Intra-Group Borrower which are immediately subject to the Security Documents);

       5.1.2 take, accept or receive the benefit of any Encumbrance or guarantee in respect of the Intra-Group Liabilities;

       5.1.3 agree to any amendment, variation, waiver or supplement to any provision of the Intra-Group Documents except to the extent that such amendment, variation, waiver or supplement does not adversely affect the interests of the Senior Lenders and Mezzanine Lenders or the ranking and/or subordination arrangements provided for in this Deed;

       5.1.4 claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Group;

       5.1.5 save to the extent permitted or contemplated by Clause 12 (Permitted Payments), discharge or seek to discharge all or any part of the Intra-Group Liabilities by set-off, any right of combination of accounts or otherwise; or

       5.1.6 take or omit any action whereby the ranking or subordination contemplated by this Deed may be impaired.

6.     UNDERTAKINGS OF THE MIRROR NOTEHOLDER

6.1    RESTRICTED ACTIVITIES
       The Mirror Noteholder undertakes that, subject to Clause 19 (Permitted Enforcement), it will not, unless the Majority Senior Lenders (or, after the Senior Discharge Date, the Majority Mezzanine Lenders) otherwise consent in writing or require the Mirror Noteholder to take the specified action:

       6.1.1 permit or require the Mirror Note Issuer or any other member of the Group to pay, repay, prepay, subject to Clause 6.2 (Warrant Exercise) redeem, purchase, defease, or otherwise acquire or satisfy in any manner the whole or any part of the Mirror Note Liabilities (other than interest payments contemplated by Clause 12 (Permitted Payments)) or otherwise take or receive from any member of the Group any payment (whether in cash, by way of set-off or otherwise) in respect thereof;

       6.1.2 take, accept or receive the benefit of any Encumbrance or guarantee in respect of the Mirror Note Liabilities;

       6.1.3 agree to any amendment, variation, waiver, supplement or addition to any provision of the Mirror Note Documents;

       6.1.4 discharge or seek to discharge all or any part of the Mirror Note Liabilities by set-off, any right of combination of accounts or otherwise; or

       6.1.5 take or omit any action whereby the ranking or subordination contemplated by this Deed may be impaired.

6.2    WARRANT EXERCISE
       In the event that the Subordinated Noteholders exercise the Warrants in accordance with the Warrant Documents:

       6.2.1 by delivery of Subordinated Notes to the Mirror Note Issuer, the Mirror Note Issuer shall redeem and cancel an equivalent number of Mirror Notes by delivery of such Subordinated Notes to the Subordinated Note Issuer; or

       6.2.2 by payment of cash to the Mirror Note Issuer, the Mirror Note Issuer shall utilise such cash to redeem the Mirror Notes.

7.     UNDERTAKINGS OF THE SUBORDINATED NOTEHOLDERS

7.1    RESTRICTED ACTIVITIES
       Each of the Subordinated Noteholders undertakes that, subject to Clause 19 (Permitted Enforcement), it will not prior to the Senior Discharge Date, unless the Majority Senior Lenders (or, after the Senior Discharge Date, the Majority Mezzanine Lenders) otherwise consent in writing or require the Subordinated Noteholders to take the specified action:

       7.1.1 permit or require the Subordinated Note Issuer, the Warrant Issuer or any other member of the Group to pay, repay, prepay, redeem, purchase, defease or otherwise acquire or satisfy in any manner the whole or any part of any of the Subordinated Liabilities save to the extent permitted or contemplated by Clause 12 (Permitted Payments) or otherwise take or receive from any member of the Group any payment (whether in cash, by way of set-off or otherwise) in respect thereof save to the extent permitted or contemplated by Clause 12 (Permitted Payments);

       7.1.2 take, accept or receive the benefit of any Encumbrance or guarantee in respect of the Subordinated Liabilities;

       7.1.3 agree to any amendment, variation, waiver, supplement or addition to any provision of the Subordinated Note Documents;

       7.1.4 discharge or seek to discharge all or any part of the Subordinated Liabilities by set-off, any right of combination of accounts or otherwise; or

       7.1.5 take or omit any action whereby the ranking or subordination contemplated by this Deed may be impaired.

7.2    WARRANT EXERCISE
       In the event that the Subordinated Noteholders exercise the Warrants in accordance with the Warrant Documents:

       7.2.1 by delivery of Subordinated Notes to the Mirror Note Issuer, the Subordinated Note Issuer shall cancel such Subordinated Notes on delivery of the same by the Mirror Note Issuer in redemption of an equivalent number of Mirror Notes; or

       7.2.2  by payment of cash to the Mirror Note Issuer, the Subordinated
              Note Issuer shall utilise the cash received from the Mirror Note Issuer (in redemption of the Mirror Notes) to redeem the Subordinated Notes.

8.     UNDERTAKINGS OF THE MEZZANINE AGENT AND THE MEZZANINE LENDERS

       Each of the Mezzanine Agent and the Mezzanine Lenders agrees with the Senior Agent and the Senior Lenders that it will prior to the Senior Discharge Date, unless the Majority Senior Lenders otherwise consent in writing and subject always to Clause 19 (Permitted Enforcement):

       8.1.1 not permit or require any Obligor or any other member of then Group to pay, repay, prepay, subject to Clause 7.2 (Warrant Exercise) redeem, purchase, defease or otherwise acquire or satisfy in any manner the whole or any part of any of the Mezzanine Liabilities save to the extent permitted or contemplated by Clause 12 (Permitted Payments) or otherwise take or receive from any member of the Group any payment (whether in cash, by way of set off or otherwise) in respect thereof save to the extent permitted or contemplated by Clause 12 (Permitted Payments);

       8.1.2 agrees to ensure that the sole borrower under the Mezzanine Facility Agreement is the Mezzanine Borrower;

       8.1.3 (other than under the Security Documents executed in favour of the Security Agent not take, accept or receive the benefit of any Encumbrance in respect of the Mezzanine Liabilities unless (a) first or at the same time there is conferred on the Senior Lenders and the Hedge Counterparties the benefit (ranking first in point of security) of such Encumbrance (or a substantially similar

              Encumbrance) in such manner and such form as the Senior Agent may require or (b) the Senior Agent shall have declined to take the benefit of such Encumbrance and shall have notified such decision to the Mezzanine Agent in writing and, in any event the Senior Agent shall have received a legal opinion in form and substance satisfactory to the Senior Agent stating that the Encumbrances constituted by the Security Documents and the ranking created hereby will not thereby be prejudiced;

       8.1.4 (other than under the guarantees issued on or prior to the date hereof) not take, accept or receive the benefit of any guarantee in respect of the Mezzanine Liabilities unless (a) first or at the same time there is conferred on the Senior Lenders and the Hedge Counterparties the benefit (ranking first in point of security) of such guarantee (or a substantially similar guarantee) in such manner and such form as the Senior Agent may require or (b) the Senior Agent shall have declined to take the benefit of such guarantee and shall have notified such decision to the Mezzanine Agent in writing and, in any event the Senior Agent shall have received a legal opinion in form and substance satisfactory to the Senior Agent stating that the guarantees constituted by the Security Documents and the ranking created hereby will not thereby be prejudiced;

       8.1.5 not agree to any Material Variation (other than an amendment of a minor or a technical nature) to the Mezzanine Documents;

       8.1.6 not discharge or seek to discharge all or any part of the Mezzanine Liabilities by set-off, any right of combination of accounts or otherwise save to the extent permitted or contemplated by Clause 12 (Permitted Payments); or

       8.1.7 not take or omit any action whereby the ranking or subordination contemplated by this Deed may be impaired.

9.     ACCESSION AND UNDERTAKINGS OF HEDGE COUNTERPARTIES

9.1    ACCESSION OF HEDGE COUNTERPARTIES
       If there are no Hedge Counterparties specified in Schedule 2 (The Hedge Counterparties) then the provisions of this Deed relating to Hedge Counterparties will not come into effect until such time as a Senior Lender or Approved Affiliate Senior Lender enters into a Treasury Transaction with any member of the Group and executes and delivers to the Security Agent a Deed of Accession undertaking to be bound as a Hedge Counterparty by all the provisions of this Deed. No Senior Lender or Approved Affiliate Senior Lender will be entitled to share in any of the security constituted by the Security Documents in respect of the Hedging Liabilities unless and until it has executed and delivered to the Security Agent a Deed of Accession. Forthwith upon delivery of a Deed of Accession to the Security Agent a Hedge Counterparty will acquire all its rights and assume all its obligations under this Deed.

       Notwithstanding the foregoing, no person may become a Hedge Counterparty unless it is a Senior Lender or Approved Affiliate Senior Lender.

9.2    UNDERTAKINGS OF HEDGE COUNTERPARTIES
       Until the Senior Discharge Date, except as the Majority Senior Lenders have previously consented in writing, no Hedge Counterparty will:

       9.2.1 demand (other than as may be necessary in order to exercise any right to terminate or close out any Treasury Transaction as provided in and permitted under sub-clause 9.2.2) or receive payment, prepayment or repayment of, or any distribution in respect of or on account of, any of the Hedging Liabilities in cash or in kind or apply any money or property in or towards the discharge of any Hedging Liabilities except:

              (a) for scheduled payments arising under the original terms of the Hedging Documents (without regard to any amendment made after the date of those Hedging Documents other than those permitted by the terms of this Deed); and/or

              (b) for the proceeds of enforcement of the Security Documents received and applied in the order permitted by Clause 24 (Appropriation);

       9.2.2 exercise any right it might otherwise have pursuant to any Hedging Agreement to terminate any hedging transactions under such Hedging Agreement or to refuse to make any payment due from it thereunder until service of a notice by the Senior Agent under clause 27.21 (Acceleration and Cancellation) of the Senior Facility Agreement;

       9.2.3 discharge all or any part of the Hedging Liabilities by set-off, any right of combination of accounts or otherwise except if and to the extent that those Hedging Liabilities are permitted to be paid under sub-clause 9.2.1(a);

       9.2.4 take, accept or receive the benefit of any Encumbrance or guarantee in respect of the Hedging Liabilities other than under the Security Documents or any other Encumbrance or guarantee granted for the full benefit of the Senior Lenders and the Hedge Counterparties in accordance with the ranking specified in this Deed.

9.3    TWO WAY PAYMENTS
       Each Borrower and each Hedge Counterparty agrees that:

       9.3.1 any Hedging Agreement to which it is at any time party governing the terms of a hedging transaction will provide for "two-way payments" in the event of a termination of that hedging transaction whether upon a Termination Event or an Event of Default (each as defined therein), meaning that the defaulting party under that Hedging Agreement will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions affected under the Hedging Agreement is in its favour;

       9.3.2 if on termination of any hedging transaction under any Hedging Agreement to which it is a party a settlement amount or other amount falls due from the Hedge Counterparty to any Borrower then, if the security constituted by the Security Documents has become enforceable, that amount shall be paid by such Hedge Counterparty to the Security Agent and treated as proceeds of enforcement of the security conferred by the Security Documents for application in the order prescribed in this Deed;

       9.3.3 the Hedge Counterparty will promptly (and in any event within 5 business days of the relevant event) exercise any rights it may have to terminate the hedging transactions under the Hedging Documents, unless the Majority Senior Lenders otherwise agree or require, on the date on which the Senior Agent has served a notice on the occurrence of a Senior Event of Default declaring that all of the Senior Liabilities have become prematurely due and payable under the Senior Documents; and

       9.3.4 if the Senior Discharge Date has occurred or would have occurred but for the fact that Hedging Liabilities only remain outstanding, the Mezzanine Agent (acting on the instructions of the Majority Mezzanine Lenders) may by notice to any Obligor which is party to any Hedging Agreement require such Obligor to terminate or procure the termination of all outstanding hedging transactions under the Hedging Documents in relation to any Hedge Counterparty if that Hedge Counterparty is requiring any Mezzanine Lender to refrain from taking any step which, but for the provisions of this Deed it would not have been prevented from taking or requiring it to do anything but for this Deed it would not have to do.

9.4    HEDGING DOCUMENTS

       9.4.1 The Borrower and each Hedge Counterparty shall ensure that each Hedging Agreement to which it is a party shall include as an Event of Default (as therein defined) a Senior Event of Default and a Mezzanine Event of Default;

       9.4.2 each Hedge Counterparty will provide to the Security Agent copies of all documents constituting the Hedging Documents as soon as reasonably practicable.

9.5    CHANGES TO HEDGING DOCUMENTS
       Except as the Majority Senior Lenders have previously consented in writing, no Borrower or Hedge Counterparty will amend, vary, supplement (excluding, for the avoidance of doubt, entering into any transactions pursuant thereto) or allow to be superseded any provision of the Hedging Documents which would result in:

       9.5.1 any provision in the Hedging Documents being amended unless the Hedge Counterparty concerned acting reasonably and in good faith certifies that it considers such amendment does not impose restrictions or obligations or conditions on any Borrower which are more onerous than those originally provided for in the Hedging Documents;

       9.5.2 any payment under the Hedging Documents being required to be made by a Borrower earlier than the date originally provided for in the Hedging Documents; or

       9.5.3 any Borrower becoming liable to make an additional payment (or increase an existing payment) under any of the Hedging Documents which liability does not arise from the original provisions of the Hedging Documents.

9.6    OTHER HEDGING DOCUMENTS
       In the event that any Borrower wishes to enter into a Hedging Agreement with a bank or financial institution (a "TREASURY BANK") which is not a Hedge Counterparty or an Approved Affiliate Senior Lender, such Borrower:

       9.6.1 confirms and acknowledges that a Treasury Bank will not have the benefit of this Deed or any of the Security Documents; and

       9.6.2 undertakes to ensure that any Hedging Agreement entered into with a Treasury Bank complies with the requirements of sub-clause 9.3.1 of Clause 9.3 (Two Way Payments).

10.    UNDERTAKINGS IN RESPECT OF THE SENIOR LIABILITIES

10.1   MATERIAL VARIATIONS
       Subject to Clause 10.2 (Postponed Senior Liabilities) each of the Senior Agent and the Senior Lenders agrees with the Mezzanine Agent and the Mezzanine Lenders that, unless the Majority Mezzanine Lenders otherwise consent in writing:

       10.1.1 neither the Senior Agent nor the Senior Lenders nor any of them will agree to any variation to the Senior Facility Agreement falling within paragraphs (a), (b) or (c) of the definition of "MATERIAL VARIATION"; and

       10.1.2 neither the Senior Agent nor the Senior Lenders nor any of them will agree to any deferral of any scheduled or mandatory repayment or prepayment or extend the Final Maturity Date for all or any of the Senior Facilities, in each case, to a date falling after the Final Maturity Date for the Mezzanine Liabilities.

10.2    POSTPONED SENIOR LIABILITIES
       It is hereby understood that any breach of the provisions of Clause 10.1 (Material Variations) shall result in any increased principal amount of the Senior Liabilities being ranked, for all purposes of this Deed and the Security Documents, behind the Mezzanine Liabilities. The Senior Agent and the Senior Lenders shall be permitted at any time (and still preserve their priority over the Mezzanine Liabilities in respect thereof):

       (a) to increase the principal amount (in excess of the Commitments originally stated of the Senior Banks) under the Senior Facility Agreement by, in aggregate an amount of, up to (pounds sterling) 6,500,000 (less the aggregate principal amount of any scheduled or mandatory repayment or prepayment which has been deferred for more than 12 months);

       (b) to extend the date on which any principal amount is to be paid provided the date of such extension is not beyond the Final Maturity Date for the Mezzanine Liabilities, or to bring such date forward;

       (c) to be paid additional fees in respect of any amendments, waivers or consents to the Senior Documents; and

       (d) to provide additional amounts to fund any acquisition of assets or share in any business and/or companies (which are similar in nature and scope to the business of the Group at the time of such acquisition) by any member of the Group.

       Notwithstanding the provisions of Clause 10.1 (Material Variations) or this Clause 10.2, on or after the occurrence of a Senior Event of Default, the Senior Agent and/or the Senior Lenders shall be entitled to agree to any amendment, supplement or novation to the Senior Documents without prejudicing the priority created thereby.

10.3   UNDERTAKINGS OF SENIOR LENDERS
       Each of the Senior Agent and the Senior Lenders agrees with the Mezzanine Agent and the Mezzanine Lenders that it will not prior to the Mezzanine Discharge Date, unless the Majority Mezzanine Lenders otherwise consent in writing:

       10.3.1 permit or require any Obligor or any other member of the Group to pay, repay, prepay, redeem, purchase, defease or otherwise acquire or satisfy in any manner the whole or any part of the principal and any of the Postponed Senior Liabilities save to the extent permitted or contemplated by Clause 12 (Payments) or otherwise take or receive from any member of the Group any payment (whether in cash, by way of set off or otherwise) in respect thereof save to the extent permitted or contemplated by Clause 12 (Payments);

       10.3.2 (other than under the Security Documents executed in favour of the Security Agent and/or the Common Representative) take, accept or receive the benefit of any Encumbrance or guarantee in respect of the Postponed Senior Liabilities unless (a) first or at the same time there is conferred on the Mezzanine Lenders the benefit (ranking first in point of security) of such Encumbrance or guarantee in such manner and such form as the Mezzanine Agent may require or (b) the Mezzanine Agent shall have declined to take the benefit of such Encumbrance or guarantee and shall have notified such decision to the Senior Agent in writing and in any event (c) the Mezzanine Agent shall have received a legal opinion in form and substance satisfactory to the Mezzanine Agent stating that the Encumbrances constituted by the Security Documents and the ranking created hereby will not thereby be prejudiced;

       10.3.3 discharge or seek to discharge all or any part of the Postponed Senior Liabilities by set-off, any right of combination of accounts or otherwise; or

       10.3.4 take any action or omit to take any action whereby the ranking contemplated of the Postponed Senior Liabilities by this Deed may be impaired,

       PROVIDED THAT nothing in this Clause 10.3 shall prevent any enforcement of the Security Documents by or on behalf of the Senior Agent and/or the Senior Lenders in respect of the Senior Liabilities.

11.    CONSENTS AND ENTRENCHED PROVISIONS

11.1   CONSENTS AND ENTRENCHED PROVISIONS
       If the Senior Agent or the Senior Lenders or, after the Senior Discharge Date, the Mezzanine Agent, the Mezzanine Lenders:

       11.1.1 grants any consent, release, approval or waiver to any Obligor pursuant to the terms of any of the Finance Documents;

       11.1.2 makes any determination under, or agrees any amendment, supplement or novation to, any of the Finance Documents; or

       11.1.3 waives any Senior Event of Default or, after the Senior Discharge Date, any Mezzanine Event of Default;

       then the Intra-Group Lenders, the Subordinated Noteholders and the Mirror Noteholder shall be deemed to have given or made, at the same time, a corresponding consent, release, approval, determination, amendment, supplement, novation or waiver, in each case in equivalent terms, for the purposes of the Intra-Group Documents, the Subordinated Note Documents or, as the case may be, the Mirror Note Documents to which they are party and shall not be permitted to object to any such action by the Senior Agent or the Senior Lenders (or the Mezzanine Agent or the Mezzanine Lenders), or any Obligor or other member of the Group doing anything in accordance with such action by the Senior Agent (or the Mezzanine Agent), by virtue of anything in the Intra-Group Documents, the Subordinated Note Documents or, as the case may be, the Mirror Note Documents and the Intra-Group Lenders, the Subordinated Noteholders and the Mirror Noteholder shall do all such things and execute or procure the execution of all such documents as the Senior Agent (or the Mezzanine Agent) may require to give effect to the terms of this Clause.

11.2   NO LIABILITY
       None of the Senior Agent, the Senior Lenders, the Mezzanine Agent, the Mezzanine Lenders nor any of them shall be liable for any consent, release, approval, determination, amendment, supplement, novation or waiver or other action given or taken under Clause 11.1 (Consents and Entrenched Provisions) to any of the Intra-Group Lenders, the Subordinated Noteholders, the Mirror Noteholder or any other person.

12.    PERMITTED PAYMENTS

12.1   PERMITTED PAYMENTS
       Subject to Clauses 14 (Suspension of Permitted Payments) and 15 (Subordination):

       12.1.1 so long as, prior to the Senior Discharge Date, no Stop Event has occurred (or would occur by reason of the proposed payments) and is continuing or Stop Notice has been issued, the Mezzanine Borrower may pay a Mezzanine Liability and the Mezzanine Lenders may receive payment of a Mezzanine Liability to the extent that the payment or receipt is a payment or receipt of interest due under Clause 5.3 (Cash Paid Interest) of the Mezzanine Facility Agreement (excluding any interest capitalised (save for interest capitalised under Clause 5.4 (Rolled-Up Interest) of the Mezzanine Facility Agreement) but including default interest and any interest compounded under the terms of the Mezzanine Documents) or any amount payable under Clauses 23 (Fees), 24 (Costs and Expenses), 11 (Taxes), 13 (Increased Costs) or 26 (Indemnities) of the Mezzanine Facility Agreement each in accordance with the terms of the Mezzanine Documents as at the date hereof or as amended in accordance with Clause 8 (Undertakings of the Mezzanine Lenders);

       12.1.2 so long as, prior to the Senior Discharge Date, no Stop Event has occurred (or would occur by reason of the proposed payments) and is continuing or Stop Notice has been issued or, after the Senior Discharge Date and before the Mezzanine Discharge Date, no notice has been issued under Clause 21.23 (Acceleration and Cancellation) and/or Clause 21.24 (Advances due on Demand) of the Mezzanine Facility Agreement, the Mirror Note Issuer may make cash payments in respect of interest on Mirror Notes subject to the following:

                (a) no cash payments may be made during the period to 30 June 2001 (the "INITIAL PERIOD") and all interest accrued in such period shall be capitalised (or satisfied through the issue of Mirror PIK Notes);

                (b) after the expiry of the Initial Period, cash payments may be made subject to the following conditions:

                       (i) cash payments may only be made on each Coupon Date (being 31 March, 30 June, 30 September and 31 December in each year); the first Coupon Date on which cash payments may be made is 30 September 2001;

                       (ii) cash payments may only be made in respect of interest accruing in the period (the "COUPON PERIOD") from (and including) the previous Coupon Date to (but excluding) the relevant Coupon Date);

                       (iii) the aggregate of the cash payments which may be
                             paid on any Coupon Date shall not exceed:

                             A where A = 9.375% x [n divided by 365] x P

                             where n = number of days in Coupon Period

                             P = the Original Senior Subordinated Note Amount;
                                 and

                       (iv) the Fixed Charge Cover for each 12 month period expiring on (1) the Quarter Date immediately preceding the relevant Coupon Date, (2) the Quarter Date being such Coupon Date and (3) each of the next 2 succeeding Quarter Dates (the Quarter Dates mentioned in sub-paragraphs (2) and (3) are referred to as the "FORWARD QUARTER DATES") shall not be less than 1.30:1.

                             For such purposes Fixed Charge Cover shall be determined in a manner consistent with the Senior Facility Agreement subject to:

                       (x) Net Debt Service shall include the proposed amount of cash interest on the relevant Coupon Date;

                       (y) Fixed Charge Cover being determined in respect of the Forward Quarter Dates by reference to actual performance to the immediately preceding Quarter Date (and, to the extent feasible, actual performance for the Financial Quarter ending on the Coupon Date) and projected performance by reference to the most recent budget or Revised Financial Projections delivered to the Senior Agent under the Senior Facility Agreement; and

                (c) The Mirror Note Issuer shall be entitled to utilise any amount of cash which it would otherwise be entitled to pay as interest, to redeem any Mirror PIK Notes issued in the previous 12 months.

                       Any interest not capable of being paid in cash will be satisfied by the issue of Mirror PIK Notes by the Mirror
                       Note Issuer;

       12.1.3 so long as, prior to the Senior Discharge Date, no Stop Event has occurred (or would occur by reason of the proposed payments) and is continuing or Stop Notice has been issued or, after the Senior Discharge Date and before the Mezzanine Discharge Date, no notice has been issued under Clause 21.23 (Acceleration and Cancellation) and/or Clause 21.24 (Advances due on Demand) of the Mezzanine Facility Agreement, Subordinated Note Issuer may make cash payments in respect of interest on the Subordinated Notes to the extent the Subordinated Note Issuer has received cash interest in respect of the Mirror Notes in respect of the same Coupon Period or the Subordinated Note Issuer shall be entitled to utilise any amounts of cash so received to redeem any PIK Notes issued in the previous 12 months. Any interest not capable of being paid in cash will be satisfied by the issue of further Subordinated Notes by the Subordinated Note Issuer;

       12.1.4 so long as, prior to the Senior Discharge Date, no Stop Event has occurred (or would occur by reason of the proposed payments) and is continuing or Stop Notice has been issued or, after the Senior Discharge Date and before the Mezzanine Discharge Date, no notice has been issued under Clause 21.23 (Acceleration and Cancellation) and/or Clause 21.24 (Advances Due on Demand) of the Mezzanine Facility Agreement, any Intra-Group Borrower may pay an Intra-Group Liability and an Intra-Group Lender may receive payment of an Intra-Group Liability;

       12.1.5 so long as no notice has been issued under Clause 21.23 (Acceleration and Cancellation) and/or Clause 21.24 (Advances due on Demand) of the Mezzanine Facility Agreement, the Borrowers may pay any Postponed Senior Liability (other than principal) and the Senior Lenders may receive payment of any such Postponed Senior Liability; and

12.2   DEFAULTS
       It is expressly agreed that non-payment of any amount due under any of the Mezzanine Documents or the Senior Documents as a result of Clause 14 (Suspension of Permitted Payments) shall not prevent a Default arising.

12.3   DEFAULT INTEREST
       It is expressly agreed as between the Obligors and the Lenders that the obligation to make any payment under the Senior Documents, the Mezzanine Documents, the Subordinated Note Documents, the Mirror Note Documents or the Intra-Group Documents not permitted to be paid under this Clause, shall continue and that default interest shall accrue thereon in accordance with the provisions of the Senior Documents, the Mezzanine Documents, the Subordinated Note Documents, the Mirror Note Documents or, as the case may be, the Intra-Group Documents (as each is in force at the date hereof).

13.    TURNOVER

       If, prior to the Senior Discharge Date and the Mezzanine Discharge Date:

       (a) any Senior Lender, Mezzanine Lender, Subordinated Noteholder, Mirror Noteholder or Intra-Group Lender receives a payment or distribution in cash or in kind of, or on account of, any of the Postponed Senior Liabilities, the Mezzanine Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or, as the case may be, Intra-Group Liabilities, in each case, not permitted by Clause 12 (Permitted Payments) or made in accordance with Clause 24 (Appropriation);

       (b) any Mezzanine Lender or the Mezzanine Agent receives the proceeds of any enforcement of any security conferred by the Security Documents otherwise than in the order set out in Clause 24 (Appropriation); or

       (c) any Obligor or any member of the Group or its estate or any liquidator, receiver or like officer consequent upon any insolvency proceeding makes any payment or distribution in cash or in kind on account of the purchase or other acquisition of any of the Mezzanine Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or Intra-Group Liabilities,

       the receiving Senior Lender, Mezzanine Lender, Subordinated Noteholder, Mezzanine Agent, Mirror Noteholder or Intra-Group Lender (as the case may be) will forthwith pay any and all such amounts to the Security Agent (and pending such payment such receipts shall be held on trust for application in accordance with Clause 24 (Appropriation)) which shall be held by the Security Agent on trust for application in accordance with Clause 24 (Appropriation).

14.    SUSPENSION OF PERMITTED PAYMENTS

14.1   EFFECT OF STOP NOTICE OR THE OCCURRENCE OF A STOP EVENT
       Any Obligor may make any payment in respect of the Mezzanine Liabilities, the Subordinated Liabilities or, as the case may be, the Mirror Note Liabilities as expressly permitted by Clause 12 (Permitted Payments) on the relevant payment date if, immediately prior to such payment being made:

       (a) no Stop Notice has been issued in accordance with Clause 14.2 (Right to issue a Stop Notice) which has not ceased to have effect under Clause 14.3 (Duration of a Stop Notice); or

       (b)      no Stop Event has occurred and is continuing.

14.2    RIGHT TO ISSUE A STOP NOTICE

       14.2.1 The Senior Agent, acting on the instructions of the Majority Senior Lenders, shall be entitled to issue a Stop Notice only if a Stop Notice Event has occurred and is continuing unremedied and unwaived.

       14.2.2 No Stop Notice may be served by the Senior Agent in reliance on a particular event or circumstance more than six months after the Senior Agent receives notice in writing from any Borrower, Senior Lender, Mezzanine Agent, Mezzanine Lender or Subordinated Noteholder specifying the event or occurrence constituting that Senior Event of Default (or Potential Event of Default as defined in the Senior Facility Agreement) and specifying that it constitutes a Senior Event of Default (or Potential Event of Default as defined in the Senior Facility Agreement) under the Senior Facility Agreement.

       14.2.3 No more than one Stop Notice may be served with respect to the same particular event or circumstances, but without prejudice to the ability of the Senior Agent to issue a Stop Notice in respect of any other particular event or set of circumstances whether connected in any way to the former event or set of circumstances or not, further provided that if (x), at the time the Senior Agent wishes to serve a Stop Notice (an "INTENDED STOP NOTICE") in reliance on any Stop Notice Event(s), less than 360 days has elapsed since the service of the most recently preceding Stop Notice (the "PRIOR STOP NOTICE") and (y) the Stop Notice Event(s) to be relied upon in relation to the Intended Stop Notice are the same or substantially the same as (or a direct or indirect result of) a Stop Notice Event which was in existence at the time of the Prior Stop Notice (the "RELEVANT EVENT(S)"), the Senior Agent may only serve the Intended Stop Notice if the Relevant Event(s) to be relied upon in respect of the Intended Stop Notice had been cured or waived or complied with for at least 180 days prior to the date of service of the Intended Stop Notice.

       14.2.4 Notwithstanding anything in paragraph (a) above, no Stop Notice may be served by the Senior Agent with respect to a Senior Event of Default being a breach of Clause 22 (Financial Condition) of the Senior Facility Agreement where the Parent has subsequent to such breach, complied with the requirements of Clause 22 (Financial Condition) as demonstrated by the delivery of accounts pursuant to Clause 20.1 or 20.2 (Financial Information) of the Senior Facility Agreement (as appropriate).

14.3   DURATION OF A STOP NOTICE
       A Stop Notice will cease to have effect on the earlier of:

       (a) the date 120 days after receipt by the Mezzanine Lenders of the Stop Notice or, if any Standstill Period is current at any time during such 120 day period, the expiry of such Standstill Period;

       (b) the date on which the circumstances specified in the relevant Stop Notice has been cured or waived by the Majority Senior Lenders in writing or have ceased to be continuing;

       (c) the date on which the Senior Agent, acting on the instructions of the Majority Senior Lenders, by notice in writing to the Mezzanine Lenders, cancels the Stop Notice; and

       (d)      the Senior Discharge Date.

14.4   PARTIAL PAYMENTS
       Any Borrower may make a permitted payment pursuant to Clause 12 (Permitted Payments) which would otherwise be blocked by this Clause 14 to the extent that, by reduction of the amount of such permitted payment, Clause 14 can be complied with and the relevant Lenders may by notice to such Borrower (and the Security Agent) elect to receive part only of a permitted payment for such purpose.

15.    SUBORDINATION

15.1   SENIOR EVENT OF DEFAULT
       After service of a notice under clause 24.23 (Acceleration and Cancellation) of the Senior Facility Agreement following the occurrence of a Senior Event of Default, notwithstanding the terms of the Finance Documents it is agreed that:

       15.1.1   all amounts payable under the Finance Documents;

       15.1.2   all proceeds of enforcement of the Security Documents; and

       15.1.3 any payment or distribution of any kind or character, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Senior Liabilities, the Mezzanine Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or the Intra-Group Liabilities or any part thereof by any member of the Group or its estate or any liquidator, receiver or like officer consequent upon its winding-up, shall forthwith be paid or delivered direct to the Security Agent.

15.2   SUBORDINATION ON INSOLVENCY
       If:

       15.2.1 there occurs any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Obligor by reason of the liquidation, dissolution or other winding-up of any Obligor or its businesses or any sale, receivership or other insolvency proceeding or assignment for the benefit of creditors; or

       15.2.2 any Obligor goes into liquidation or becomes subject to any insolvency or rehabilitation proceeding, administration, or voluntary arrangement,

       then and in any such event:

       (a) the Mezzanine Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities and the Intra-Group Liabilities are subordinated to the Senior Liabilities (other than the Postponed Senior Liabilities);

       (b) the Postponed Senior Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities and the Intra-Group Liabilities are subordinated to the Mezzanine Liabilities;

       (c) the Subordinated Liabilities and the Mirror Note Liabilities and the Intra-Group Liabilities are subordinated to the Postponed Senior Liabilities; and

       (d) the Subordinated Liabilities and the Mirror Note Liabilities are subordinated to the Intra-Group Liabilities.

16.    DISTRIBUTIONS

16.1   PAYMENT TO SECURITY AGENT
       Any amounts paid or delivered to the Security Agent shall be held by the Security Agent on trust for application in accordance with Clause 24 (Appropriation).

16.2    RECEIPT OF AMOUNTS BY LENDERS

       16.2.1 If after service of notice under Clause 24.23 (Acceleration and Cancellation) of the Senior Facility Agreement any amounts described in Clause 15.1 (Senior Event of Default) are received by any of the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder or the Intra-Group Lenders or the Senior Lenders (in respect of the Postponed Senior Liabilities) or any person acting on their behalf with respect to the Mezzanine Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities, the Postponed Senior Liabilities or, as the case may be, the Intra-Group Liabilities or any part thereof, the relevant Mezzanine Lender, Subordinated Noteholders or Mirror Noteholder, the relevant Senior Lender in respect of the Postponed Senior Liabilities or, as the case may be, the relevant Intra-Group Lender (or in each case any person acting on their behalf as aforesaid) shall forthwith pay (and pending such payment shall hold the same on trust for the Security Agent for the purpose hereof) an amount equal to the amount received to the Security Agent to be held on trust and to be applied in accordance with the terms of Clause 24 (Appropriation).

       16.2.2 If after the Senior Discharge Date and after service of notice under Clause 21.23 (Acceleration and Cancellation) of the Mezzanine Facility Agreement any amounts described in Clause o (Event of Default) are received by any of the Subordinated Noteholders, the Mirror Noteholder or the Intra-Group Lenders or any person acting on their behalf with respect to the Subordinated Liabilities, the Mirror Note Liabilities, or, as the case may be, the Intra-Group Liabilities or any part thereof, the relevant Subordinated Noteholders or Mirror Noteholder, or, as the case may be, the relevant Intra-Group Lender (or in each case any person acting on their behalf as aforesaid) shall forthwith pay (and pending such payment shall hold the same on trust for the Security Agent for the purpose hereof) an amount equal to the amount received to the Security Agent to be held on trust and to be applied in accordance with the terms of Clause 24 (Appropriation).

16.3   EQUIVALENT PAYMENT
       If the trust referred to in Clause 16.2 (Receipt of Amounts by Lenders) fails or cannot be given effect to, the relevant Mezzanine Lender, Subordinated Noteholders, Mirror Noteholder, Intra Group Lender or, as the case may be, Senior Lender will pay an amount equal to any such payment or distribution in respect of the relevant Liabilities received by such Lender to the Security Agent for application in accordance with Clause 24 (Appropriation).

16.4   PAYMENT BY LIQUIDATOR
       The liquidator or other insolvency representative or trustee of any Obligor or its estate is authorised to apply any assets or moneys received by him in accordance with the terms of this Deed or as instructed by the Security Agent.

16.5   DISCHARGE OF LIABILITIES BY SET-OFF
       Save to the extent that the payment is a permitted payment under Clause 12 (Permitted Payments) hereunder, if any Mezzanine Liabilities, any Hedging Liabilities, any Postponed Senior Liabilities, Subordinated Liabilities, any Mirror Note Liabilities or, as the case may be, any Intra-Group Liabilities are discharged in whole or in part by a set-off, the relevant Mezzanine Lender, Hedging Counterparty, Senior Lender (in respect of the Postponed Senior Liabilities), Subordinated Noteholders, Mirror Noteholder or, as the case may be, the relevant Intra-Group Lender will forthwith pay (and pending such payment shall hold the same on trust for the Security Agent for the purpose hereof) an amount equal to the amount of the Mezzanine Liabilities, the Hedging Liabilities, the Postponed Senior Liabilities, the Subordinated Liabilities, Mirror Note Liabilities or, as the case may be, the Intra-Group Liabilities discharged by the set-off to the Security Agent to be held on trust and to be applied in accordance with the terms of Clause 24 (Appropriation).

17.    ACTION BY SECURITY AGENT

17.1   FILING OF CLAIMS
       Each of the Senior Agent, the Arranger, the Senior Lenders, the Hedging Counterparties, the Mezzanine Agent, the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder and the Intra-Group Lenders irrevocably authorises and empowers the Security Agent to demand, sue and prove for, collect and receive every payment or distribution referred to in Clause 15.1 (Senior Events of Default) and give acquittance therefor and to file claims and take such other proceedings, in the Security Agent's own name, the name of the relevant Senior Agent, the Arranger, the Senior Lenders, the Mezzanine Lenders, the Mezzanine Agent, the Subordinated Noteholders, the Mirror Noteholder or, as the case may be, the Intra-Group Lenders or otherwise, as the Security Agent may deem necessary or advisable for the enforcement of the provisions of this Deed or otherwise to ensure the payment of debts in accordance with the priorities set out herein.

17.2   POWERS OF ATTORNEY
       The Senior Agent, the Arranger, each Senior Lender, each Hedging Counterparty, the Mezzanine Agent, each Mezzanine Lender, the Subordinated Noteholders, the Mirror Noteholder and each Intra-Group Lender hereby irrevocably appoints the Security Agent individually as its attorney (with full power to appoint substitutes and to delegate), in its name and on its behalf, and as its act and deed or otherwise, at any time after the Senior Agent has issued a notice under Clause 24.23 (Acceleration and Cancellation) of the Senior Facility Agreement, or after the Senior Discharge Date, the Mezzanine Agent has issued a notice under Clause 24.23 (Acceleration and Cancellation) of the Mezzanine Facility Agreement, and for so long as such Event of Default is continuing, to execute and deliver and otherwise perfect any agreement, assurance, deed, release (whether of security or of any claim or liability), transfer or assignment, instrument or document, or perform any act which may reasonably be deemed by the Security Agent (or any such substitute or delegate) necessary or desirable to perfect any Security or to enforce any and all claims upon or with respect to any Security (including, without limitation, to effect any disposal or other realisation of any or all of the assets the subject thereof), the Senior Liabilities, the Mezzanine Liabilities, the Postponed Senior Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or, as the case may be, the Intra-Group Liabilities or any part thereof and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to any Security or the Senior Liabilities, the Mezzanine Liabilities, the Postponed Senior Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or, as the case may be, the Intra-Group Liabilities or any part thereof PROVIDED THAT in the case of the power of attorney granted by the Subordinated Noteholders, such power of attorney shall relate to the express obligations and liabilities of the Subordinated Noteholders under the Finance Documents and shall only be utilised following the failure of any of the Subordinated Noteholders to perform or comply with such obligations or liabilities.

17.3   FURTHER ASSURANCE
       The Senior Agent, the Arranger, each Senior Lender, each Hedging Counterparty, the Mezzanine Agent, each Mezzanine Lender, each Subordinated Noteholders, the Mirror Noteholder and each Intra-Group Lender will execute or procure the execution of and deliver to the Security Agent such powers of attorney, assignments, releases or other instruments as may be requested by the Security Agent from time to time in order to enable the Security Agent (after a Default) to perform any act which may reasonably be deemed by the Security Agent necessary or desirable to perfect any Security or to enforce any and all claims upon or with respect to any Security (including, without limitation, to effect any disposal or other realisation of any or all of the assets the subject thereof) or, as the case may be, take all action contemplated in Clause
       17.1 (Filing of Claims) in his own name pursuant to his Powers of Attorney or the Senior Liabilities, the Mezzanine Liabilities, the Postponed Senior Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or, as the case may be, the Intra-Group Liabilities or any part thereof and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to any Security or the Senior Liabilities, the Mezzanine Liabilities, the Postponed Senior Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or, as the case may be, the Intra-Group Liabilities or any part thereof.

17.4   RATIFICATION
       Without prejudice to the generality of Clause 17.2 (Powers of Attorney), the Senior Agent, the Arranger, each Senior Lender, each Hedging Counterparty, the Mezzanine Agent, each Mezzanine Lender, each Subordinated Noteholder, the Mirror Noteholder and each Intra-Group Lender hereby undertakes with the Security Agent that if required so to do such party will ratify and confirm all transactions entered into by the Security Agent (or any substitute or delegate) in the proper exercise of the Power of Attorney.

17.5   PROOF IN LIQUIDATION
       Without prejudice to the foregoing provisions of this Clause 17 or any other provision hereof, nothing in this Deed shall inhibit the Senior Lenders, the Hedging Counterparties, the Mezzanine Lenders or, with the consent of the Security Agent, the Intra-Group Lenders, the Subordinated Noteholders and the Mirror Noteholder from claiming or proving in the liquidation of any relevant Obligor for the amount of the Senior Liabilities, the Hedging Liabilities, the Mezzanine Liabilities, the Postponed Senior Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or, as the case may be, Intra-Group Liabilities owing to them.

18.    RESTRICTIONS ON ENFORCEMENT

18.1   HEDGING LIABILITIES
       So long as any of the Senior Liabilities (other than the Hedging Liabilities) are or may be outstanding, the Hedge Counterparties shall not be entitled, unless the Senior Agent has delivered a Notice under Clause 27.21 (Acceleration and Cancellation) of the Senior Facility
       Agreement:

       18.1.1 to accelerate or close out any of the Hedging Liabilities or Hedging Documents, unless at the same time as, or prior to, such acceleration the Senior Liabilities (other than the Hedging Liabilities) have been accelerated or make demand or claim under any guarantee; or

       18.1.2 enforce any security conferred by any of the Security Documents by sale, possession, appointment of a receiver or otherwise or to require any other person to enforce the same; or

       18.1.3 discharge, sue for or institute legal proceedings to recover all or any part of the Hedging Liabilities; or

       18.1.4 petition, apply or vote in favour of any resolution for the winding-up, dissolution, administration or voluntary arrangement or any other insolvency proceeding in relation to any member of the Group.

18.2   MEZZANINE LIABILITIES
       Prior to the Senior Discharge Date, none of the Mezzanine Lenders will be entitled to (except as expressly permitted by this Deed) unless the Mezzanine Lenders have become, pursuant to the provisions of Clause 19 (Permitted Enforcement), entitled to enforce the Mezzanine Liabilities and the Security Documents:

       18.2.1 accelerate any of the Mezzanine Liabilities or otherwise declare any of the Mezzanine Liabilities prematurely due and payable on or by reason of the occurrence of a Mezzanine Event of Default or any other circumstances howsoever described unless at the same time, or prior to, such acceleration or declaration, the Senior Liabilities (or any of them) have been accelerated or make demand or claim under any guarantee; or

       18.2.2 enforce any security conferred by any of the Security Documents by sale, possession, appointment of a receiver or otherwise or to require any other person to enforce the same; or

       18.2.3 discharge, sue for or institute legal proceedings to recover all or any part of the Mezzanine Liabilities; or

       18.2.4 petition or apply or vote in favour of any resolution for the winding-up, dissolution, administration or voluntary arrangement or any other insolvency proceeding in relation to any member of the Group; or

       18.2.5 save to the extent expressly permitted under Clause 12 (Permitted Payments) take or receive from any member of the Group by cash receipt, set-off (save to the extent it may be required to do so or the same occurs automatically by operation of law under any applicable law) or in any other manner whatsoever, the whole or any part of the Mezzanine Liabilities nor any security therefor

       Provided that, for the avoidance of doubt, the Mezzanine Lenders shall be entitled to apply to a court for injunctive relief, an order for specific performance or a declaratory order on the interpretation of any of the Mezzanine Documents.

18.3   SUBORDINATED LIABILITIES
       Prior to the occurrence of the Senior Discharge Date and the Mezzanine Discharge Date, none of the Subordinated Noteholders (and, with respect to Clause 18.3.3, the Voting Trustee) shall be entitled to (unless the Subordinated Noteholders have become, pursuant to the provisions of Clause 19 (Permitted Enforcement) entitled, to enforce the Subordinated Liabilities):

       18.3.1 accelerate (or exercise any put with respect to) any of the Subordinated Liabilities, make demand in respect of any of the Subordinated Liabilities or otherwise declare any of the Subordinated Liabilities prematurely due and payable on or by reason of the occurrence of an event of default, put event or any other circumstances howsoever described or make demand or claim under any guarantee (it being further agreed by the parties hereto that to the extent that any of the Subordinated Note Documents provide for any liability to fall due automatically without further action by any of the Subordinated Noteholders, such liability shall not fall due unless it relates to any exercise of Relevant Put Rights in accordance with Clause
                19.5 (Subordinated Note Enforcement); or

       18.3.2 discharge, sue for or institute legal proceedings (including in respect of any injunction) to recover, enforce or seek compliance with all or any part of the Subordinated Liabilities (including, without limitation, for any breach of representation or breach of covenant or obligation) from any person; or

       18.3.3 petition, apply or vote in favour of any resolution for the winding-up, dissolution, administration or voluntary arrangement or any other insolvency proceeding in relation to any members of the Group, or

       18.3.4 save to the extent expressly permitted under Clause 12 (Permitted Payments) take or receive from any of the member of the Group by cash receipt, set-off (save to the extent it may be required to do so or the same occurs automatically by operation of law under any applicable law) or in any other manner whatsoever, the whole or any part of the Subordinated Liabilities nor any security therefor,

18.4   MIRROR NOTE LIABILITIES
       Prior to the occurrence of the Senior Discharge Date and the Mezzanine Discharge Date, neither the Mirror Noteholder, nor, in the case of Clause 18.4.3, the Voting Trustee, shall not be entitled to:

       18.4.1 accelerate (or exercise any put with respect to) any of the Mirror Note Liabilities, make demand in respect of any of the Mirror Note Liabilities or otherwise declare any of the Mirror Note Liabilities prematurely due and payable on or by reason of the occurrence of an event of default, put event or any other circumstances howsoever described or make demand or claim under any guarantee (it being further agreed by the parties hereto that to the extent that any of the Mirror Note Documents provide for any liability to fall due automatically without further action by any of the Mirror Noteholders, such liability shall not fall due unless it relates to any exercise of Relevant Put Rights in accordance with Clause 19.5 (Subordinated Note Enforcement); or

       18.4.2 discharge, sue for or institute legal proceedings (including in respect of any injunction) to recover, enforce or seek compliance with all or any part of the Mirror Note Liabilities (including, without limitation, for any breach of representation or breach of covenant or obligation) from any person; or

       18.4.3 petition, apply or vote in favour of any resolution for the winding-up, dissolution, administration or voluntary arrangement or any other insolvency proceeding in relation to any member of the Group; or

       18.4.4 save to the extent expressly permitted under Clause 12 (Permitted Payments), take or receive from any member of the Group by cash receipt, set-off (save to the extent it may be required to do so or the same occurs automatically by operation of law under any applicable law) or in any other manner whatsoever, the whole or any part of the Mirror Note Liabilities nor any security therefor.

18.5   INTRA-GROUP LIABILITIES
       Prior to the Senior Discharge Date and the Mezzanine Discharge Date, none of the Intra-Group Lenders shall be entitled to without the consent of the Senior Agent (or, after the Senior Discharge Date, the consent of the Mezzanine Agent):

       18.5.1 accelerate any of the Intra-Group Liabilities, make demand in respect of any of the Intra-Group Liabilities or otherwise declare any of the Intra-Group Liabilities prematurely due and payable for any reason whatsoever; or

       18.5.2 discharge, sue for or institute legal proceedings to recover all or any part of the Intra-Group Liabilities from any person; or

       18.5.3 petition, apply for or vote in favour of any resolution for the winding-up, dissolution, administration or voluntary arrangement or any other insolvency proceeding in relation to any of the Obligors.

       18.5.4 save to the extent expressly permitted under Clause 12 (Permitted Payments), take or receive from any member of the Group by cash receipt, set-off (save to the extent it may be required to do so or the same occurs automatically by operation of law under any applicable law) or in any other manner whatsoever, the whole or any part of the Intra-Group Liabilities nor any security therefor.

19.    PERMITTED ENFORCEMENT

19.1   MEZZANINE ENFORCEMENT NOTICE
       If any Mezzanine Event of Default occurs (otherwise than as a direct result of a breach by any Mezzanine Lender of its obligations under the Mezzanine Documents) and being a Mezzanine Event of Default which the Mezzanine Agent (acting on the instructions of the Majority Mezzanine Lenders) certifies to the Senior Lenders as being material in the opinion of the Majority Mezzanine Lenders, the Mezzanine Agent may by written notice to the Senior Agent specifying the Mezzanine Event of Default (a "MEZZANINE ENFORCEMENT NOTICE") request the Senior Agent to inform the Mezzanine Agent whether it is proposed to enforce the security conferred by the Security Documents.

19.2   MEZZANINE ENFORCEMENT
       If the Senior Agent within 60 days of such notice informs the Mezzanine Agent that it is proposed to enforce the Security Documents or if the Senior Agent does not respond within such 60 days, and if in either case the Senior Lenders are entitled to procure enforcement of the Security at that time and subject to Clause 21.3 (Manner of Mezzanine Enforcement), then promptly thereafter the Senior Lenders will instruct the Security Agent to enforce the Security and the Security Agent will enforce the Security Documents by the taking of such steps as it deems appropriate in accordance with its powers and duties including taking action in its own name failing which the Mezzanine Agent may so instruct the Security Agent and the Security Agent shall so enforce.

19.3   ENFORCEMENT BY MEZZANINE LENDERS
       If the Senior Agent informs the Mezzanine Agent within such 60 days that it is not proposed to enforce the Security Documents, then, not earlier than 90 days, in the case of a Mezzanine Event of Default relating to failure to pay an amount (whether of principal, interest, fees or otherwise) due under the Mezzanine Documents, or 120 days, in the case of a Mezzanine Event of Default relating to a breach of the financial covenants contained in Clause 17 (Financial Condition) of the Mezzanine Facility Agreement or 150 days, in the case of any other Mezzanine Event of Default, after the service of the Enforcement Notice (each such period being a "MEZZANINE STANDSTILL PERIOD") and PROVIDED THAT the same Mezzanine Event of Default (by reference to the same event or circumstance) referred to in such Enforcement Notice is continuing at the expiry of the Mezzanine Standstill Period and subject to Clause 21.3 (Manner of Enforcement), the Mezzanine Agent may declare the Mezzanine Liabilities due and payable and require the Secured Beneficiaries to instruct the Security Agent to enforce and the Security Agent will enforce the Security Documents by the taking of such steps as the Security Agent deems appropriate in accordance with its powers and duties including, by taking action in its own name.

19.4   DEMANDS AGAINST MEZZANINE GUARANTORS
       The Mezzanine Lenders (or the Mezzanine Agent) may not make any demand on or take any other action against any Obligor in relation to the Mezzanine Liabilities in circumstances which would otherwise be permitted by this Clause 19 (Permitted Enforcement) where the Security Agent (or any receiver appointed pursuant to any of the Security Documents), acting on the instructions of the Majority Senior Lenders and in accordance with the terms hereof, confirms to the Mezzanine Lenders in writing that it is enforcing or taking steps to enforce security or has enforced security conferred by any of the Security Documents over the shares of such Obligor or over the shares of any holding company of such Obligor by selling or procuring the sale of all such shares (or rights relating thereto) which are subject to such security, and has not subsequently notified the Mezzanine Lenders (or the Mezzanine Agent) to the contrary in writing (and, if applicable, the Security Agent undertakes to notify or procure that any such receiver (or similar officer in any jurisdiction) notifies the Mezzanine Lenders (or the Mezzanine Agent) promptly upon such enforcement being discontinued).

19.5   INSOLVENCY OF A MEZZANINE OBLIGOR
       If an insolvency proceeding, winding-up, liquidation or dissolution is begun and not discharged within the remedy period specified in the Mezzanine Facility Agreement in relation to the Mezzanine Borrower or any Mezzanine Guarantor, the Mezzanine Agent may at any time thereafter notify the Senior Agent thereof and then (subject to Clause 21 (Manner of Enforcement)) the Senior Agent shall require the Secured Beneficiaries to instruct the Security Agent to enforce, the Mezzanine Agent may declare the Mezzanine Liabilities due and payable and the Security Agent will, acting pursuant to its Powers of Attorney, enforce the Security Documents, whereupon the Secured Beneficiaries shall promptly instruct the Security Agent to enforce and the Security Agent will, acting pursuant to its Powers of Attorney, enforce the Security Documents (if entitled to do so) by the taking of such steps as the Senior Agent may instruct.

19.6 MEZZANINE ENFORCEMENT FOLLOWING ACCELERATION OF SENIOR DEBT Notwithstanding the other provisions of this Clause 19, on an acceleration of the Senior Liabilities pursuant to Clause 24.23 (Acceleration and Cancellation) of the Senior Facility Agreement the Mezzanine Agent and Mezzanine Lenders may immediately accelerate the Mezzanine Liabilities.

19.7   SUBORDINATED NOTE ENFORCEMENT

       19.7.1 If any Subordinated Put Event occurs, the Purchasers' Representative may by written notice to the Security Agent, specifying the Subordinated Put Event (a "SUBORDINATED ENFORCEMENT NOTICE"), inform the Security Agent that one or more Subordinated Noteholders wishes to exercise their rights under
                Article VII or, as the case may be, Article VIII of the Securities Purchase Agreement. Following the receipt of the Subordinated Enforcement Notice by the Security

                Agent, the Subordinated Noteholders specified in the Subordinated Enforcement Notice may exercise the Relevant Put Rights.

       19.7.2 The Subordinated Noteholders (or the Purchaser's Representative on their behalf) may take action against the Subordinated Note Issuer (including the commencement of legal proceedings) seeking specific performance or, as the case may, an injunction in order to ensure compliance with the Subordinated Note Documents but shall not seek any damages or other monetary amounts. Without prejudice to the foregoing, if any amount of damages or other monetary amount is declared or awarded such amount shall not be paid and shall be treated as a Subordinated Liability.

19.8   INSOLVENCY OF THE MIRROR NOTE ISSUER
       If an insolvency proceeding, winding-up, liquidation or dissolution is begun (and not discharged within 28 days) in relation to the Mirror Note Issuer, the Subordinated Noteholders may exercise the acceleration rights as referred to in Section 17.2 of the Securities Purchase Agreement.

20.    PRESERVATION

       Each of the Senior Agent, the Senior Lenders, the Mezzanine Agent, the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder and the Intra-Group Lenders agrees that the subordination effected hereby shall be in addition to and shall not prejudice or affect any security or any right or remedy of the Senior Lenders and the Hedge Counterparties in respect of the Senior Liabilities, the Mezzanine Lenders in respect of the Mezzanine Liabilities or the Subordinated Noteholders in respect of the Subordinated Liabilities and each of the Senior Agent, the Senior Lenders, the Mezzanine Agent, the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder and the Intra-Group Lenders hereby agrees that:

       20.1.1 the obligations and liabilities of each of the Obligors, or any other party or parties, for or in respect of the Senior Liabilities and the Mezzanine Liabilities (subject to the provisions of this Deed) may in whole or in part, be renewed, extended, amended, supplemented, novated, accelerated, compromised, terminated, sold, transferred, exchanged, waived or released;

       20.1.2 the Senior Lenders, the Hedge Counterparties and the Mezzanine Lenders may exercise or refrain from exercising any right, remedy or power granted by the Security Documents or any other document creating, evidencing or otherwise related to the Senior Liabilities, the Mezzanine Liabilities or any Encumbrance or guarantee held, given or intended to be given therefor (including, without limitation, the right to perfect any Encumbrance or guarantee created in connection therewith);

       20.1.3 (subject to the provisions of this Deed) any and all Encumbrances or guarantees at any time, present or future, held, given or intended to be given for the Senior Liabilities or the Mezzanine Liabilities, and any rights or remedies of the Senior Lenders, the Hedge Counterparties and the Mezzanine Lenders in respect thereof may, from time to time, in whole or in part, be exchanged, sold, transferred, released, modified, waived or extended by the Senior Lenders, the Hedge Counterparties or the Mezzanine Lenders; and

       20.1.4 any balance or balances of funds with the Senior Lenders, the Hedge Counterparties or the Mezzanine Lenders at any time standing to the credit of any of the Obligors may, from time to time, in whole or in part, be surrendered or released, and that all of the above shall be without impairing, abridging, diminishing, releasing or affecting the subordination or ranking of Liabilities provided for herein.

21.    ENFORCEMENT OF SECURITY

21.1   SENIOR AGENT ENTITLED TO INSTRUCT
       If, prior to the Senior Discharge Date, the Senior Agent has issued a notice under Clause 24.23 (Acceleration and Cancellation) of the Senior Facility Agreement, then the Senior Agent shall be entitled to instruct each other Secured Beneficiary to instruct the Security Agent, either acting on its own behalf or acting pursuant to its Powers of Attorney, to enforce the Security and any of the Liabilities and each Secured Beneficiary shall be bound to do so.

21.2   MEZZANINE AGENT ENTITLED TO INSTRUCT
       Following the Senior Discharge Date, if the Mezzanine Agent has issued a notice under Clause 21.23 (Acceleration and Cancellation) of the Mezzanine Facility Agreement, then the Mezzanine Agent shall be entitled to instruct each other Secured Beneficiary to instruct the Security Agent, either acting on its own behalf or acting pursuant to its Powers of Attorney, to enforce the Security and any of the Liabilities and each Secured Beneficiary shall be bound to do so.

21.3   MANNER OF ENFORCEMENT
       The Secured Beneficiaries will procure the enforcement of the Security Documents pursuant to Clause 21.1 (Senior Agent Entitled to Instruct) or Clause 21.2 (Mezzanine Agent entitled to Instruct) only at the request of the Senior Agent or, as the case may be, at the request of the Mezzanine Agent. In relation to the manner of enforcement (apart from the decision or right to commence an enforcement, which shall be in accordance with the other provisions of this Deed) of the Security Documents, the Secured Beneficiaries and the Security Agent will always act on the directions of the Senior Agent or, after the Senior Discharge Date, the Mezzanine Agent. The Senior Agent or, after the Senior Discharge Date, the Mezzanine Agent is entitled to give such directions and do such other things in relation to the enforcement of the Security Documents as it considers appropriate including (without limitation) determining the timing and manner of enforcement against any particular person or asset. Any partial enforcement of the Security Documents will be considered to be an enforcement of the security for the purposes of this Deed.

21.4   INSURANCE PROCEEDS
       Each of the Mezzanine Agent and the Mezzanine Lenders waives, as against the Senior Lenders and the Hedge Counterparties any right it may have of requiring that insurance proceeds be applied in reinstatement of any assets subject to the security constituted by the Security Documents in the event that such insurance proceeds are to be applied in or towards the repayment of the Senior Liabilities.

21.5   ENFORCEMENT AND THE OBLIGORS
       The Obligors shall have no right to be consulted in relation to or object to any enforcement or other action by the Secured Beneficiaries in relation to the Finance Documents.

22.    SALES BY SECURITY AGENT OR AN OBLIGOR

       Without prejudice to the provisions of Clause 21 (Enforcement of Security), if:

       22.1.1 pursuant to an enforcement of any of the Security Documents, the Security Agent (or any Secured Beneficiary acting through the Security Agent and/or, as the case may be, the Common Representative as its attorney pursuant to the Powers of Attorney) on the instructions or with the consent, if prior to the Senior Discharge Date, of the Majority Senior Lenders or, if after the Senior Discharge Date but prior to the Mezzanine Discharge Date or pursuant to an enforcement by the Mezzanine Lenders pursuant to Clause 19.3 (Enforcement by Mezzanine Lenders), the Majority Mezzanine Lenders, sells or otherwise disposes of any assets; or

       22.1.2 the Obligor concerned sells or otherwise disposes of any assets at the request of the Senior Agent after a Senior Event of Default, or, if after the Senior Discharge Date but before the Mezzanine Discharge Date, the Mezzanine Agent after a Mezzanine Event of Default (PROVIDED THAT the proceeds of such sale or disposal are being applied in repayment or prepayment of the Senior Liabilities or Mezzanine Liabilities as the case may be), the Security Agent is hereby authorised by each of the Senior Lenders, the Hedge Counterparties and the Mezzanine Lenders to execute on behalf of itself and, pursuant to the Powers of Attorney, each such Senior Lender and Hedge Counterparty (if prior to the Senior Discharge Date) or each such Mezzanine Lenders, without the need for any further referral to or authority from such Senior Lender, Hedge Counterparty, Mezzanine Lender, any release of the security created by the Security Documents or other claim over that asset and, if such asset comprises all of the shares in the capital of any Obligor, the Security Agent is hereby further authorised to execute on behalf of each of the Senior Lenders, the Hedge Counterparties and the Mezzanine Lenders, without the need for any further referral to or authority from such Senior Lender, Hedge Counterparty or Mezzanine Lender, a release of such Obligor from all past, present and future liabilities (both actual or contingent including, without limitation, any liability to any member of the Group or to any of the Beneficiaries under the Finance Documents or otherwise by way of guarantee, contribution or indemnity) and to release any Encumbrance granted over the relevant shares or any other assets the subject of the disposal (and the Lenders each undertake to execute such releases or other documents as may be necessary to give effect to the above-mentioned releases and disposals) provided that in each such case the proceeds are to be applied in the manner provided for in this Deed.

23.    PRIORITY OF SECURITY

23.1   PRIORITY OF SECURITY

       23.1.1 The Security conferred by the Security Documents on the Secured Beneficiaries will, to the extent that it secures Senior Liabilities (other than the Postponed Senior Liabilities) subject to Clause 10 (Undertakings in Respect of Senior Liabilities):

                (a) rank in all respects prior to existing and future security conferred by the Security Documents on the Mezzanine Lenders, regardless of order of registration, notice, execution or otherwise; and

                (b) secure all the Senior Liabilities (other than the Postponed Senior Liabilities) in priority to the Mezzanine Liabilities, regardless of the date upon which the Senior Liabilities arise, regardless of whether a Senior Lender is obliged to advance monies included in the Senior Liabilities, and regardless of any fluctuations in the amount of Senior Liabilities outstanding or any intermediate discharge of the Senior Liabilities in whole or in part.

       23.1.2 The Security conferred by the Security Documents on the Secured Beneficiaries will, to the extent that it secures the Mezzanine
                Liabilities:

                (a) rank in all respects prior to any existing and future security conferred by the Security Documents on the Senior Lenders but only to the extent that such security only secures Postponed Senior Liabilities; and

                (b) secure all the Mezzanine Liabilities in priority to the Postponed Senior Liabilities, regardless of the date upon which the Mezzanine Liabilities arise, regardless of whether a Mezzanine Lender is obliged to advance monies included in the Mezzanine Liabilities, and regardless of any fluctuations in the amount of the Mezzanine Liabilities outstanding or any intermediate discharge of the Mezzanine Liabilities in whole or in part.

23.2   LENDERS TO CO-OPERATE
       The Mezzanine Agent and each Lender will take such action as the Senior Agent may reasonably request with a view to reflecting the priority of the security conferred by the Security Documents in any register or with any filing or registration authority and in giving notice to insurers, debtors liable for receivables covered by the security conferred by the Security Documents and other persons.

23.3   FURTHER ACTIONS TO EVIDENCE PRIORITY
       In the event of any Beneficiary taking any collateral, additional or substituted security for all or any part of the Senior Liabilities or the Mezzanine Liabilities respectively, such Beneficiary and each of the Obligors, the Security Agent respectively undertake to execute such documents and do such other acts or things as may be necessary to evidence the priority of such security in the manner established by this Deed.

23.4   ENCUMBRANCE EXISTING IN BREACH
       In the event of any of the Obligors, the Intra-Group Lenders, the Mirror Noteholder, the Subordinated Noteholders, the Mezzanine Agent or the Mezzanine Lenders breaching the terms of sub-clause 4.1.6 of Clause 4 (Undertakings of the Obligors), sub-clause 5.1.2 of Clause 5 (Undertakings of the Intra-Group Lenders) or sub-clause 6.1.3 of Clause 6 (Undertakings of the Mirror Noteholder) or sub-clause 7.1.2 of Clause 7 (Undertakings of the Subordinated Noteholders) or sub-clause 8.1.3 of Clause 8 (Undertakings of the Mezzanine Lenders) (as applicable), the Encumbrance, guarantee, indemnity so granted or given shall be deemed to have been granted or given in favour of the Security Agent to hold on the trusts created by this Deed.

24.    APPROPRIATION

24.1   ORDER OF APPLICATION
       All amounts received by each Beneficiary pursuant to any enforcement of Security or otherwise with respect to any of the Liabilities shall be immediately paid by such Beneficiary to the Collection Account to be held therein by the Security Agent for the account of the Beneficiaries in accordance with the terms of this Deed and after providing for all of its outgoings, costs, charges, expenses and liabilities incurred by or on behalf of itself and any receiver, attorney or agent in connection with carrying out duties and exercising its powers and discretions under the Security Documents and any remuneration due to it or to any receiver and for payments ranking in priority as a matter of law, amounts standing to the credit of the Collection Account shall be applied by the Security
       Agent:

       24.1.1 first, in or towards payment of all amounts due to the Senior Agent or the Security Agent and which comprise Senior Liabilities;

       24.1.2 secondly in or towards payment to the Senior Lenders of amounts up to in aggregate the amount of the Senior Liabilities other than the Postponed Senior Liabilities to be distributed pro rata to the Senior Lenders and the Hedge Counterparties;

       24.1.3 thirdly, in or towards payment of all amounts due to the Mezzanine Agent and which comprise Mezzanine Liabilities;

       24.1.4 fourthly in or towards payment to the Mezzanine Lenders of amounts up to in aggregate the amount of the Mezzanine Liabilities provided either:

                (a) if any Senior Liabilities other than the Postponed Senior Liabilities are or may be outstanding, such payment may be made under Clause 12 (Permitted Payments); or

                (b)    the Senior Discharge Date has occurred,

                to be distributed pro rata to the Mezzanine Lenders;

       24.1.5 fifthly in or towards payment to the Senior Lenders of amounts up to in aggregate the amount outstanding in respect of the Postponed Senior Liabilities;

       24.1.6 sixthly in or towards payment to the Mirror Noteholder and the Subordinated Noteholders of amounts up to in aggregate the amount outstanding in respect of the Mirror Note Liabilities or, as the case may be, the Subordinated Liabilities; and

       24.1.7 seventhly in or towards payment to the Intra-Group Lenders of amounts up to in aggregate the amounts outstanding in respect of the Intra-Group Liabilities.

24.2   APPLICATION OF BALANCE
       Any balance held by the Security Agent in the Collection Account shall be subsequently applied in accordance with sub-clauses 24.1.1 to 24.1.7 of Clause 24.1 (Order of Application) as and when relevant amounts become due and may be so applied. Any balance held by the Security Agent on irrevocable discharge by payment in full of the Liabilities, shall (after providing for payments ranking in priority as a matter of law) be paid to the relevant Obligor or to such other person as may be entitled thereto.

25.    DISCHARGE OF SENIOR LIABILITIES

       On the Senior Discharge Date, all the rights of the Senior Agent and the Senior Lenders under the Finance Documents in respect of the Senior Liabilities (other than the Postponed Senior Liabilities) shall (to the extent that the Senior Lenders and/or the Senior Agent is or are entitled to do so) automatically be assigned to and assumed by the Mezzanine Agent for and on behalf of the Mezzanine Lenders and thereafter references in this Deed to the Senior Agent shall be deemed to be references to the Mezzanine Agent.

26.    OBLIGORS' ACKNOWLEDGEMENT

26.1   OBLIGORS' ACKNOWLEDGEMENT
       Each of the Obligors recognises the undertakings and obligations to and on the parts of the Beneficiaries herein contained and

       26.1.1 expressly authorises them (and the Security Agent as their attorney pursuant to the Powers of Attorney) to enforce the Security Documents in the manner provided for herein; and

       26.1.2 irrevocably waives any rights which each respectively or collectively may now or in the future have to challenge or have set aside any arrangement relating to:

                (a) the placing of the proceeds of the enforcement of the Security Documents in the Collection Account or any suspense account; or

                (b) any other matter or thing regarding the order of enforcement of the Security Documents and the priority of the application of the proceeds of such enforcement; and

       26.1.3 confirms that none of them have any right to enforce any agreement, arrangement or understanding herein contained or to claim any right of estoppel in relation hereto.

26.2   PRESERVATION OF SUBORDINATED AND MEZZANINE LIABILITIES
       Except where expressly provided in this Deed, nothing contained in this Deed is intended to or shall impair, as between any Obligor and any Lender, the obligations of any Obligor under any of the Finance Documents. Each Obligor expressly acknowledges that no failure or delay by any Lender in exercising any of their respective rights in relation to any of the Liabilities as a result of the provisions of this Deed shall operate as a waiver or variation of its rights with respect thereto.

27.    DEFENCES

       The provisions of this Deed shall not be affected, impaired or revoked by any act, omission, transaction, limitation, matter, thing or circumstance whatsoever which but for this provision might operate to affect the priorities of any of the Security Documents or the subordination provided for herein including without limitation:

       27.1.1 any time, waiver or indulgence granted to any Obligor or any other person;

       27.1.2 the taking of any other Encumbrance from any Obligor or any other person or the variation, compromise, renewal or release of, or the failure, refusal or neglect to take, perfect or enforce, any rights, remedies or Encumbrances from or against any Obligor or any other person or all or any part of the security constituted by the Security Documents or any other document;

       27.1.3 any legal limitation, disability, incapacity or other circumstances relating to any Obligor or any other person; or

       27.1.4 any amendment, supplement to or novation of any of the Finance Documents.

28.    DISCLOSURE

       Each of the Obligors hereby consents, so long as any of the security constituted by the Security Documents shall remain subsisting, to the disclosure by any of the Beneficiaries to each other of such information concerning such Obligor to such extent as any Beneficiary shall see fit.

29.    REPAYMENTS

29.1   REPAYMENTS
       No such payments, receipts or amounts in respect of set off as described in Clause 13 (Turnover), 16.2 (Receipt of Amounts by Lenders) or 16.5 (Discharge of Liabilities by Set-off) shall, as between any Obligor and its creditors, be deemed to constitute payment by any Obligor to any Beneficiary in respect of any of the Liabilities and the Obligor shall indemnify the relevant Beneficiary on demand in respect of any amount which is required to be paid by such Beneficiary to another person pursuant to the provisions referred to above.

29.2   TRANSFERS OF SENIOR AND HEDGING LIABILITIES
       If at any time and for so long as the Mezzanine Lenders are not entitled to receive payments pursuant to Clause 14 (Suspension of Permitted Payments), the Mezzanine Agent (acting on the instructions of the Majority Mezzanine Lenders) shall be entitled to request that the Senior Lenders and the Hedge Counterparties shall transfer to the Mezzanine Lenders in accordance with Clause 39 (Assignments and Transfers) of the Senior Facility Agreement (or, as the case may be, in accordance with the Hedging Documents) all (and not part only) of their rights and obligations in respect of the Senior Liabilities and Hedging Liabilities whereupon:

       29.2.1   to the extent that they are lawfully able to do so; and

       29.2.2 upon receipt by the Senior Agent of the amounts referred to in Clause 29.3 (Payment by Mezzanine Lenders),

       each of the Senior Lenders and the Hedge Counterparties shall as soon as reasonably practicable after such receipt so transfer all of its rights and obligations in respect of the Senior Liabilities or, as the case may be, the Hedging Liabilities to such person or persons as the Mezzanine Agent shall reasonably request.

29.3   PAYMENT BY MEZZANINE LENDERS
       In consideration of the Senior Lenders and the Hedge Counterparties transferring their rights and obligations in respect of the Senior Liabilities or, as the case may be, the Hedging Liabilities as provided for in Clause 29.2 (Transfer of Senior Liabilities), the Mezzanine Lenders (in such proportions as they may agree) shall pay to the Senior Agent for the account of the Senior Lenders or, as the case may be, the Hedge Counterparties and in the currency in which the same are outstanding or incurred:

       29.3.1 an amount equal to all amounts then due to the Senior Agent and the Senior Lenders in respect of the Senior Liabilities or outstanding in respect thereof (whether or not due) including by way of principal, interest or otherwise (including cash collateral for any contingent obligations or liabilities);

       29.3.2 an amount equal to all amounts then due to the Hedge Counterparties in respect of the Hedging Liabilities or outstanding in respect thereof (whether or not due) including by way of principal, interest or otherwise;

       29.3.3 an amount equal to all the costs which will be incurred by the Senior Lenders (or any of them) in terminating any arrangements which they may have made to fund such due or outstanding amounts; and

       29.3.4 any fees, costs or expenses (including legal fees) which the Senior Agent, the Senior Lenders, the Hedge Counterparties or any of them may properly incur in connection with effecting such transfer, all as certified by the Senior Agent to the Mezzanine Agent within 10 business days of receipt of the request for such transfer.

30.    AMENDMENTS

       The provisions of this Deed may not be amended (otherwise than in accordance with the terms hereof) except by written agreement between the Security Agent, the Senior Agent, the Senior Lenders, the Hedge Counterparties, the Mezzanine Agent, the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder and, if any such amendment would impose upon or vary any obligation or right of the Intra-Group Lenders, or any Obligor, then the consent and agreement of such party to such amendment shall be required.

31.    REPORTS

       Nothing in this Deed shall prevent any of the parties hereto making a claim for costs or damages in relation to the Reports PROVIDED THAT:

       31.1.1 before any party to this Deed (other than the Security Agent, the Common Representative, the Senior Agent, the Arranger or the Senior Lenders) takes such action it will consult with the other parties to this Deed on the nature of such action to be taken; and

       31.1.2 if any Lender (other than (save in respect of the Postponed Senior Liabilities) the Senior Lenders) receives any money before the discharge in full of the Senior Liabilities as a result of making any claim for costs or damages in relation to any Report, it should pay an amount equal to the amount of such monies (less the costs and expenses directly incurred in making such claim) into the Collection Account to be held and be applied in accordance with the terms of this Deed and, in particular, Clause 24 (Appropriation).

32.    NEW INTRA-GROUP LENDERS AND BORROWERS

       If at any time there shall be any indebtedness owed by one member of the Group to another member of the Group which (a) does not constitute an Intra-Group Liability, and (b) represents Financial Indebtedness of a member of the Group, and (c) is of an amount in excess of (pounds sterling)500,000, the Parent shall procure that such indebtedness becomes an Intra-Group Liability and that the debtor and creditor in respect thereof become party hereto as an Intra-Group Borrower and Intra-Group Lender respectively by execution of a Deed of Accession.

33.    NOTICES

33.1   NOTICES IN WRITING
       Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

33.2   DELIVERY OF NOTICES
       Any communication or document to be made or delivered by one person to another pursuant to or in connection with this Deed shall (unless that other person has by fifteen days' written notice to the one specified another address or fax number) be made or delivered to that other person at the address or fax number identified with its signature below and shall if by way of fax be deemed to have received when transmission has been completed or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address PROVIDED that if such communication or document would otherwise be deemed to have been received on a day which is not a business day it shall be deemed to have been received on the next subsequent business day.

33.3   ENGLISH LANGUAGE
       Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language.

34.    MISCELLANEOUS

34.1   COUNTERPARTS
       This Deed may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

34.2   OBLIGATIONS BINDING
       The obligations of the parties who have executed this Deed shall not be affected by the fact that not all of the parties hereto have validly executed this Deed and such obligations shall be binding inter se.

34.3   SEVERABILITY
       If any provision of this Deed is prohibited or unenforceable in any jurisdiction in relation to any party hereto, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction or in relation to any of the other parties hereto.

34.4   INTEREST ON OVERDUE AMOUNTS
       Each amount payable by the Senior Lenders, the Hedging Counterparties, the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder or the Intra-Group Lenders into the Collection Account or otherwise to the Security Agent which is not paid when due and payable shall carry interest until paid (as well before as after judgement) payable on demand at a rate of interest as would equal the cost to the Security Agent of borrowing such amount as determined by the Security Agent.

34.5   BENEFICIARIES ACKNOWLEDGEMENT
       The Beneficiaries hereby acknowledge that the certificate of the Senior Agent concerning the amounts due to each Beneficiary in respect of the payment obligations of the Obligors under the Senior Documents and of the Mezzanine Agent concerning the amounts due to each Beneficiary in respect of the payment obligations of the Obligors under the Mezzanine Documents, shall be binding upon each Beneficiary hereunder in the absence of manifest error.

34.6   PRIORITY CUMULATIVE
       The priority and subordination provisions of this Deed are cumulative.

34.7   DEED TO OVERRIDE
       This Deed overrides anything in the Finance Documents.

34.8   DEED SHALL NOT CONSTITUTE SECURITY
       The parties hereto confirm that this Deed shall not constitute nor create nor is it intended to constitute or create any Encumbrance on the part of the Lenders.

34.9   AGENT RESIGNATION
       None of the Senior Agent or Mezzanine Agent may resign or be removed as specified in the Senior Facility Agreement or the Mezzanine Facility Agreement (as the case may be) unless a replacement Senior Agent or Mezzanine Agent agrees with all other parties hereto to become the replacement agent under this Deed by execution of a Deed of Accession.

34.10  SENIOR AGENT NOTIFICATION
       Promptly after the Senior Agent has been notified by the Senior Lenders and the Hedge Counterparties that the Senior Liabilities have been irrevocably paid in full, the Senior Agent shall confirm this fact in writing to the Mezzanine Agent.

34.11  SEVERAL OBLIGATIONS
       The obligations of each Beneficiary are several and no Beneficiary shall be responsible or liable for the acts or omissions of any other Beneficiary.

35.    ASSIGNMENTS AND TRANSFERS

35.1   LENDER ENTITLED TO BENEFIT OF DEED
       The parties hereto confirm that any person becoming a Lender (by the execution of a substitution or transfer certificate or otherwise) shall be entitled to the benefit of the provisions contained herein as if it had been originally named a party hereto. Each party hereto makes an irrevocable offer, without the need for any further action, to each such person which may be accepted by such person becoming a Lender. In addition each party hereto (including parties subsequently becoming bound by this Deed) irrevocably authorises prior to the Senior Discharge Date, the Senior Agent and thereafter, the Mezzanine Agent to agree, on its behalf with any other person intended to become a party hereto as a Lender to the execution of a Deed of Accession so as to make such person a party to this Deed as a Lender. The parties hereto agree that this authorisation is given to secure the interests of the parties under this Deed and is accordingly irrevocable.

35.2   DEED OF ACCESSION
       The parties hereto agree that none of the Senior Lenders, the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder or, as the case may be, the Intra-Group Lenders will assign or transfer to any person the whole or any part of their rights or obligations in respect of the Senior Liabilities or the Mezzanine Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or, as the case may be, the Intra-Group Liabilities unless the assignee or transferee previously or simultaneously agrees with the other parties hereto to be bound by the provisions of this Deed as if it was named herein and subject to the same rights and obligations (mutatis mutandis) as the Senior Lenders, the Mezzanine Lenders, the Subordinated Noteholders, the Mirror Noteholder or, as the case may be, the Intra-Group Lenders and executes and delivers, prior to the Senior Discharge Date, to the Security Agent and thereafter, the Mezzanine Agent, a Deed of Accession. In the event that any person not already a party hereto acquires by way of subrogation or otherwise any right or interest in the Mezzanine Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or, as the case may be, the Intra-Group Liabilities, the Lender previously entitled to such rights or interest shall procure that such person shall enter into a Deed of Accession so as to become party hereto as a Mezzanine Lender, Subordinated Noteholder, Mirror Noteholder or, as the case may be, Intra-Group Lender.

35.3   NO TRANSFER OF MIRROR LIABILITIES
       The Mirror Noteholder undertakes not to assign, transfer or otherwise create any rights or interest in any of the Mirror Liabilities (otherwise than under the Security Documents).

35.4   ACCESSION AS AN OBLIGOR
       If any person becomes liable for (except as a provider) any of the Liabilities, the Parent will procure that such person will become a party hereto as an Obligor by the execution of a Deed of Accession. The Parent shall not permit any person to become a guarantor or otherwise liable for (except as a provider) any of the Mezzanine Liabilities, the Subordinated Liabilities, the Mirror Note Liabilities or the Intra-Group Liabilities unless the prior written consent of the Senior Agent shall first have been obtained.

35.5   NO DETACHMENT OF WARRANTS
       Each of the Subordinated Noteholders undertakes that it will not assign, transfer or otherwise create any rights or interest in any of the Subordinated Notes in favour of any person unless it assigns, transfers or otherwise creates rights with respect to an equivalent number of Warrants in favour of the same person.

36.    THE SECURITY AGENT

36.1   APPOINTMENT OF SECURITY AGENT
       Each of the Beneficiaries hereby appoints the Security Agent to act as its trustee in connection herewith and authorises the Security Agent to exercise such rights, powers and discretions as are specifically delegated to the Security Agent by the terms hereof together with all rights, powers and discretions as are reasonably incidental thereto or necessary to give effect to the trusts hereby created and each of the Secured Beneficiaries irrevocably authorises the Security Agent on its behalf to enter into any and each Security Document.

36.2   TRUST PROPERTY
       The Security Agent shall stand possessed of any Secured Property (or any proceeds thereof) received by it upon trust for the benefit of the Secured Beneficiaries on the terms and subject to the conditions set out in this Deed. It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Deed, the relationship of the Secured Beneficiaries to the Security Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Deed shall have full force and effect between the parties hereto.

36.3   DIRECTIONS
       The Secured Beneficiaries shall not exercise any independent power which they may have to enforce the Security Documents or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to the Security Documents or otherwise exercise direct recourse to the security constituted by the Security Documents except through the Security Agent either acting on its own behalf or acting pursuant to its Powers of Attorney. Subject to Clause 36.9 (Provision of Directions and Information) (and subject to its being indemnified to its satisfaction), the Security Agent shall take such action (including, without limitation, the exercise of all rights, discretions or powers and the granting of consents or releases) or, as the case may be, refrain from taking such action under or pursuant to this Deed and the Security Documents as the Senior Agent or, subject to the terms hereof, the Mezzanine Agent shall specifically direct the Security Agent in writing (and so that only the Senior Agent or, subject to the terms hereof, the Mezzanine Agent shall be entitled to give any such directions to the Security Agent. Unless and until the Security Agent shall have received such directions, the Security Agent shall not take any action under this Deed or the Security Documents. The provisions of the preceding two sentences of this Clause shall not apply where the terms of the Security Documents entitle the Security Agent to take, or refrain from taking, any action and in any such case the Security Agent shall be entitled to take or, as the case may be, refrain from taking such action without reference to (and notwithstanding any contrary direction from) the Senior Agent or the Mezzanine Agent.

36.4   EXERCISE OF POWERS OF ENFORCEMENT
       Subject to Clause 36.3 (Directions), at any time after the Security Documents have become so enforceable in accordance with their respective terms, the Security Agent shall, acting on the written directions of the Senior Agent or, subject to the terms hereof, the Mezzanine Agent (but not otherwise), either acting on its own behalf pursuant to its Powers of Attorney, exercise all powers of enforcement of the security conferred by or pursuant to the Security Documents in accordance with such directions but not otherwise.

36.5   NO OTHER ACTION
       The Security Agent shall not be required to take any action or exercise any rights, remedies, powers or discretions under or in connection with this Deed beyond those which the Senior Agent or, subject to the terms hereof, the Mezzanine Agent shall specifically instruct the Security Agent in writing to take or exercise and then only to the extent stated in the Senior Agent's or, as the case may be, the Mezzanine Agent's specific instructions in writing.

36.6   SECURITY AGENT'S ASSUMPTIONS
       The Security Agent shall be entitled to assume that any instructions or certificates received by it from the Senior Agent or the Mezzanine Agent under or pursuant to this Deed are (a) given in accordance with the provisions of this Deed and (b) given, where appropriate, in accordance with directions of persons or the provisions of agreements by which the Senior Agent or the Mezzanine Agent (as the case may be) is bound and the Security Agent shall not be liable to any other person for any action taken or omitted under or in connection with this Deed in accordance with any such instructions or certificates unless caused by its gross negligence or wilful misconduct.

36.7   IDENTITY OF AGENTS
       The Security Agent shall be entitled (and bound) to assume that the identity of the Senior Agent and the Mezzanine Agent is as notified to it at the date of this Deed, unless and until it is notified otherwise by both the retiring such Senior Agent or Mezzanine Agent and the successor agent in writing together with the date from which the change becomes effective. The Security Agent shall be entitled to rely upon and assume that any such notification is authentic and shall not be liable for any loss occasioned by so assuming or relying.

36.8   MODIFICATION TO SECURITY DOCUMENTS
       On the instructions of the Senior Agent or, after the Senior Discharge Date, the Mezzanine Agent, the Security Agent shall concur with the Parent in making any modification to the Security Documents which:

       36.8.1 in the opinion of the Senior Agent or, after the Senior Discharge Date, the Mezzanine Agent, it may be expedient to make and such modification will not be prejudicial to the interests of any of the Secured Beneficiaries; or

       36.8.2   is necessary to correct a manifest error.

       Any such modification shall be promptly notified to the Secured Beneficiaries by the Senior Agent or the Mezzanine Agent (as the case may be) and shall be binding on all the Secured Beneficiaries. For the purposes of this Clause (a) the execution of a

       Security Document by a Borrower and (b) the release from the security constituted by the Security Documents of any property which may be so released shall be deemed not to constitute a modification.

36.9   PROVISION OF DIRECTIONS AND INFORMATION
       The parties hereto (other than the Security Agent) (whether direct or through the Senior Agent) shall provide the Security Agent with all necessary directions and information as it may reasonably require for the purposes of carrying out its duties and obligations under this Deed.

36.10  NO DUTY OR RESPONSIBILITY
       The Security Agent shall not have any duty or responsibility, either initially or on a continuing basis:

       36.10.1 to provide any Beneficiaries with any information with respect to any Borrower whenever coming into its possession or to provide any other person with any communication received by it under or in connection with this Deed; or

       36.10.2 to investigate the application of sums distributed pursuant to Clause 24 (Appropriation).

36.11  FURTHER ACTS
       On the instructions of the Senior Agent or, after the Senior Discharge Date, the Mezzanine Agent, the Security Agent shall be entitled to agree to and execute and perform any documents and do such other acts or things as may in the opinion of the Senior Agent or, after the Senior Discharge Date, the Mezzanine Agent be necessary or expedient to give effect to the provisions of Clauses 30 (Amendments), 32 (New Intra-Group Lenders and Borrowers), 34.9 (Agent Resignation) and 35 (Assignments and Transfers).

36.12  FORMAL NOTICES
       The Security Agent shall, as soon as practicable upon receipt, send to the Senior Agent and the Mezzanine Agent copies of each formal notice received by it as Security Agent from the Parent or any Borrower.

36.13  NO DELEGATION
       The Security Agent may not delegate any power, trust, authority or discretion vested in it by this Deed and/or the Security Documents to any other person without the prior written consent of the Senior Agent or, after the Senior Discharge Date, the Mezzanine Agent.

36.14   SECURITY AGENT'S DISCRETIONS
       It is expressly declared (which in so far as relates to the discretions of the Security Agent shall operate by way of supplement to the Trustee Act 1925) as follows:

       36.14.1 the Security Agent may in relation to any of the provisions of this Deed act or rely upon the opinion or advice of or any information obtained from any lawyer, accountant, valuer, surveyor, broker, auctioneer or other expert commissioned by the Security Agent and the Security Agent shall not be responsible for any loss occasioned by so acting or relying;

       36.14.2 any opinion, advice or information obtained pursuant to sub-clause 36.14.1 may be sent or obtained by letter, telex message, facsimile transmission, telephone or any other means and the Security Agent shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

       36.14.3 the Security Agent shall be at liberty to accept as sufficient evidence a certificate signed or purported to be signed on behalf of the Senior Agent or, subject to the terms hereof, the Mezzanine Agent (on behalf of the Mezzanine Lenders) to the effect that any particular dealing, transaction, step or thing is, in the opinion of the Senior Agent or, subject to the terms hereof, the Mezzanine Agent (on behalf of the Mezzanine Lenders), suitable or expedient or as to any other fact or matter upon which the Security Agent may require to be satisfied and the Security Agent shall not be in any way bound to call for further evidence or to be responsible for any loss that may be occasioned by acting on any such certificate;

       36.14.4 the Security Agent may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

       36.14.5 the Security Agent shall not be liable for any failure, omission or defect in perfecting the arrangements created by or pursuant to this Deed other than in respect of its gross negligence or wilful misconduct;

       36.14.6 the Security Agent and every attorney, agent or other person appointed by it under or in connection with this Deed shall be entitled to be indemnified out of amounts received by the Security Agent under this Deed against all liabilities and expenses properly incurred in the execution of any power, trust, authority or discretion in connection with this Deed and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted to be done in any way relating to this Deed other than in respect of its gross negligence or wilful misconduct;

       36.14.7 all moneys which under the trusts contained in this Deed are received or held by the Security Agent may be invested in the name of the Security Agent or any nominee or under the control of the Security Agent in any investment for the time being authorised by English law for the investment by a trustee of trust moneys or by placing the same on deposit in the name of the Security Agent or any nominee or under the control of the Security Agent at such bank or institution (including the Security Agent) as the Senior Agent or, subject to the terms hereof, the Mezzanine Agent may direct or in such currency as the Senior Agent or, subject to the terms hereof, the Mezzanine Agent may direct and the Security Agent may at any time vary or transfer any such investments for or into other such investments or convert any moneys so deposited into any other currency as the Senior Agent or, subject to the terms hereof, the Mezzanine Agent shall from time to time direct and shall not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise except for any loss or liability arising from its own gross negligence or wilful misconduct;

       36.14.8 the Security Agent shall have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Deed as it affects the Security Agent and every such determination made in good faith (whether made upon a question actually raised or implied in the acts or proceedings of the Security Agent) shall be conclusive and shall bind the other parties hereto;

       36.14.9 the Security Agent (in the conduct of the trusts hereof (otherwise than in relation to its right to make any declaration, determination or decision)) may instead of acting personally employ and pay an agent (whether being a lawyer or other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) and any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with the trusts hereof;

       36.14.10 the Security Agent shall be at liberty to place all title deeds and other documents certifying, representing or constituting the title to any of the property which is the subject matter of the Security Documents for the time being in its hands in any safe deposit, safe or receptacle selected by the Security Agent or with any bankers or banking company (including the Security Agent or the Senior Agent or the Mezzanine Agent or any of the Secured Beneficiaries) or company whose business includes undertaking the safe custody of documents or solicitors or firm of solicitors and may on the instructions of the Senior Agent or, subject to the terms hereof, the Mezzanine Agent make any such arrangements as they think fit for allowing the relevant Borrower or its lawyers or auditors access to or possession of such title deeds and other documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession; and

       36.14.11 any investment or any part or all of the Secured Property may, at the discretion of the Security Agent either acting on its own behalf or acting pursuant to its Powers of Attorney, be made or retained in the names of nominees.

36.15  PARTIES PERFORMING OBLIGATIONS
       The Security Agent may assume without enquiry (in the absence of knowledge by or an express notice to it to the contrary acquired or received by it in its capacity as Security Agent hereunder) that each of the parties hereto is duly performing and observing all its obligations contained in this Deed.

36.16  OTHER CAPACITY AND BUSINESS
       The Security Agent may, from time to time, be a Secured Beneficiary or act in any other capacity and shall in such event be entitled, notwithstanding that it is also Security Agent, to take, or refrain from taking, any action which it would be entitled so to take if it was not the Security Agent and shall not be precluded, by virtue of its position as a Secured Beneficiary or acting in any other capacity, from exercising any of its discretions, powers and duties as Security Agent. The Security Agent may enter into any financial or business contracts or any other transaction or arrangement with any Obligor or any other person and the Security Agent shall not be in any way accountable to such Obligor or any other person for any profits or benefits arising from any such contract or transaction.

36.17  POWERS CONFERRED BY GENERAL LAW
       The powers, trusts, authorities and discretions conferred upon the Security Agent by this Deed shall be in addition to any which may from time to time be vested in the Security Agent by the general law or otherwise.

36.18   ADDITIONAL TRUSTEES

       36.18.1 The statutory power to appoint new or additional trustees hereof shall be vested in the Security Agent. A trust corporation may be appointed as sole trustee hereof.

       36.18.2 The Security Agent hereof may retire at any time and without being responsible for the costs occasioned by such retirement. Prior to confirmation by the Senior Agent that the Senior Liabilities have been irrevocably discharged in full and the Mezzanine Agent that the Mezzanine Liabilities have been irrevocably discharged in full, the retirement of a Security Agent shall not take effect until the appointment of a new Security Agent has been made and accepted by the Senior Agent and the Mezzanine Agent (in each case acting reasonably) and the Security Agent and the new Security Agent shall have executed all deeds and documents as are necessary to effect such appointment and the transfer of the Security Agent's rights and obligations in respect hereof in a legal, valid and binding manner.

       36.18.3 The Senior Agent or, after the Senior Discharge Date, the Mezzanine Agent may require the Security Agent to retire at any time, upon 60 days prior written notice. The Security Agent shall not be responsible for the costs occasioned by such retirement. The Security Agent agree to co-operate in executing all deeds and documents as are necessary to effect the retirement of the Security Agent, the appointment of the new Security Agent and the transfer of the Security Agent's rights and obligations in respect hereof in a legal, valid and binding manner.

36.19  INDEMNITY
       Each of the Senior Lenders, the Hedge Counterparties and the Mezzanine Lenders hereby undertakes severally in the proportion which the amounts then due to them in respect of the Senior Liabilities, the Hedging Liabilities and the Mezzanine Liabilities bears to the then aggregate amount of such liabilities, to indemnify and hold harmless the Security Agent against (a) all costs, charges, losses, claims, damages, liabilities, expenses and other sums (or actions in respect thereof) including value added tax thereon suffered or incurred by the Security Agent or any person appointed by the Security Agent to whom any power, trust, authority or discretion may be delegated by it pursuant hereto, in connection with this Deed, the Security Documents and the powers, trusts, authorities and discretion and duties contemplated therein or actions in respect thereof (including, without limitation, legal fees and other expenses incurred in connection with the negotiation of this Deed and the Security Documents) and all costs, charges, expenses and other sums suffered or incurred by the Security Agent or such person as a result of complying with the provisions hereof or as a result of any Beneficiary challenging the right of the Security Agent so to comply, save in respect of any suffered or incurred directly as a result of the gross negligence or wilful default of the Security Agent (or any such person appointed by the Security Agent) and (b) any fees owing, demanded and remaining unpaid to it by any Obligor in respect of the performance of the Security Agent's duties hereunder and under the Security Documents.

36.20  REMUNERATION
       The Security Agent shall be entitled to such remuneration as it may from time to time agree with the Parent and have approved by the Senior Agent or, after the Senior Discharge Date, the Mezzanine Agent.

36.21  PERPETUITY PERIOD
       The perpetuity period for each trust created pursuant to this Deed shall be eighty (80) years from the date hereof.

36.22  RELEASE OF SECURITY
       The Security Agent shall and is hereby authorised by each of the Secured Beneficiaries (and to the extent it may have any interest therein, every other party hereto) to execute on behalf of itself and, either acting on its own behalf or acting pursuant to the Powers of Attorney, each Secured Beneficiary and other party hereto where relevant without the need for any further referral to, or authority from, any Secured Beneficiaries or other person all necessary releases of any security or guarantees given by any Obligor under any Senior Document or any Mezzanine Document in relation to the disposal of any asset which is permitted under or consented to in accordance with the Senior Documents or the Mezzanine Documents including, without limitation:

       36.22.1 any formal release of any asset which the Security Agent in its absolute discretion considers necessary or desirable in connection with that disposal;

       36.22.2 any release of any guarantee given under any Senior Document or the Mezzanine Document or any other document referred to therein where all the shares in the capital of the party giving such guarantee are so disposed of in accordance with the terms of and without any breach of the Senior Documents or the Mezzanine Documents.

       For the avoidance of doubt, the authorisation conferred by this Clause
       36.22 (Release of Security) shall include the power to release any security or guarantee maintained pursuant to any Security Documents after any prepayment of amounts secured thereunder.

37.    STATUS OF OBLIGORS

37.1   PRIORITIES
       Each of the Obligors joins in this Deed for the purpose of acknowledging the priorities, rights and obligations recorded in this Deed and undertakes with each of the other parties hereto to observe the provisions of this Deed at all times and not in any way to prejudice or affect the enforcement of such provisions or do or suffer anything which would be inconsistent with the terms of this Deed.

37.2   NO RIGHTS OF OBLIGORS
       None of the Obligors shall have any rights hereunder and none of the undertakings herein contained on the part of the Lenders are given (or shall be deemed to have been given) to, or for the benefit of, the Obligors.

38.    EXPENSES

38.1   ENFORCEMENT EXPENSES
       Each of the Obligors shall, forthwith on demand, pay to the Senior Agent, each Senior Lender, the Mezzanine Agent and each Mezzanine Lender the amount of all costs and expenses incurred by it in connection with the enforcement against that Obligor (as the case may be) of such person's rights against it under this Deed.

38.2   LEGAL COSTS AND TAX
       The costs and expenses referred to above include, without limitation, the fees and expenses of legal advisers and any value added tax or similar tax, and are payable in the currency in which they are incurred.

39.    GOVERNING LAW

       This Deed shall be governed by, construed and interpreted in accordance with the laws of England.

40.    JURISDICTION

40.1   ENGLISH COURTS
       Each of the parties hereto irrevocably agrees for the benefit of each of the Beneficiaries that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

40.2   APPROPRIATE FORUM
       Each of the parties hereto waives any objection which it might now or hereafter have to the courts referred to in Clause 39.1 (English Courts) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

40.3   PROCESS AGENT
       Each of the parties agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England to its principal place of business in England for the time being or, if none, shall within 30 days of the date hereof (or the date of becoming party hereto) appoint a person in England to accept service of process on its behalf in England. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

40.4   NO LIMITATION
       The submission to the jurisdiction of the courts referred to in Clause
       39.1 (English Courts) shall not (and shall not be construed so as to) limit the right of the Beneficiaries or any of them to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of any proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

40.5   WAIVER OF JURY TRIAL
       Each of the parties hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with any of this Deed or the relationships established hereunder and whether arising or asserted before or after the date hereof or before or after the payment, observance and performance in full of such party's obligations hereunder.

IN WITNESS whereof this Deed has been executed by the parties hereto the day and year first above written.

THE SECURITY AGENT

EXECUTED AS A DEED
BARCLAYS BANK PLC

By:            ANTHONY NASH

Address:       5 THE NORTH COLONNADE
               CANARY WHARF
               LONDON, E14 4PU

Attention:     MALCOLM ORTON
Fax:           0171 773 6454

acting in its capacity as security agent


THE SENIOR AGENT

EXECUTED AS A DEED
BARCLAYS BANK PLC

By:            ANTHONY NASH

Address:       5 THE NORTH COLONNADE
               CANARY WHARF
               LONDON, E14 4PU

Attention:     MALCOLM ORTON
Fax:           0171 773 6454

acting in its capacity as agent
on behalf of the Senior Lenders



THE ARRANGER

EXECUTED AS A DEED
PARIBAS

By:            PATRICK FOX

Address:       10 HAREWOOD AVENUE
               LONDON, NW1 6AA

Attention:     PATRICK FOX
Fax:           0171 595 5019

THE SENIOR LENDERS

EXECUTED AS A DEED
BARCLAYS BANK PLC

By:            ANTHONY NASH

Address:       5 THE NORTH COLONNADE
               CANARY WHARF
               LONDON, E14 4PU

Attention:     MALCOLM ORTON
Fax:           0171 773 6454



EXECUTED AS A DEED
by PARIBAS

By:            PATRICK FOX

Address:       10 HAREWOOD AVENUE
               LONDON, NW1 6AA

Attention:     PATRICK FOX
Fax:           0171 595 5019



THE MEZZANINE AGENT

EXECUTED AS A DEED
By PARIBAS

By:            PATRICK FOX

Address:       10 HAREWOOD AVENUE
               LONDON, NW1 6AA

Attention:     PATRICK FOX
Fax:           0171 595 5019

acting in its capacity as agent
on behalf of the Mezzanine Lenders

THE MEZZANINE LENDERS

EXECUTED AS A DEED
PARIBAS

By:            PATRICK FOX

Address:       10 HAREWOOD AVENUE
               LONDON, NW1 6AA

Attention:     PATRICK FOX
Fax:           0171 595 5019



THE SUBORDINATED NOTEHOLDERS

EXECUTED AS A DEED
TRIUMPH PARTNERS III L.P.

Address:

Attention:
Fax:



THE MIRROR NOTEHOLDER

EXECUTED AS A DEED
TRANSWORLD HOLDINGS (UK) LIMITED

By:            WAYNE PALLADINO

Address:       BROADWALK HOUSE
               5 APPOLD STREET
               LONDON  EC2A 2HA

Attention:
Fax:

THE BORROWER, OBLIGORS, THE INTRA-GROUP LENDERS, THE INTRA-GROUP BORROWER AND THE OBLIGORS

EXECUTED AS A DEED
TRANSWORLD HOLDINGS (UK) LIMITED

By:            WAYNE PALLADINO

Address:       BROADWALK HOUSE
               5 APPOLD STREET
               LONDON  EC2A 2HA

Attention:
Fax:



EXECUTED AS A DEED
TRANSWORLD HEALTHCARE (UK) LIMITED

By:            WAYNE PALLADINO

Address:       BALDERTON HALL
               SOUTH DRIVE
               BALDERTON
               NEWARK
               NOTTINGHAMSHIRE   NG24 3JR

Attention:
Fax:



EXECUTED AS A DEED
OMNICARE LIMITED

By:            WAYNE PALLADINO

Address:       BALDERTON HALL
               SOUTH DRIVE
               BALDERTON
               NEWARK
               NOTTINGHAMSHIRE   NG24 3JR

Attention:
Fax:

EXECUTED AS A DEED
ALLIED MEDICARE LIMITED

By:            WAYNE PALLADINO

Address:       MEDICARE HOUSE
               STONE BUSINESS PARK
               BROOKES ROAD
               STONE
               STAFFORDSHIRE   ST15 0TL

Attention:
Fax:



EXECUTED AS A DEED
AMCARE LIMITED

By:            WAYNE PALLADINO

Address:       39B PALLION WAY
               PALLION TRADING ESTATE
               SUNDERLAND
               TYNE & WEAR SR4 6SN

Attention:
Fax:



EXECUTED AS A DEED
ALLIED OXYCARE LIMITED

By:            WAYNE PALLADINO

Address:       CHARLES HOUSE
               ENTERPRISE DRIVE
               FOUR ASHES
               WOLVERHAMPTON  WV10 7DF

Attention:
Fax:

EXECUTED AS A DEED
NOVACARE (UK) LIMITED

By:            WAYNE PALLADINO

Address:       UNIT 10
               HORTON COURT
               HORTON SQUARE
               TELFORD
               SALOP  TF1 4GY

Attention:
Fax:



THE VOTING TRUSTEE

EXECUTED AS A DEED
by: RICHARD GREEN

                                   Exhibit L

                    Form of Articles of Association of TW UK

                                                                      EXHIBIT L

(No. 3370146)









                         THE COMPANIES ACTS 1985 TO 1989

                           ---------------------------



                     PRIVATE COMPANY HAVING A SHARE CAPITAL

                           ---------------------------



                             ARTICLES OF ASSOCIATION

                                     - of -

                       TRANSWORLD HEALTHCARE (UK) LIMITED

                           ---------------------------






                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 0171-638-1111
                               Fax: 0171-972 7990

                              DJM/PDG/BRK/T73800003

                         THE COMPANIES ACTS 1985 TO 1989



                     PRIVATE COMPANY HAVING A SHARE CAPITAL



                             ARTICLES OF ASSOCIATION


                                     - of -



                       TRANSWORLD HEALTHCARE (UK) LIMITED
           (adopted by special resolution passed on 17 December 1999)





                                   PRELIMINARY

1.1     In these Articles:

        "AFFILIATE" means with respect to any specified Person, any other person directly or indirectly controlling (including, but not limited to, each director of such Person), controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to control a company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such company whether through the ownership of voting securities, by contract or otherwise;

        "ARTICLE" means the appropriate section of these Articles;

        "AUDITORS" means the auditors of the Company from time to time;

        "THE ACT" means the Companies Act 1985, including any statutory modification or re-enactment thereof for the time being in force;

        "BOARD" means the board of directors of the Company from time to time or any duly authorised committee thereof;

        "BUSINESS DAY" means any day on which banking institutions are generally open in London for the transaction of normal banking business (excluding Saturdays);

        "CAPITAL SHARES" means any and all shares, interests, participations, and/or other equivalents of or in (however designated) shares or equity securities of the Company, including each class of ordinary shares and preferred shares of the Company and including any securities convertible into or exercisable or exchangeable for rights to subscribe for, and any options, warrants or other rights to acquire, any such shares or equity securities of the Company (including, for the avoidance of doubt, the Warrants);

        "DESIGNATED OFFSHORE SECURITIES MARKET" has the meaning set out in the Purchase Agreement;

        "DISPOSITION" means, with respect to any Person, any disposal, merger, consolidation or other business combination involving such person or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such person's assets in one transaction or a series of related transactions;

        "EXIT OFFER" has the meaning given to it in the definition in Article
        8.2 (b);

        "EXTRAORDINARY EVENT" has the meaning set out in the Voting Trust Agreement;

        "FAIR MARKET VALUE" has the meaning set out in the Purchase Agreement;

        "FLOTATION" has the meaning set out in the Purchase Agreement;

        "GROUP" means the Company, its holding company and any subsidiary undertakings;

        "GROUP ASSETS" has the meaning set out in the Purchase Agreement;

        "GROUP REVENUES" has the meaning set out in the Purchase Agreement;

        "INSTITUTIONAL INVESTMENT" means (pounds sterling)19,000,000 subscribed by the Lead Investors for Warrants and for subordinated loan notes in Transworld Holdings (UK) Limited on the date of the adoption of these Articles;

        "LEAD INVESTORS" means Triumph Partners III L.P.;

        "LIQUIDITY EVENT" has the meaning set out in the Purchase Agreement;

        "PERSON" has the meaning set out in the Purchase Agreement;

        "PERMITTED TRANSFER" means any Transfer of Capital Shares expressly authorised by the provisions of the Voting Trust Agreement, the Purchase Agreement or these Articles;

        "PURCHASE AGREEMENT" means the Securities Purchase Agreement dated 17 December 1999 between, inter alia, Transworld Holdings UK, Ltd, Transworld Healthcare UK, Ltd and the Lead Investors;

        "PROHIBITED DISPOSAL" means a Liquidity Event which is neither a Qualifying Liquidity Event nor a Liquidity Event which results from an Exit Offer;

        "PUT BREACH" has the meaning set out in the Voting Trust Agreement;

        "QUALIFIED PUBLIC OFFERING" has the meaning set out in the Purchase Agreement;

        "QUALIFYING LIQUIDITY EVENT" has the meaning set out in the Purchase Agreement;

        "REGISTRATION RIGHTS AGREEMENT" has the meaning given to it in the Purchase Agreement;

        "REGULATION" means the appropriate regulation from Table A;

        "SPECIAL SHARE" means the special share in the Company, the rights of which are set out in Article 3;

        "SPECIAL SHAREHOLDER" means the registered holder of the Special Share;

        "SUBORDINATED NOTES" means the senior subordinated promissory notes having an aggregate principal amount of up to (pounds sterling) 22.6 million constituted on 17 December 1999, as amended from time to time;

        "SURVIVING PERSON" means with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made;

        "TABLE A" means Table A set out in the schedule to the Companies (Table A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Table A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052);

        "TRANSFER" means any sale, transfer (whether voluntary or otherwise) or other disposition of (including the granting of any security encumbrance over) any security (including, for the avoidance of doubt, any Subordinated Notes or Warrants) or any interest (legal or equitable) therein;

        "VOTING TRUST AGREEMENT" means the Voting Trust Agreement dated 17 December 1999 between, inter alia, Transworld Holdings UK, Ltd, Transworld Healthcare UK, Ltd, Transworld Healthcare, Inc, the Lead Investors and the Trustee thereunder;

        "WARRANTHOLDERS" means those persons entered in the register of holders of the Warrants from time to time;

        "WARRANT INSTRUMENT" means together the warrant document dated 17 December 1999 creating the Warrants issued to, inter alia, the Lead Investor (the "INVESTOR WARRANT INSTRUMENT") and the mezzanine warrant instrument dated 17 December 1999 ; and

        "WARRANTS" means a share warrant to subscribe for ordinary shares in the capital of the Company constituted by the Investor Warrant Instrument ("INVESTOR WARRANTS") and the mezzanine warrant instrument.

1.2 Defined terms used in these Articles, unless the context otherwise requires, shall have the meaning set out in the Purchase Agreement.

1.3 The following are the Articles of the Company to the exclusion, save as provided herein, of all other regulations or Articles of Association. Table A applies to the Company, as amended or excluded by the following Articles and to the extent there is any inconsistency between the following Articles and Table A, the following Articles shall prevail.

                                  SHARE CAPITAL

2.1 The authorised share capital of the Company at the date of the adoption of these Articles is (pounds sterling)4,500,000 divided into 89,999,999 ordinary shares of 5p each and one Special Share of 5p.

                                  SPECIAL SHARE

3.      The rights attached to the Special Share are as follows:

3.1 the Special Share shall not entitle the holder thereof to a dividend or to any distribution on a return of capital or otherwise;

3.2 the Special Shareholder shall have the right to require the Company, and, subject to the Act, the Company shall have the right (in each case upon not less than 5 days' prior notice in writing to the other of the date when such notice is to be effective) to redeem the Special Share at nominal value at any time after (a) all of the Warrants held by the Special Shareholder have been exercised or (b) the fiftieth anniversary of the date of allotment (whichever is the earlier);

3.3 except as otherwise provided in these Articles, the Special Shareholder shall be treated as an ordinary shareholder for the purposes of voting rights, including, without limitation, the right to receive notice of, and to attend and vote at (whether on a poll or a show of hands) meetings of the Company pursuant to these Articles with the rights attaching to the Special Share and the number of ordinary shares deemed to be held by the Special Shareholder being determined by reference to the number of ordinary shares which would be issued to the Lead Investors and other holders of Warrants from time to time if, at the relevant time, all the outstanding Warrants held by them were exercised in accordance with the provisions of the Warrant Instrument. The voting rights attaching to the Special Share and any shares issued to all Lead Investors and other holders of Warrants from time to time pursuant to the exercise of the Warrants shall, for class purposes, be deemed to vote together;

3.4 save for Permitted Transfers, the Special Shareholder shall not be entitled to transfer the Special Share;

3.5 any Transfer (other than a Transfer pursuant to Articles 6.2, 6.3 or 6.4) of the Special Share shall terminate all rights which may attach to the Special Share, and in particular under this Article 3;

3.6 the Special Share shall cease to have any rights whatsoever upon any Transfer of any Subordinated Notes, PIK Notes, Warrants or Warrant Shares comprising or derived from (whether by way of exercise, conversion or accretion) the Institutional Investment (other than a Transfer pursuant to Articles 6.2, 6.3 or 6.4).

                               ALLOTMENT OF SHARES

4. Subject to Section 80 of the Act and Article 20.2, all authorised but unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as they think proper and Section 89 of the Act shall not apply.

                                     SHARES

5.1 The liability of any member who has not paid a call shall be increased by the addition at the end of the first sentence of Regulation 18 of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

                               TRANSFER OF SHARES

6.1 Except for Permitted Transfers, the Directors may, in their absolute discretion and without giving any reason, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of Regulation 24 shall not apply to the Company nor shall the provisions of Regulation 24(a) requiring the instrument of transfer to be accompanied by the relevant share certificates. The Directors shall be bound to register any Permitted Transfer within 14 days after the lodging of the instrument of transfer with the Company and to enter the name of the transferee in the register of members accordingly. No shares in the Company may be transferred (whether by way of sale or otherwise) except pursuant to a Permitted Transfer.

6.2     A member:-

        (a) which is a company, a limited or general partnership or other business entity may transfer for any consideration whatsoever all of the shares registered in its name to any other company (in these Articles called an "ASSOCIATED COMPANY") which is an Affiliate of that member, a holding company of that member or which is a subsidiary of that member or which is another subsidiary of such a holding company (the expressions "SUBSIDIARY" and "HOLDING COMPANY" having the meanings given to them respectively in section 736 of the Act) provided that if at any time the transferor and transferee cease to be so associated for any reason other than a change in general partner, manager or advisor, the transferee shall forthwith transfer to the transferor the shares then registered in its name;

        (b) which is a company, a limited or general partnership or other business entity may transfer for any consideration whatsoever any of the shares registered in its name to any limited partner or other constituent owner of such member.

6.3 Notwithstanding any other provision of these Articles, the Special Shareholder may transfer all the shares registered in its name to its partners in connection with a winding-up of its affairs.

6.4     After the consummation of a Flotation;

        (a)     any member other than the Lead Investors or Transworld Holdings
                (UK) Limited may transfer any of the shares registered in its name; and

        (b) the Lead Investors and Transworld Holdings (UK) Limited may transfer shares registered in their respective names so long as after giving effect to such transfer they continue to hold (i) in the case of the Lead Investors, at least a majority of the Institutional Investment and (ii) in the case of Transworld Holdings (UK) Limited, at least 24,000,001 shares.

                                   PRE-EMPTION


7.1 Except in the case of a Permitted Transfer (to which the provisions of this Article 7 shall not apply), any member who wishes to transfer shares (the "SELLER") shall give notice in writing (the "TRANSFER NOTICE") to the Company of his wish specifying:

        (a) the number and class(es) of shares which he wishes to transfer (the "SALE SHARES");

        (b) the name of any third party to whom he proposes to sell or transfer the shares;

        (c) the price at which he wishes to transfer the shares (which shall be deemed to be the Fair Market Value if no price is specified) (the "TRANSFER PRICE"); and

        (d) whether or not the Transfer Notice is conditional upon all, and not part only, of the shares so specified being sold pursuant to the offer hereinafter mentioned and, in the absence of such stipulation, it shall be deemed not be so conditional.

7.2 Where any Transfer Notice is deemed to have been given in accordance with these Articles, the deemed Transfer Notice shall be treated as having specified:

        (a) that all the shares registered in the name of the Seller shall be included for transfer;

        (b) that the price for the shares shall be as agreed between the Board and the Seller or, failing agreement, shall be the Fair Market Value; and

        (c)     that no condition as referred to in Article 7.1(d) shall apply.

7.3 Unless otherwise agreed by the members and the Company in writing, no Transfer Notice once given or deemed to have been given in accordance with these Articles shall be withdrawn.

7.4 The Transfer Notice shall constitute the Company the agent of the Seller for the sale of the Sale Shares specified therein at the Transfer Price.

7.5 The Company shall as soon as practicable following receipt of a Transfer Notice or, where later, upon the determination of the Transfer Price give notice in writing to each of the members of the Company (for which purpose all of the Warrants shall be deemed to have been exercised immediately prior to such notice and the Warrantholders shall be treated as members in respect of all the shares which are the subject of the Warrants) informing them that the Sale Shares are available and of the Transfer Price. Such notice shall invite each member to state, in writing within 42 days from the date of such notice (which date shall be specified therein), whether he is willing to purchase any and, if so, how many of the Sale Shares.

        (a) The Sale Shares shall be offered to each class of member on terms that, in the event of competition, the Sale Shares offered shall be sold to the members accepting the offer in proportion (as nearly as may be) to their existing holdings of shares of the class or classes to which the offer is made (the "PROPORTIONATE ENTITLEMENT"). It shall be open to each such member to specify if he is willing to purchase shares in excess of his Proportionate Entitlement ("EXCESS SHARES") and, if the member does so specify, he shall state the number of Excess Shares.

        (b) After the expiry of the offers to be made pursuant to Article 7.5(a) (or sooner if all the Sale Shares offered shall have been accepted in the manner provided in Article 7.5(a)), the Board shall allocate the Sale Shares in the following manner:

                (i) if the total number of shares applied for is equal to or less than the available number of Sale Shares the Company shall allocate the number applied for in accordance with the applications; or

                (ii) if the total number of shares applied for is more than the available number of Sale Shares, each member shall be allocated his Proportionate Entitlement (or such lesser number of Sale Shares for which he may have applied); applications for Excess Shares shall be allocated in accordance with such applications or, in the event of competition, (as nearly as may be) to each member applying for Excess Shares in the proportion which shares of the relevant class held by such member bears to the total number of shares of that class held by all such members applying for Excess Shares PROVIDED THAT such member shall not be allocated more Excess Shares than he shall have stated himself willing to take, and in either case, the Company shall forthwith give notice of each such allocation (an "ALLOCATION NOTICE") to the Seller and each of the persons to whom Sale Shares have been allocated (a "MEMBER APPLICANT") and shall specify in the Allocation Notice the place and time (being not later than 14 days after the date of the Allocation Notice) at which the sale of the Sale Shares shall be completed.

7.6 Subject to Article 7.7, upon such allocations being made as aforesaid, the Seller shall be bound, on payment of the Transfer Price, to transfer the Sale Shares comprised in the Allocation Notice to the Member Applicants named therein at the time and place therein specified. If he makes default in so doing the Chairman for the time being of the Company or, failing him, one of the Directors, or some other person duly nominated by a resolution of the Board for that purpose, shall forthwith be deemed to be the duly appointed attorney of the Seller with full power to execute, complete and deliver in the name and on behalf of the Seller a transfer of the relevant Sale Shares to the Member Applicant and any Director may receive and give a good discharge for the purchase money on behalf of the Seller and (subject to the transfer being duly stamped) enter the name of the Member Applicant in the register of members as the member or members by transfer of the shares so purchased by him or them. The Board shall forthwith pay the purchase money into a separate bank account in the Company's name and shall hold money on trust (but without interest) for the Seller until he shall deliver up his certificate or certificates for the relevant shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate) to the Company when he shall thereupon be paid the purchase money.

7.7 If the Seller shall have included in the Transfer Notice a provision that unless all the Sale Shares are sold none shall be sold and if the total number of shares applied for by Member Applicants is less than the number of Sale Shares then the Allocation Notice shall refer to such provision and shall contain a further invitation, open for 28 days, to those persons to whom the Sale Shares have been allocated to apply for further Sale Shares and completion of the sales in accordance with the preceding paragraphs of this Article 7 shall be conditional upon such provision as aforesaid being complied with in full.

7.8 In the event of all the Sale Shares not being sold under the preceding paragraphs of this Article 7 the Seller may, at any time within six calendar months after receiving confirmation from the Company that the pre-emption provisions herein contained have been exhausted, transfer any Sale Shares (which have not been sold) to any person or persons at any price not less than the Transfer Price PROVIDED THAT:-

        (a) if the Seller stipulated in the Transfer Notice that unless all the Sale Shares were sold none should be sold, the Seller shall not be entitled, save with the written consent of members of the Company holding shares carrying 80 per cent of voting rights which may for the time being be cast at a general meeting of the Company, to sell hereunder only some of the Sale Shares comprised in the Transfer Notice to such person or persons;

        (b) any such sale shall be a bona fide sale and the Board may require to be satisfied in such manner as it may reasonably require that the Sale Shares are being sold in pursuance of a bona fide sale for not less than the Transfer Price without any deduction, rebate or allowance whatsoever to the buyer and, if not so satisfied, may refuse to register the instrument of transfer; and

7.9 The costs of determining the Fair Market Value shall be borne by the Company unless, in the case of a determination required pursuant to the provisions of Article 7.2, the Fair Market Value so determined is less than that suggested by the Board, in which event the costs of determining the Fair Market Value shall be borne by the Seller.

                           QUALIFYING LIQUIDITY EVENT

8.1 If any member receives an offer from any Person (including from any member) which, if accepted in full, would result in a Qualifying Liquidity Event (a "QUALIFYING Offer"), then such member receiving or so making shall immediately notify the Company of the receipt of such offer.

8.2     In the event of:

        (a) a Qualifying Offer being received by a member or by or on behalf of the Company itself; or

        (b) a Put Breach occurring or being continuing and thereafter any bona fide offer which, if accepted in full, would result in a Liquidity Event (an "EXIT OFFER") being received by or on behalf of the Special Shareholder from a Person who is not an Affiliate of the Company or the Lead Investors,

        then each member shall:

        (c) in the circumstances specified in (a) above, upon the written request of the Board, or, if an Extraordinary Event has occurred, upon the written request of the Special Shareholder; or

        (d) in the circumstances specified in (b) above, upon the written request of the Special Shareholder only,

        be obliged to and shall:

        (e) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the purchaser or acquirer (the "BUYER"), all Capital Shares and Subordinated Notes then held by each of them on substantially identical terms and bases (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of any preferred securities then outstanding); and

        (f) execute and deliver such instruments of transfer, and take such other action, including voting all of the shares of the Company held by that member in favour of any such transaction and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Board and/or the Buyer may reasonably require in order to carry out the terms and provisions of this Article 8, provided that no member hereto shall be required to execute any indemnity or similar agreement rendering such member personally liable for any amount in excess of the proceeds to be received by such member from such transaction.

8.3 Not less than 20 Business Days prior to the date proposed for the completion of any sale pursuant to a Qualifying Liquidity Offer or Exit Offer, the Board (or, in the circumstances specified or referred to in sub-paragraphs (c) and (d) above, the Special Shareholder) shall cause the Company to give (and the Company shall give) written notice to the members, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the transaction and the proposed completion date.

8.4     Each of the members other than the holder of the Special Share hereby:-

        (a) irrevocably appoints the chief executive officer of the Company as its agent and attorney (the "AGENT") (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to give effect to the provisions of this Article 8;

        (b) subject to the provisions of the Voting Trust Agreement grant to the Agent a proxy (which shall be irrevocable) to vote all voting Capital Shares owned by such members and exercise any consent rights applicable thereto provided that the Agent shall not exercise such power of attorney or proxy with respect to any person unless such person is in breach of its obligations under this Article 8.

                                CO - SALE RIGHTS

9.1 Except for Permitted Transfers (other than transfers specifically authorised under Article 7 to which the provisions of this Article 9 shall apply), with respect to any proposed transfer of Capital Shares by any member (the "TRANSFEROR") to any person (the "PROPOSED PURCHASER") prior to the completion of a Qualified Public Offering or achievement of a Qualified Public Value, each of the other members (the "OTHER SHAREHOLDERS"), shall have the right (the "CO-SALE RIGHTS") to require the Proposed Purchaser to purchase from it a portion of its Capital Shares (including shares issued or issuable upon exercise of Warrants) (such Other Shareholder's "PRO RATA SHARE") which is equal to or less than the product obtained by multiplying:

        (a) the total number of Capital Shares that the Proposed Purchaser is prepared to purchase; by

        (b) a fraction, the numerator of which is the total number of Capital Shares (including shares issued or issuable upon exercise of Warrants) owned by such Other Shareholder, and the denominator of which is the total number of Capital Shares issued and outstanding immediately before the transfer (including shares issued or issuable upon exercise of Warrants), or such greater number of Capital Shares which is determined in accordance with the remainder of this Article 9.

9.2 The price per Capital Share and, subject to Article 9.8 hereof, the terms and conditions shall be the same as those of such proposed transfer by the Transferor, with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of any preferred securities then outstanding (it being understood that such terms and conditions may include the execution and delivery of such instruments of transfer as are executed and delivered by the Transferor to the Proposed Purchaser, provided that the Other Shareholders shall not be required to execute any indemnity or similar agreement rendering any such Other Shareholder personally liable for any amount in excess of the proceeds to be received by such Other Shareholder from such transfer).

9.3 Any holder of Warrants shall be permitted to sell to the Proposed Purchaser, in connection with any exercise of the rights set forth in this Article 9, Warrants and Subordinated Notes with the same effect as if shares were being conveyed (subject to appropriate adjustments to the net sale price to deduct the exercise price of such Warrants).

9.4 The Transferor shall notify, or cause to be notified, each Other Shareholder in writing of each such proposed transfer. Such notice (the "SALE NOTICE") shall set forth:

        (a)     the number of Capital Shares proposed to be transferred;

        (b) the maximum number of Capital Shares that such Other Shareholder can sell to such Proposed Purchaser;

        (c)     the name and address of the Proposed Purchaser;

        (d) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser;

        (e) that the Proposed Purchaser has been informed of the Co-Sale Rights provided for in this Article 9 and has agreed to purchase Capital Shares in accordance with the terms hereof; and

        (f) that, with respect to the Capital Shares to be purchased by the Proposed Purchaser, the Proposed Purchaser agrees to enter into a deed of adherence in accordance with the Purchase Agreement.

9.5 At the request of the Transferor, the Company shall provide to the Transferor any information available to the Company, to the extent that such information is required for the delivery of a Sale Notice by the Transferor, and each Other Shareholder shall provide to the Transferor information concerning such Other Shareholder's name and address and the number of Capital Shares held by such Other Shareholder.

9.6 The Co-Sale Rights may be exercised by any Other Shareholder by delivery of a written notice to the Transferor giving a Sale Notice (the "Co-Sale Notice") within 10 Business Days following their receipt of the Sale Notice. The Co-Sale Notice shall constitute an agreement, binding on the Other Shareholder delivering it, to sell up to the number of Capital Shares and Subordinated Notes specified in the Co-Sale Notice to the Proposed Purchaser in the event the proposed sale to the Proposed Purchaser can, as modified by the inclusion of such Other Shareholder(s), still be consummated as originally proposed, and is so consummated. In such event, the number of Capital Shares to be sold by each Other Shareholder giving a Co-Sale Notice shall be determined as follows:

        (a) each such Other Shareholder shall be entitled to sell at least the lesser of the number of Capital Shares specified in such Other Shareholder's Co-Sale Notice or such Other Shareholder's Pro Rata Share. Such amount is referred to as such Other Shareholder's "BASIC SALE AMOUNT" and, in the case of any Other Shareholder who requested the sale of a number of Capital Shares in excess of such Other Shareholder's Pro Rata Share, the amount of such excess is referred to as such Other Shareholder's "EXCESS SALE REQUEST". If not all Other Shareholders requested the sale of at least their Pro Rata Share, the excess of the total of the Pro Rata Shares of all Other Shareholders over the total of the Basic Sale Amount of the Other Shareholders who gave Tag-Along Notices is referred to as the "Undersubscribed Amount".

        (b) If there is an Undersubscribed Amount, it shall be allocated between the Other Shareholders who gave Co-Sale Notices, as a class, and the Transferor pro rata as follows:

                (i) an amount equal to the Undersubscribed Amount multiplied by a fraction, the numerator of which is the total of the Basic Sales Amounts of such Other Shareholders and the denominator of which is the total amount of Capital Shares to be purchased by the Proposed Purchaser, shall be allocated to such Other Shareholders, as a class (such amount is referred to as the "EXCESS ALLOCABLE AMOUNT") in accordance with Article 9.6(iii); and

                (ii) the remainder of the Undersubscribed Amount shall be allocated to the Transferor.

        (c) If there is an Excess Allocable Amount, each Other Shareholder who had an Excess Sale Request shall also be entitled to sell an amount equal to the lesser of such Other Shareholder's Excess Sale Request or the Excess Allocable Amount multiplied by a fraction, the numerator of which is such Other Shareholder's Excess Sale Request and the denominator of which is the total of the Excess Sale Requests of all Other Shareholders having Excess Sale Requests.

9.7 In the event that the Proposed Purchaser does not purchase all Capital Shares to be sold by all Other Shareholders giving Co-Sale Notices (as determined pursuant to Articles 9.6(a), (b) and (c) hereof), on the terms and conditions stated in the Sale Notice or on terms and conditions no less favourable to the Transferor, then the Transferor may not make the proposed sale to such Proposed Purchaser without renewed compliance with this Article 9. After expiration of the 10 Business Day period referred to above, the Transferor shall have the right during the following 120 day period to transfer, or to enter into a binding agreement to transfer, any of the Capital Shares not subject to a Co-Sale Notice to the Proposed Purchaser or subject to the remainder of this Article 9, to a different purchaser, on the terms and conditions stated in the Sale Notice or on terms and conditions no more favourable to the Transferor, so long as the shares subject to Co-Sale Notices are also purchased or agreed to be purchased at the same time, provided that the Transferor may not, without renewed compliance with this Article 9:

        (a) make a sale pursuant to a previously executed agreement to transfer Capital Shares on a date which is more than 180 days after the date of the applicable Sale Notice; or

        (b) make a sale to a different purchaser on terms and conditions (including the financial standing and creditworthiness of such different purchaser) more favourable to the Transferor than those set forth in the applicable Sale Notice.

9.8 All numbers in this Article 9 which refer to Capital Shares shall be subject to appropriate adjustment in the event of any stock dividend, stock split, consolidation, or similar transaction.

9.9     For the purpose of this Article 9 if:

        (a) the Transferor has agreed to sell any Capital Shares for consideration which includes securities;

        (b) such non-cash consideration includes securities (other than notes, debentures or similar instruments evidencing indebtedness) which are not readily marketable on a public market providing regularly maintained price quotations and a regular flow of transactions; and

        (c) after giving effect to the proposed transfer of Capital Shares by the Transferor and any related transactions, the Proposed Purchaser or the issuer of such securities would be an Affiliate of the Transferor, then the Proposed Purchaser's offer to the Other Shareholders shall include registration rights for the benefit of the Other Shareholders accepting such offer and covering any such securities, upon terms and conditions no less favourable to the Other Shareholders than those set forth in the Registration Rights Agreement.

                        GENERAL MEETINGS AND RESOLUTIONS

10.1 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to the giving of information to members in respect of their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the Directors and to the auditors for the time being of the Company.

10.2 A member whose registered address is not within the United Kingdom shall be entitled to have notices sent to him at his registered address outside the United Kingdom and the last sentence of Regulation 112 and the whole of Regulations 39 and 115 shall not apply.

10.3 No business shall be transacted at any general meeting unless a quorum is present. Subject to Article 10.4 the Special Shareholder (or a proxy for the Special Shareholder) and one or more persons (or their proxies) holding shares carrying at least 50% of the votes normally exerciseable in general meeting entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

10.4 If and for so long as the Company has only one member, that member present in person or by proxy or if that member is a corporation by a duly authorised representative shall be a quorum.

10.5 If at any meeting such a quorum is not present within half an hour from the time appointed for a general meeting (or such longer interval as the chairman of the meeting may think fit to allow) the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine and of which at least 7 clear days notice shall have been given to the members; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor any two members present in person or by proxy shall constitute a quorum.

10.6 An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter of power of attorney or a duly certified copy thereof) must either:

        (a) be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) at least one hour before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used; or

        (b) be delivered to the Secretary (or the chairman of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meeting or adjourned meeting or poll. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. Regulation 62 shall not apply to the Company.

10.7    Regulations 40, 41 and 50 shall not apply to the Company.

                               WRITTEN RESOLUTIONS

11.1 If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting save that this paragraph shall not apply to resolutions passed pursuant to sections 303 and 391 of the Act.

11.2 Any decision taken by a sole member pursuant to Article 11.1 shall be recorded in writing and delivered by that member to the Company for entry in the Company's Minute Book.

11.3 In the case of a corporation or limited partnership, a resolution in writing may be signed on its behalf by a director or the secretary thereof or by its duly authorised representative. Regulation 53 shall be extended accordingly. Regulation 53 (as so extended) shall apply mutatis mutandis to resolutions in writing of any class of members of the Company.

                            APPOINTMENT OF DIRECTORS

12.1    Regulation 64 shall not apply to the Company.

12.2    The number of Directors shall be a maximum of five.

12.3 The Directors shall not be required to retire by rotation and Regulations 73 to 80 (inclusive) shall not apply to the Company and any other references in Table A to retirement by rotation shall not apply.

12.4 The office of a Director shall be vacated in any of the following events, namely:

        (a)     if he shall resign by notice to the Company;

        (b) if notice requiring his removal and signed by the member holding shares representing at least 80 per cent. of the votes which may be cast at a general meeting;

        (c)     if he shall become prohibited by law from acting as a Director;

        (d) if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

        (e) if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

        (f) if he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983, or in Scotland under the Mental Health (Scotland) Act 1960; or

        (g) if in respect of any director appointed at the direction of a member, such member deposits with the Company notice terminating such appointment,

        and regulation 81 shall be modified accordingly.

12.5 The Company may by ordinary resolution appoint a person who is willing to act to be a Director whether to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed five.

12.6 The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed five.

                                BORROWING POWERS

13. Subject to Article 20.2, the Directors may exercise all the powers of the Company to borrow upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or other security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                               ALTERNATE DIRECTORS

14.1 An alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of Regulation 66 shall be modified accordingly.

14.2 A Director, or any such other person as is mentioned in Regulation 65, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

14.3 The appointment of an alternate director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if the Director for whom he is an alternate ceases to be a Director. Regulation 67 shall not apply to the Company.

                             GRATUITIES AND PENSIONS

15.1 The Directors may exercise the powers of the Company conferred by clause 3(ii)(s) of the Memorandum of Association of the Company and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

15.2    Regulation 87 shall not apply to the Company.

15.3 Any Director who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine. Regulation 82 shall be extended accordingly.

                      MEETINGS AND PROCEEDINGS OF DIRECTORS

16.1 Unless otherwise agreed by all of the Directors in any particular case, at least 10 clear days' written notice shall be given to each Director of every meeting of the Directors. Regulations 88 and 111 shall be modified accordingly.

16.2 Each such notice shall (i) be sent to the address notified from time to time by each Director to the Company Secretary as his address for the service of such notices (or if no address has been so supplied, to his last known address); (ii) contain an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting; (iii) be accompanied by any relevant papers for discussion at such meeting; and
        (iv) if sent to an address outside the United Kingdom, be sent by courier or facsimile transmission.

16.3 The quorum at a meeting of Directors or at a meeting of any committee of the Directors shall be three. If within half an hour of the time appointed for the holding of any meeting of the Directors (or a committee of the Directors) at least three Directors shall not be present, the Director(s) present shall resolve to adjourn that meeting to the same place and a specified time (which shall not be earlier than three nor later than seven days after the date originally fixed for the meeting). If at such adjourned meeting a quorum is not present within half an hour from the time appointed therefor such adjourned meeting shall be dissolved. An alternate Director shall be counted in the quorum in the same capacity as his appointor but so that not less than three individuals will constitute the quorum at such adjourned meeting. Regulation 89 shall be modified accordingly.

16.4 All business arising at any meeting of the Directors or any committee of the Directors shall be determined by resolution carried by a majority except where the terms of any agreement for the time being binding on all of the members and the Company provide otherwise.

16.5 A Director may vote, at any meeting of the Directors or of any committee of the Directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in the calculating the quorum present at the meeting and (save as otherwise agreed) may retain for his absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof.

16.6    Regulations 92 and 94 to 98 (inclusive) shall not apply to the Company.

16.7 Any or all Directors or members of a committee of the Directors may participate in a meeting of the Directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting is.

16.8 The Chairman shall not be entitled to a second or casting vote. Regulation 88 shall be modified accordingly.

                           PURCHASE OF OWN SECURITIES

17.1 Subject to the Act, the Company may purchase any of its own securities (including any of its own shares of any class and the Warrants) and make a payment in respect of such redemption or purchase, out of its distributable reserves or out of a fresh issue of shares or otherwise and may purchase any of the debt securities of its holding company in accordance with the provisions of the Purchase Agreement and, without prejudice to any approval required from the members, this Article 17 gives the Directors authority to approve any such purchase.

17.2 Subject to the Act, the members shall exercise or direct the exercise of their voting rights (whether at a general or extraordinary meeting of the shareholders or by consent in lieu of a meeting of shareholders) and where appropriate to give effect to such matter shall convene any necessary shareholder meeting for the purpose of passing (and, unless pursuant to an amending resolution required under this Article 17.2, not revoking) such resolutions as may be required by law to approve or authorise any purchase pursuant to Article 17.1 above, including, without limitation, any special resolutions required under sections 165 and/or 171 of the Act in connection with a purchase by the Company of its own shares (whether out of distributable profits or out of the proceeds of a fresh issue of shares or otherwise). The provisions of
        Article 8.4 above shall apply mutatis mutandis to this Article 17.2 for the purpose of giving effect to this Article 17.2.

                                    THE SEAL

18.1 If the Company has a seal it shall only be used with the authority of the Directors or of a committee of directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the secretary or second Director. The obligation under Regulation 6 relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 shall not apply to the Company.

18.2 The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

                                    INDEMNITY

19.1 Subject to the provisions of and so far as may be permitted by law, every Director, secretary or other officer of the Company shall be indemnified by the Company out of the Company's own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, or in connection with any application under section 144 or section 727 of the

        Act, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

19.2 Without prejudice to the provisions of Article 19.1, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a Director or officer of any Relevant Company (as defined in Article 19.3), or who is or was at any time a trustee of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.

19.3 For the purpose of this Article 19, "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of any such other body.

19.4    Regulation 118 shall not apply to the Company.

                              OVERRIDING PROVISIONS

20.1 To the extent of any inconsistency this Article shall have overriding effect as against all other provisions of these Articles.

20.2 Notwithstanding any provision in these Articles to the contrary, unless and until the circumstances referred to in Article 3.6 shall have occurred, no resolution may validly be passed by the members or by the Directors authorising any of the following actions without the prior consent in writing of members holding shares representing at least 80 per cent. of the votes which may for the time being be cast at a general meeting of the Company:

        (a) taking or omitting to take any action which would involve a breach of any one or more of Sections 9.2(c) (Limitation on Transactions with Affiliates), 9.2(h) (Limitation on Indebtedness), 9.2(j) (Amendments and Supplements requiring consent of Purchasers) or 9.2(l) (US Tax Status);

        (b) taking any action which would result in a Prohibited Disposal or omitting to take any action if such omission would result in a Prohibited Disposal; or

        (c) the creation, allotment or issue of any Capital Shares or securities or the grant of any right that would require the allotment or issue of any such shares or securities (other than in connection with a Qualifying Public Offer) or the variation or abrogation of any rights attaching to any such shares or securities (other than pursuant to any obligation binding upon the Company on the date of adoption of these Articles, including, for the avoidance of doubt, pursuant to the exercise of the Warrants). Regulations 2 and 32 shall not apply to the Company.

20.3 The following matters shall be deemed to be a variation of the rights attaching to, respectively, the Special Share and to the ordinary shares:

        (a) any amendment to these Articles or the Memorandum of Association;

        (b)     any resolution to wind up the Company; or

        (c) any resolution to increase, reduce or alter the authorised or issued share capital of the Company.

                                    Exhibit M

                  Form of Articles of Association of UK Parent

                                                                      EXHIBIT M

 (No. 3890177)







                         THE COMPANIES ACTS 1985 TO 1989

                           ---------------------------



                     PRIVATE COMPANY HAVING A SHARE CAPITAL

                           ---------------------------



                             ARTICLES OF ASSOCIATION

                                     - of -

                        TRANSWORLD HOLDINGS (UK) LIMITED

                           ---------------------------











                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 0171-638-1111
                               Fax: 0171-972 7990

                                   DJM/PDG/BRK/T73800003

                         THE COMPANIES ACTS 1985 TO 1989



                     PRIVATE COMPANY HAVING A SHARE CAPITAL



                             ARTICLES OF ASSOCIATION


                                     - of -



                        TRANSWORLD HOLDINGS (UK) LIMITED
           (adopted by special resolution passed on 17 December 1999)





                                   PRELIMINARY

1.1     In these Articles:

        "AFFILIATE" means with respect to any specified Person, any other person directly or indirectly controlling (including, but not limited to, each director of such Person), controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to control a company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such company whether through the ownership of voting securities, by contract or otherwise;

        "ARTICLE" means the appropriate section of these Articles;

        "AUDITORS" means the auditors of the Company from time to time;

        "THE ACT" means the Companies Act 1985, including any statutory modification or re-enactment thereof for the time being in force;

        "BOARD" means the board of directors of the Company from time to time or any duly authorised committee thereof;

        "BUSINESS DAY" means any day on which banking institutions are generally open in London for the transaction of normal banking business (excluding Saturdays);

        "GROUP" means the Company, its holding company and any subsidiary undertakings;

        "PERSON" has the meaning set out in the Purchase Agreement;

        "PERMITTED TRANSFER" means any Transfer of Capital Shares expressly authorised by the provisions of the Voting Trust Agreement, the Purchase Agreement or these Articles;

        "PURCHASE AGREEMENT" means the Securities Purchase Agreement dated 17 December 1999 between, inter alia, Transworld Holdings UK, Ltd, Transworld Healthcare UK, Ltd and Triumph Capital Group Inc;

        "REGULATION" means the appropriate regulation from Table A;

        "SURVIVING PERSON" means with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made;

        "TABLE A" means Table A set out in the schedule to the Companies (Table A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Table A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052);

        "TRANSFER" means any sale, transfer (whether voluntary or otherwise) or other disposition of (including the granting of any security encumbrance over) any security (including, for the avoidance of doubt, any Subordinated Notes or Warrants) or any interest (legal or equitable) therein;

1.2 Defined terms used in these Articles, unless the context otherwise requires, shall have the meaning set out in the Purchase Agreement.

1.3 The following are the Articles of the Company to the exclusion, save as provided herein, of all other regulations or Articles of Association. Table A applies to the Company, as amended or excluded by the following Articles and to the extent there is any inconsistency between the following Articles and Table A, the following Articles shall prevail.

                                  SHARE CAPITAL

2.1 The authorised share capital of the Company at the date of the adoption of these Articles is (pounds sterling) 100,000 divided into 100,000 ordinary shares of (pounds sterling) 1 each.


                               ALLOTMENT OF SHARES

3. Subject to Section 80 of the Act all authorised but unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as they think proper and Section 89 of the Act shall not apply.

                                     SHARES

4.1 The liability of any member who has not paid a call shall be increased by the addition at the end of the first sentence of Regulation 18 of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

                               TRANSFER OF SHARES

5.1 Except for Permitted Transfers, the Directors may, in their absolute discretion and without giving any reason, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of Regulation 24 shall not apply to the Company nor shall the provisions of Regulation 24(a) requiring the instrument or transfer to be accompanied by the relevant share certificates. The Directors shall be bound to register any Permitted Transfer within 14 days after the lodging of the instrument of transfer with the Company and to enter the name of the transferee in the register of members accordingly. No shares in the Company may be transferred (whether by way of sale or otherwise) except pursuant to a Permitted Transfer.

5.2     A member:-

        (a) which is a company, limited or general partnership or other business entity may transfer for any consideration whatsoever all of the shares registered in its name to any other company (in these Articles called an "ASSOCIATED COMPANY") which is an Affiliate of that member or which is a subsidiary of that member or which is another subsidiary of such a holding company (the expressions "SUBSIDIARY" and "HOLDING COMPANY" having the meanings given to them respectively in section 736 of the Act) provided that if at any time the transferor and transferee cease to be so associated, the transferee shall forthwith transfer to the transferor the shares then registered in its name and in default of so doing within a period of 14 days after being required to do so by notice in writing given by any other member, it shall be deemed to have given a Transfer Notice pursuant to Article 7, the offer price for such shares being the aggregate of the subscription price therefor together with any dividends thereon but unpaid at the date of such notice;

        (b) which is the general partner of a limited partnership at the date of the adoption of those Articles may transfer for any consideration whatsoever all of the shares registered in its name to any other limited partner or other constituent owner of such member.

5.3 Notwithstanding any other provision of these Articles, the Special Shareholder may transfer all the shares registered in its name to its partners in connection with a winding-up of its affairs.

                        GENERAL MEETINGS AND RESOLUTIONS

6.1 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to the giving of information to members in respect of their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the Directors and to the auditors for the time being of the Company.

6.2 A member whose registered address is not within the United Kingdom shall be entitled to have notices sent to him at his registered address outside the United Kingdom and the last sentence of Regulation 112 and the whole of Regulations 39 and 115 shall not apply.

6.3 No business shall be transacted at any general meeting unless a quorum is present. Any two persons each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

6.4 If and for so long as the Company has only one member, that member present in person or by proxy or if that member is a corporation by a duly authorised representative shall be a quorum.

6.5 If at any meeting such a quorum is not present within half an hour from the time appointed for a general meeting (or such longer interval as the chairman of the meeting may think fit to allow) the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine and of which at least 7 clear days notice shall have been given to the members; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor any two members present in person or by proxy shall constitute a quorum.

6.6 An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter of power of attorney or a duly certified copy thereof) must either:

        (a) be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) at least one hour before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used; or

        (b) be delivered to the Secretary (or the chairman of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meeting or adjourned meeting or poll. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. Regulation 62 shall not apply to the Company.

6.7     Regulations 40, 41 and 50 shall not apply to the Company.

                               WRITTEN RESOLUTIONS

7.1 If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting save that this paragraph shall not apply to resolutions passed pursuant to sections 303 and 391 of the Act.

7.2 Any decision taken by a sole member pursuant to Article 11.1 shall be recorded in writing and delivered by that member to the Company for entry in the Company's Minute Book.

7.3 In the case of a corporation or limited partnership, a resolution in writing may be signed on its behalf by a director or the secretary thereof or by its duly authorised representative. Regulation 53 shall be extended accordingly. Regulation 53 (as so extended) shall apply mutatis mutandis to resolutions in writing of any class of members of the Company.

                            APPOINTMENT OF DIRECTORS

8.1     Regulation 64 shall not apply to the Company.

8.2     The number of Directors shall be a maximum of five.

8.3 The Directors shall not be required to retire by rotation and Regulations 73 to 80 (inclusive) shall not apply to the Company and any other references in Table A to retirement by rotation shall not apply.

8.4 The office of a Director shall be vacated in any of the following events, namely:

        (a)     if he shall resign by notice to the Company;

        (b) if notice requiring his removal and signed by the member holding shares representing at least 80 per cent. of the votes which may be cast at a general meeting;

        (c)     if he shall become prohibited by law from acting as a Director;

        (d) if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

        (e) if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

        (f) if he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983, or in Scotland under the Mental Health (Scotland) Act 1960; or

        (g) if in respect of any director appointed at the direction of a member, such member deposits with the Company notice terminating such appointment,

        and regulation 81 shall be modified accordingly.

8.5 The Company may by ordinary resolution appoint a person who is willing to act to be a Director whether to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed five.

8.6 The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed five.

                                BORROWING POWERS

9. Subject to Article 20.2, the Directors may exercise all the powers of the Company to borrow d upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or other security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                               ALTERNATE DIRECTORS

10.1 An alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of Regulation 66 shall be modified accordingly.

10.2 A Director, or any such other person as is mentioned in Regulation 65, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

10.3 The appointment of an alternate director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if the Director for whom he is an alternate ceases to be a Director. Regulation 67 shall not apply to the Company.

                             GRATUITIES AND PENSIONS

11.1 The Directors may exercise the powers of the Company conferred by clause 3(ii)(s) of the Memorandum of Association of the Company and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

11.2    Regulation 87 shall not apply to the Company.

11.3 Any Director who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine. Regulation 82 shall be extended accordingly.

                      MEETINGS AND PROCEEDINGS OF DIRECTORS

12.1 Unless otherwise agreed by all of the Directors in any particular case, at least 10 clear days' written notice shall be given to each Director of every meeting of the Directors. Regulations 88 and 111 shall be modified accordingly.

12.2 Each such notice shall (i) be sent to the address notified from time to time by each Director to the Company Secretary as his address for the service of such notices (or if no address has been so supplied, to his last known address); (ii) contain an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting; (iii) be accompanied by any relevant papers for discussion at such meeting; and
        (iv) if sent to an address outside the United Kingdom, be sent by courier or facsimile transmission.

12.3 The quorum at a meeting of Directors or at a meeting of any committee of the Directors shall be three. If within half an hour of the time appointed for the holding of any meeting of the Directors (or a committee of the Directors) at least three Directors shall not be present, the Director(s) present shall resolve to adjourn that meeting to the same place and a specified time (which shall not be earlier than three nor later than seven days after the date originally fixed for the meeting). If at such adjourned meeting a quorum is not present within half an hour from the time appointed therefor such adjourned meeting shall be dissolved. An alternate Director shall be counted in the quorum in the same capacity as his appointor but so that not less than three individuals will constitute the quorum at such adjourned meeting. Regulation 89 shall be modified accordingly.

12.4 All business arising at any meeting of the Directors or any committee of the Directors shall be determined by resolution carried by a majority except where the terms of any agreement for the time being binding on all of the members and the Company provide otherwise.

12.5 A Director may vote, at any meeting of the Directors or of any committee of the Directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in the calculating the quorum present at the meeting and (save as otherwise agreed) may retain for his absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof.

12.6    Regulations 92 and 94 to 98 (inclusive) shall not apply to the Company.

12.7 Any or all Directors or members of a committee of the Directors may participate in a meeting of the Directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting is.

12.8 The Chairman shall not be entitled to a second or casting vote. Regulation 88 shall be modified accordingly.

                                    THE SEAL

13.1 If the Company has a seal it shall only be used with the authority of the Directors or of a committee of directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the secretary or second Director. The obligation under Regulation 6 relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 shall not apply to the Company.

13.2 The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

                                    INDEMNITY

14.1 Subject to the provisions of and so far as may be permitted by law, every Director, secretary or other officer of the Company shall be indemnified by the Company out of the Company's own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, or in connection with any application under section 144 or section 727 of the Act, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

14.2 Without prejudice to the provisions of Article 19.1, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a Director or officer of any Relevant Company (as defined in Article 19.3), or who is or was at any time a trustee of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.

14.3 For the purpose of this Article 19, "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of any such other body.

14.4    Regulation 118 shall not apply to the Company.